As filed with the Securities and Exchange Commission on December 23, 2008

Registration No. 333-127405

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

Post-Effective Amendment No. 9

To

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its governing instruments)

515 South Flower Street, Suite 3100, Los Angeles, California 90071 (609) 683-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack A. Cuneo

President and Chief Executive Officer

CB Richard Ellis Realty Trust

17 Hulfish Street, Suite 280, Princeton, NJ 08542 (609) 683-4900

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert E. King, Jr. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 (212) 878-8000	David C. Roos Moye White LLP 1400 16th Street Denver, CO 80202 (303) 292-2900

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small company filer. See the definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Small reporting company ☐

    Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐    No  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 9 consists of the following:

1.	Supplement No. 24 dated December 23, 2008, filed herewith, which supersedes and replaces Supplement No. 12 dated September 11, 2008, Supplement No. 13 dated September 22, 2008, Supplement No. 14 dated September 30, 2008, Supplement No. 15 dated October 6, 2008, Supplement No. 16 dated October 7, 2008, Supplement No. 17 dated October 14, 2008, Supplement No. 18 dated October 15, 2008, Supplement No. 19 dated October 28, 2008, Supplement No. 20 dated October 29, 2008, Supplement No. 21 dated November 17, 2008, Supplement No. 22 dated November 19, 2008 and Supplement No. 23 dated December 4, 2008. Supplement No. 12 superseded and replaced Supplement No. 10 dated July 30, 2008 and Supplement No. 11 dated August 15, 2008 to our prospectus dated April 25, 2008. Supplement No. 10 superseded and replaced Supplement No. 9 dated July 17, 2008, which superseded and replaced all prior supplements to our prospectus dated April 25, 2008.

2.	The Registrant’s Prospectus dated April 25, 2008, previously filed pursuant to Rule 424(b)(3) on April 28, 2008 and refiled herewith; and

3.	Part II to this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 9, filed herewith.

CB RICHARD ELLIS REALTY TRUST

Supplement No. 24 dated December 23, 2008

to the Prospectus dated April 25, 2008

This Supplement No. 24 supersedes and replaces Supplement No. 12 dated September 11, 2008, Supplement No. 13 dated September 22, 2008, Supplement No. 14 dated September 30, 2008, Supplement No. 15 dated October 6, 2008, Supplement No. 16 dated October 7, 2008, Supplement No. 17 dated October 14, 2008, Supplement No. 18 dated October 15, 2008, Supplement No. 19 dated October 28, 2008, Supplement No. 20 dated October 29, 2008, Supplement No. 21 dated November 17, 2008, Supplement No. 22 dated November 19, 2008 and Supplement No. 23 dated December 4, 2008. Supplement No. 12 superseded and replaced Supplement No. 10 dated July 30, 2008 and Supplement No. 11 dated August 15, 2008 to our prospectus dated April 25, 2008. Supplement No. 10 superseded and replaced Supplement No. 9 dated July 17, 2008, which superseded and replaced all prior supplements to our prospectus dated April 25, 2008. This supplement provides information that shall be deemed part of, and must be read in conjunction with, the prospectus. Capitalized terms used in this Supplement No. 24 have the same meanings in the prospectus unless otherwise stated herein. The terms “we,” “our,” “us” and CBRE REIT include CB Richard Ellis Realty Trust and its subsidiaries.

	Supplement No. 24 Page No.	Prospectus Page No.
Status of Our Current Offering	1	1
Fees Paid in Connection with Our Offering	2	10-13, 104-108
Fees Paid in Connection with Our Operations	2	10-13, 104-108
Summary	3	2&16
Real Estate Investments	4-15	91-97
Distribution Policy	16	40-41
Dilution	17	42
Summary Selected Financial Data	18-20	43-45
Prior Performance Summary	20-24	71-73
Management of the Company	25	83
The Investment Advisor	25	100
Description of Shares	26	118
Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws	26	125
Certain U.S. Federal Income Tax Consequences	27-28	133-152
Common Shares Available for Future Sale	28	154
Plan of Distribution	29	157
Experts	29-30	162
Incorporation of Certain Information By Reference	31	N/A
Appendix A—Prior Performance Tables	A-1-A-11	A-1-A-10

Status of Our Current Offering

On October 24, 2006, we commenced an initial public offering of up to $2,000,000,000 in our common shares. As of November 30, 2008, we had accepted subscriptions from 11,843 investors and issued 55,128,251 common shares pursuant to this public offering, which includes 1,102,327 common shares issued pursuant to our dividend reinvestment plan, and received $550,731,344 in gross proceeds. As of November 30, 2008, 61,642,075 common shares were issued and outstanding.

On October 14, 2008, our board of trustees approved an extension of our initial public offering until December 31, 2008. On December 22, 2008, our board of trustees approved a second extension of our initial public offering until January 31, 2009. Under rules promulgated by the Securities and Exchange Commission, we could extend our initial public offering until October 24, 2009, and in some circumstances we could continue our initial public offering until as late as April 22, 2010. If we extend our offering beyond January 31, 2009, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue our initial public offering for these periods. We may terminate our initial public offering at any time.

Fees Paid in Connection with Our Offering

For the nine months ended September 30, 2008 and the year ended December 31, 2007, our Dealer Manager earned the following fees:

	Nine Months Ended September 30, 2008		Year Ended December 31, 2007
	Earned (1)	Payable (2)	Earned (1)	Payable (2)
Selling commissions	$8,816,000	$256,000	$9,901,000	$588,000
Dealer manager fees	$3,635,000	$275,000	$3,436,000	$234,000
Marketing support fees	$1,333,000	$78,000	$1,658,000	$101,000

(1)	Earned represents the amount expensed on an accrual basis for services provided by the Dealer Manager during the period.
(2)	Payable represents the unpaid amount due on an accrual basis to the Dealer Manager for services provided.

For the nine months ended September 30, 2008 and the year ended December 31, 2007, our Dealer Manager and our Investment Advisor and/or its affiliates earned the following other offering costs:

	Nine Months Ended September 30, 2008		Year Ended December 31, 2007
	Earned (1)	Payable (2)	Earned (3)	Payable (4)
Other Offering Costs	$4,356,000	$4,325,000	$5,343,000	$4,318,000

(1)	Included in the other offering costs earned is $2,684,000 and $71,000 for the Dealer Manager and the Investment Advisor, respectively.
(2)	Included in the payable amount is $2,105,000 and $1,700,000 due to the Dealer Manager and CB Richard Ellis Group, Inc., respectively.
(3)	Included in the other offering costs earned is $3,503,000 and $63,000 for the Dealer Manager and the Investment Advisor, respectively.
(4)	Included in the payable amount is $2,590,000 and $1,700,000 due to the Dealer Manager and CB Richard Ellis Group, Inc., respectively.

Fees Paid in Connection with Our Operations

For the nine months ended September 30, 2008 and the year ended December 31, 2007, our Investment Advisor and/or its affiliates earned the following fees:

	Nine Months Ended September 30, 2008		Year Ended December 31, 2007
	Earned (1)	Payable (2)	Earned (1)	Payable (2)
Acquisition fees (3)	$3,207,000	$—	$2,620,000	—
Investment management fees (4)	$2,495,000	$381,000	$1,547,000	$429,000
Property management fees	$348,000	$99,000	$160,000	$50,000

(1)	Earned represents the amount expensed on an accrual basis for services provided by the Investment Advisor during the period.
(2)	Payable represents the unpaid amount due on an accrual basis to the Investment Advisor for services provided.
(3)

In connection with services provided to the Investment Advisor, the Sub-Advisor, pursuant to a sub-advisory agreement, was paid $600,000 and $490,000 by the Investment Advisor for the nine months ended September 30, 2008 and the year ended December 31, 2007, respectively.

(4)

The Investment Advisor waived investment management fees of $1,026,000 and $432,000 for the nine months ended September 30, 2008 and the year ended December 31, 2007, respectively. In connection with services provided to the Investment Advisor, the Sub-Advisor, pursuant to a sub-advisory agreement, was paid $344,000 and $214,000 by the Investment Advisor for the nine months ended September 30, 2008 and the year ended December 31, 2007, respectively.

CBRE Melody, an affiliate of the Investment Advisor, received $433,000 in mortgage banking fees for the nine months ended September 30, 2008 and approximately $36,000 for the year ended December 31, 2007. Leasing and brokerage fees aggregating $6,000 and $0 were paid to the Investment Advisor or its affiliates for the nine months ended September 30, 2008 and the year ended December 31, 2007, respectively. In addition, CB Richard Ellis, UK, an affiliate of the Investment Advisor, received a payment for certain acquisition expenses in conjunction with the April 27, 2007 acquisition of 602 Central Blvd. totaling £9,000 ($18,000) for the year ended December 31, 2007.

Summary

The fourth sentence in the answer to the question “Who is CB Richard Ellis Investors, L.L.C.?” which appears on page 2 of our prospectus is deleted and replaced in its entirety with the following:

It sponsors funds and investment programs that span the risk/return spectrum across three continents: North America, Europe and Asia. CBRE Investors’ employees now total approximately 380 in 23 offices, including thirteen overseas offices in Amsterdam, Luxembourg, London, Tokyo, Hong Kong, Shanghai, Beijing, Paris, Milan, Frankfurt, Brussels, Singapore and Sydney. CBRE Investors was founded in 1972 and is an indirect wholly-owned subsidiary of CB Richard Ellis Group, Inc.

The answer to the question “What are our exit strategies?”, which appears on page 16 of our prospectus is deleted and replaced in its entirety with the following:

We do not intend to list our shares before 2009. If our shares are not listed for trading on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market on or prior to December 31, 2011, our declaration of trust requires our board of trustees to consider (but is not required to commence) an orderly liquidation of our assets, which liquidation would require the approval of our shareholders.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our shares. Even if our board of trustees decides to liquidate, we are under no obligation to conclude our liquidation within a set time because the precise timing of the sale of our assets will depend on the prevailing real estate and financial markets, the economic conditions of the areas in which our properties are located and the federal income tax consequences to our shareholders. As a result, we cannot provide assurances that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all of our assets are sold.

Our company is the first public real estate program that CBRE Investors, our sponsor, has offered. See “Prior Performance Summary” and “Appendix A—Prior Performance Tables” for a discussion of the private real estate programs sponsored by CBRE Investors.

Real Estate Investments

This section contains certain information that supplements the information under the section “Real Estate Investments,” which begins on page 91 of our prospectus.

Properties

As of September 30, 2008, we owned 49 office, retail, and industrial (primarily warehouse/distribution) properties on a consolidated basis located in seven states (California, Georgia, Illinois, Massachusetts, North Carolina, South Carolina and Texas) and in the United Kingdom, encompassing approximately 6,483,851 rentable square feet, as well as one undeveloped land parcel in Georgia. Our properties previously held for sale have been transferred to continuing operations. Occupancy for our consolidated properties was approximately 85.02% as of September 30, 2008. Our consolidated debt was $157,302,000 (before a discount of $3,255,000) as of September 30, 2008. In addition, we have ownership interests in three unconsolidated entities that, as of September 30, 2008, owned interests in 15 properties. As of September 30, 2008, certain of our consolidated properties were subject to mortgage debt, a description of which is set forth in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Financing,” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which is incorporated herein by reference.

The following table provides information relating to our properties, excluding those owned through our investment in CBRE Strategic Partners Asia, as of September 30, 2008. These properties consisted of 43 industrial properties, encompassing 8,643,620 rentable square feet, ten office properties, encompassing 795,095 rentable square feet and two retail properties encompassing 351,682 rentable square feet. The average effective annual rents for our industrial properties, office properties and retail properties were approximately $28,036,000, $15,913,000 and $4,670,000 as of September 30, 2008, respectively.

Property and Market	Date Acquired	Year Built	Property Type	Our Effective Ownership	Net Rentable Square Feet (in thousand)	Occupancy	Approximate Total Acquisition Cost(1) (in thousands)
Domestic Consolidated Properties:
REMEC Corporate Campus 1 San Diego, CA	9/15/2004	1983	Office	100.00%	34	100.00%	$ 6,833
REMEC Corporate Campus 2 San Diego, CA	9/15/2004	1983	Office	100.00%	30	100.00%	6,125
REMEC Corporate Campus 3 San Diego, CA	9/15/2004	1983	Office	100.00%	37	100.00%	7,523
REMEC Corporate Campus 4 San Diego, CA	9/15/2004	1983	Office	100.00%	31	100.00%	6,186
300 Constitution Drive Boston, MA	11/3/2004	1998	Warehouse/Distribution	100.00%	330	100.00%	19,805
Deerfield Commons(2) Atlanta, GA	6/21/2005	2000	Office	100.00%	122	100.00%	21,834
505 Century Dallas, TX	1/9/2006	1997	Warehouse/Distribution	100.00%	100	72.40%	6,095
631 International Dallas, TX	1/9/2006	1998	Warehouse/Distribution	100.00%	73	100.00%	5,407
660 North Dorothy Dallas, TX	1/9/2006	1997	Warehouse/Distribution	100.00%	120	100.00%	6,836
Bolingbrook Point III Chicago, IL	8/29/2007	2006	Warehouse/Distribution	100.00%	185	100.00%	18,170
Cherokee Corporate Park(3) Spartanburg, SC	8/30/2007	2000	Warehouse/Distribution	100.00%	60	100.00%	3,775
Community Cash Complex 1(3) Spartanburg, SC	8/30/2007	1960	Warehouse/Distribution	100.00%	205	87.90%	2,690
Community Cash Complex 2(3) Spartanburg, SC	8/30/2007	1978	Warehouse/Distribution	100.00%	145	93.57%	2,225
Community Cash Complex 3(3) Spartanburg, SC	8/30/2007	1981	Warehouse/Distribution	100.00%	116	100.00%	1,701
Community Cash Complex 4(3) Spartanburg, SC	8/30/2007	1984	Warehouse/Distribution	100.00%	33	0.00%	547

Property and Market	Date Acquired	Year Built	Property Type	Our Effective Ownership	Net Rentable Square Feet (in thousand)	Occupancy	Approximate Total Acquisition Cost(1) (in thousands)
Community Cash Complex 5(3) Spartanburg, SC	8/30/2007	1984	Warehouse/Distribution	100.00%	53	0.00%	824
Fairforest Building 1(3) Spartanburg, SC	8/30/2007	2000	Manufacturing	100.00%	51	100.00%	2,974
Fairforest Building 2(3) Spartanburg, SC	8/30/2007	1999	Manufacturing	100.00%	104	100.00%	5,379
Fairforest Building 3(3) Spartanburg, SC	8/30/2007	2000	Manufacturing	100.00%	100	100.00%	5,760
Fairforest Building 4(3) Spartanburg, SC	8/30/2007	2001	Manufacturing	100.00%	101	100.00%	5,640
Fairforest Building 5 Spartanburg, SC	8/30/2007	2006	Warehouse/Distribution	100.00%	316	100.00%	16,968
Fairforest Building 6(4) Spartanburg, SC	8/30/2007	2005	Manufacturing	100.00%	101	100.00%	7,468
Fairforest Building 7 Spartanburg, SC	8/30/2007	2006	Warehouse/Distribution	100.00%	101	24.64%	5,626
Greenville/Spartanburg Industrial Park(3) Spartanburg, SC	8/30/2007	1990	Manufacturing	100.00%	67	100.00%	3,388
Highway 290 Commerce Park Building 1(3) Spartanburg, SC	8/30/2007	1995	Warehouse/Distribution	100.00%	150	33.33%	5,388
Highway 290 Commerce Park Building 5(3) Spartanburg, SC	8/30/2007	1993	Warehouse/Distribution	100.00%	30	100.00%	1,420
Highway 290 Commerce Park Building 7(3) Spartanburg, SC	8/30/2007	1994	Warehouse/Distribution	100.00%	88	100.00%	4,889
HJ Park Building 1 Spartanburg, SC	8/30/2007	2003	Manufacturing	100.00%	70	100.00%	4,216
Jedburg Commerce Park Charleston, SC	8/30/2007	2007	Manufacturing	100.00%	513	100.00%	41,967
Kings Mountain I(4) Charlotte, NC	8/30/2007	1998	Warehouse/Distribution	100.00%	100	100.00%	5,497
Kings Mountain II Charlotte, NC	8/30/2007	2002	Warehouse/Distribution	100.00%	301	100.00%	11,311
Mount Holly Building Charleston, SC	8/30/2007	2003	Warehouse/Distribution	100.00%	101	100.00%	6,208
North Rhett I Charleston, SC	8/30/2007	1973	Warehouse/Distribution	100.00%	285	100.00%	10,302
North Rhett II Charleston, SC	8/30/2007	2001	Warehouse/Distribution	100.00%	102	100.00%	7,073
North Rhett III(4) Charleston, SC	8/30/2007	2002	Warehouse/Distribution	100.00%	80	100.00%	4,812
North Rhett IV Charleston, SC	8/30/2007	2005	Warehouse/Distribution	100.00%	316	100.00%	17,060
Orangeburg Park Building Charleston, SC	8/30/2007	2003	Warehouse/Distribution	100.00%	101	100.00%	5,474
Orchard Business Park 2(3) Spartanburg, SC	8/30/2007	1993	Warehouse/Distribution	100.00%	33	100.00%	761
Union Cross Building I Winston-Salem, NC	8/30/2007	2005	Warehouse/Distribution	100.00%	101	100.00%	6,585
Union Cross Building II Winston-Salem, NC	8/30/2007	2005	Warehouse/Distribution	100.00%	316	100.00%	17,216
Highway 290 Commerce Park Building 2(3) Spartanburg, SC	9/24/2007	1995	Warehouse/Distribution	100.00%	100	100.00%	4,626
Highway 290 Commerce Park Building 6(3) Spartanburg, SC	11/1/2007	1996	Warehouse/Distribution	100.00%	105	0.00%	3,760
Orchard Business Park 1(3) Spartanburg, SC	11/1/2007	1994	Warehouse/Distribution	100.00%	18	100.00%	1,378
Lakeside Office Center Dallas, TX	3/5/2008	2006	Office	100.00%	99	100.00%	17,965
Kings Mountain III Charlotte, NC	3/14/2008	2007	Warehouse/Distribution	100.00%	542	0.00%	25,662
Enclave on the Lake(7) Houston, TX	7/1/2008	1999	Office	100.00%	172	100.00%	37,762

Total Domestic Consolidated Properties					6,338	84.68%	411,111

Property and Market	Date Acquired	Year Built	Property Type	Our Effective Ownership	Net Rentable Square Feet (in thousands)	Occupancy	Approximate Total Acquisition Cost(1) (in thousands)
International Consolidated Properties:
602 Central Boulevard Coventry, UK	4/27/2007	2001	Office	100.00%	50	100.00%	23,847
Thames Valley Five Reading, UK	3/20/2008	1998	Office	100.00%	40	100.00%	29,529
Albion Mills Retail Park(7) Wakefield, UK	7/11/2008	2000	Retail	100.00%	55	100.00%	22,064

Total International Consolidated Properties					145	100.00%	75,440

Total Consolidated Properties					6,483	85.02%	486,551

Unconsolidated Properties(5):
Buckeye Logistics Center(6) Phoenix, AZ	6/12/2008	2008	Warehouse/Distribution	80.00%	605	100.00%	35,554
Afton Ridge Shopping Center Kannapolis, NC	9/18/2008	2007	Retail	90.00%	296	91.35%	45,573
AllPoints at Anson Bldg. 1(6) Indianapolis, IN	9/30/2008	2008	Warehouse/Distribution	80.00%	631	100.00%	27,032
Aspen Corporate Center 500(6) Nashville, TN	9/30/2008	2008	Office	80.00%	180	100.00%	30,032
12200 President’s Court(6) Jacksonville, FL	9/30/2008	2008	Warehouse/Distribution	80.00%	772	100.00%	29,915
201 Sunridge Blvd.(6) Dallas, TX	9/30/2008	2008	Warehouse/Distribution	80.00%	823	100.00%	25,623

Total Unconsolidated Properties(5)					3,307	99.22%	193,729

Total Properties					9,790	89.82%	$680,280

(1)	Approximate total acquisition cost represents the pro rata purchase price inclusive of customary closing costs and acquisition fees.
(2)	Includes ten acres of undeveloped land zoned for office use.
(3)	Properties previously held for sale were transferred to continuing operations effective on September 30, 2008.
(4)	Includes the purchase prices of adjacent land parcels acquired on January 23, 2008.
(5)	Does not include CBRE Strategic Partners Asia properties. See “Real Estate Investments—Other Investments,” which appears on page 94 of our prospectus.
(6)	This property is held through the Duke joint venture.
(7)

The estimated acquisition cap rate is approximately 7.2%. Acquisition cap rate equals annualized in-place net operating income divided by total acquisition cost for the property. Annualized in-place net operating income equals, on an annualized cash basis as derived from leases in-place at the time we acquire the property, rental income and tenant reimbursements less property and related expenses (operating maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization and our company-level general and administrative expenses.

Joint Ventures

The following discussion supersedes and replaces the discussion under “—Other Investments” contained in our prospectus, which begins on page 94 of our prospectus.

CBRE Strategic Partners Asia

We have agreed to a capital commitment of up to $20,000,000 in CB Richard Ellis Strategic Partners Asia II-A, L.P., or CBRE Strategic Partners Asia. On October 16, 2007, we funded $200,000 of our capital commitment. CBRE Investors, our sponsor, formed CBRE Strategic Partners Asia to purchase, reposition, develop, hold for investment and sell institutional quality real estate and related assets in targeted markets in Asia, including China, Japan, India, South Korea, Hong Kong, Singapore and other Asia Pacific markets. The initial closing of CBRE Strategic Partners Asia was in October 2007 with additional commitments being accepted through January 2008. CBRE Strategic Partners Asia closed on January 31, 2008, with aggregate capital commitments of $394,200,000. CBRE Strategic Partners Asia has an eight-year term, which may be extended for up to two one-year periods with the approval of two-thirds of the limited partners.

As of September 30, 2008, CBRE Strategic Partners Asia, with its parallel fund CB Richard Ellis Strategic Partners Asia II, L.P., had aggregate investor commitments of approximately $394,200,000 from institutional investors including CBRE Investors. As of September 30, 2008, we owned an ownership interest of approximately 5.07% in CBRE Strategic Partners Asia. Our capital commitment is currently being pledged as collateral on borrowings of CBRE Strategic Partners Asia of which our pro rata portion of such borrowings was $10,661,000, based on our 5.07% ownership interest in CBRE Strategic Partners Asia at September 30, 2008.

As of September 30, 2008, CBRE Strategic Partners Asia had acquired ownership interests in nine properties, four in China and five in Japan, as set forth in the following table.

Property and Market	Date Acquired	Year Built	Property Type	Our Effective Ownership(1)
Fleg 1 Tokyo, Japan(2)	11/8/07	2007	Retail	5.07%
Fleg 2 Tokyo, Japan(2)	11/8/07	2006	Retail	5.07%
Fleg 3 Tokyo, Japan(2)	11/8/07	2007	Retail	5.07%
Fleg 4 Tokyo, Japan(2)	11/8/07	2006	Residential	5.07%
Ginza 3 – Chome(3) Tokyo, Japan	11/8/07	2008	Retail	5.07%
Tianjin Beiyang Plaza(4) Tianjin, China	11/8/07	2008	Mixed Use	1.27%
Guangdong Development Bank Tower Shanghai, China(5)	3/25/08	2008	Mixed Use	2.64%
Olympic Center Tianjin, China(6)	3/26/08	2008	Residential	1.27%
Golden Rooster Lake Road Suzhou, China(7)	6/16/08	N/A	Mixed Use	2.49%

(1)	This percentage shows our effective ownership in the property based on the interest we hold in CBRE Strategic Partners Asia, which owns an interest in the property.
(2)	This property was acquired as part of a portfolio for approximately $35,700,000 ($9,000,000 of cash and $26,700,000 of debt).
(3)	This property is under development. The total project cost is approximately $43,500,000 ($13,500,000 of cash and $30,000,000 of debt) and is expected to be completed during the first quarter of 2009.
(4)

CBRE Strategic Partners Asia owns a 25% equity interest in the joint venture that owns this property. CBRE Strategic Partners Asia acquired the interest for approximately $21,700,000. Shanghai Forte owns a 75% equity interest in the venture and is one of the largest developers in China. The project is a 49 story, 1,400,000 square foot mixed-use redevelopment project in Tianjin, China consisting of a 590,000 square foot office tower that will include a five star Raffles hotel (with 115 rooms) and a 420,000 square foot Raffles managed serviced apartment tower over a 350,000 square foot retail podium. Construction on this property is expected to commence at the end of 2008.

(5)

CBRE Strategic Partners Asia owns a 52% interest in a Chinese company that owns this property. The property is a 452,000 square foot, mixed use property that includes an office tower and an apartment tower over a retail podium. CBRE Strategic Partners Asia acquired this interest for approximately $34,900,000.

(6)

CBRE Strategic Partners Asia owns a 25% interest in a joint venture that will develop a 1,600,000 square foot residential site in the Olympic Center area of Tianjin, China. CBRE Strategic Partners Asia acquired this interest for approximately $42,500,000. The project plans include high-rise serviced apartment and condominium towers and low-rise duplex buildings and construction is anticipated to commence at the end of 2008. The joint venture partner and developer is Hong Kong Construction (Holdings) Limited, a public company listed on the Hong Kong stock exchange.

(7)

CBRE Strategic Partners Asia owns a 49% interest in a Chinese company that owns this property. The property is a mixed-use property anticipated to include four high-rise serviced apartment towers and a shopping mall. The property is currently under development, with a projected total project cost of $201,400,000. The joint venture partner and developer is China Vanke, a public company listed on the Shenzhen stock exchange. CBRE Strategic Partners Asia acquired this interest for approximately $37,800,000, with the use of its revolving line of credit to fund the acquisition.

CBRE Strategic Partners Asia is managed by CB Richard Ellis Investors SP Asia, LLC, or the Investment Manager, an affiliate of CBRE Investors. The Investment Manager is entitled to an annual management fee at an annual rate equal to 1.25% of the capital commitments (or an annual rate of 1.5% of the capital commitments for limited partners (which includes us) with aggregate capital commitments of less than $50,000,000). The Investment Manager is also entitled to an acquisition fee equal to (i) for assets acquired for ground up, new development or asset repositioning involving refurbishment activity, 0.75% of CBRE Strategic Partners Asia’s pro rata share of the total acquisition cost of such investment, plus 0.375% of the amount of projected capital expenditures required for such development or refurbishment activity, or (ii) for all other assets, 0.75% of CBRE Strategic Partners Asia’s pro rata share of the total acquisition cost of such investment. Our share of investment management and acquisition fees paid to the Investment Manager were approximately $66,000 and $205,000, and $0 and $78,000, respectively, for the three and nine months ended September 30, 2008 and 2007, respectively.

We will pay our Investment Advisor investment management and acquisition fees with respect to our investment in CBRE Strategic Partners Asia. Such fees paid to our investment advisor will be reduced, but not below zero, by our proportionate share of the management and acquisition fees paid to the Investment Manager. As of September 30, 2008, we had paid no fees to our Investment Advisor relating to this investment.

CBRE Strategic Partners Asia is not obligated to redeem the interests of any of its investors, including us, prior to 2017. Except in certain limited circumstances such as transfers to affiliates or successor trustees or state agencies, we will not be permitted to sell our interest in CBRE Strategic Partners Asia without the prior written consent of the general partner, which the general partner may withhold in its sole discretion.

We believe that investing in CBRE Strategic Partners Asia will provide benefits to our investors because it will allow us to diversify our portfolio of properties at a faster rate than we could obtain by investing directly, which may reduce risks to investors in us. We do not expect that we will incur additional costs of any significance associated with investing in CBRE Strategic Partners Asia compared to acquiring interests in real estate directly. A majority of our trustees (including a majority of our independent trustees) not otherwise interested in this transaction approved the transaction as being fair, competitive and commercially reasonable.

Joint Venture with Duke Realty Limited Partnership

On May 5, 2008, we entered into a contribution agreement with Duke Realty Limited Partnership, or Duke, a subsidiary of Duke Realty Corporation (NYSE: DRE), to form a joint venture, or the Duke joint venture, to acquire $248,900,500 in industrial real property assets, or the Industrial Portfolio. The Industrial Portfolio consists of six bulk industrial built-to-suit, fully leased properties. On September 12, 2008, we entered into a first amendment to the contribution agreement to acquire a fully leased office building for $37,100,000 and to increase and revise the total purchase commitment to $282,400,000. We own an 80% interest and Duke owns a 20% interest in the Duke joint venture. As of September 30, 2008, the Duke joint venture holds interests in five properties located in each of Arizona, Florida, Indiana, Tennessee and Texas. For a listing of the properties owned by the Duke joint venture as of September 30, 2008, see the “—Properties” section of this Supplement No. 24. For a discussion of the Duke joint venture’s investment activity since September 30, 2008, see the “—Recent Developments” section of this Supplement No. 24.

We have entered into an operating agreement for the Duke joint venture with Duke. The term of the Duke joint venture is 10 years, subject to certain conditions. Duke acts as the managing member of the Duke joint venture and is entitled to receive fees in connection with the services it provides to the Duke joint venture, including asset management, construction, development, leasing and property management services. Duke is also entitled to a promoted interest in the Duke joint venture. We have joint approval rights over all major decisions.

For a period of three years from the date of the operating agreement, the Duke joint venture will have the right to acquire additional newly developed bulk industrial built-to-suit properties from Duke if such properties satisfy certain specified conditions. We will retain the right to approve the acquisition and purchase price of each such property. The total amount of properties (inclusive of the Industrial Portfolio) that may be contributed to the Duke joint venture over this period may be up to $800,000,000.

Afton Ridge Joint Venture

On September 18, 2008, we acquired a 90% ownership interest in Afton Ridge Joint Venture, LLC, or Afton Ridge, the owner of Afton Ridge Shopping Center, from unrelated third parties. CK Afton Ridge Shopping Center, LLC, a subsidiary of Childress Klein Properties, Inc., or CK Afton Ridge, will retain a 10% ownership interest in Afton Ridge and will continue to manage Afton Ridge Shopping Center. In connection with the services it provides, CK Afton Ridge will be entitled to receive fees, including management, construction management and property management fees. Afton Ridge Shopping Center is located at the intersection of I-85 and Kannapolis Parkway, in Kannapolis, North Carolina.

Afton Ridge Shopping Center is a 470,288 square foot regional shopping center, completed in 2007, in which we own 296,388 rentable square feet that is currently 91% occupied. One of the shopping center’s anchors, a 173,900 square foot SuperTarget, is not owned by us. Additional anchor tenants in Afton Ridge Shopping Center are Best Buy, Marshalls, PetSmart, Dick’s Sporting Goods, Stein Mart and Ashley Furniture. Afton Ridge Shopping Center is the retail component of a 260 acre master planned mixed-use development.

Recent Developments

Afton Ridge Loan

On October 15, 2008, Afton Ridge obtained a $25,500,000 loan from the Metropolitan Life Insurance Company, secured by the Afton Ridge Shopping Center. The loan is for a term of five years, plus a 12 month extension option, and bears interest at a fixed rate of 5.70%. Interest payments only are due monthly for the term of the loan with the principal due at maturity.

Acquisition of Maskew Retail Park

On October 23, 2008, we acquired a fee interest in Maskew Retail Park located on Maskew Avenue, Peterborough, United Kingdom. We acquired Maskew Retail Park for approximately £30,000,000 ($50,685,000), exclusive of customary closing costs and stamp duty fees, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $506,850. This acquisition fee is not included in the £30,000,000 ($50,685,000) purchase price of Maskew Retail Park. The estimated acquisition cap rate for Maskew Retail Park is 7.7%.(1)

Maskew Retail Park consists of a three unit retail development and surface parking lot completed in 2007. The property is 100% leased to three tenants: B&Q plc, the largest home improvement, hardware and building supply retailer in the United Kingdom, under a lease that expires in September 2027; Matalan Retail Limited, one of the largest clothing and household goods retailers in the United Kingdom, under a lease that expires in September 2022; and Argos Limited, a major household goods and general merchandise retailer, under a lease that expires in April 2023.

(1)	Acquisition cap rate equals annualized in-place net operating income divided by total acquisition cost for the property. Annualized in-place net operating income equals, on an annualized cash basis as derived from leases in-place at the time we acquire the property, rental income and tenant reimbursements less property and related expenses (operating maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization and our company-level general and administrative expenses.

Albion Mills Retail Park Loan

Subsequent to our acquisition of Albion Mills Retail Park, on October 10, 2008, we obtained a £5,775,000 loan ($9,849,840 assuming an exchange rate of $1.7056/£1.00) from The Royal Bank of Scotland plc. This interest-only loan is for a term of five years and bears interest at a variable rate of interest based on the GBP-based three month London Inter-Bank Offering Rate plus 1.31%, or 6.13% per annum as of October 10, 2008. In addition, we incurred financing costs of approximately £60,706 ($103,540) associated with obtaining this loan.

On November 25, 2008, we entered into a swap agreement on the interest rate of the outstanding principal balance of our interest-only loan. As a result, the base rate of the loan has been fixed at 3.95%, including margin costs the all in rate will be 5.24% and will (as required by the loan documents) expire on October 10, 2013.

Acquisition of Avion Midrise III & IV

On November 18, 2008, we acquired a fee interest in Avion Midrise III & IV, located at 14550 and 14560 Avion Parkway, in Chantilly, Virginia. We acquired Avion Midrise III & IV for $41,500,000, exclusive of customary closing costs and loan assumption costs, which was funded from the proceeds of our initial public offering. As part of the acquisition, we assumed $22,186,414 of existing debt on Avion Midrise III & IV that has a 5.52% interest rate and matures in April 2014. Upon closing, we paid CBRE Advisors LLC, our investment advisor, an acquisition fee of approximately $415,000. This acquisition fee is not included in the $41,500,000 purchase price of Avion Midrise III & IV. The estimated acquisition cap rate for Avion Midrise III & IV is approximately 7.3%.(1)

Avion Midrise III & IV each consist of a three-story office building, with surface parking lots, completed in 2003 and 2002, respectively. Avion Midrise III has 71,507 rentable square feet and is 100% leased to Lockheed Martin Corporation, a leading supplier of aerospace and defense products and services, under a lease that expires in September 2012. Avion Midrise IV has 71,504 rentable square feet and is 100% leased to the U.S. General Services Administration, under a lease that expires in January 2012. Both buildings have been improved to meet Sensitive Compartmentalized Information Facilities standards that include enhanced access control systems which meet specific security requirements for handling federal classified information.

Acquisition of AllPoints Midwest Bldg. 1 and 125 Enterprise Parkway

On December 10, 2008, the Duke joint venture acquired a fee interest in each of (i) AllPoints Midwest Bldg. 1 located at 1750 AllPoints Parkway, Indianapolis, IN, and (ii) 125 Enterprise Parkway, located just off of I-70 in West Jefferson, OH, a suburb of Columbus, pursuant to a contribution agreement entered into on May 5, 2008 and amended on September 12, 2008.

The Duke joint venture acquired AllPoints Midwest Bldg. 1 for approximately $51,800,000, exclusive of customary closing costs. We own an 80% interest in the Duke joint venture and, at closing, made a cash contribution of approximately $22,208,748 to the Duke joint venture in connection with the acquisition, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $414,400, which was not included in the acquisition cost of AllPoints Midwest Bldg. 1.

The Duke joint venture acquired 125 Enterprise Parkway for approximately $47,905,000, exclusive of customary closing costs. At closing, we made a cash contribution of approximately $16,899,727 to the Duke joint venture in connection with the acquisition, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $383,240, which was not included in the acquisition cost of 125 Enterprise Parkway.

AllPoints Midwest Bldg. 1 consists of a 1,200,420 square foot warehouse/distribution building that was completed in 2008 and has no operating history. AllPoints Midwest Bldg. 1 was built-to-suit and is 100% leased to Prime Distribution Services, a third party logistics provider, under a lease that expires in May 2019. 125 Enterprise Parkway consists of a 1,144,544 square foot warehouse/distribution building that was completed in 2008 and has no operating history. 125 Enterprise Parkway was built-to-suit and is 100% leased to Kellogg’s Sales Company, a leading packaged foods producer, under a lease that expires in March 2019.

The Duke joint venture obtained financing from 40/86 Mortgage Capital, Inc. in the amount of approximately $24,000,000 for AllPoints Midwest Bldg. 1 and approximately $26,800,000 for 125 Enterprise Parkway. The financings carry an interest rate of 5.58%, a term of five years and are cross-collateralized with the previously acquired Duke joint venture properties.

Property Type Concentration

Our property type concentrations as of September 30, 2008 are as follows (net rentable square feet and approximate total acquisition cost in thousands):

	Consolidated Properties			Unconsolidated Properties(1)			Consolidated & Unconsolidated Properties(1)
Property Type	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost
Warehouse/ Distribution	31	4,706	$230,091	4	2,831	$118,124	35	7,537	$348,215
Office	9	615	157,604	1	180	30,032	10	795	187,636
Manufacturing	8	1,107	76,792	—	—	—	8	1,107	76,792
Retail	1	55	22,064	1	296	45,573	2	351	67,637

Total	49	6,483	$486,551	6	3,307	$193,729	55	9,790	$680,280

(1)

Number of Properties and Net Rentable Square Feet for Unconsolidated Properties are at 100%. Approximate Total Acquisition Cost for Unconsolidated Properties is at our pro rata share of effective ownership.

Geographic Concentration

Our geographic concentrations as of September 30, 2008 are as follows (net rentable square feet and approximate total acquisition cost in thousands):

	Consolidated Properties			Unconsolidated Properties(1)			Consolidated & Unconsolidated Properties(1)
	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost	Properties	Net Rentable Square Feet	Approximate Total Acquisition Cost
Domestic
South Carolina	29	3,645	$184,299	—	—	$—	29	3,645	$184,299
North Carolina	5	1,360	66,271	1	296	45,573	6	1,656	111,844
Texas	5	564	74,065	1	823	25,623	6	1,387	99,688
Arizona	—	—	—	1	605	35,554	1	605	35,554
Tennessee	—	—	—	1	180	30,032	1	180	30,032
Florida	—	—	—	1	772	29,915	1	772	29,915
Indiana	—	—	—	1	631	27,032	1	631	27,032
California	4	132	26,667	—	—	—	4	132	26,667
Georgia	1	122	21,834	—	—	—	1	122	21,834
Massachusetts	1	330	19,805	—	—	—	1	330	19,805
Illinois	1	185	18,170	—	—	—	1	185	18,170

Total Domestic	46	6,338	411,111	6	3,307	193,729	52	9,645	604,840
International
United Kingdom	3	145	75,440	—	—	—	3	145	75,440

Total	49	6,483	$486,551	6	3,307	$193,729	55	9,790	$680,280

(1)

Number of Properties and Net Rentable Square Feet for Unconsolidated Properties are at 100%. Approximate Total Acquisition Cost for Unconsolidated Properties is at our pro rata share of effective ownership.

Rental Operations

We evaluate the performance of our segments based on net operating income, defined as: rental income and tenant reimbursements less property and related expenses (operating and maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization, and our company–level general and administrative expenses. The following tables compare the net operating income for the nine months ended September 30, 2008 and for the years ended December 31, 2007, 2006 and 2005 (in thousands):

	Nine Months Ended September 30,	Year Ended December 31,
	2008	2007	2006	2005
Domestic Properties
Revenues:
Rental	$20,907	$12,876	$6,630	$4,614
Tenant Reimbursements	4,175	2,621	1,830	872

	25,082	15,497	8,460	5,486

Property and Related Expenses:
Operating and Maintenance	2,133	1,040	860	367
General and Administrative	173	69	88	26
Property Management Fee to Related Party	335	153	41	7
Property Taxes	3,134	1,778	1,103	563

	5,775	3,040	2,092	963

Net Operating Income	19,307	12,457	6,368	4,523

International Properties
Revenues:
Rental	2,724	1,149	—	—
Tenant Reimbursements	75	12	—	—

	2,799	1,161	—	—

Property and Related Expenses:
Operating and Maintenance	75	19	—	—
General and Administrative	47	23	—	—
Property Management Fee to Related Party	13	7	—	—
Property Taxes	—	—	—	—

	135	49	—	—

Net Operating Income	2,664	1,112	—	—

Total Reportable Segments
Revenues:
Rental	23,631	14,025	6,630	4,614
Tenant Reimbursements	4,250	2,633	1,830	872

	27,881	16,658	8,460	5,486

Property and Related Expenses:
Operating and Maintenance	2,207	1,059	860	367
General and Administrative	220	92	88	26
Property Management Fee to Related Party	348	160	41	7
Property Taxes	3,134	1,778	1,103	563

	5,909	3,089	2,092	963

Net Operating Income(1)	21,972	13,569	6,368	4,523

Reconciliation of Non-GAAP Measure to Consolidated Net Loss
Total Segment Net Operating Income	21,972	13,569	6,368	4,523
Interest and Other Income	1,797	2,859	255	460

	23,769	16,428	6,623	4,983

Interest Expense	7,479	5,049	1,784	1,195
General and Administrative	1,878	1,761	763	333
Investment Management Fee to Related Party	2,495	1,547	739	603
Class C Fee to Related Party	—	—	145	459
Depreciation and Amortization	11,457	8,050	4,618	2,478
Loss on transfer of held for sale real estate to continuing operations	3,451	—	—	—

(Loss) Income Before Income Taxes, Minority Interest and Equity in Earnings (Loss) of Unconsolidated Entities	(2,991)	21	(1,426)	(85)
Minority Interest	12	5	(1,058)	(7)
Benefit (Provision) for Income Taxes	41	(279)	—	—
Equity in Earnings (Loss) of Unconsolidated Entities	103	(150)	—	—

Net Loss	$(2,835)	$(403)	$(2,484)	$(92)

(1)

Total Reportable Segments net operating income is a Non-GAAP financial measure which may be useful as a supplemental measure for evaluating the relationship of each reporting segment to the combined total. This measure should not be looked upon as an alternative measure of operating performance to our GAAP presentations provided.

Significant Tenants

The following table details our largest tenants as of September 30, 2008 (in thousands):

	Tenant	Primary Industry	Consolidated Properties		Unconsolidated Properties(1)		Consolidated & Unconsolidated Properties(1)
			Net Rentable Square Feet	Annualized Base Rent	Net Rentable Square Feet	Annualized Base Rent	Net Rentable Square Feet	Annualized Base Rent
1	Amazon.com, Inc(2)	Internet Retail	—	$—	1,235	$4,321	1,235	$4,321
2	SBM Offshore(3)	Petroleum and Mining	171	4,277	—	—	171	4,277
3	Unilever(4)	Consumer Products	—	—	1,595	3,858	1,595	3,858
4	Regus Business Centers	Executive Office Suites	86	2,971	—	—	86	2,971
5	American LaFrance	Vehicle Related Manufacturing	513	2,810	—	—	513	2,810
6	REMEC	Defense and Aerospace	133	2,376	—	—	133	2,376
7	Verizon Wireless(5)	Telecommunications	—	—	180	2,117	180	2,117
8	Capita Business Services	Business Services	50	1,535	—	—	50	1,535
9	Women’s Apparel Group	Internet Retail	330	1,426	—	—	330	1,426
10	CEVA Logistics	Logistics and Distribution	316	1,239	—	—	316	1,239
11	Echostar Satellite	Telecommunications	316	1,200	—	—	316	1,200
12	Wickes Building Supplies	Home Furnishings/ Home Improvement	40	1,193	—	—	40	1,193
13	Trans Hold	Logistics and Distribution	316	1,174	—	—	316	1,174
14	TIAA	Financial Services	68	928	—	—	68	928
15	Southeastern Container	Other Manufacturing	301	823	—	—	301	823
16	Compass Group USA	Food Service and Retail	98	762	—	—	98	762
17	Briggs Industries	Home Furnishings/ Home Improvement	285	740	—	—	285	740
18	Intier Automotive	Vehicle Related Manufacturing	126	698	—	—	126	698
19	Hoke	Other Manufacturing	104	602	—	—	104	602
20	Lear Corporation	Vehicle Related Manufacturing	88	536	—	—	88	536
	All Other (85 tenants)		2,171	9,957	271	3,076	2,442	13,033

			5,512	$35,247	3,281	$13,372	8,793	$48,619

(1)	Net Rentable Square Feet for Unconsolidated Properties is at 100%. Annualized Base Rent for Unconsolidated Properties is at our pro rata share of effective ownership.
(2)

Our tenants are Amazon.com.azdc, Inc., in our Buckeye Logistics Center property, and Amazon.com.indc, LLC, in our AllPoints at Anson Bldg. 1 property, which are both wholly-owned subsidiaries of Amazon.com.

(3)	Our tenant is Atlantic Offshore Ltd., a wholly-owned subsidiary of SBM Offshore.
(4)	Our tenant is CONOPCO, Inc., a wholly-owned subsidiary of Unilever.
(5)	Verizon Wireless is the d/b/a for Cellco Partnership.

Tenant Industries

Our tenants operate across a wide range of industries. The following table details our tenant-industry concentrations as of September 30, 2008 (in thousands):

	Consolidated Properties		Unconsolidated Properties(1)		Consolidated & Unconsolidated Properties(1)
Primary Tenant Industry Category	Net Rentable Square Feet	Annualized Base Rent	Net Rentable Square Feet	Annualized Base Rent	Net Rentable Square Feet	Annualized Base Rent
Internet Retail	330	$1,426	1,235	$4,321	1,565	$5,747
Consumer Products	246	861	1,597	3,895	1,843	4,756
Vehicle Related Manufacturing	863	4,601	—	—	863	4,601
Petroleum and Mining	171	4,277	—	—	171	4,277
Other Manufacturing	1,006	3,650	—	—	1,006	3,650
Business Services	445	3,457	—	—	445	3,457
Logistics and Distribution	910	3,375	—	—	910	3,375
Telecommunications	316	1,200	180	2,117	496	3,317
Executive Office Suites	86	2,971	—	—	86	2,971
Home Furnishings/Home Improvement	445	2,469	35	389	480	2,858
Defense and Aerospace	133	2,376	—	—	133	2,376
Financial Services	187	1,662	—	—	187	1,662
Food Service and Retail	108	782	20	399	128	1,181
Specialty Retail	15	401	75	712	90	1,113
Other Retail	74	288	46	646	120	934
Apparel Retail	—	—	89	813	89	813
Pharmaceutical and Health Care Related	123	769	—	—	123	769
Professional Services	54	682	4	80	58	762

Totals	5,512	$35,247	3,281	$13,372	8,793	$48,619

(1)	Net Rentable Square Feet for Unconsolidated Properties is at 100%. Annualized Base Rent for Unconsolidated Properties is at our pro rata share of effective ownership.

Tenant Lease Expirations

The following table sets forth a schedule of expiring leases for our consolidated and unconsolidated properties as of September 30, 2008 (in thousands):

	Consolidated Properties		Unconsolidated Properties(1)		Consolidated & Unconsolidated Properties(1)
	Expiring Net Rentable Square Feet	Expiring Base Rent	Expiring Net Rentable Square Feet	Expiring Base Rent	Expiring Net Rentable Square Feet	Expiring Base Rent
2008 (Three Months Ended December 31, 2008)	435	$903	—	$—	435	$903
2009	669	3,297	—	—	669	3,297
2010	512	4,515	—	—	512	4,515
2011	195	1,097	—	—	195	1,097
2012	379	5,348	22	365	401	5,713
2013	1,294	8,636	20	426	1,314	9,062
2014	146	774	—	—	146	774
2015	710	3,094	—	—	710	3,094
2016	199	1,206	30	236	229	1,442
2017	200	3,421	121	1,302	321	4,723
Thereafter	773	4,484	3,088	12,834	3,861	17,318

Total	5,512	$36,775	3,281	$15,163	8,793	$51,938

(1)	Expiring Net Rentable Square Feet for Unconsolidated Properties is at 100%. Expiring Base Rent for Unconsolidated Properties is at our pro rata share of effective ownership.

Non-GAAP Supplemental Financial Measure: Funds from Operations

Management uses Funds from Operations, or FFO, as a supplemental measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper defines FFO as net income or loss computed in accordance with accounting principles generally accepted in the United States of America, or GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs. Management believes that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

The following table presents our FFO for the three months ended September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007 (in thousands):

	Three Months Ended
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007

Reconciliation of net (loss) income to funds from operations:
Net (Loss) Income	$(2,933)	$(485)	$ 583	$ (709)
Adjustments:
Minority interest	(14)	(2)	5	(6)
Net effect of FFO adjustment from unconsolidated entities(1)	480	224	—	—
Real estate depreciation and amortization	4,417	3,889	3,151	3,465
Loss from transfer of held for sale real estate to continuing operations	3,451	—	—	—

Funds from operations	$ 5,401	$3,626	$3,739	$2,750

FFO per share (basic and diluted)	$0.11	$0.09	$0.11	$0.10

(1)	Represents our share of the FFO adjustments allowable under the NAREIT definition (primarily depreciation).

Distribution Policy

This section supplements the information under the section “Distribution Policy,” which begins on page 40 of our prospectus.

The following table sets forth the distributions per common share declared by our board of trustees and dates of such distributions:

Quarter	Declared	Date of Distribution
Fourth Quarter, 2004	$0.08	January 19, 2005
First Quarter, 2005	$0.084	April 19, 2005
Second Quarter, 2005	$0.084	July 20, 2005
Third Quarter, 2005	$0.125	October 20, 2005
Fourth Quarter, 2005	$0.125	January 20, 2006
First Quarter, 2006	$0.125	April 20, 2006
Second Quarter, 2006	$0.125	July 20, 2006
Third Quarter, 2006	$0.125	October 3, 2006
Fourth Quarter, 2006	$0.125	January 16, 2007
First Quarter, 2007	$0.125	April 20, 2007
Second Quarter, 2007	$0.1375	July 20, 2007
Third Quarter, 2007	$0.1375	October 19, 2007
Fourth Quarter, 2007	$0.14375	January 21, 2008
First Quarter, 2008	$0.14375	April 18, 2008
Second Quarter, 2008	$0.14375	July 18, 2008
Third Quarter, 2008	$0.15	October 20, 2008
Fourth Quarter, 2008	$0.15	January 20, 2009*

*	Anticipated payment date

Our 2004 distributions were funded 98% by cash flows provided by operating activities and 2% from uninvested proceeds of our private offering; our 2005 and 2006 distributions were funded 100% by cash flows provided by operating activities; and our 2007 distributions were funded 80.57% by cash flows provided by operating activities and 19.43% from uninvested proceeds from the financings of our properties. Our first, second and third quarter 2008 distributions were funded 74% in the aggregate by cash flows provided by operating activities and 26% in the aggregate from uninvested proceeds from financings of our properties. We cannot assure you that we have sufficient cash available for future distributions at this level, or at all. See “Risk Factors,” which begins on page 18 of our prospectus.

Dilution

This section updates the information under the section “Dilution,” which appears on page 42 of our prospectus.

Our net tangible book value as of September 30, 2008 was approximately $401,180,000 or $7.22 per share. If you invest in our common shares, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share immediately after this offering. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of common shares issued and outstanding. After giving effect to the sale by us of (i) $1,800,000,000 in common shares offered by our prospectus to the public, assuming a public offering price of $10.00 per share, and (ii) $200,000,000 in common shares offered pursuant to our dividend reinvestment plan, assuming a public offering price of $9.50 per share, our net tangible book value as of September 30, 2008 would have been $1,764,927,529, or $8.48 per share. This represents an immediate increase in the net tangible book value of $1.26, or 17.47%, per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $(1.45), or (14.59)%, per share to new investors. If you pay reduced selling commissions and fees or no fees, you will suffer less dilution. For example, if no selling commissions are paid on your purchase of shares then based on our net tangible book value at September 30, 2008, you will suffer dilution of up to approximately $(0.99) per share.

The following table illustrates this per share dilution:

Per share offering price of this offering before any expenses, commissions and other fees	$10.00
Per share offering price of shares issuable pursuant to our dividend reinvestment plan before expenses	$9.50
Weighted average per share offering price of total shares issuable pursuant to this offering and our dividend reinvestment plan before expenses, commissions and other fees	$9.93
Net tangible book value of each common share at September 30, 2008	$7.22
Pro forma net tangible book value of each common share assuming the completion of this offering(1)	$8.48
Pro forma increase in net tangible book value per common share to existing shareholders attributable to this offering	$1.26
Pro forma decrease (dilution) in net tangible book value per common share to new investors	$(1.45)

(1)

This figure assumes that we received net proceeds of $1,801,000,000 from this offering, after deducting the payment of selling commissions, the dealer manager fee and the marketing support fee to the Dealer Manager and other organization and offering expenses. We do not pay selling commissions, the dealer manager fee and the marketing support fee for dividend reinvestment plan shares placed.

The following table summarizes, on a pro forma basis as of September 30, 2008, the differences in the number of common shares purchased from us, the total consideration paid and the average price per share paid by our existing shareholders and by the new investors purchasing the common shares in this offering:

	Shares Issued(1)		Book Value of Total Consideration		Book Value of Consideration Per Share
	Number	Percent	Amount	Percent
Existing shareholders	55,546,825	26.7%	$526,117,957	25.8%	$9.47
New shareholders	152,473,569	73.3%	$1,514,601,876	74.2%	$9.93

Total	208,020,394	100.0%	$2,040,719,833	100.0%	$9.81

(1)

Although the outstanding class A units of limited partnership of CBRE OP are convertible into our common shares on a one-for-one basis, we give no effect to the possible conversion of class A units of limited partnership of CBRE OP into common shares.

Summary Selected Financial Data

This section updates the information under the section “Summary Selected Financial Data,” which begins on page 43 of our prospectus.

The following table sets forth summary selected financial and operating data on a consolidated basis for our company. You should read the following summary selected financial data in conjunction with our consolidated historical financial statements and the related notes and with “Management Discussion and Analysis of Financial Conditions and Results of Operations,” which are included in our prospectus and incorporated documents.

The summary historical consolidated balance sheet information as of September 30, 2008, December 31, 2007, 2006, 2005 and 2004 as well as the summary historical consolidated statement of operations information for the nine months ended September 30, 2008 and June 30, 2007 and for the periods ended December 31, 2007, 2006, 2005 and 2004 have been derived from our historical consolidated financial statements.

Our unaudited summary selected pro-forma consolidated financial data is presented for the nine months ended September 30, 2008 and as of and for the year ended December 31, 2007. Our unaudited summary selected pro-forma consolidated statements of operations data for the nine months ended September 30, 2008 and year ended December 31, 2007 is based on our historical consolidated statements of operations and combined with the statements of revenues and certain expenses for the (i) 602 Central Blvd. property, which was acquired on April 27, 2007, (ii) the Bolingbrook Point III property, which was acquired on August 29, 2007, (iii) the Carolina Portfolio and the Carolina II Portfolio which were acquired on August 30, 2007, September 24, 2007 and November 1, 2007, (iv) the Lakeside Office Center property, which was acquired on March 5, 2008, (v) the Thames Valley Five property, which was acquired on March 20, 2008, (vi) the Duke Buckeye Logistic Center property, which was acquired on June 12, 2008, (vii) the Enclave on the Lake property, which was acquired on July 1, 2008, (viii) the Albion Mills Retail Park, which was acquired on July 11, 2008 and (ix) the Afton Ridge Shopping Center property, a joint venture interest which was acquired on September 18, 2008. Our unaudited pro-forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been for the period indicated, nor does it purport to represent our future results of operations. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 has not been included in the presentation of these unaudited pro forma financial statements due to the fact that all properties acquired and investments in unconsolidated joint venture investments are already reflected in the September 30, 2008 unaudited condensed consolidated balance sheet included in our Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2008. For further discussion of the unaudited pro-forma consolidated financial statements, see our Current Report on Form 8-K/A, filed with the SEC on July 17, 2008, our Current Report on Form 8-K, filed with the SEC on September 11, 2008 and our Current Report on Form 8-K/A, filed with the SEC on December 4, 2008, which are incorporated by reference herein.

	Pro Forma Consolidated	Historical Consolidated		Pro Forma Consolidated	Historical Consolidated
	Nine Months Ended September 30,	Nine Months Ended September 30,		Year Ended December 31,	Year Ended December 31,			July 1, 2004 (Date of Commencement) to December 31,
	2008	2008	2007	2007	2007	2006	2005	2004
	(in thousands except share data)
Statement of Operations Data:
Rental	$27,647	$23,631	$7,323	$33,620	$14,024	$6,630	$4,614	$913
Tenant Reimbursements	4,596	4,250	1,592	4,273	2,633	1,830	872	120

Total Revenue	32,243	27,881	8,915	37,893	16,657	8,460	5,486	1,033

Operating and Maintenance	3,248	2,555	769	3,221	1,218	901	374	7
Property Taxes	3,518	3,134	1,004	3,724	1,778	1,103	563	113
Interest	7,993	7,479	2,348	9,315	5,049	1,784	1,195	117
General and Administrative Expense	2,142	2,098	1,182	2,078	1,853	851	359	123
Management Fees to Related Party	3,182	2,495	904	3,693	1,547	739	603	230
Class C Fee to Related Party	—	—	—	—	—	145	459	197
Depreciation and Amortization	13,344	11,457	4,585	17,404	8,050	4,618	2,478	334
Organizational Expenses	—	—	—	—	—	—	—	109
Loss on Transfer of Real Estate Held for Sale to Continuing Operations	3,451	3,451	—	—	—	—	—	—

Total Expenses	36,878	32,669	10,792	39,435	19,495	10,141	6,031	1,230

Interest and Other Income	1,797	1,797	2,198	2,859	2,859	255	460	111

(Loss) Income before Minority Interest	(2,838)	(2,991)	321	1,317	21	(1,426)	(85)	(86)
Minority Interest	9	12	(1)	(2)	5	(1,058)	(7)	(3)
Benefit (Provision) for Income Taxes	41	41	(14)	(279)	(279)	—	—	—
Equity in Earnings (Loss) of Unconsolidated Entities	726	103	—	(956)	(150)	—	—	—

Net (Loss) Income	(2,062)	(2,835)	306	80	(403)	(2,484)	(92)	(89)

Per Share Data:
Basic and Diluted (Loss) Income Per Share	(0.05)	(0.07)	0.02	0.00	(0.02)	(0.35)	(0.01)	(0.01)
Weighted Average Common Shares
Outstanding—Basic and Diluted	41,444,884	41,444,884	15,386,375	18,545,418	18,545,418	7,010,722	6,967,762	6,893,961
Dividend Declared Per Share	$0.44	$0.44	$0.40	$0.54	$0.54	$0.50	$0.42	$0.08

	Pro Forma Consolidated September 30,	Historical Consolidated September 30,	Historical Consolidated December 31,
	2008(1)	2008(1)	2007	2006	2005	2004
	(in thousands)
Balance Sheet Data:
Investments in Real Estate, Net of Accumulated Depreciation and Amortization	$417,510	$417,510	$309,805	$70,650	$57,163	$43,946
Investments in Unconsolidated Entities	115,639	115,639	101	—	—	—
Total Assets	626,499	626,499	435,751	97,807	94,118	73,704
Notes Payable	154,047	154,047	116,876	34,975	34,975	13,250
Loan Payable	—	—	45,000	—	—	—
Total Liabilities	189,106	189,106	189,224	44,834	41,510	18,461
Minority Interest	1,377	1,377	1,495	1,629	242	245
Shareholders’ Equity	436,016	436,016	245,032	51,344	52,366	54,998
Total Liabilities and Shareholders’ Equity	626,499	626,499	435,751	97,807	94,118	73,704

(1)

The pro forma consolidated balance sheet as of September 30, 2008 and the historical consolidated balance sheet as of September 30, 2008 reflect the same numbers due to the fact that all properties acquired and investments in unconsolidated joint venture instruments included in the pro forma statement of operations are already reflected in the historical consolidated column as they were acquired prior to September 30, 2008.

Prior Performance Summary

This section supersedes and replaces the discussion contained in our prospectus under the section “Prior Performance Summary,” which begins on page 71 of our prospectus.

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs managed by CBRE Investors and its affiliates. This information should not be considered as indicative of our possible operations and you should not rely on this information as an indication of our future performance. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs summarized in this section. Investors who purchase our common shares will not thereby acquire an ownership interest in any of the entities to which the following information relates.

The information in this section shows relevant summary information concerning the 14 non-public real estate programs with similar investment objectives to ours, or collectively, the Prior Programs, sponsored by CBRE Investors and its affiliates during the 10 years ended December 31, 2007. Information relating to the Dynamique Bureaux (France) and Commerces Rendement (France) Prior Programs for the year ended December 31, 2007 is not presented as the financial reports for that period are not currently available. Unlike this offering, there were no selling commissions paid in the Prior Programs in which 100% of the amounts raised were invested (Table II) because they were primarily private real estate investment funds specifically designed for institutional pension fund investors to take substantial ownership interests in each fund they invested in. A typical prior program fund generally has multiple institutional investors that collectively own as much as 95% of the equity in the fund. Selling commissions charged in a normal retail investor environment (as in this offering) are not usually present in such institutional investor environments such as the Prior Programs. The estimated selling commissions and the amount estimated to be invested from this offering are set forth under “Estimated Use of Proceeds.” No Prior Program commenced operations prior to 1998 and the 10 year period for which summary information is shown represents all such information since the Prior Program’s inception. The Prior Performance Tables included in our prospectus as Appendix A, or the Tables, set forth information as of the dates indicated regarding certain of these Prior Programs as to (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); (iii) annual operating results of Prior Programs (Table III); (iv) results of completed Prior Programs (Table IV); and (v) sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of this prospectus, provides certain additional information relating to the properties acquired by the Prior Programs with investment objectives similar to ours. We will provide a copy of Table VI to any prospective investor without charge upon written request. Please see “Where You Can Find More Information.” The purpose of this prior performance information is to enable you to evaluate accurately the experience of CBRE Investors and its affiliates in sponsoring real estate programs. The following discussion is intended to summarize briefly the objectives and performance of the Prior Programs and to disclose any material adverse business developments sustained by them.

The financial information included in this section and in the Tables has not been audited but is derived from the audited financial statements and/or sponsor-prepared financial reports relating to each Prior Program, or together, the Financial Information. Certain of the Prior Programs include international real estate investment programs (Strategic Partners UK I, Strategic Partners UK II, Strategic Partners UK III, Partenaires Bureaux, Commerce Rendement, Dynamique Bureaux, Strategic Partners Europe Fund II and Strategic Partners Europe Fund III). We have prepared the Financial Information relating to these Prior Programs in accordance with GAAP, using fair-value-based accounting. The Prior Programs are required by their investors, primarily institutional pension funds, to prepare their financial statements and reports according to GAAP fair-value-based accounting standards applicable in the United States or in their relevant country of domicile. We have presented the Financial Information included in this section and in the Tables for each Prior Program on U.S. fair-value- based accounting (which may also be referred to as the market value basis of accounting), except where otherwise required by Industry Guide 5. Unlike the GAAP historical-cost-based accounting standards used by publicly-registered REITs, like us, fair-value-based accounting reports the assets, liabilities and results of operations of the investment programs based on the estimated fair market values of the assets and liabilities held on the financial statement reporting dates. This primarily includes the recognition of changes in the estimated fair values of real estate assets based on an appraisal process which estimates the current fair values of the real estate assets each reporting period. In addition, fair-value-based accounting also does not record any amortization or depreciation of real estate and long-lived assets, and it records rental income on a contractual basis, rather than on a straight-line basis which is common under historical-cost-based accounting.

With respect to the international real estate investment programs included in this section and in the Tables, we have converted the Financial Information from the applicable currency for each such program to United States dollars, or USD. The functional currency for the Prior Programs in the United Kingdom is Pound Sterling, or GBP, and the functional currency for the other international Prior Programs is the Euro, or EUR. We converted amounts from GBP or EUR, as applicable, to USD using the annual average exchange rate during the year presented in the Tables. The applicable exchange rates are as follows:

	Conversion Rate
Year	Euro	GBP
2007	0.7320360	0.4987090
2006	0.7985850	0.5456040
2005	0.7999320	0.5473010
2004	0.8063680	0.5474140
2003	0.8930350	0.6136930

Our determination as to which of CBRE Investors’ prior programs have investment objectives similar to ours was based primarily on the type of real estate in which the programs invested, whether through acquisitions or development of properties. Generally, we consider programs invested primarily in office, retail, multi-family and industrial properties to have investment objectives similar to ours. We consider programs with investments primarily in residential or resort properties not to have investment objectives similar to ours.

Summary Information

Capital Raising

The total amount of funds raised from approximately 150 investors in the Prior Programs during the 10 years ended December 31, 2007 was approximately $3.5 billion. Please see “Appendix A—Prior Performance Tables—Table I” and “Appendix A—Prior Performance Tables—Table II” for more detailed information about CBRE Investors’ and its affiliates’ experience in raising and investing funds in connection with certain of these Prior Programs as of the dates indicated and the compensation paid to CBRE Investors and its affiliates as the sponsor and manager of these Prior Programs.

Investments

During the 10 years ended December 31, 2007, the aggregate amount of acquisition and development costs of the properties acquired or developed by the Prior Programs was approximately $8.1 billion. The following table gives a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Prior Programs, categorized by type of property, as of December 31, 2007:

Investments

Type of Property	Existing		Construction		Total
Office	$5,076,660,929	62.5%	$85,613,896	1.1%	$5,162,274,825	63.6%
Retail	409,225,924	5.0	40,218,000	0.5	449,443,924	5.5
Multi-family	34,297,708	0.4	591,377,000	7.3	625,674,708	7.7
Industrial	1,044,873,201	12.9	29,072,886	0.3	1,073,946,087	13.2
Mixed Use/Other	734,347,956	9.0	78,619,000	1.0	812,966,956	10.0

Total:	$7,299,405,718	89.8%	$824,900,782	10.2%	$8,124,306,500	100.0%

During the 10 years ended December 31, 2007, approximately 217 properties were acquired or developed by the Prior Programs. The table below gives further details about the properties acquired or developed by the Prior Programs during the 10 years ended December 31, 2007:

	Domestic Programs		International Programs		Properties Acquired or Developed
Location	#	Cost	#	Cost	#	Cost

United States:
California	40	$1,371,913,607	—	$—	40	$1,371,913,607
Texas	23	884,629,261	—	—	23	884,629,261
Georgia	8	515,716,499	—	—	8	515,716,499
Massachusetts	3	195,866,546	—	—	3	195,866,546
Illinois	7	323,760,000	—	—	7	323,760,000
New Jersey	2	151,272,064	—	—	2	151,272,064
Florida	4	134,650,110	—	—	4	134,650,110
Minnesota	1	139,627,000	—	—	1	139,627,000
Virginia	1	29,344,000	—	—	1	29,344,000
Washington, DC.	1	74,052,000	—	—	1	74,052,000
New York	3	175,435,000	—	—	3	175,435,000
Colorado	3	202,947,096	—	—	3	202,947,096
Washington	1	25,817,958	—	—	1	25,817,958
Arizona	1	22,534,279	—	—	1	22,534,279
Nevada	1	75,708,000	—	—	1	75,708,000
Missouri	1	7,527,521	—	—	1	7,527,521
Connecticut	1	76,563,000	—	—	1	76,563,000
Hawaii	1	25,100,000	—	—	1	25,100,000
United Kingdom	3	151,557,532	63	1,960,873,245	66	2,112,430,777
France	—	—	31	629,351,990	31	629,351,990
Belgium	—	—	4	167,229,016	4	167,229,016
Italy	—	—	3	101,048,890	3	101,048,890
Germany	2	45,157,000	4	281,770,101	6	326,927,101
Norway	1	29,846,000	—	—	1	29,846,000
Netherlands	—	—	1	226,013,785	1	226,013,785
Japan	2	76,257,000	—	—	2	76,257,000
China	1	22,738,000	—	—	1	22,738,000

Total:	111	$4,758,019,473	106	$3,366,287,027	217	$8,124,306,500

166 properties were acquired or developed by the Prior Programs during the five-year period ended December 31, 2007. The aggregate acquisition and development cost of these properties totaled approximately $6.4 billion as of December 31, 2007.

Generally, acquisitions of completed properties were financed with a combination of mortgage financing and investor equity, including debt financing secured by investors’ commitments to make equity investments. Development projects generally were financed with a combination of construction financing and investor equity. Upon completion of a project, construction financing is generally retired and replaced with either equity or permanent mortgage financing.

A more detailed description of these acquisitions and developments by certain of these Prior Programs with investment objectives similar to ours can be found in Prior Performance Table VI, which is included in Part II of the registration statement for this offering and which is not part of this prospectus.

Sales

Approximately 99 properties or participating mortgage investments were sold by the Prior Programs during the 10 years ended December 31, 2007. The aggregate sales price of such properties and participating mortgage investments was approximately $3.7 billion and the aggregate original acquisition and development cost was approximately $2.9 billion.

Please see “Appendix A—Prior Performance Tables—Table III” for information about the operating results of certain of these Prior Programs as of the dates indicated and “Appendix A—Prior Performance Tables—Table V” for more detailed information about individual property sales as of the dates indicated by certain of these Prior Programs. Included in “Appendix A—Prior Performance Tables—Table III” but excluded from “Appendix A—Prior Performance Tables—Table V” are the Global Innovation Partners, LLC, or GIP, sales and distributions of Digital Realty Trust, L.P. operating partnership units over the three year period ended December 31, 2007. During this period, GIP sold operating partnership units for cash proceeds of approximately $252,027,000 and also distributed operating partnership units to its members with a market value of approximately $535,872,000 at the time of distribution. The cost basis in the operating partnership units sold and distributed during the three year period ended December 31, 2007 was approximately $191,490,821.

Distributions

As presented in Appendix A—Prior Performance Tables—Table III, cash deficiencies after cash distributions represents distributions to investors in excess of current period operations, sales and refinancings that were funded by retained prior period cash flows from operations, sales and refinancings that were previously undistributed. The only exception to this is the cash deficiency in 2003 at Strategic Partners III which was not the result of a cash distribution to investors, but the result of an operating loss in the same period.

Performance of Completed Programs

The Retail Enhancement Fund, or REF, was the only completed Prior Program that did not perform as expected. Strategic Partners I, Strategic Partners II, Partenaires Bureaux and Strategic Partners—UK represent Prior Programs that have completed and performed as expected. REF made an investment in a joint venture that acquired underutilized and undervalued retail real estate located in major metropolitan areas. During the joint venture’s period of operations, the venture acquired four properties, three of which underperformed. Two properties in the portfolio were located in Seattle, Washington and San Francisco, California, and these properties were affected by rents and occupancy levels that were lower than expected, primarily as a result of the decline of companies in the technology industry during the venture’s operating period. The other property in the portfolio that underperformed was located in Tampa Bay, Florida. The anchor tenant declared bankruptcy and ceased operating and paying rent, which negatively affected the sales generated by the other tenants at the property, many of whom had co-tenancy clauses dependent on the occupancy of this anchor tenant. Please see “Appendix A—Prior Performance Tables—Table IV” for more information about REF’s results.

Investment Objectives

All funds raised from investors by the Prior Programs in the 10 years ended December 31, 2007 were invested in programs with investment objectives similar to ours.

Management of the Company

This section contains certain information that supplements and updates the information under the section “Management of the Company—Our Executive Officers and Trustees,” which begins on page 83 of our prospectus.

On October 24, 2008, our board of trustees appointed Philip L. Kianka as our Chief Operating Officer and Executive Vice President.

Mr. Kianka has been the Director of Operations of CBRE Advisors LLC, our Investment Advisor, since January 2006. Mr. Kianka has over 23 years of experience in acquisitions, asset and portfolio management, development and dispositions of real estate. Prior to joining the Investment Advisor, Mr. Kianka was a Vice President and senior asset manager for Lexington Corporate Properties Trust from 1997 to 2005. Mr. Kianka also spent 13 years as Vice President at Merrill Lynch Hubbard, a real estate investment subsidiary of Merrill Lynch, which acquired, operated and sold over $1.8 billion of real estate investments on behalf of over 240,000 investors. Mr. Kianka received a B.A. and a MArch from Clemson University in Clemson, South Carolina and is a licensed architect and member of the American Institute of Architects. Mr. Kianka is 52 years old.

The Investment Advisor

This section contains certain information that supplements and updates the information under the section “The Investment Advisor—The Advisory Agreement,” which begins on page 100 of our prospectus.

On October 24, 2008, our board of trustees approved the renewal of the advisory agreement with our Investment Advisor for an additional one-year period.

Description of Shares

Transfer Restrictions

The third paragraph following the caption “Description of Shares—Transfer Restrictions” beginning on page 118 of our prospectus is deleted and replaced in its entirety with the following:

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares that resulted in a transfer of shares to the trust in the manner described below, is required to give notice immediately to us, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on us.

The first sentence in the seventh paragraph following the caption “Description of Shares—Transfer Restrictions” beginning on page 118 of our prospectus is deleted and replaced in its entirety with the following:

Every record holder of 0.5% or more (or such other percentage as required by the Internal Revenue Code and the related Treasury regulations) of all classes or series of our shares, including our common shares on any dividend record date during each taxable year, within 30 days after the end of the taxable year, shall be required to give written notice to us stating the name and address of such record holder, the number of shares of each class and series of our shares which the record holder beneficially owns and a description of the manner in which such shares are held.

Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

Removal of Trustees

The first paragraph following the caption “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Removal of Trustees” beginning on page 125 of our prospectus is deleted and replaced in its entirety with the following:

Our declaration of trust provides that a trustee may be removed from office only for cause (as defined in our declaration of trust) and only by the affirmative vote of at least a majority of the votes entitled to be cast by our shareholders generally in the election of our trustees.

Certain U.S. Federal Income Tax Consequences

The following discussion supplements the “Certain U.S. Federal Income Tax Consequences” section of our prospectus, which begins on page 133 of our prospectus.

Additional Certain U.S. Federal Income Tax Consequences

Recent Tax Law Changes

On July 30, 2008, President Bush signed into law “The Housing and Economic Recovery Act of 2008”, or the Act. The Act contains a number of provisions applicable to REITs and is generally effective for our taxable year beginning on January 1, 2009. As noted below, however, certain provisions are effective after the date of enactment. Some of the provisions address the treatment of foreign currency gains and income from hedging transactions for purposes of the REIT 75% and 95% income tests, while other provisions modify the REIT asset tests and REIT the prohibited transaction safe harbor. The following is a summary of the Act’s changes that are relevant to us. Investors should review the discussion in the accompanying prospectus under the heading “Certain U.S. Federal Income Tax Consequences” for a more detailed summary of the U.S. federal income tax consequences of the purchase, ownership and disposition of our common shares.

REIT Income Tests

The Act revised the tax treatment of certain foreign currency gains for purposes of the REIT 75% and 95% income tests. Income from foreign currency gains that qualifies as “real estate foreign exchange gain” is exempt from both the 75% and 95% income tests, while income from foreign currency gains that qualifies as “passive foreign exchange gain” is exempt from the 95% income test, but is treated as non-qualifying income for the 75% income test.

“Real estate foreign exchange gain” is foreign currency gain attributable to (i) any item of income or gain which qualifies for purposes of the 75% income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under debt obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes foreign currency gain attributable to a qualified business unit, or QBU, of the REIT if the QBU meets the REIT 75% income test for the taxable year and the 75% asset test at the close of each quarter of the taxable year that the REIT directly or indirectly owned an interest in the QBU.

“Passive foreign exchange gain” includes all real estate foreign exchange gain plus foreign currency gain attributable to (i) any item of income or gain which qualifies for purposes of the REIT 95% income test, (ii) the acquisition or ownership of debt obligations and (iii) becoming or being the obligor under debt obligations.

The Act also granted the Treasury Department the authority to expand the definition of real estate foreign exchange gain and passive foreign exchange gain to include other items of foreign currency gain.

The Act provides that “qualified hedging income” (as described below) derived from transactions entered into by us on or after the date of the Act’s enactment is excluded from both the REIT 75% and 95% income tests. Historically, “qualified hedging income” was defined as income derived from transactions that hedge indebtedness incurred or to be incurred by us to acquire or carry real estate assets. Under the Act, “qualified hedging income” is expanded to include income recognized by us from a transaction primarily entered into to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% income tests. Under both prior law and the Act we are also required to properly identify our hedges in our books and records.

REIT Asset Tests

Under the Act, for taxable years beginning after January 1, 2009, (i) we may hold up to 25% (as opposed to 20% under prior law) of our assets in the form of securities issued by a taxable REIT subsidiary, (ii) if we meet the REIT asset tests as of the close of a quarter, we will not fail to meet such tests at the end of a subsequent quarter solely because of a discrepancy caused by a change in foreign currency exchange rates, and (iii) for purposes of the REIT 75% asset test, “cash” includes foreign currency if we (or a QBU) use the foreign currency as our functional currency, but only to the extent that such foreign currency is held for use in the normal course of our (or the QBU’s) activities that produce income qualifying for purposes of the REIT 75% or 95% income tests.

Prohibited Transaction Safe Harbor

We are subject to a 100% penalty tax on income from prohibited transactions (generally, income derived from the sale of property primarily held for sale to customers in the ordinary course of business). However, the Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, among other things, (i) we must have held the property for at least 4 years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for 4 years for the production of rental income) and (ii) during the taxable year the property is disposed of, we must not have made more than 7 property sales or, alternatively, the aggregate adjusted basis of all of the properties sold by us during the taxable year must not exceed 10% of the aggregate adjusted basis all of our assets as of the beginning of the taxable year.

Under the Act, with respect to property dispositions on or after the date of enactment, the safe harbor holding period is reduced to 2 years. In addition, the 10% ceiling may be satisfied by reference to either the adjusted basis or the fair market value of our assets.

With respect to prohibited transactions occurring on or after the date of enactment, any foreign currency gain attributable to a prohibited transaction will be taken into account in determining net income subject to the 100% prohibited transaction penalty tax.

Common Shares Available for Future Sale

This section supersedes and replaces the discussion contained in our prospectus under the heading “Common Shares Available for Future Sale”, which appears on page 154 of our prospectus.

General

All common shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined by Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which will require us to file periodic reports under the Exchange Act).

Plan of Distribution

This section contains certain information that supplements and updates the information under the section “Plan of Distribution—Purchases Net of Selling Commissions and the Marketing Support Fee,” which appears on page 157 of our prospectus.

On September 26, 2008, we entered into a selected dealer agreement with the Dealer Manager, the Investment Advisor, the Sponsor and Ameriprise Financial Services, Inc., or Ameriprise, pursuant to which Ameriprise was appointed as a soliciting dealer in our current initial public offering. Subject to certain limitations set forth in the selected dealer agreement, we, the Dealer Manager, the Investment Advisor and the Sponsor, jointly and severally, have agreed to indemnify Ameriprise against certain liabilities, including liabilities under the Securities Act, and liabilities resulting from the breach by us, the Dealer Manager, the Investment Advisor, or the Sponsor of the selected dealer agreement. In connection with the selected dealer agreement, we separately agreed to indemnify and reimburse the Dealer Manager, the Investment Advisor and the Sponsor under certain circumstances for any amounts each of them is required to pay pursuant to this indemnification.

Experts

The consolidated financial statements and the related financial statement schedule of CB Richard Ellis Realty Trust and subsidiaries as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, incorporated in this Supplement No. 24 by reference from the CB Richard Ellis Realty Trust Current Report on Form 8-K dated December 23, 2008 and filed with the SEC on December 23, 2008 and the effectiveness of CB Richard Ellis Realty Trust’s internal control over financial reporting as of December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and direct operating expenses of the Bolingbrook Point III building for the year ended December 31, 2006, incorporated in this Supplement No. 24 by reference from our Current Report on Form 8-K/A dated July 1, 2008 and filed with the SEC on July 17, 2008, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses of the Carolina Portfolio for the year ended December 31, 2006, incorporated in this Supplement No. 24 by reference from our Current Report on Form 8-K/A dated July 1, 2008 and filed with the SEC on July 17, 2008, has been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to the purpose of the statements), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses of the Carolina II Portfolio for the year ended December 31, 2006, incorporated in this Supplement No. 24 by reference from our Current Report on Form 8-K/A dated July 1, 2008 and filed with the SEC on July 17, 2008, has been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report, (which report expresses an unqualified opinion and includes an explanatory paragraph related to the purpose of the statements), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and direct operating expenses of Lakeside Office Center for the year ended December 31, 2007, incorporated in this Supplement No. 24 by reference from our Current Report on Form 8-K/A dated July 1, 2008 and filed with the SEC on July 17, 2008, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and direct operating expenses of the Enclave on the Lake building for the year ended December 31, 2007, incorporated in this Supplement No. 24 by reference from our Current Report on Form 8-K/A dated July 1, 2008 and filed with the SEC on July 17, 2008, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and direct operating expenses of Afton Ridge for the year ended December 31, 2007, incorporated in this Supplement No. 24 by reference from our Current Report on Form 8-K/A dated September 18, 2008 and filed with the SEC on December 4, 2008, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Incorporation of Certain Information by Reference

This Supplement No. 24 to our prospectus dated April 25, 2008 “incorporates by reference” certain information we file with the SEC, in accordance with the rules and regulations of the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this Supplement No. 24. The following documents filed with the SEC are incorporated by reference into this Supplement No. 24:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 15, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 14, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 14, 2008;

•	Our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2008, filed on December 3, 2008;

•	Our Current Report on Form 8-K, dated May 5, 2008, filed on May 6, 2008;

•	Our Current Report on Form 8-K/A, dated March 20, 2008, filed on May 12, 2008;

•	Our Current Report on Form 8-K/A, dated March 5, 2008, filed on May 12, 2008;

•	Our Current Report on Form 8-K, dated June 10, 2008, filed on June 16, 2008;

•	Our Current Report on Form 8-K, dated June 12, 2008, filed on June 16, 2008;

•	Our Current Report on Form 8-K, dated July 1, 2008, filed on July 3, 2008;

•	Our Current Report on Form 8-K/A, dated July 1, 2008, filed on July 17, 2008;

•	Our Current Report on Form 8-K, dated July 25, 2008, filed on July 31, 2008;

•	Our Current Report on Form 8-K, dated June 30, 2008, filed on September 11, 2008;

•	Our Current Report on Form 8-K, dated September 18, 2008, filed on September 22, 2008;

•	Our Current Report on Form 8-K, dated September 26, 2008, filed on September 30, 2008;

•	Our Current Report on Form 8-K, dated September 30, 2008, filed on October 6, 2008;

•	Our Current Report on Form 8-K, dated October 7, 2008, filed on October 8, 2008;

•	Our Current Report on Form 8-K, dated October 23, 2008, filed on October 28, 2008;

•	Our Current Report on Form 8-K, dated November 18, 2008, filed on November 19, 2008;

•	Our Current Report on Form 8-K/A, dated September 18, 2008, filed on December 4, 2008;

•	Our Current Report on Form 8-K, dated December 10, 2008, filed on December 15, 2008;

•	Our Current Report on Form 8-K, dated December 23, 2008, filed on December 23, 2008; and

•	Our Proxy Statement on Schedule 14A for our 2008 Annual Meeting of Shareholders, filed on April 28, 2008.

You can obtain any of the documents incorporated by reference in this Supplement No. 24 from us, or from the SEC through the SEC’s website at the address www.sec.gov. We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any written requests for documents to CB Richard Ellis Realty Trust, 17 Hulfish Street, Suite 280, Princeton, New Jersey 08542, or call (609) 683-4900. Such documents may also be accessed on our website at www.cbrerealtytrust.com. The information found on, or otherwise accessible through, our website is not incorporated information and does not form part of this supplement, our prospectus or any other report or document we file or furnish with the SEC.

APPENDIX A

Prior Performance Tables

The following section supersedes and replaces the prior performance tables included in our prospectus, which begins on page A-1 of our prospectus.

The following prior performance tables, or the Tables, provide information relating to the real estate investment programs sponsored by CBRE Investors and its affiliates, the Prior Programs, all of which have investment objectives similar to ours. CBRE Investors’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations to which CBRE REIT is subject. In addition, CB Richard Ellis Realty Trust, or CBRE REIT, is CBRE Investors’ first publicly-offered investment program and CBRE Investors has never operated a REIT before. Because of these facts, investors in CBRE REIT should not assume that the prior performance of CBRE Investors will be indicative of CBRE REIT’s future performance.

The financial information included in the Tables has not been audited but is derived from the audited financial statements and/or sponsor-prepared financial reports relating to each Prior Program, together, the Financial Information. Certain of the Prior Programs include international real estate investment programs (Strategic Partners UK I, Strategic Partners UK II, Strategic Partners UK III, Partenaires Bureaux, Commerce Rendement, Dynamique Bureaux, Strategic Partners Europe Fund II and Strategic Partners Europe Fund III). We have prepared the Financial Information relating to these Prior Programs in accordance with generally accepted accounting principles, or GAAP, using fair-value-based accounting. The Prior Programs are required by their investors, primarily institutional pension funds, to prepare their financial statements and reports according to GAAP fair-value-based accounting standards applicable in the United States or in their relevant country of domicile. We have presented the Financial Information in the Tables for each Prior Program on U.S. fair-value-based accounting (which may also be referred to as the market value basis of accounting), except where otherwise required by Industry Guide 5. Unlike the GAAP historical-cost-based accounting standards used by publicly-registered REITs, like us, fair-value-based accounting reports the assets, liabilities and results of operations of the investment programs based on the estimated fair market values of the assets and liabilities held on the financial statement reporting dates. This primarily includes the recognition of changes in the estimated fair values of real estate assets based on an appraisal process which estimates the current fair values of the real estate assets each reporting period. In addition, fair-value-based accounting also does not record any amortization or depreciation of real estate and long-lived assets, and it records rental income on a contractual basis, rather than on a straight-line basis which is common under historical-cost-based accounting.

With respect to the international real estate investment programs included in the Tables, we have converted the Financial Information from the applicable currency for each such program to United States dollars, or USD. The functional currency for the Prior Programs in the United Kingdom is Pound Sterling, or GBP, and the functional currency for the other international Prior Programs is the Euro, or EUR. We converted amounts from GBP or EUR, as applicable, to USD using the annual average exchange rate during the year presented in the Tables. The applicable exchange rates are as follows:

	Conversion Rate
Year	Euro	GBP
2007	0.7320360	0.4987090
2006	0.7985850	0.5456040
2005	0.7999320	0.5473010
2004	0.8063680	0.5474140
2003	0.8930350	0.6136930

The Tables below provide information on the performance of a number of private programs of CBRE Investors. This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the Tables. In addition, you may not experience any return on your investment. If you purchase our shares, you will not acquire any ownership in any of the programs to which the Tables relate.

The following Tables are included herein:

TABLE I Experience in Raising and Investing Funds

TABLE II Compensation to Sponsor

TABLE III Operating Results of Prior Programs

TABLE IV Results of Completed Programs

TABLE V Sales or Disposals of Properties

Additional information relating to the acquisition of properties by CBRE Investors’ prior programs is contained in Table VI, which is included in Part II of the registration statement of which this Supplement No. 24 is a part, which CBRE REIT has filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon request. See also “Summary.”

Our determination as to which of CBRE Investors’ prior programs have investment objectives similar to ours was based primarily on the type of real estate in which the programs invested, whether through acquisitions or development of properties. Generally, we consider programs invested primarily in office, retail, multi-family and industrial properties to have investment objectives similar to ours. We consider programs with investments primarily in residential or resort properties not to have investment objectives similar to ours.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes the experience of CBRE Investors as a sponsor in raising and investing funds in the Prior Programs for which the offerings have closed during the three years ended December 31, 2007. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested.

	As of December 31, 2007
	Strategic Partners IV	Strategic Partners Asia II	Strategic Partners UK II	Dynamique Bureaux(3)	Strategic Partners Europe II	Strategic Partners UK III	Strategic Partners Europe III
Dollar amount committed	1,172,446,000	344,203,000	404,244,140	76,111,879	219,771,967	881,455,179	1,026,629,980
Dollar amount raised	723,782,000	3,242,000	365,605,921	76,111,879	219,771,967	110,284,755	41,065,200
Percentage amount raised (to committed)	62%	1%	90%	100%	100%	13%	4%
Less offering expenses:
Selling commissions	—	—	—	—	—	—	—
Organizational expenses – $	600,000	1,000,000	600,000	318,777	687,558	672,686	1,252,215
Organizational expenses – %	0.05%	0.29%	0.15%	0.42%	0.31%	0.08%	0.12%
Reserves	—	—	—	—	—	—	—
Percent available for investment	99.95%	99.71%	99.85%	99.58%	99.69%	99.92%	99.88%
Acquisition & development costs:
Prepaid items & fees	—	—	—	—	—	—	—
Purchase price – $(1)	1,271,304,910	95,988,956	819,562,715	134,521,164	404,361,587	771,243,806	555,058,563
Purchase price – %(1)	175.65%	2960.79%	224.17%	176.74%	183.99%	699.32%	1351.65%
Acquisition fees – $	400,000	893,000	—	2,205,318	3,423,245	—	6,521,319
Acquisition fees – %	0.06%	27.54%	0.00%	2.90%	1.56%	0.00%	15.88%
Other capitalized costs	197,153,090	2,113,044	68,375,183	7,856,512	65,075,947	144,269,575	16,184,746
Other capitalized costs – %	27.24%	65.18%	18.70%	10.32%	29.61%	130.82%	39.41%
Total acq & dev costs $ (1)	1,468,858,000	98,995,000	887,937,898	144,582,994	472,860,779	915,513,381	577,764,628
Total acq & dev costs – %	202.94%	3053.52%	242.87%	189.96%	215.16%	830.14%	1406.94%
Percent leveraged(4)	51%	97%	59%	47%	54%	88%	93%
Date offering commenced	May-05	Jan-07	Sep-04	May-05	May-05	Aug-06	Aug-06
Closing date	Dec-05	Oct-07 (2)	May-05	Dec-05	Aug-05	Sep-06	May-07
Length of offering	8 months	10 months	11 months	7 months	4 months	2 months	10 months
Months to invest 90% of amount available for investment	continuing	continuing	N/A	N/A	N/A	N/A	N/A

(1)	Total acquisition and development costs includes both debt-and equity-financed payments.

(2)	First closing date. Final closing date January 2008.

(3)

Information provided is for the two years ended December 31, 2006. Information relating to this Prior Program for the year ended December 31, 2007 is not presented as the financial reports for that period are not currently available.

(4)

Percent leveraged is calculated by dividing the amount of total acquisition and development costs less the dollar amount raised by the total acquisition and development costs. Each of these amounts are presented in this table.

TABLE II

COMPENSATION TO SPONSOR

Table II summarizes the amount and type of compensation paid to CBRE Investors and its affiliates during the three years ended December 31, 2007 in connection with ongoing operations of the Prior Programs.

	As of December 31, 2007
	Strategic Partners IV	Strategic Partners Asia II	Strategic Partners UK II	Dynamique Bureaux(3)	Strategic Partners Europe II	Strategic Partners UK III	Strategic Partners Europe III
Date offering commenced	May-05	Jan-07	Sep-04	May-05	May-05	Aug-06	Aug-06
Dollar amount raised	723,782,000	3,242,000	365,605,921	76,111,879	219,771,967	110,284,755	41,065,200
Amount paid to sponsor from proceeds of offering(1):
Underwriting fees	—	—	—	—	—	—	—
Acquisition fees	400,000	893,000	—	2,205,318	3,423,245	—	6,521,319
Real estate commissions paid to affiliate	—	—	—	—	—	—	—
Advisory fees	—	—	—	—	—	—	—
Loan origination fees	1,937,000	—	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor(4)	5,091,000	(265,000)	25,185,770	(18,636,040)	(54,878,636)	(1,593,990)	(694,339)
Amount paid to sponsor from operations(1):
Property mgmt fees	1,796,000	—	3,460,993	—	—	457,050	665,989
Construction supervision fees	1,117,000	—	—	—	—	—	—
Partnership & asset mgmt fees	24,054,000	1,012,000	13,899,419	961,621	5,795,414	14,274,881	10,638,363
Reimbursements	3,589,000	—	2,440,351	—	—	2,074,561	119,889
Leasing commissions	7,909,000	—	24,029	—	2,400,653	—	4,146,945
Other fees	—	—	—	13,276	674,901	—	—
Dollar amount of cash generated from property sales and refinancing before deducting payments to sponsor(2):
Cash	21,300,000	—	36,298,773	—	98,093,983	—	—
Notes	—	—	—	—	—	—	—
Amount paid to sponsor from property sales and refinancing(1):
Real estate commissions paid to affiliate	—	—	—	—	—	—	—
Advisory disposition fees	—	—	—	—	—	—	—
LP incentive interest—held by advisor	—	—	—	—	—	—	—

(1)	Amounts paid to our sponsor are presented on the accrual basis of accounting.

(2)	Derived by adding the fees listed below this caption in the table to the cash generated from property sales and joint venture interest redemptions.

(3)

Information provided is for the two years ended December 31, 2006. Information relating to this Prior Program for the year ended December 31, 2007 is not presented as the financial reports for that period are not currently available.

(4)

Derived by adding amounts paid to our sponsor for property management fees, construction supervision fees, partnership and asset management fees, reimbursements, leasing commissions and other fees, all as presented in this table, to net cash flows provided by or used in operating activities as presented in the Prior Programs’ statements of cash flows. Certain of these fees were capitalized as costs of the properties and were classified as investing activities in the statements of cash flows rather than as reductions of operating cash flows.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of the Prior Programs, the offerings of which have closed during the five years ended December 31, 2007.

	Strategic Partners I 2003(2)	Strategic Partners I 2004(2)	Strategic Partners I 2005(2)	Strategic Partners I 2006(2)	Strategic Partners II 2003(2)	Strategic Partners II 2004(2)	Strategic Partners II 2005(2)	Strategic Partners II 2006(2)
Gross revenues	52,810,000	34,254,000	17,488,000	404,000	48,037,000	43,995,000	32,507,000	2,469,000
Profit (loss) on sale of properties	35,165,000	4,627,000	80,738,000	(10,926,000)	—	52,723,000	123,950,000	28,709,000
Less: Operating expenses	(27,187,000)	(23,252,000)	(11,582,000)	(228,000)	(26,177,000)	(27,212,000)	(21,454,000)	(1,008,000)
Interest expense	(10,316,000)	(7,785,000)	(2,167,000)	—	(8,367,000)	(8,093,000)	(6,238,000)	(19,000)
Unrealized appreciation (depreciation)	(13,462,000)	12,999,000	(55,908,000)	5,130,000	52,313,000	21,051,000	(69,941,000)	(5,498,000)
Other gain (loss)	—	—	—	—	—	—	—	—

Net income (loss) GAAP basis	37,010,000	20,843,000	28,569,000	(5,620,000)	65,806,000	82,464,000	58,824,000	24,653,000

Taxable income (loss):
From operations	22,390,755	405,082	(25,162,501)	(154,080)	6,678,142	22,290,191	7,586,828	25,215,198
From gain (loss) on sale	24,732,342	7,818,294	121,541,509	(5,222,225)	—	33,327,365	131,697,021	6,344,044

Net income (loss) tax basis	47,123,097	8,223,376	96,379,008	(5,376,305)	6,678,142	55,617,556	139,283,849	31,559,242

Cash generated (deficiency) from operations	10,518,000	9,155,000	1,059,000	(1,167,000)	9,314,000	13,334,000	(2,018,000)	7,298,000
Cash generated from sales	99,379,000	53,730,000	299,755,000	13,527,000	—	129,622,000	294,003,000	76,505,000
Cash generated from refinancing & other(3)	(7,449,000)	4,266,000	(39,507,000)	(6,887,000)	24,866,000	(29,313,000)	2,198,000	(507,000)

Total cash generated from operations, acquisitions, sales, capital contributions and refinancing	102,448,000	67,151,000	261,307,000	5,473,000	34,180,000	113,643,000	294,183,000	83,296,000

Less cash distributions to investors:
From operating cash flow	(10,518,000)	(9,155,000)	(1,059,000)	—	(11,407,000)	(13,315,000)	—	(3,797,000)
From sales and refinancing	(61,186,000)	(80,045,000)	(262,941,000)	(9,550,000)	—	(124,236,000)	(300,423,000)	(80,498,000)

Cash generated (deficiency) after cash distributions	30,744,000	(22,049,000)	(2,693,000)	(4,077,000)	22,773,000	(23,908,000)	(6,240,000)	(999,000)

Special items (not including sales & refinancing)
Periodic principal payments and loan fees	(3,108,000)	(3,195,000)	(367,000)	—	(1,166,000)	(353,000)	(488,000)	(36,000)
Other	—	—	—	(772,000)	(1,000)	(19,000)	(60,000)	(605,000)

Cash generated (deficiency) after cash distributions and special items(1)	27,636,000	(25,244,000)	(3,060,000)	(4,849,000)	21,606,000	(24,280,000)	(6,788,000)	(1,640,000)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary income (loss):
from operations from recapture	69	1	(78)	—	27	81	26	84
Capital gain (loss)	76	24	375	(16)	—	121	445	21

Total taxable income (loss)	145	25	297	(16)	27	202	471	105

Source—Cash Distributions to Investors	(90)	(72)	(194)	(29)	(47)	(156)	(360)	(280)
Source (GAAP) from investment income from return of capital	(131)	(203)	(621)	—	—	(345)	(655)	—

Total Distributions on GAAP Basis	(221)	(275)	(815)	(29)	(47)	(501)	(1,015)	(280)

Source—Cash Distributions to Investors (cash basis)
Sales	(189)	(247)	(812)	—	—	(453)	(1,015)	(276)
Refinancing	—	—	—	—	—	—	—	—
Operations	(32)	(28)	(3)	(29)	(47)	(48)	—	(4)
Other	—	—	—	—	—	—	—	—

Total Distributions on Cash Basis	(221)	(275)	(815)	(29)	(47)	(501)	(1,015)	(280)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	—	—	—	—	—	—	—	—

(1)

Current distributions to investors which exceeded current period operations, sales and refinancings, were funded by retained prior period cash flows from operations, sales and refinancings that were previously undistributed.

(2)

The operating results for these Prior Programs are presented in accordance with GAAP, using fair-value-based accounting applicable in the Prior Programs’ countries of domicile, as required by the Prior Programs’ investors. We have converted the amounts from GBP, or EUR, as applicable, to USD using the average annual exchange rates during each of the five years ended December 31, 2007, as set forth on page A-1 of this Supplement No. 24.

(3)	Consists of cash generated from capital contributions and net loan proceeds, less cash used in acquisitions of properties, acquisitions of other investments, and additions to properties.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (CONT’D)
	Strategic Partners III 2003(2)	Strategic Partners III 2004(2)	Strategic Partners III 2005(2)	Strategic Partners III 2006(2)	Strategic Partners III 2007(2)	Global Innov. Partner Fund 2003(2)	Global Innov. Partner Fund 2004(2)	Global Innov. Partner Fund 2005(2)	Global Innov. Partner Fund 2006(2)	Global Innov. Partner Fund 2007(2)	Strategic Partners IV 2005(2)	Strategic Partners IV 2006(2)	Strategic Partners IV 2007(2)	Strategic Partners Asia II 2007(2)
Gross revenues	—	9,867,000	42,292,000	71,503,000	67,341,000	57,958,000	81,194,000	27,217,000	18,664,000	456,000	247,000	40,668,000	100,443,000	208,000
Profit (loss) on sale of properties	—	2,128,000	5,567,000	20,276,000	92,676,000	—	14,631,000	61,542,000	(47,150,000)	39,435,000	—	—	—	—
Less: Operating expenses	(819,000)	(8,111,000)	(31,571,000)	(31,148,000)	(30,623,000)	(22,220,000)	(31,630,000)	(8,511,000)	(3,902,000)	(2,057,000)	(1,634,000)	(44,068,000)	(71,898,000)	(2,216,000)
Interest expense	—	(3,554,000)	(14,309,000)	(12,549,000)	(12,667,000)	(11,000,000)	(21,196,000)	(1,393,000)	(2,949,000)	(2,209,000)	(182,000)	(23,825,000)	(46,098,000)	(177,000)
Unrealized appreciation (depreciation)	—	3,702,000	81,917,000	64,357,000	22,418,000	15,764,000	150,951,000	216,120,000	298,075,000	92,392,000	—	91,994,000	132,542,000	7,523,000
Other gain (loss)	—	—	—	—	—	—	—	—	—	—	—	—	—	1,028,000

Net income (loss) GAAP basis	(819,000)	4,032,000	83,896,000	112,439,000	139,145,000	40,502,000	193,950,000	294,975,000	262,738,000	128,017,000	(1,569,000)	64,769,000	114,989,000	6,366,000

Taxable income (loss):
From operations	(229,170)	(971,129)	1,101,608	37,115,281	21,327,935	17,694,709	24,200,056	27,476,784	20,111,794	20,572,121	(656,199)	(9,735,081)	54,169	—
From gain (loss) on sale	—	—	5,053,353	9,167,012	93,381,954	(15,000,000)	14,898,723	7,541,527	168,473,921	48,386,204	—	—	5,220,504	—

Net income (loss) tax basis	(229,170)	(971,129)	6,154,961	46,282,293	114,709,889	2,694,709	39,098,779	35,018,311	188,585,715	68,958,325	(656,199)	(9,735,081)	5,274,673	—

Cash generated (deficiency) from operations	(725,000)	1,867,000	(2,211,000)	18,644,000	5,182,000	26,348,000	22,885,000	12,348,000	16,495,000	(2,595,000)	288,000	(11,679,000)	(21,983,000)	(1,277,000)
Cash generated from sales	(4,000,000)	7,706,000	31,589,000	97,732,000	308,707,000	—	45,881,000	178,008,000	263,429,000	110,857,000	—	—	21,300,000	—
Cash generated from refinancing & other(3)	8,000,000	(5,897,000)	9,449,000	(37,908,000)	(102,049,000)	57,836,000	33,698,000	1,269,000	(1,331,000)	(14,283,000)	16,536,000	84,173,000	(32,866,000)	6,916,000

Total cash generated from operations, acquisitions, sales, capital contributions and refinancing	3,275,000	3,676,000	38,827,000	78,468,000	211,840,000	84,184,000	102,464,000	191,625,000	278,593,000	93,979,000	16,824,000	72,494,000	(33,549,000)	5,639,000

Less cash distributions to investors:
From operating cash flow	—	—	—	(18,644,000)	(5,182,000)	(21,254,000)	(17,850,000)	(19,128,000)	(16,495,000)	—	—	—	—	—
From sales and refinancing	—	—	—	(67,554,000)	(212,766,000)	(55,921,000)	(81,541,000)	(173,833,000)	(262,693,000)	(85,331,000)	—	—	—	—

Cash generated (deficiency) after cash distributions	3,275,000	3,676,000	38,827,000	(7,730,000)	(6,108,000)	7,009,000	3,073,000	(1,336,000)	(595,000)	8,648,000	16,824,000	72,494,000	(33,549,000)	5,639,000

Special items (not including sales & refinancing)
Periodic principal payments and loan fees	(1,172,000)	(565,000)	(3,265,000)	(4,271,000)	(90,000)	(5,669,000)	(6,451,000)	—	—	—	(2,671,000)	(5,677,000)	(2,703,000)	(501,000)
Other	—	—	—	(2,000)	(3,461,000)	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items(1)	2,103,000	3,111,000	35,562,000	(12,003,000)	(9,659,000)	1,340,000	(3,378,000)	(1,336,000)	(595,000)	8,648,000	14,153,000	66,817,000	(36,252,000)	5,138,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Ordinary income (loss): from operations from recapture	(344)	(19)	5	91	44	27	37	42	30	31	(411)	(43)	—	—
Capital gain (loss)	—	—	20	22	194	(23)	23	11	255	73	—	—	11	—

Total taxable income (loss)	(344)	(19)	25	113	238	4	60	53	285	104	(411)	(43)	11	—
Source—Cash Distributions to Investors Source (GAAP) from investment income	—	—	—	(161)	(89)	(78)	(15)	(26)	(58)	(129)	—	—	—	—
From return of capital				(50)	(364)	(205)	(165)	(266)	(364)	—	—	—	—	—

Total Distributions on GAAP Basis	—	—	—	(211)	(453)	(283)	(180)	(292)	(422)	(129)	—	—	—	—

Source—Cash Distributions to Investors (cash basis)
Sales	—	—	—	(165)	(442)	(205)	(147)	(263)	(398)	(129)	—	—	—	—
Refinancing
Operations	—	—	—	(46)	(11)	(78)	(33)	(29)	(24)	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Distributions on Cash Basis	—	—	—	(211)	(453)	(283)	(180)	(292)	(422)	(129)	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	—	—	—	—	61%	—	—	—	—	4%	—	—	100%	100%

(1)

Current distributions to investors which exceeded current period operations, sales and refinancings, were funded by retained prior period cash flows from operations, sales and refinancings that were previously undistributed.

(2)

The operating results for these Prior Programs are presented in accordance with GAAP, using fair-value-based accounting applicable in the Prior Programs’ countries of domicile, as required by the Prior Programs’ investors. We have converted the amounts from GBP, or EUR, as applicable, to USD using the average annual exchange rates during each of the five years ended December 31, 2007, as set forth on page A-1 of this Supplement No. 24.

(3)	Consists of cash generated from capital contributions and net loan proceeds, less cash used in acquisitions of properties, acquisitions of other investments, and additions to properties.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONT’D)

	Strategic Partners UK I 2003(2)	Strategic Partners UK I 2004(2)	Strategic Partners UK I 2005(2)	Strategic Partners UK I 2006(2)	Strategic Partners UK I 2007(2)	Partenaires Bureaux 2003(2)	Partenaires Bureaux 2004(2)	Partenaires Bureaux 2005(2)	Partenaires Bureaux 2006(2)
Gross revenues	10,656,415	16,554,714	5,334,933	3,482,025	255,817	7,413,922	9,212,072	5,799,718	1,195,369
Profit (loss) on sale of properties	75,728	16,216,209	5,871,888	24,977,126	—	1,513,632	250,981	26,731,470	—
Less: Operating expenses	(2,052,081)	(3,743,085)	(3,165,622)	(3,211,393)	(941,962)	(4,133,733)	(5,705,205)	(7,585,283)	(421,771)
Interest expense	(3,947,578)	(5,061,750)	(2,917,314)	(1,867,321)	—	(4,220,842)	(4,450,110)	(2,238,857)	(1,262)
Realized/unrealized appreciation (depreciation)	2,265,001	5,660,791	11,406,747	(21,243,246)	—	(411,381)	(365,182)	(295,575)	(20,384)
Other gain (loss)	—	—	—	—	—	—	—	—	—

Net income (loss) GAAP basis	6,997,485	29,626,879	16,530,632	2,137,191	(686,145)	161,598	(1,057,444)	22,411,473	751,952

Taxable income (loss):
From operations	4,906,113	2,353,738	(1,163,893)	(1,915,455)	—	(68,222)	(1,595,007)	—	751,953
From gain (loss) on sale	335,599	18,557,043	4,826,965	12,565,639	—	—	—	20,196,535	—

Net income (loss) tax basis	5,241,712	20,910,781	3,663,072	10,650,184	—	(68,222)	(1,595,007)	20,196,535	751,953

Cash generated (deficiency) from operations	3,241,204	8,122,501	975,697	836,017	(5,385,824)	(886,596)	(2,679,442)	(5,253,523)	(5,502,807)
Cash generated from sales	3,374,078	42,387,308	12,823,220	45,864,330	—	1,531,855	1,166,961	55,535,022	—
Cash generated from refinancing	8,921,972	6,377,257	—	—	—	108,076	—	—	—

Total cash generated from operations, acquisitions, sales and refinancing	15,537,254	56,887,066	13,798,917	46,700,347	(5,385,824)	753,335	(1,512,481)	50,281,499	(5,502,807)

Less cash distributions to investors:
From operating cash flow	—	(6,515,103)	—	—	—	—	—	—	—
From sales and refinancing	(1,882,475)	(38,934,289)	(3,843,190)	(16,387,543)	(40,408,128)	—	—	(26,079,027)	(15,782,257)

Cash generated (deficiency) after cash distributions(1)	13,654,779	11,437,674	9,955,727	30,312,804	(45,793,952)	753,335	(1,512,481)	24,202,472	(21,285,064)

Less: Special items (not including sales & refinancing)
Periodic principal payments and loan fees	(167,836)	(62,110)	(1,827,148)	—	—	(819,403)	(623,886)	—	—
Additions to real estate	(20,389,624)	(12,206,484)	(288,689)	(418,347)	—	—	1,957,617	(5,939,009)	—
Other	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(6,902,731)	(830,920)	7,839,899	29,894,457	(45,793,952)	(66,068)	(178,750)	18,263,463	(21,285,064)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary income (loss):
from operations	127	50	(25)	(40)	—	(3)	(61)	—	29
from recapture	—	—	—	—	—	—	—	767	—
Capital gain (loss)	9	392	102	265	—	—	—	—	—

Total taxable income (loss)	136	442	77	225	—	(3)	(61)	767	29

Source—Cash distributions to investors:
(on GAAP basis):
from investment income	(49)	(402)	(38)	—	(799)	—	—	—	—
from return of capital	—	(557)	(43)	(346)	(54)	—	—	(990)	(599)

Total distributions on GAAP basis	(49)	(959)	(81)	(346)	(853)	—	—	(990)	(599)

Source—Cash Distributions to Investors (cash basis)
Sales	(49)	(821)	(81)	(346)	(853)	—	—	(990)	—
Refinancing	—	—	—	—	—	—	—	—	—
Operations	—	(138)	—	—	—	—	—	—	(599)
Other	—	—	—	—	—	—	—	—	—

Total Distributions on Cash Basis	(49)	(959)	(81)	(346)	(853)	—	—	(990)	(599)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	—	—	—	—	100%	—	—	—	—

(1)

Current distributions to investors which exceeded current period operations, sales and refinancings, were funded by retained prior period cash flows from operations, sales and refinancings that were previously undistributed.

(2)

The operating results for these Prior Programs are presented in accordance with GAAP, using fair-value-based accounting applicable in the Prior Programs’ countries of domicile, as required by the Prior Programs’ investors. We have converted the amounts from GBP, or EUR, as applicable, to USD using the average annual exchange rates during each of the five years ended December 31, 2007, as set forth on page A-1 of this Supplement No. 24.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONT’D)

	Commerces Rendement 2004(2)(4)	Commerces Rendement 2005(2)(4)	Commerces Rendement 2006(2)(4)	Strategic Partners UK II 2005(2)	Strategic Partners UK II 2006(2)	Strategic Partners UK II 2007(2)	Dynamique Bureaux 2005(2)(4)	Dynamique Bureaux 2006(2)(4)	Strategic Partners Europe II 2005(2)	Strategic Partners Europe II 2006(2)	Strategic Partners Europe II 2007(2)	Strategic Partners UK III 2006(2)	Strategic Partners UK III 2007(2)	Strategic Partners Europe III 2006(2)	Strategic Partners Europe III 2007(2)
Gross revenues	1,940,801	6,115,520	8,403,614	11,935,799	51,323,189	73,443,852	998,835	5,765,197	947,973	8,123,591	25,458,680	667,222	25,172,912	—	13,579,600
Profit (loss) on sale of properties	—	—	—	—	779,641	1,454,905	—	—	—	—	34,667,122	—	—	—	—
Less: Operating expenses	(1,252,530)	(3,295,280)	(5,106,532)	(6,874,164)	(20,755,418)	(34,712,572)	(312,527)	(1,779,397)	(1,184,909)	(7,145,593)	(18,732,371)	(2,167,911)	(24,058,343)	1,122,965	(21,593,609)
Interest expense	(880,491)	(2,871,494)	(5,408,316)	(7,014,255)	(33,249,040)	(44,728,034)	(663,806)	(3,612,640)	(754,307)	(7,990,188)	(21,210,828)	(1,368,267)	(36,326,613)	—	(13,220,197)
Realized/unrealized appreciation (depreciation)	1,362,901	(255,022)	15,283,282	(7,853,499)	14,995,460	(45,821,872)	—	5,697,578	(2,306,687)	20,790,903	9,205,870	(790,090)	(88,993,812)	—	(16,245,886)
Other gain (loss)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,753,587)

Net income (loss) GAAP basis	1,170,681	(306,276)	13,172,048	(9,806,119)	13,093,832	(50,363,721)	22,502	6,070,738	(3,297,930)	13,778,713	29,388,471	(3,659,046)	(124,205,856)	1,122,965	(43,233,679)

Taxable income (loss):
From operations	(737,693)	(965,082)	(3,591,163)	2,289,685	4,457,060	8,135,400	(577,549)	(7,771,071)	(1,338,884)	(14,544,904)	—	(1,594,165)	12,810,852	—	—
From gain (loss) on sale	—	—	—	—	778,953	746,812	—	—	—	—	—	—	—	—	—

Net Income (loss) Tax basis	(737,693)	(965,082)	(3,591,163)	2,289,685	5,236,013	8,882,212	(577,549)	(7,771,071)	(1,338,884)	(14,544,904)	—	(1,594,165)	12,810,852	—	—

Cash generated (deficiency) from operations	(355,917)	(1,653,891)	9,248,859	(2,247,392)	32,981,615	(25,261,952)	(533,795)	(19,076,241)	(573,144)	(20,265,900)	(42,910,560)	(6,795,058)	(11,605,423)	(834,582)	(15,430,944)
Cash generated from sales	—	—	—	—	4,160,879	32,768,067	—	—	—	—	98,093,983	—	—	—	—
Cash generated from refinancing	9,477,063	—	—	26,340,167	12,365,329	—	7,853,168	37,138,188	8,801,938	23,235,433	(3,567,521)	18,974,780	45,364,561	3,437,330	52,966,047

Total cash generated from operations, acquisitions, sales and refinancing	9,121,146	(1,653,891)	9,248,859	24,092,775	49,507,823	7,506,115	7,319,373	18,061,947	8,228,794	2,969,533	51,615,902	12,179,722	33,759,138	2,602,748	37,535,103

Less cash distributions to investors:
From operating cash flow	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
From sales and refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	9,121,146	(1,653,891)	9,248,859	24,092,775	49,507,823	7,506,115	7,319,373	18,061,947	8,228,794	2,969,533	51,615,902	12,179,722	33,759,138	2,602,748	37,535,103

Less: Special items (not including sales & refinancing)
Periodic principal payments and loan fees	(229,424)	(165,014)	—	(1,242,461)	(2,829,026)	(33,637,909)	(100,009)	—	(1,253,700)	(1,333,113)	(1,450,537)	—	—	—	—
Additions to real estate	—	(6,059,265)	(10,413,419)	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items(1)	8,891,722	(7,878,170)	(1,164,560)	22,850,314	46,678,797	(26,131,794)	7,219,364	18,061,947	6,975,094	1,636,420	50,165,365	12,179,722	33,759,138	2,602,747	37,535,103

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary income (loss):
from operations	(83)	(31)	—	84	24	30	(343)	(182)	492	(750)	—	—	682	—	—
from recapture	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	4	3	—	—	—	—	—	—	—	—	—

Total taxable income (loss)	(83)	(31)	—	84	28	33	(343)	(182)	492	(750)	—	—	682	—	—

Source—Cash distributions to investors: (on GAAP basis):
from investment income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
from return of capital	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total distributions on GAAP basis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Source—Cash Distributions to Investors (cash basis):
Sales	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Operations	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Distributions on Cash Basis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	—	—	100%	—	—	100%	—	100%	—	—	100%	—	100%	—	100%

(1)

Current distributions to investors which exceeded current period operations, sales and refinancings, were funded by retained prior period cash flows from operations, sales and refinancings that were previously undistributed.

(2)

The operating results for these Prior Programs are presented in accordance with GAAP, using fair-value-based accounting applicable in the Prior Programs’ countries of domicile, as required by the Prior Programs’ investors. We have converted the amounts from GBP, or EUR, as applicable, to USD using the average annual exchange rates during each of the five years ended December 31, 2007, as set forth on page A-1 of this Supplement No. 24.

(4)	Information relating to this Prior Program for the year ended December 31, 2007 is not presented as the financial reports for that period are not currently available.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

	Retail Enhancement Program(1)	Strategic Partners I	Strategic Partners II	Partenaires Bureaux	Strategic Partners UK I
Dollar amount raised	$38,720,655	$324,010,000	$300,900,000	$22,053,447	$38,881,447
Number of properties purchased	4	15	12	3	23
Day of closing of offering	7/31/1998	4/5/2000	12/4/2001	10/31/2001	8/1/2001
Date of first sale of property	10/3/2003	5/31/2001	6/30/2004	7/31/2002	6/15/2002
Date of final sale of property	6/28/2004	8/4/2006	8/15/2006	9/30/2005	12/22/2006
Tax and distribution data per $1,000 investment through
Federal income tax results
Ordinary income (loss)
from operations	164	71	219	(235)	176
from recapture	—	—	—	767	—
Capital gain (loss)	67	473	557	—	1,069
Deferred gain
Capital	—	—	—	—	—
Ordinary	—	—	—	—	—
Cash distribution to investors
Source (GAAP basis)
- Investment income	—	(544)	(776)	(589)	(1,245)
- Return of capital	(718)	(1,000)	(1,000)	(1,000)	(1,000)
Source (on cash basis)
- Sales	(718)	(1,364)	(1,677)	(990)	(1,893)
- Refinancing	—	—	—	—	—
- Operations	—	(180)	(99)	(599)	(352)
- Other	—	—	—	—	—
Receivable on net purchase money financing	—	—	—	—	—

(1)

On November 20, 2003, the partnership entered into the first amendment to the partnership agreement. In accordance with the partnership amendment the partnership assigned and conveyed all of its limited partnership interests in Old Hyde Park LP to Madison Realty Partnership LP (MRPLP) and distributed $1 million to the Fund. The two remaining partnership interests in Broadway Market Properties, LP & 290 Sutter LP were acquired by MRPLP on June 28, 2004 at carrying value totaling $10,412,000. Carrying value, for this presentation is defined as the partnership share of fair market value less debt, plus or minus operating prorations.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents summary information on the results of sales or disposals of properties from the Prior Programs during the three years ended December 31, 2007. The table includes information about the sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gains or loss from sales and the cash flow from operations of the properties. The table excludes the GIP sales and distributions of Digital Realty Trust, L.P. operating partnership units over the three year period ended December 31, 2007. During this period, GIP sold operating partnership units for cash proceeds of approximately $252,027,000 and also distributed operating partnership units to its members with a market value of approximately $535,872,000 at the time of distribution. The cost basis in the operating partnership units sold and distributed during the three year period ended December 31, 2007 was approximately $191,490,821. Where applicable, information presented in this Table V has been converted from GBP, or EUR, as applicable, to USD using the average annual exchange rates set forth on page A-1 of this Supplement No. 24.

			Selling Price, Net of Closings Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
			+	+	+	+ or -	=	+	+	=		+	-	=
	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjust- ments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improve- ments and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)
CBRE Strategic Partners I
Park Alexandria—participating loan	Nov-01	2005	4,683,000	—	—	—	4,683,000	—	6,000,000	6,000,000	4,847,994	—	—	—
4 Hutton Center	Mar-02	Jan-05	22,908,137	24,338,863	—	—	47,247,000	—	41,067,000	41,067,000	3,579,276	8,754,554	8,754,554	—
One Buckhead Plaza	Aug-00	Apr-05	84,592,847	44,435,153	—	—	129,028,000	39,800,000	50,292,000	90,092,000	12,072,894	49,792,605	49,792,605	—
505 N. Brand Blvd	Jun-00	Sep-05	72,567,718	35,414,282	—	—	107,982,000	—	64,733,000	64,733,000	7,739,736	51,847,418	51,847,418	—
Preston Park	Jun-01	Nov-05	26,530,143	29,598,857	—	—	56,129,000	—	51,587,000	51,587,000	6,789,058	10,337,770	10,337,770	—
Alamo Crossing	Oct-01	Nov-05	38,454,469	17,982,531	—	—	56,437,000	12,000,000	34,407,000	46,407,000	(2,285,293)	15,161,444	15,161,444	—
77 Worth Street—participating/ condo sales	Jun-01	2005-06	61,609,000	—	—	—	61,609,000	—	93,577,000	93,577,000	9,028,673	(15,990,900)	(15,990,900)	—

			311,345,314	151,769,686	—	—	463,115,000	51,800,000	341,663,000	393,463,000	41,772,338	119,902,891	119,902,891	—
CBRE Strategic Partners II
The Montebello—participating loan	Mar-02	2005	14,409,000	—	—	—	14,409,000	—	12,320,000	12,320,000	1,513,967	—	—	—
The Metropolitan—participating loan	Jun-02	2005	7,672,000	—	—	—	7,672,000	—	4,865,000	4,865,000	6,929,185	—	—	—
Century Center	Dec-02	Jan-05	91,748,000	42,000,000	—	—	133,748,000	42,000,000	43,937,000	85,937,000	4,650,296	46,678,992	46,678,992	—
101 Arch Street	Dec-02	Nov-05	59,644,324	60,467,676	—	—	120,112,000	52,000,000	47,267,000	99,267,000	3,645,458	25,485,234	25,485,234	—
Metrowest Land	Nov-02	Dec-05	239,785	2,405,215	—	—	2,645,000	—	2,500,000	2,500,000	(210,258)	128,783	128,783	—
Metropolitan Centre	Dec-02	Dec-05	65,043,284	50,567,716	—	—	115,611,000	42,000,000	51,504,000	93,504,000	7,397,114	28,761,653	28,761,653	—
3500 Maple	Sep-02	Dec-05	46,582,000	17,328,000	—	—	63,910,000	—	42,095,000	42,095,000	1,992,262	23,550,532	23,550,532	—
McKinney Plaza	Oct-02	Dec-05	15,657,000	8,228,000	—	—	23,885,000	—	17,606,000	17,606,000	(708,170)	7,093,462	7,093,462	—
Metrowest	Nov-02	Jan-06	20,121,773	12,407,227	—	—	32,529,000	—	27,175,000	27,175,000	(217,659)	7,912,470	7,912,470	—
The Californian	May-03	Aug-06	64,419,000	—	—	—	64,419,000	—	41,010,000	41,010,000	8,304,613	—	—	—

			385,536,166	193,403,834	—	—	578,940,000	136,000,000	290,279,000	426,279,000	33,296,808	139,611,126	139,611,126	—
CBRE Strategic Partners III
Buckhead Grand -participating loan	Jun-04	2005	31,565,000	—	—	—	31,565,000	—	25,998,000	25,998,000	3,102,032	—	—	—
550 West Adams	Nov-04	Nov-06	47,391,000	—	—	—	47,391,000	—	30,938,000	30,938,000	4,734,817	—	—	—
The Paramount—participating loan	Dec-04	2006-07	7,751,000	—	—	—	7,751,000	—	2,002,000	2,002,000	4,997,139	—	—	—
Allure Phase II	Sep-04	Feb-07	14,168,000	—	—	—	14,168,000	—	12,487,000	12,487,000	278,403	1,877,631	1,877,631	—
Fifth Street Towers	Aug-04	Oct-07	184,691,000	—	—	—	184,691,000	—	139,627,000	139,627,000	10,810,905	53,081,808	49,748,329	3,333,479
RiverPark	Jan-05	Oct-07	66,905,000	38,700,000	—	—	105,605,000	—	76,563,000	76,563,000	5,997,431	32,867,967	32,433,998	433,969
One Rincon Hill Phase II	Jun-04	Dec-07	14,375,000	—	—	—	14,375,000	—	—	—	(12,750)	9,321,996	9,321,996	—
Allure Phase I—participation loan	Sep-05	2007	588,000	—	—	—	588,000	—	—	—	10,651	—	—	—

			367,434,000	38,700,000	—	—	406,134,000	—	287,615,000	287,615,000	29,918,628	97,149,402	93,381,954	3,767,448
Global Innovation Partners
Yates Group	Various	May-05	131,543,125	—	—	—	131,543,125	—	88,065,337	88,065,337	(41,614)	35,521,978	35,521,978	—
Denver Data Center	Dec-02	Jun-05	16,490,000	—	—	—	16,490,000	—	8,430,689	8,430,689	(714,167)	9,130,298	—	9,130,298
Cambian Healthcare	Mar-04	Sep-05	41,153,391	—	—	—	41,153,391	—	27,640,809	27,640,809	89,653	—	—	—
Real Energy, Inc.	Apr-01	Dec-06	—	—	—	—	—	—	13,726,468	13,726,468	(415)	(13,726,468)	(13,726,468)	—
Celion Networks, Inc.	Jun-01	Dec-06	—	—	—	—	—	—	11,355,820	11,355,820	—	(11,355,820)	(11,355,820)	—
Energos ASA	Apr-02	Dec-06	1,325,251	—	—	—	1,325,251	—	29,845,523	29,845,523	(509)	(28,586,136)	(28,586,136)	—
Savis Communication Corp	May-04	Jan-07	19,377,392	—	—	—	19,377,392	—	7,527,521	7,527,521	(19,699)	4,440,760	4,440,760	—
Sunset Gower Studios	Nov-04	Aug-07	90,220,457	—	—	—	90,220,457	—	39,991,650	39,991,650	(279,937)	56,893,338	44,753,390	12,139,948

			300,109,616	—	—	—	300,109,616	—	226,583,817	226,583,817	(966,688)	52,317,950	31,047,704	21,270,246

Total Domestic			1,364,425,096	383,873,520	—	—	1,748,298,616	187,800,000	1,146,140,817	1,333,940,817	104,021,086	408,981,369	383,943,675	25,037,694

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONT’D)

			Selling Price, Net of Closings Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
			+	+	+	+ or -	=	+	+	=		+	-	=
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements and Soft Costs	Total (1)	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)
Strategic Partners UK I
The Bull Works (Ipswich)	Oct-01	Jan-05	2,722,306	2,110,080	—	—	4,832,386	2,214,248	801,853	3,016,101	1,146,989	1,563,646	1,563,646	—
Garland House (Hartlepool)	Mar-03	Feb-05	1,315,121	2,740,722	—	—	4,055,843	2,714,647	1,182,949	3,897,596	335,470	—	—	—
Isis House (Poyle)	Apr-03	Sep-05	489,676	3,288,867	—	—	3,778,543	3,288,867	1,390,924	4,679,791	1,963,875	(899,421)	(899,421)	—
Vantage Point (Brighton)	Mar-03	Dec-05	8,296,115	7,776,799	—	—	16,072,914	7,704,671	3,569,641	11,274,312	888,098	2,826,088	2,826,088	—
Chester House	Apr-03	May-06	14,181,157	4,907,405	—	—	19,088,562	4,362,931	2,315,517	6,678,448	(340,544)	4,451,577	4,451,577	—
Stanton Gate	Jan-00	Jan-00	5,690,358	1,587,481	—	—	7,277,839	1,310,606	998,807	2,309,413	740,488	3,059,937	3,059,937	—
Morley Road	Oct-01	Dec-06	21,614,873	10,755,185	—	—	32,370,058	8,880,208	6,493,026	15,373,234	4,970,312	3,582,071	3,582,071	—
Guild House	Apr-03	Dec-06	7,192,429	5,067,778	—	—	12,260,207	6,134,989	2,194,119	8,329,108	(653,205)	1,136,680	1,136,680	—
Brenchley House	Apr-03	Dec-06	27,930,948	10,749,555	—	—	38,680,503	9,556,896	6,409,767	15,966,663	1,360,298	10,064,252	10,064,252	—
Hamlet Green	Oct-03	Dec-06	8,095,390	5,773,418	—	—	13,868,808	7,041,201	1,790,369	8,831,570	989,276	736,179	736,179	—

			97,528,373	54,757,290	—	—	152,285,663	53,209,264	27,146,972	80,356,236	11,401,057	26,521,008	26,521,008	—
Strategic Partners UK II
Marchington—Units 39 and 40	Dec-05	Nov-06	3,509,551	—	—	—	3,509,551	—	2,749,247	2,749,247		425,000	425,000	—
National Provident House	Jun-05	Jan-07	32,789,222	—	—	—	32,789,222	—	31,313,163	31,313,163	(415,642)	778,953	778,953	—

			36,298,773	—	—	—	36,298,773	—	34,062,410	34,062,410	(415,642)	1,203,953	1,203,953	—
Partenaires Bureaux
Victoria Michelet	Mar-02	Feb-05	23,360,459	28,729,742	—	—	52,090,201	27,443,583	10,874,117	38,317,700	(718,395)	—	—	—
Metropolitain—Offices	Mar-02	Sep-05	16,903,895	13,451,531	—	—	30,355,426	14,652,495	7,002,390	21,654,885	1,664,017	—	—	—
Baldi (Saint Ouen)	Oct-01	Sep-05	16,583,341	16,532,593	—	—	33,115,934	18,105,289	10,752,155	28,857,444	(789,080)	—	—	—

			56,847,695	58,713,866	—	—	115,561,561	60,201,367	28,628,662	88,830,029	156,542	—	—	—
Strategic Partners Europe II
Borealis—Paris	Jul-06	Oct-07	98,093,983	—	—	—	98,093,983	—	31,257,293	31,257,293	(3,177,189)			—

Grand Total International			288,768,824	113,471,156	—	—	402,239,980	113,410,631	121,095,337	234,505,968	7,964,768	27,724,961	27,724,961	—

(1)	Total acquisition cost has been adjusted based on the year of sale currency conversion rate.

PROSPECTUS

$2,000,000,000

CB RICHARD ELLIS REALTY TRUST

Common Shares of Beneficial Interest

CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in real estate properties, focusing on office, retail, industrial and multi-family residential properties. We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

We are offering up to $2,000,000,000 in common shares of beneficial interest, 90% of which are offered at a price of $10.00 per share, and 10% of which are offered pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by CBRE Advisors LLC, the Investment Advisor, or another firm we choose for that purpose. We reserve the right to reallocate the shares between the primary offering and our dividend reinvestment plan. As of March 31, 2008, we had accepted subscriptions from 6,864 investors and issued 30,907,038 common shares pursuant to this public offering. As of March 31, 2008, 37,788,751 common shares were issued and outstanding.

This is a best efforts offering, which means CNL Securities Corp., the Dealer Manager, will use its best efforts but is not required to sell any specific amount of shares. This is a continuous offering that will end no later than the date two years from the date of our original prospectus dated October 24, 2006. You must initially invest at least $5,000 of common shares. Following an initial subscription for at least the required minimum investment, any investor may make additional purchases of one share. We have not made any arrangements to place funds raised in this offering in escrow.

To assist us in maintaining our qualification as a REIT, our declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should read the complete discussion of the risk factors beginning on page 18 of this prospectus.

•

We and the Investment Advisor commenced operations in July 2004 and have a limited operating history and we have limited experience operating as a REIT and may not be able to operate our business or implement our operating policies and strategies successfully.

•

You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets. This is a “blind pool” offering and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•

Although we have adopted a policy to limit our aggregate borrowing to no more than 65% of the value of the cost of our assets, our organizational documents limit our aggregate borrowing up to 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. If we become more highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on outstanding indebtedness and to pay our anticipated distributions and/or the distributions required to qualify as a REIT, and could harm our financial condition.

•

There are potential conflicts of interest in our relationship with the Investment Advisor and its affiliates, including CB Richard Ellis Investors, L.L.C., or CBRE Investors, our sponsor, including that our advisory agreement was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party; the Investment Advisor and its affiliates may engage in investment activities that may compete with ours; and certain advisory fees paid to the Investment Advisor and its affiliates are not tied to the performance of our portfolio. Our Chairman and our Chief Financial Officer each serve as Managing Directors of the Investment Advisor and also serve as President and Executive Managing Director, respectively, of CBRE Investors. These individuals also are members of the investment committee of a strategic partnership in which we are a limited partner. Our President and Chief Executive Officer serves as the President and Chief Executive Officer of the Investment Advisor and also serves as a Managing Director of CBRE Investors. Our President and Chief Executive Officer and our Chief Financial Officer directly hold an aggregate 12.9% economic interest in the Investment Advisor. The Investment Advisor has entered into a sub-advisory agreement with an affiliate of the Dealer Manager.

•

We pay substantial fees and expenses to the Investment Advisor, its affiliates and the Dealer Manager and its affiliates, which payments increase the risk that you will not earn a profit on your investment.

•

No public market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount. In addition, eligible shareholders may request us to redeem all or a portion of their shares pursuant to our share redemption program as outlined in this prospectus. However, in the event that an eligible shareholder presents fewer than all of his or her shares to us for redemption, such shareholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption.

•

Investors who purchase common shares in this offering incurred, as of December 31, 2007, an immediate dilution of up to approximately $(1.28), or (12.89)%, in the book value per share of our common shares from the price paid in this offering. Investors purchasing common shares in this offering may experience further dilution if we issue additional equity.

•

If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no ability to deduct distributions made to our shareholders.

	Price to Public(1)	Commissions(1)(2)	Proceeds to us, before expenses(1)
Primary Offering Per Share	$10.00	$0.95	$9.05
Total Primary Offering Amount	$1,800,000,000	$171,000,000	$1,629,000,000
Dividend Reinvestment Plan Offering Per Share	$9.50	$—	$9.50
Total Dividend Reinvestment Plan Offering Amount	$200,000,000	$—	$200,000,000
Total Offering Amount	$2,000,000,000	$171,000,000	$1,829,000,000

(1)	Assumes we sell $1,800,000,000 in the primary offering and $200,000,000 pursuant to our dividend reinvestment plan.
(2)	Includes up to a 7.0% selling commission, a 1.5% dealer manager fee and a 1.0% marketing support fee, none of which will be paid for shares issued pursuant to our dividend reinvestment plan.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common shares, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

The date of this prospectus is April 25, 2008.

SUITABILITY STANDARDS

An investment in our company involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $150,000; or

•	a gross annual income of at least $45,000 and a net worth of at least $45,000.

In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards:

Alaska, Arizona, California and Michigan – Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Iowa, Massachusetts, New Mexico, North Carolina, Ohio and Washington – Investors must have either (1) a net income of at least $70,000 and net worth of at least $70,000 or (2) a net worth of at least $250,000. In either case, the investment in our company and any affiliated programs may not exceed 10% of the purchaser’s liquid net worth.

Kansas – Investors must have either (1) gross annual income of at least $70,000 and a net worth of at least $70,000 or (2) a net worth of at least $250,000. In addition to suitability requirements described above, it is recommended that an investor’s aggregate investment in this and similar direct participation investments should not exceed 10% of his or her liquid net worth. Liquid net worth for this purpose is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Maine – Investors must have either (1) a net worth of at least $50,000 and annual gross income of at least $50,000; or (2) a net worth of at least $200,000.

Missouri and Pennsylvania – In addition to the suitability requirements described above, investors must have a net worth of at least 10 times their investment in us.

New Hampshire – Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of $50,000 and a net worth of at least $125,000.

South Carolina – Investors must have either (1) a net worth of at least $150,000 or (2) gross annual income of $65,000 and a net worth of at least $65,000.

Tennessee – Investors must have either (1) a net worth of at least $500,000 or (2) gross annual income of $65,000 and a net worth of at least $250,000.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each shareholder based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives.

i

v

SUMMARY

The following summary highlights the key aspects of this offering. Because this is a summary, it may not contain all of the information that you should consider. You should read carefully the more detailed information appearing elsewhere in this prospectus, including the information in “Risk Factors.” Unless the context otherwise requires or indicates, references in this prospectus to “CBRE REIT,” “we,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of CB Richard Ellis Realty Trust and its subsidiaries.

Q:	What is a Real Estate Investment Trust?

A:	In general, a real estate investment trust, or REIT, is an entity that:

•	combines the capital of many investors to acquire or provide financing for real properties;

•	enables individual investors to invest in a professionally managed portfolio of real estate assets; and

•

provided certain U.S. federal income tax requirements are satisfied, avoids the “double taxation” (at the corporate and shareholder level) of income that generally results from investments in a corporation because a REIT is generally not subject to U.S. federal corporate income taxes on that portion of its income distributed to shareholders.

Q:	Who is CB Richard Ellis Realty Trust?

A:	CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in real estate properties, focusing on office, retail, industrial and multi-family residential properties. We are an externally managed REIT, and have retained CBRE Advisors LLC as our investment advisor. We have elected to be taxed as a REIT for U.S. federal income tax purposes.

We commenced operations in July 2004, following an initial private placement of our common shares of beneficial interest. We raised aggregate net proceeds (after commissions and expenses) of approximately $55,500,000 from July 2004 to October 2004 in private placements of our common shares. Our registration statement on Form S-11 was declared effective by the Securities and Exchange Commission, or the SEC, on October 24, 2006. As of March 31, 2008, we had accepted subscriptions from 6,864 investors and issued 30,907,038 common shares pursuant to this public offering. As of March 31, 2008, 37,788,751 common shares were issued and outstanding.

As of March 31, 2008, we owned 47 office and industrial properties located in seven states (California, Georgia, Illinois, Massachusetts, North Carolina, South Carolina and Texas) and in the United Kingdom, as well as one undeveloped land parcel in Georgia. In addition, we have an ownership interest in an unconsolidated strategic partnership that, as of March 31, 2008, owned interests in eight properties located in China and Japan.

Our principal offices are located at 515 South Flower Street, Suite 3100, Los Angeles, California 90071. We also have offices located at 17 Hulfish Street, Suite 280, Princeton, New Jersey 08542. Our internet address is www.cbrerealtytrust.com. The information found on, or otherwise accessible through, our website is not incorporated information and does not form a part of this prospectus or any other report or document we file with or furnish to the SEC.

Q:	Who is CB Richard Ellis Investors, L.L.C.?

A:	CB Richard Ellis Investors, L.L.C., or CBRE Investors, is our sponsor and who we consider to be our promoter. Robert H. Zerbst, chairman of CBRE Investors, is the Chairman of our board of trustees, Jack A. Cuneo, Managing Director of CBRE Investors, is our President and Chief Executive Officer and one of our trustees, and Laurie E. Romanak, Executive Managing Director of CBRE Investors, is our Senior Vice President, Chief Financial Officer and Secretary. CBRE Investors and its investment management affiliates provide investment management services to clients/partners that include pension plans, investment funds and other organizations seeking to generate returns and diversification through investment in real estate. It sponsors funds and investment programs that span the risk/return spectrum across three continents: North America, Europe and Asia. CBRE Investors’ employees now total approximately 335 in 17 offices, including eleven overseas offices in Luxembourg, London, Tokyo, Hong Kong, Shanghai, Beijing, Paris, Milan, Frankfurt, Brussels, Singapore and Sydney. CBRE Investors was founded in 1972 and is an indirect wholly-owned subsidiary of CB Richard Ellis Group, Inc.

Q:	Who is CB Richard Ellis Group, Inc.?

A:	CB Richard Ellis Group, Inc. (NYSE: CBG), or CB Richard Ellis, is the largest global commercial real estate services firm, based on 2007 revenue, offering a full range of services to owners, lenders, tenants and investors in office, retail, industrial, multi-family and other commercial real estate. As of December 31, 2007, excluding affiliate offices, CB Richard Ellis operated in over 300 offices worldwide with over 29,000 employees. CB Richard Ellis’ business is focused on several service competencies, including tenant representation, property/agency leasing, property sales, commercial mortgage origination/servicing, integrated capital markets (equity and debt) solutions, commercial property and corporate facility management, valuation, real estate investment management, development services, commercial mortgage origination and servicing, capital markets (equity and debt) solutions and proprietary research.

Q:	What is the experience of our executive officers and trustees?

A.	Our senior management team, led by Jack A. Cuneo, has extensive experience investing and managing commercial real estate. We believe that the broad experience of our executive officers and trustees enables us to generate investment opportunities consistent with our investment objectives.

Q:	Who is CBRE Advisors LLC?

A:

CBRE Advisors LLC is our investment advisor. CBRE Advisors LLC, which we refer to as the Investment Advisor in this prospectus, was organized as a Delaware limited liability company in June 2004 and commenced operations in July 2004. The Investment Advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. We benefit from the investment expertise and experience of the Investment Advisor, which is an affiliate of CBRE Investors. We are affiliated with the Investment Advisor as Robert H. Zerbst, our Chairman, and Laurie E. Romanak, our Senior Vice President, Chief Financial Officer and Secretary, and Jack A. Cuneo, our President and Chief Executive Officer, serve as Managing Directors and President and Chief Executive Officer, respectively, of the Investment Advisor. The Investment Advisor receives advisory services relating to real estate acquisitions, property management and communications with existing investors and, in addition, receives marketing and other operational services from CNL Fund Management Company, an affiliate of the Dealer Manager, pursuant to a sub-advisory agreement. CNL Fund Management Company and the Dealer Manager are wholly-owned subsidiaries of CNL Capital Markets Corp. The Investment Advisor compensates the Sub-Advisor in connection with services provided to the Investment Advisor through certain acquisition and investment management fees, which are in an aggregate amount of approximately 14% to 19% of such fees the Investment Advisor receives from us, plus reimbursable expenses incurred by the Sub-Advisor which are submitted through the Investment Advisor for reimbursement. The Investment Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the advisory agreement.

Q:	Who is CBRE Operating Partnership, L.P.?

A:	CBRE Operating Partnership, L.P., or CBRE OP, was formed in March 2004 to acquire, own and operate properties on our behalf. We are considered to be an umbrella partnership real estate investment trust, or an “UPREIT,” as all of our assets are owned in a partnership, CBRE OP, of which we are the sole general partner. This structure allows us to acquire real property through the issuance of CBRE OP interests to sellers who desire to defer taxable gain otherwise required to be recognized by them upon a disposition of their properties. We intend to make all acquisitions of real properties through CBRE OP.

Q:	What are our investment objectives?

A:	Our investment objectives are:

•	to maximize cash dividends paid to you;

•	to preserve and protect your capital contribution;

•	to realize growth in the value of our assets upon the sale of such assets; and

•

to provide you with the potential for future liquidity by (i) listing our shares on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market or (ii) if a listing has not occurred on or before December 31, 2011 our board of trustees must consider (but is not required to commence) an orderly liquidation of our assets.

We may only change these investment objectives with the approval of our shareholders.

Q:	Are there any risks involved in an investment in our shares?

A:	Yes, an investment in our shares involves material risks. Each prospective purchaser of our shares should consider carefully the matters discussed below and under “Risk Factors” beginning on page 18 before investing in our shares.

•

We and the Investment Advisor commenced operations in July 2004 and have a limited operating history and we have limited experience operating as a REIT and may not be able to operate our business or implement our operating policies and strategies successfully.

•

You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets. This is a “blind pool” offering and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•

Although we have adopted a policy to limit our aggregate borrowing to no more than 65% of the value of the cost of our assets, our organizational documents limit our aggregate borrowing up to 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. If we become more highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on outstanding indebtedness and to pay our anticipated distributions and/or the distributions required to qualify as a REIT, and could harm our financial condition.

•

There are potential conflicts of interest in our relationship with the Investment Advisor and its affiliates, including CBRE Investors, including that our advisory agreement was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party; the Investment Advisor and its affiliates may engage in investment activities that may compete with ours; and certain advisory fees paid to the Investment Advisor and its affiliates are not tied to the performance of our portfolio. Our Chairman and our Chief Financial Officer each serve as Managing Directors of the Investment Advisor and also serve as President and Executive Managing Director, respectively, of CBRE Investors. These individuals also are members of the investment committee of a strategic partnership in which we are a limited partner. Our President and Chief Executive Officer serves as the President and Chief Executive Officer of the Investment Advisor and also serves as a Managing Director of CBRE Investors. Our President and Chief Executive Officer and our Chief Financial Officer directly hold an aggregate 12.9% economic interest in the Investment Advisor. The Investment Advisor has entered into a sub-advisory agreement with an affiliate of the Dealer Manager.

•

We pay substantial fees and expenses to the Investment Advisor, its affiliates and the Dealer Manager and its affiliates, which payments increase the risk that you will not earn a profit on your investment.

•

No public market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount. In addition, eligible shareholders may request us to redeem all or a portion of their shares pursuant to our share redemption program as outlined in this prospectus. However, in the event that an eligible shareholder presents fewer than all of his or her shares to us for redemption, such shareholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption.

•	This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

•

Investors who purchase common shares in this offering incurred, as of December 31, 2007, an immediate dilution of up to approximately $(1.28), or (12.89)%, in the book value per share of our common shares from the price paid in this offering. Investors purchasing common shares in this offering may experience further dilution if we issue additional equity.

•

If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to our shareholders.

•	If the Investment Advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

•	Real estate investments are long-term illiquid investments and may be difficult to sell in response to changing economic conditions.

•	REIT distribution requirements could adversely affect our liquidity.

•	Ownership limitations and transfer restrictions on our common shares may restrict liquidity of the common shares.

•	Dividends payable by REITs generally do not qualify for reduced U.S. federal individual income tax rates.

Q:	What are our business strengths?

A:	We believe that our relationship with the Investment Advisor and its affiliates provides us with several key business strengths:

•

CB Richard Ellis Global Platform.    Our relationship with the CB Richard Ellis organization harnesses its global resources in research, market intelligence, investment sourcing, financing, leasing and property management services for our benefit. Strong local market intelligence sourced from the network allows us to make more informed investment decisions, and provides access to a greater variety of investment opportunities.

•

Proven Investment Team.    The Investment Advisor benefits from a team of experienced real estate professionals. The senior officers of the Investment Advisor have significant experience in the real estate industry, including extensive acquisition, disposition and financing experience. Before its experience in managing us, the Investment Advisor had not managed a REIT.

•

Disciplined Research-Based Investment Process.    The Investment Advisor uses a disciplined process in making investment decisions, based primarily on the extensive resources of CBRE Investors’ dedicated research department led by Douglas J. Herzbrun. Other key resources include local market intelligence from the CB Richard Ellis network and analysis from its real estate market research affiliate, Torto Wheaton Research, as well as the Investment Advisor’s network of industry contacts.

•

Investment Sourcing.    The scope of the CB Richard Ellis network includes established relationships with sellers, developers and real estate brokers across all major markets in the United States, providing a broad pipeline of investment opportunities. In particular, we believe that we can access “off-market” opportunities identified by the network which are not being generally marketed for sale. In addition, the Investment Advisor and our management team have extensive resources and contacts outside of the CB Richard Ellis network which we expect to provide additional investment opportunities.

•

Proven Acquisitions Experience and Transaction Underwriting Experience.    CBRE Investors personnel are constantly sourcing, evaluating, underwriting and closing real estate investments, primarily on behalf of third party investors.

•

Proactive Asset Management.    The Investment Advisor uses CBRE Investors’ proactive asset management approach to operate our assets, manage continuing capital investments, evaluate whether to hold or sell assets and coordinate the resources of the CB Richard Ellis platform and other service providers to improve asset performance.

Q:	Why should you invest in real estate?

A.	Allocating some portion of your investment portfolio may provide you with a hedge against unanticipated inflation, portfolio diversification, lower volatility and attractive risk-adjusted returns. As a result, real estate has become a major asset class for asset allocations in investment portfolios.

Q:	In what types of real property will we invest the proceeds of this offering?

A:	We generally will seek to use the offering proceeds available for investment after the payment of fees and expenses to acquire real estate properties, focusing on office, retail, industrial and multi-family residential properties. The number and aggregate purchase price of properties we acquire in each asset class will depend upon real estate and market conditions and other circumstances existing at the time we acquire assets. Our investment policies provide that we may not invest more than 20% of our total assets in any single investment. In addition, we seek to maintain a portfolio of geographically diverse assets located in the business districts and suburban markets of major metropolitan areas in the United States. We may also invest up to 30% of our total assets outside of the United States. Investments outside of the United States are expected to be focused in areas in which CBRE Investors has existing operations or previous investment experience, which today consist of metropolitan markets in Western Europe, (including London, Paris, Milan and Frankfurt), China (Shanghai and Beijing) and Japan. To the extent that we enter markets outside of the United States in which CBRE Investors does not already have existing operations or previous investment experience, we would expect to do so in partnership, utilizing joint venture or other structures, with entities that have significant existing local expertise in these markets. We expect that our international investments will focus on properties typically located in significant business districts and suburban markets. We are not limited in the amount that we may invest in any type of real estate investment consistent with our investment objectives.

Q.	Why do we invest in global real estate assets?

A.	We believe that the global real estate market has grown substantially over the years. We also believe that international real estate markets provide investors with an opportunity to diversify their portfolio and reduce portfolio risk with an investment that may provide returns that are less correlated to the returns of the equity, bond and real estate markets of the United States.

Q:	May we invest in anything other than real property?

A:	Yes. We anticipate there will be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly. In addition, we may invest in or make mortgage loans, subject to the investment limitations contained in our declaration of trust. Because there are significant limitations on the amount of non-real estate related assets that a REIT may own without losing its qualification as a REIT, our ability to own non-real estate investments will be limited. These limitations may limit our ability to maximize profits.

Q:	Who chooses the investments we make?

A:

The Investment Advisor finds, presents and recommends to us real estate investment opportunities consistent with our investment objectives. The Investment Advisor has contractual responsibilities to us and is a fiduciary of ours and our shareholders pursuant to the advisory agreement. Certain officers of the Investment Advisor, including Robert H. Zerbst, Jack A. Cuneo, Scott M. Stuckman, Philip L. Kianka and Charles W. Hessel, assist in making property acquisition recommendations on behalf of the Investment Advisor to our board of trustees. The Investment Advisor may not complete an acquisition or disposition of property or financing of such acquisition on our behalf without the prior approval of a majority of our board of trustees. The actual terms and conditions of transactions involving investments in properties are determined in the sole discretion of the Investment Advisor, subject at all times to such board approval.

Q:	How does the Investment Advisor select potential properties for acquisition?

A:	In making investment decisions for us, the Investment Advisor considers relevant risks and financial factors, including the creditworthiness of major tenants, the expected levels of rental and occupancy rates, current and projected cash flow of the property, the location, condition and use of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and tax considerations. In addition to these factors, the Investment Advisor, when evaluating prospective mortgage loan investments, will consider the ratio of the amount of the investment to the value of the property by which it is selected and the quality, experience and creditworthiness of the borrower. The Investment Advisor also utilizes the resources and professionals of CBRE Investors and consults with its investment committee when evaluating potential investments. Our primary focus is on office, industrial, retail and multi-family residential properties.

Q:	Do we use leverage?

A:	Yes, we may borrow money to purchase assets. We have adopted a policy to limit our aggregate borrowing to no more than 65% of the value of the cost of our assets before non-cash reserves and depreciation. This policy may be altered at any time or suspended if necessary to pursue attractive investment opportunities. Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that until our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report.

Q:	Do we intend to acquire some of our properties in joint ventures?

A:	We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third-parties, including other programs sponsored by CBRE Investors, for the purpose of developing, owning and/or operating real properties. In determining whether to invest in a particular joint venture, the Investment Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate investments.

We have agreed to a capital commitment of $20,000,000 in CB Richard Ellis Strategic Partners Asia II-A, L.P., or CBRE Asia Fund, which was formed by CBRE Investors, our sponsor, to purchase, reposition, develop, hold for investment and sell institutional quality real estate and related assets in targeted markets in Asia, including China, Japan, India, South Korea, Hong Kong, Singapore and other Asia Pacific markets. CBRE Asia Fund closed on January 31, 2008, with aggregate capital commitments of $394,200,000. As of March 31, 2008, CBRE Asia Fund owned interests in eight properties located in China and Japan.

Q:	What steps do we take to make sure we invest in environmentally compliant property?

A:

We will not close the purchase of any property unless and until we obtain an environmental assessment for each property purchased and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment generally consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. We may pursue additional assessments or reviews if the Phase I site assessment indicates that further environmental investigation is warranted.

Q:	What is the current ownership structure of CBRE REIT?

A:	The following chart illustrates the structure and ownership of our company after this offering (assuming all of the shares offered hereby are sold) and the management relationship between the Investment Advisor and us.

(1)	Includes shareholders who purchased shares of our common stock in our private offerings, excluding shares held by CB Richard Ellis Investors, LLC, our trustees and officers.

(2)

CBRE Investors owns all of the cash distribution interest and CBRE Investors (including certain of its executive officers and our executive officers) own an aggregate 77% distribution interest in the net proceeds upon a sale of the Investment Advisor.

(3)

Fund Investors, LLC and CNL Fund Management Company, affiliates of the Dealer Manager, own (i) an aggregate 23% distribution interest in the net proceeds upon a sale of the Investment Advisor and (ii) an aggregate 24.9% voting and distribution interest (excluding distributions that CBRE Investors is entitled to with respect to 29,937 class A units) in CBRE REIT Holdings LLC. CNL Fund Management Company serves as the Sub-Advisor to the Investment Advisor.

(4)

CBRE Investors owns a 75.1% voting interest and CBRE Investors (including certain of its executive officers) and our executive officers own an aggregate 75.1% distribution interest (excluding distributions that CBRE Investors is entitled to with respect to 29,937 class A units) in CBRE REIT Holdings LLC.

(5)

CBRE REIT Holdings LLC owns 246,361 class A units, or limited partnership units, in the Operating Partnership and our company owns 31,076,709 limited partnership units in the Operating Partnership as of December 31, 2007. CBRE REIT Holdings LLC also owns one class B limited partnership interest in the Operating Partnership (representing 100% of the class B interest outstanding). CBRE REIT Holdings LLC is controlled by CB Richard Ellis Investors, LLC, our sponsor.

Q:	What conflicts of interest exist between us, the Investment Advisor and its affiliates?

A:	Our Investment Advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

The Investment Advisor may in the future become a sponsor of or affiliated with other real estate accounts or programs having investment objectives and legal and financial obligations similar to ours, and, in such an event, the Investment Advisor must determine which investment opportunities to recommend to us or another program or joint venture;

•

If the Investment Advisor acquires interests in other real estate programs or accounts in the future, the Investment Advisor and its affiliates will have conflicts of interest in allocating their time between us and such other programs and activities in which they are involved;

•

Certain of our executive officers and trustees are also executive officers and directors of the Investment Advisor and its affiliates, including CBRE Investors, and, as such, our advisory agreement with the Investment Advisor was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party;

•

To the extent that we own properties in the same geographic areas where other affiliates of the Investment Advisor own properties, a conflict could arise in the leasing of properties if we and one of such affiliates were to compete for the same tenants in negotiating leases, or in connection with the resale of properties if we and one of such affiliates were to attempt to sell similar properties at the same time;

•

If we enter into a joint venture or similar arrangement with an affiliate of the Investment Advisor, the Investment Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture; and

•

Although we do not rely exclusively on, nor have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services, such as leasing, property management and brokerage, from it or an affiliated entity. The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market. Although such arrangements will be approved by a majority of our independent trustees, they will be negotiated among related parties.

Q:	What are the fees that we pay to the Investment Advisor, its affiliates and the Dealer Manager in connection with this offering?

A:	The Investment Advisor and its affiliates perform services relating to this offering and the investment and management of our assets. In addition, the Dealer Manager performs services in connection with the offer and sale of shares. Although we do not rely exclusively on, nor have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services, such as leasing, property management and brokerage, from it or an affiliated entity. The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market. The following table describes the compensation and equity participation that we contemplate paying to the Investment Advisor, its affiliates and the Dealer Manager. The estimated maximum amount of fees to be paid is based on the sale of $1,800,000,000 in common shares pursuant to the primary offering and $200,000,000 in common shares pursuant to our dividend reinvestment plan.

Type	Description and Method of Computation	Estimated Maximum

	Organizational and Offering Stage

Selling Commissions – the Dealer Manager	Up to 7.0% of gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$126,000,000

Dealer Manager Fee – the Dealer Manager	Up to 1.5% of the gross proceeds from the sale of shares in the primary offering (a portion may be reallowed to participating broker-dealers).	$27,000,000

Marketing Support Fee – the Dealer Manager	Up to 1.0% of the gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$18,000,000

Organizational and Offering Expense Reimbursement – the Investment Advisor and the Dealer Manager	All offering and organizational expenses (excluding selling commissions, the dealer manager fee and the marketing support fee) incurred by the Investment Advisor and the Dealer Manager on our behalf, estimated to be 1.4% of aggregate gross proceeds (all or a portion received by the Dealer Manager may be reimbursed to participating broker-dealers) in the event we raise the maximum offering amount, but in no event shall this expense reimbursement exceed 2.0% of aggregate gross proceeds.	$28,000,000

Type	Description and Method of Computation	Estimated Maximum

Acquisition Stage

Acquisition Fee – the Investment Advisor and its Affiliates and affiliates of the Dealer Manager

Up to 1.0% of (i) the purchase price of real estate investments acquired by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. For purposes of the “estimated maximum” of acquisition fees to be paid to the Investment Advisor, we have assumed that there is zero leverage in the portfolio and the proceeds from this offering are fully invested. We may pay acquisition fees to affiliates of the Investment Advisor for a particular property acquisition in the form of brokerage fees and mortgage loan origination fees (in the event debt is placed on a property). In the event that we pay these types of acquisition fees to affiliates of the Investment Advisor, such fees will be in addition to the 1.0% paid to the Investment Advisor and the Investment Advisor will not receive any portion of such fees. As of the date of this prospectus, we have paid mortgage loan origination fees in the aggregate of $311,000 to CBRE Melody & Company in connection with the acquisition of certain properties we currently own. We estimate that our acquisition expenses will average 0.5% of the contract purchase price of a property acquisition. In no event will total acquisition fees and acquisition expenses exceed 6% of the purchase price of our real estate investments as required by the NASAA Guidelines. In connection with the services provided to the Investment Advisor by CNL Fund Management Company, the Sub-Advisor and an affiliate of the Dealer Manager, pursuant to a sub-advisory agreement, the Investment Advisor will pay the Sub-Advisor an amount equal to approximately 19% of the acquisition fees it receives from us.

$20,000,000

Type	Description and Method of Computation	Estimated Maximum

Operational Stage

Investment Management Fee – the Investment Advisor and affiliates of the Dealer Manager

The investment management fee consists of (i) a monthly fee equal to one twelfth of 0.6% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments within our portfolio and (ii) a monthly fee equal to 7.0% of the aggregate monthly net operating income derived from all real estate investments within our portfolio. All or any portion of the investment management fee not taken as to any fiscal year may be deferred or waived without interest at the option of the Investment Advisor. In connection with the services provided to the Investment Advisor by the Sub-Advisor pursuant to a sub-advisory agreement, the Investment Advisor pays the Sub-Advisor an amount equal to approximately 14% of the investment management fee it receives from us.

Not determinable at this time.
Property Management, Leasing and Construction Supervision Fees – the Investment Advisor or its affiliates, including CB Richard Ellis Inc.

Based upon the customary property management, leasing and construction supervision fees applicable to the geographic location and type of property. Such fees for each service provided are expected to range from 2.0% to 5.0% of gross revenues received from a property we own. As of the date of this prospectus, we have paid property management fees in the amount of $208,000 to CB Richard Ellis Inc. in connection with certain properties we own.

Not determinable at this time.
Class B Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC

Distributions are made by CBRE OP in an amount equal to 15% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (i) the costs of such disposition, (ii) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (iii) an amount equal to a 7% annual, uncompounded return on such invested capital.

Not determinable at this time.

Type	Description and Method of Computation	Estimated Maximum
Expense Reimbursement – the Investment Advisor	Reimbursement of actual expenses incurred in connection with our administration on an ongoing basis. Our operating expenses will not exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income.	Not determinable at this time.

Liquidation/Listing Stage

Real Estate Commissions – the Investment Advisor or its affiliates

In connection with the sale of properties (which shall include the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), an amount not to exceed 50% of the brokerage commission paid; provided that 50% of such commission may not exceed 3% of the contract price of each property sold and may not exceed the lesser of a competitive total real estate commission or 6% of the contract price of the property sold.

Not determinable at this time.

Class B Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC	As described under “Operational Stage” above.	Not determinable at this time.

Q:	If you buy shares, will you receive dividends and how often?

A:	Provided we have sufficient cash flow to pay dividends, we intend to pay dividends on a quarterly basis. In order to maintain our qualification as a REIT, we must make aggregate annual distributions equal to at least 90% of our taxable income (which may not equate to net income as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding net capital gains. However, if our cash available for distribution to our common shareholders is less than the annual distribution requirements applicable to REITs, then we may need to sell properties or borrow funds to make some distributions. It is anticipated that distributions generally will be taxable as ordinary income to our shareholders, although a portion of such distributions may be designated by us as a return of capital or as capital gain.

Q:	How do we calculate the payment of dividends to shareholders?

A:	We intend to declare dividends to our shareholders on a daily basis so that any dividend benefits will begin to accrue to our shareholders immediately upon admission. As a result, new shareholders will not participate in earnings that accrued prior to their admission. Provided we have sufficient cash flow to pay dividends, we intend to pay dividends on a quarterly basis.

Q:	May you reinvest your dividends in shares of CB Richard Ellis Realty Trust?

A:	Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the subscription agreement, a sample of which is attached as Appendix B, or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will be the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose.

Q:	Will the dividends you receive be taxable as ordinary income?

A:	Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Dividends paid by REITs, such as us, are generally not eligible for reduced rates of U.S. federal income tax for individual investors. We expect that some portion of your dividends may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of our taxable income but does not reduce cash available for distribution to our shareholders. The portion of your dividend that is not subject to current tax is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, can defer a portion of your tax until your investment is sold or we are liquidated, at which time any gain should generally be taxed at capital gains rates. Any dividend or distribution that we properly designate as a capital gains distribution generally will be treated as long-term capital gain without regard to the period for which you have held your shares. Individual investors are subject to a maximum U.S. federal income tax rate of 25% to the extent our capital gain dividends are attributable to the recapture of depreciation expense deductions. Because each investor’s tax considerations are different, we urge you to consult your tax advisor as to the tax consequences to you of an investment in our shares.

Q:	What will we do with the money raised in this offering?

A:	We expect that 88.4% to 89.1% of the proceeds raised in this offering will be used to invest in real estate assets, focusing on office, retail, industrial and multi-family residential properties, and for working capital purposes. The remaining portion of the proceeds will be used to pay offering fees and expenses, including selling commissions, the dealer manager fee, the marketing support fee and other organization and offering expenses and an acquisition fee.

Pending investment, we intend to invest the funds in interest-bearing short-term investment grade securities, money market accounts and similar investments which may be owned by REITs. These investments are expected to provide a lower net return than we seek to achieve from our intended investments.

Q:	What kind of offering is this?

A:	We are offering up to $1,800,000,000 in common shares of beneficial interest to the public on a best efforts basis at a price of $10.00 per share. We are also offering up to $200,000,000 in common shares to be issued pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose.

We began selling common shares in this offering on October 24, 2006, the effective date of the registration statement of which this prospectus forms a part, and we will continue to offer common shares on a continuous basis until this offering terminates on or before October 24, 2008, two years after the date of our original prospectus dated October 24, 2006. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time.

Q:	How does a “best efforts” offering work?

A:	When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering. If we only sell a small number of shares offered hereby, we may purchase fewer properties resulting in less diversification of the number of assets we own, the types of assets in which we invest, the geographic regions of our properties and the industry types of our tenants.

Q:	How long will this offering last?

A:	The offering will not last beyond October 24, 2008 (which is two years after the effective date of our original prospectus dated October 24, 2006). We reserve the right to terminate this offering at any time.

Q:	Who can buy shares?

A:	An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. These minimum levels may be higher in certain states.

Q:	May you make an investment through your IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account, or IRA, a simplified employee pension, or SEP, plan or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (4) the need to value the assets of such IRA, plan or other account annually or more frequently, and (5) whether such investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:	Yes. You must initially purchase at least $5,000 of common shares. This minimum investment level may be higher in certain states.

Q:	How do you subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement, a sample of which is contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	If you buy shares in this offering, how may you later sell them?

A:

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, no public market may ever develop for the shares. As a result, you may find it difficult to find a buyer for your shares. If you are able to find a buyer for your shares, you may sell your shares to that buyer only if the buyer satisfies the suitability standards applicable to him or her, including any suitability standards imposed by such potential buyer’s state of residence, or unless such sale would cause the buyer to own more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares.

Shareholders who have held their shares for at least one year may, on a quarterly basis, present to us for redemption all or any portion of their shares pursuant to our share redemption program as outlined in this prospectus. However, in the event that an eligible shareholder presents fewer than all of his or her shares to us for redemption, such shareholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption. At that time, we may, subject to certain conditions and limitations, choose to redeem shares for cash to the extent that we have sufficient funds available to fund such redemption after the payment of dividends necessary to maintain our qualification as a REIT and to avoid payment of any U.S. federal income tax or excise tax on our undistributed net taxable income. We cannot guarantee that any funds set aside for our share redemption program will be sufficient to accommodate any or all requests made in any year.

Q:	What are our exit strategies?

A:	We do not intend to list our shares before 2009. If our shares are not listed for trading on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market on or prior to December 31, 2011, our declaration of trust requires our board of trustees to consider (but is not required to commence) an orderly liquidation of our assets, which liquidation would require the approval of our shareholders.

Q:	Who should you contact to update your information?

A:	To ensure that any changes are made promptly and accurately, all changes to registration and contact information, including your address, ownership type and distribution mailing address, should be directed to CB Richard Ellis Realty Trust, c/o Boston Financial Data Services, Inc., 30 Dan Road, Suite 8562, Canton, Massachusetts 02021.

Q:	Will you be notified of how your investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	quarterly financial reports;

•	an annual report;

•	an annual IRS Form 1099-DIV, if required; and

•	supplements to this prospectus.

We will provide this information to you via one or more of the following methods:

•	United States mail or other courier;

•	facsimile; or

•	electronic delivery.

Q:	When will you receive your detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year following the end of the previous December 31 tax year end.

Q:	Who can help answer your questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or CNL Client Services at (866) 650-0650.

RISK FACTORS

An investment in our common shares of beneficial interest involves a high degree of risk. You should carefully consider the following information, together with the other information contained in this prospectus, before buying our shares. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the value of our shares could decline and you may lose all or part of your investment. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under “Forward-Looking Statements.”

Risks Related to Our Business

We and the Investment Advisor commenced operations in July 2004 and have a limited operating history and may not be able to implement our operating policies and strategies successfully.

We began operations in July 2004 and, therefore, have a limited operating history and may not be able to implement our operating policies and strategies successfully. The Investment Advisor also has a limited operating history. The results of our operations depend on many factors, including, without limitation, the availability of office, retail, industrial and multi-family residential properties for acquisition, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Moreover, delays in investing the net proceeds of this offering may reduce our income. Our shareholders will not have the opportunity to evaluate the manner in which the net proceeds received by us from this offering are to be invested or the economic merits of particular assets to be acquired. Furthermore, we cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus.

You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of the Investment Advisor, the real estate market and general economic conditions in the geographic regions where we invest. You must rely totally on the Investment Advisor in the selection of assets. We cannot be sure that the Investment Advisor will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, our objectives will be achieved. You should be aware that any appraisals we obtain are merely estimates of value and should not be relied upon as accurate measures of true worth or realizable value.

If the Investment Advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of certain key personnel of our Investment Advisor, including Robert H. Zerbst, Jack A. Cuneo, Laurie E. Romanak, Scott M. Stuckman, Douglas J. Herzbrun and Philip L. Kianka, each of whom would be difficult to replace. None of our key personnel are currently subject to employment agreements with us, nor do we maintain any key person life insurance on these key personnel. If the Investment Advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer. We also believe that our future success depends, in large part, upon the Investment Advisor’s ability to obtain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you the Investment Advisor will be successful in attracting and retaining such skilled personnel.

Conflicts of Interest Risks

The Investment Advisor faces conflicts of interest relating to time management.

Although the Investment Advisor does not currently advise any other real estate investment programs, the Investment Advisor’s affiliates, including CBRE Investors, are sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. In addition, certain members of the management team of the Investment Advisor may also work with or for other affiliates. As a result, they may have interests in other real estate programs and also engage in other business activities, and may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If the Investment Advisor, for any reason, is not able to provide investment opportunities to us consistent with our investment objectives in a timely manner, we may have lower returns on our investments.

The Investment Advisor faces conflicts of interest relating to the purchase and leasing of assets.

We may be buying assets at the same time as other existing or future affiliates of the Investment Advisor are buying assets. There is a risk that the Investment Advisor will choose an asset that provides lower returns to us than an asset purchased by another affiliate. We may acquire assets in geographic areas where other affiliates own assets. If another affiliate attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant.

The Investment Advisor and its affiliates may face conflicts of interest if they sell or lease properties they acquire to us.

We may acquire or lease properties from the Investment Advisor and its affiliates. We must follow certain procedures when purchasing or leasing assets from the Investment Advisor and its affiliates. The Investment Advisor may owe fiduciary and/or other duties to the selling entity in these transactions and conflicts of interest between the selling entities and us could exist in such transactions. Because we are relying on the Investment Advisor, these conflicts could result in transactions where we do not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party.

We pay substantial fees and expenses to the Investment Advisor, its affiliates and the Dealer Manager, which payments increase the risk that you will not earn a profit on your investment.

The Investment Advisor and its affiliates perform services for us in connection with the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We pay the Investment Advisor an acquisition fee based on the purchase price of our real estate assets and an investment management fee, a portion of which is based on the cost of our real estate assets, each of which is not tied to the performance of our portfolio. The Investment Advisor has entered into a sub-advisory agreement with an affiliate of the Dealer Manager, or the Sub-Advisor, and the Investment Advisor will compensate the Sub-Advisor through certain fees and reimbursable expenses the Investment Advisor receives from us. We pay fees and commissions to the Dealer Manager in connection with the offer and sale of the shares. We also have issued to CBRE REIT Holdings LLC, an affiliate of the Investment Advisor, one Class B limited partnership interest (representing 100% of the Class B interest outstanding) in CBRE OP in exchange for the services provided to us relating to our formation and future services. Our sponsor (including certain of its executive officers) and our executive officers own an aggregate 75.1% distribution interest and affiliates of the Dealer Manager own an aggregate 24.9% distribution interest (excluding distributions that CBRE Investors is entitled to with respect to 29,937 Class A units) in CBRE REIT Holdings LLC. The holder of the Class B limited partnership interest is entitled to receive distributions made by CBRE OP in an amount equal to 15% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (i) the costs of such disposition, (ii) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (iii) an amount equal to a 7% annual, uncompounded return on such invested capital. These fees and partnership interest distributions reduce the amount of cash available for investment in properties or distribution to shareholders. These fees also increase the risk that the amount available for distribution to common shareholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering and that you may not earn a profit on your investment.

Termination of the Advisory Agreement could be costly.

If the advisory agreement is terminated without cause, CBRE OP will redeem the Class B limited partnership interest for a newly created class of partnership interest, which we refer to as the advisor redemption interest, which shall initially have a capital account equal to the fair value of the Class B limited partnership interest as of such date, and if the advisory agreement is terminated for cause, CBRE OP will redeem the Class B limited partnership interest for $100. These provisions may increase the effective cost to us of terminating the advisory agreement, thereby adversely affecting our ability to terminate the Investment Advisor without cause.

Certain of our officers and trustees face conflicts of interest.

Our Chairman and our Chief Financial Officer each serve as Managing Directors of the Investment Advisor and also serve as President and Executive Managing Director, respectively, of CBRE Investors, our sponsor. These individuals also are members of the investment committee of CB Richard Ellis Strategic Partners Asia II-A, L.P., or CBRE Asia Fund, an entity in which we are a limited partner. Our President and Chief Executive Officer serves as the President and Chief Executive Officer of the Investment Advisor and also serves as a Managing Director of CBRE Investors. Our President and Chief Executive Officer and our Chief Financial Officer directly hold an aggregate 12.9% economic interest in the Investment Advisor. These individuals owe fiduciary duties to these entities and their shareholders. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to our shareholders and us. An affiliate of the Investment Advisor owns one class B limited partnership interest (representing 100% of the class B interest outstanding) in CBRE OP. This interest entitles such affiliate to receive distributions in an amount equal to a percentage of the net proceeds we receive from a sale of a property after certain amounts are paid or provided for. This interest may incentivize the Investment Advisor to recommend the sale of a property or properties that may not be in our best interest at the time. In addition, the premature sale of a property may add concentration risk to the portfolio or may be at a price lower than if we held on to the property and sold it at a later date.

We will be subject to additional risks as a result of any joint ventures.

We may in the future enter into joint ventures for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with sellers of properties, affiliates of sellers, developers or other persons. Such investments may involve risks not otherwise present with an investment in real estate, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns. As of December 31, 2007, we owned an interest of approximately 5.81% in CBRE Asia Fund, an unconsolidated strategic partnership that is sponsored by CBRE Investors. Our capital commitment of $20,000,000 has been pledged as collateral on unsecured borrowings of CBRE Asia Fund of which our pro-rata portion of such borrowings was $2,610,000, based on our 5.81% ownership interest at December 31, 2007. As of December  31, 2007, CBRE Asia Fund owned interests in six properties located in China and Japan.

General Investment Risks

No market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

There is no current market for our shares and, therefore, it will be difficult for you to sell your shares promptly. We can not assure you that any trading market will develop or, if developed, that any such market will be sustained. Additionally, our declaration of trust contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Therefore, it will be difficult for you to sell your shares promptly or at all. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. Therefore, you should purchase our shares only as a long-term investment.

We are conducting a “best efforts” offering and if we are unable to raise substantial funds, we may have substantial limitations on our ability to achieve a diversified portfolio of assets.

The Dealer Manager is selling our shares on a “best efforts” basis, whereby it and the other broker-dealers participating in the offering are only required to use their best efforts to sell our common shares and have no firm commitment or obligation to purchase any of our common shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified portfolio. If we only sell a small number of shares offered hereby, we may purchase fewer properties resulting in less diversification of the number of assets we own, the types of assets in which we invest, the geographic regions of our properties and the industry types of our tenants. The likelihood of our profitability being affected by any one of our investments will also increase. Your investment in shares will be subject to greater risk to the extent that we lack a diversified asset portfolio.

We are conducting a blind pool offering and you will not have the opportunity to evaluate investments prior to purchasing our common shares.

You will not be able to evaluate the economic merits, transaction terms or other financial information concerning our future investments prior to purchasing our common shares. You must rely on the Investment Advisor and our board of trustees to implement our investment policies, to evaluate investment opportunities and to structure the terms of our investments.

Restrictions on ownership of a controlling percentage of our shares may limit your opportunity to receive a premium on your shares.

To assist us in complying with the share ownership requirements necessary for us to qualify as a REIT, our declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit. Our board of trustees has waived this limitation for CBRE Investors and the Stein Trusts. This waiver applies only to shares such persons already own, and not to further purchases unless approved by our board of trustees. Additionally, our declaration of trust prohibits direct or constructive ownership of our shares that would otherwise result in our failure to qualify as a REIT. The constructive ownership rules in our declaration of trust are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than any ownership limit by an individual or entity could cause that individual or entity to own constructively in excess of any ownership limit of our outstanding shares. Any attempt to own or transfer our shares in excess of the ownership limit without the consent of our board of trustees shall be void, and will result in the shares being transferred to a charitable trust. These provisions may inhibit market activity and the resulting opportunity for our shareholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of our shares in excess of the number of shares permitted under our declaration of trust and which may be in the best interests of our shareholders.

We have implemented certain provisions that could make any change in our board of trustees or in control of our company more difficult.

Maryland law, our declaration of trust and our bylaws contain provisions, such as provisions prohibiting, without the consent of our board of trustees, any single shareholder or group of affiliated shareholders, from beneficially owning in excess of an ownership limit, which could make it difficult or expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of trustees. These and other anti-takeover provisions could substantially impede the ability of shareholders to change our management and board of trustees.

You are limited in your ability to sell your shares pursuant to our share redemption program.

Our share redemption program provides you with the opportunity, on a quarterly basis, to request us to redeem all or a portion of your shares after you have held them for one year, subject to certain restrictions and limitations. In the event that an eligible shareholder presents fewer than all of his or her shares to us for redemption, such shareholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption. Shares will be redeemed only to the extent of cash available after the payment of dividends necessary to maintain our qualification as a REIT and to avoid the payment of any U.S. federal income tax or excise tax on our net taxable income. This will significantly limit our ability to redeem your shares. To the extent our available cash flow is insufficient to fund all redemption requests, each shareholder’s request will be reduced on a pro rata basis, unless you withdraw your request for redemption or ask that we carry over your request to the next quarterly period, if any, when sufficient funds become available. Our board of trustees reserves the right to amend or terminate the share redemption program at any time. Our board of trustees has delegated to our officers the right to waive the one-year holding period and pro rata redemption requirements in the event of the death, disability (as such term is defined in the Internal Revenue Code) or bankruptcy of a shareholder. You will have no right to request redemption of your shares should our shares become listed on a national exchange, the Nasdaq Global Select Market or the Nasdaq Global Market. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.

We established the offering price on an arbitrary basis.

Our board of trustees has arbitrarily determined the selling price of the shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved.

Investors who purchase common shares in this offering incurred, as of December 31, 2007, an immediate dilution of up to approximately $(1.28), or (12.89)%, in the book value per share of our common shares from the price paid in this offering. Investors purchasing common shares in this offering may experience further dilution if we issue additional equity.

The initial offering price of our common shares is substantially higher than the book value per share of our outstanding common shares will be after this offering. Therefore, investors who purchase our common shares incurred, as of December 31, 2007, an immediate dilution of up to approximately $(1.28), or (12.89)%, in the book value per share of our common shares from the price paid in this offering. Existing shareholders and potential investors in this offering do not have preemptive rights to any common shares issued by us in the future. Therefore, investors purchasing shares in this offering may experience further dilution of their equity investment in the event that we sell additional common shares in the future, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options.

The amount and timing of cash dividends is uncertain.

Subject to certain limitations, we bear all expenses incurred in our operations, which reduces cash generated by operations and amounts available for distribution to our shareholders. In addition, our board of trustees, in its discretion, may retain any portion of such funds for working capital, subject to the REIT distribution requirements. We have not set any future dividend payment amount and cannot assure you that sufficient cash will be available to pay dividends to you.

We are uncertain of our sources for funding of future capital needs.

Substantially all of the net proceeds of the offering will be used for investment in assets and for payment of various fees and expenses. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our assets or for any other reason, we will need to identify sources for such funding, other than reserves we may establish, and we cannot assure you that such sources of funding will be available to us for capital needs in the future.

General Real Estate Risks

Real estate investments are long-term illiquid investments and may be difficult to sell in response to changing economic conditions.

Real estate investments are subject to certain inherent risks. Real estate investments are generally long-term investments that cannot be quickly converted to cash. Real estate investments are also subject to adverse changes in general economic conditions or local conditions that may reduce the demand for office, retail, industrial, multi-family residential or other types of properties. Other factors can also affect real estate values, including:

•	possible international and U.S. federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

•	increasing labor and material costs;

•	the attractiveness of the property to tenants;

•	rises in operating costs, taxes and insurance costs; and

•	changes in interest rates.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay dividends to our shareholders.

We expect that we will incur additional indebtedness in the future. Interest we pay could reduce cash available for distributions. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay dividends to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Adverse economic conditions in the geographic regions in which we purchase properties may negatively impact your overall returns.

Adverse economic conditions in the geographic regions in which we buy our properties could affect real estate values in these regions and, to the extent that any of our tenants in these regions rely upon the local economy for their revenues, our tenants’ businesses could also be affected by such conditions. Therefore, changes in local economic conditions could reduce our ability to pay dividends and the amounts we could otherwise receive upon a sale of a property in a negatively affected region.

Adverse economic conditions affecting the particular industries of our tenants may negatively impact your overall returns.

Adverse economic conditions affecting a particular industry of one or more of our tenants could affect the financial ability of one or more of our tenants to make payments under their leases, which could cause delays in our receipt of rental revenues or a vacancy in one or more of our properties for a period of time. Therefore, changes in economic conditions of the particular industry of one or more of our tenants could reduce our ability to pay dividends and the value of one or more of our properties at the time of sale of such properties.

Because we are dependent on our tenants for substantially all of our revenue, our success is materially dependent on the financial stability of our tenants.

Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments would cause us to lose the revenue from the property. In the event of such a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and leasing our property. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

If one or more of our tenants file for bankruptcy protection, we may be precluded from collecting all sums due.

If one or more of our tenants, or the guarantor of a tenant’s lease, commences, or has commenced against it, any proceeding under any provision of the U.S. federal bankruptcy code, as amended, or any other legal or equitable proceeding under any bankruptcy, insolvency, rehabilitation, receivership or debtor’s relief statute or law (bankruptcy proceeding), we may be unable to collect sums due under relevant leases. Any or all of the tenants, or a guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding.

Such a bankruptcy proceeding may bar our efforts to collect pre-bankruptcy debts from these entities or their properties, unless we are able to obtain an enabling order from the bankruptcy court. If a lease is rejected by a tenant in bankruptcy, we would only have a general unsecured claim against the tenant, and may not be entitled to any further payments under the lease. A tenant’s or lease guarantor’s bankruptcy proceeding could hinder or delay efforts to collect past due balances under relevant leases, and could ultimately preclude collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distribution to our shareholders. In the event of a bankruptcy proceeding, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distribution to our shareholders may be adversely affected.

On January 28, 2008, American LaFrance LLC, or ALF, the tenant in our Jedburg Commerce Park property, filed for Chapter 11 bankruptcy protection. Though the payment of rent from ALF is, in part, guaranteed by a letter of credit and ALF has continued to make timely rent payments, we may be unable to collect all future rent due to us if ALF fails to affirm its lease agreement with us.

We may not have funding for future tenant improvements, which may reduce your returns and make it difficult to attract one or more new tenants.

When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space and other lease-up costs. Substantially all of our net offering proceeds available for investment may be used for investment in real estate properties. We may maintain working capital reserves but cannot guarantee they will be adequate. We also have no identified funding source to provide funds that may be required in the future for tenant improvements, tenant refurbishments and other lease-up costs in order to attract new tenants. We cannot assure you that any such source of funding will be available to us for such purposes in the future and, to the extent we are required to use net cash from operations to fund such tenant improvements, tenant refurbishments and other lease-up costs, cash distributions to our shareholders will be reduced.

A property that incurs a significant vacancy could be difficult to sell or lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Some of our properties may be specifically suited to the particular needs of the tenant based on the type of business the tenant operates. We may have difficulty obtaining a new tenant for any vacant space in our properties, particularly if the space limits the types of businesses that can use the space without major renovation. If a vacancy on any of our properties continues for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to shareholders. In addition, the resale value of the property could be diminished because the market value of a particular property may depend principally upon the value of the leases of such property.

Uninsured losses relating to real property may adversely affect your returns.

In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we may have limited funding to repair or reconstruct the damaged property, and we cannot assure you that any such source of funding will be available to us for such purposes in the future. Furthermore, insurance may be unavailable or uneconomical. In particular, insurance coverage relating to flood or earthquake damage or terrorist acts may not be available or affordable.

Development and construction of our properties may result in delays and increased costs and risks.

We may invest some or all of the net proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements. We will be subject to risks relating to the builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate pre-construction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment, which could adversely impact our ability to make distributions to our shareholders. In addition, we may not be able to find suitable tenants to lease our newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of a property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

Competition for investments may increase costs and reduce returns.

We experience competition for real property investments from corporations, other real estate investment trusts, pension plans and other entities engaged in real estate investment activities. There has been increasing competition for the types of properties in which we invest. Accordingly, competition for investments may have the effect of increasing costs and reducing your returns.

Delays in acquisitions of properties may adversely affect your investment and reduce returns.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. When we acquire properties prior to the start of construction or during the early stages of construction, it typically takes several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to any such properties.

Uncertain market conditions and the broad discretion of the Investment Advisor relating to the future disposition of properties could adversely affect the return on your investment.

We intend to hold the various real properties in which we invest until such time as the Investment Advisor determines that the sale or other disposition thereof appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. The Investment Advisor, subject to the approval in certain cases of our board of trustees, may exercise its discretion as to whether and when to sell a property. We have no obligation to sell properties at any particular time, except that if our shares are not listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market on or before December 31, 2011, our declaration of trust requires our board of trustees to consider (but is not required to) commencing an orderly liquidation of our assets, which liquidation would require the approval of our shareholders and could last several years. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

General economic conditions may affect the timing of the sale of our properties and the purchase price we receive.

We may be unable to sell a property if or when we decide to do so. The real estate market is affected by many factors, such as general economic conditions, the availability of financing, interest rates and other factors, including supply and demand for real estate investments, all of which are beyond our control. We cannot predict whether we will be able to sell any property for the price or on terms that are acceptable to us. Further, we cannot predict the length of time that will be needed to find a willing purchaser and to close the sale of a property.

A concentration of our investments in a limited number of property classes may leave our profitability vulnerable to a downturn in such sectors.

At any one time, a significant portion of our property investments may be in a limited number of property classes. As of December 31, 2007, a majority of our investments were in two property classes, office and industrial. As a result, we are subject to risks inherent in investments in these classes. The potential effects on our revenues, and as a result on cash available for distribution to our shareholders, resulting from a downturn in the business conducted on those properties could be more pronounced than if we had a more diversified portfolio.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in those geographic areas.

A concentration of our properties in a particular geographic area may impact our operating results and abilities to make distributions if that area is impacted by negative economic developments. Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio. As of December 31, 2007, approximately 59% of our portfolio consisted of properties located in North Carolina and South Carolina and, consequently, our financial condition and our ability to make distributions to our shareholders could be adversely affected by any significant adverse developments in those markets.

If we purchase environmentally hazardous property, our operating results could be adversely affected.

Under various U.S. federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediating any contaminated property could have a material adverse effect on our business, assets or results of operations and, consequently, amounts available for distribution to you. Any costs or expenses relating to environmental matters may not be covered by insurance.

Costs associated with complying with regulations such as the Americans with Disabilities Act of 1990 may result in unanticipated expenses.

Under the Americans with Disabilities Act of 1990, or ADA, all places of public accommodation are required to meet certain U.S. federal requirements related to access and use by disabled persons. These requirements became effective in 1992. A number of additional U.S. federal, state and local laws may also require modifications to our properties, or restrict further renovations of the properties, with respect to access thereto by disabled persons. For example, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the ADA or the FHAA could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. We do not conduct audits or investigations of all of these properties to determine their compliance and we cannot predict the ultimate cost of compliance with the ADA, the FHAA or other legislation. If one or more of our properties in which we invest is not in compliance with the ADA, the FHAA or other legislation, then we would be required to incur additional costs to bring the property into compliance. If we incur substantial costs to comply with the ADA and the FHAA or other legislation, our financial condition, results of operations, cash flow, price per share of our common shares and our ability to satisfy debt service obligations and to pay distributions could be adversely affected.

Your investment may be subject to additional risks when we make international investments.

We purchase properties located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	changing governmental rules and policies, including changes in land use and zoning laws;

•

enactment of laws relating to the foreign ownership of real property and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	variations in currency exchange rates;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•

the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	the imposition of unique tax structures and changes in real estate and other tax rates and other operating expenses in particular countries;

•	our ability to qualify as a REIT may be affected; and

•	general political and economic instability.

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

We may acquire properties with retail components. As with all rental properties, we are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents, expense recoveries or the market value of the property. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of a default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

If we make or invest in mortgage loans, our mortgage loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations which could reduce our returns as compared to market interest rates as well as the value of the mortgage loans in the event we sell the mortgage loans.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such loans.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

We will be subject to risks that result from our passive ownership of real estate, including our investment in CBRE Asia Fund.

We have invested and may make future investments in which we passively own real estate. A passive investment in real estate, such as our investment in CBRE Asia Fund, involves risks not otherwise present with other methods of owning real estate. Examples of these risks include:

•	we cannot take part in the operation, management, direction or control of the real estate;

•

the party controlling the real estate may have economic or other business interests or goals that are inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties owned by such controlling party or the timing of the termination and liquidation of the controlling party; or

•	the possibility that we may incur liabilities as the result of actions taken by the controlling party.

Our ability to redeem all or a portion of our investment in CBRE Asia Fund is subject to significant restrictions.

CBRE Asia Fund is not obligated to redeem the interests of any of its investors, including us, prior to 2017. Except in certain limited circumstances such as transfers to affiliates or successor trustees or state agencies, we will not be permitted to sell our interest in CBRE Asia Fund without the prior written consent of the general partner, which the general partner may withhold in its sole discretion.

Financing Risks

Recent turmoil in the credit markets could affect our ability to obtain debt financing on reasonable terms.

The U.S. credit markets have recently experienced significant dislocations and liquidity disruptions which have caused the spreads on prospective debt financings to widen considerably. Continued turmoil in the credit markets may negatively impact our ability to access additional debt financing at reasonable terms, which may negatively affect investment returns on future acquisitions or our ability to make acquisitions.

Rising interest rates could increase our borrowing costs and reduce cash available for distributions and could also adversely affect the values of the properties we own.

We have borrowed and in the future may borrow money to purchase assets. An increase in interest rates could increase our interest expense and adversely affect our cash flow and our ability to service indebtedness and to make distributions to our shareholders.

We could become more highly leveraged and an increase in debt service could adversely affect our cash flow and ability to make distributions.

We had approximately $162,000,000 of outstanding indebtedness, representing approximately 66% of our net assets (or approximately 45% of the cost of our assets, including intangibles) as of December 31, 2007. Although we have adopted a policy to limit our aggregate borrowing to no more than 65% of the cost of our assets before non-cash reserves and depreciation, this policy may be altered at any time or suspended if necessary to pursue attractive investment opportunities. Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that until our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. If we become more highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on outstanding indebtedness and to pay our anticipated distributions and/or the distributions required to qualify as a REIT, and could harm our financial condition.

If we fail to make our debt payments, we could lose our investment in a property.

We intend to secure the loans we obtain to fund future property acquisitions with mortgages on some of our properties. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause a reduction in the value of the shares and the dividends payable to our shareholders.

Lenders may require us to enter into restrictive covenants relating to our operations.

In connection with obtaining certain financing, a lender could impose restrictions on us that would affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace the Investment Advisor as our investment advisor or impose other limitations.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.

Our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale under these circumstances could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to qualify as a REIT. In such case, we may be forced to borrow funds to make the distributions required to qualify as a REIT.

Failure to hedge effectively against interest rate changes may adversely affect results of operations.

Subject to maintaining our qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest cap agreements and interest rate swap agreements. These agreements may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from hedging transactions (other than through taxable REIT subsidiaries) to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	a court could rule that such an agreement is not legally enforceable.

We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our borrowings. This policy governs our use of derivative financial instruments to manage the interest rates on our variable rate borrowings. Our policy states that we will not use derivatives for speculative or trading purposes and intend only to enter into contracts with major financial institutions based on their credit rating and other factors, but we may choose to change these policies in the future. Hedging may reduce the overall returns on our investments, which could reduce our cash available for distribution to our shareholders. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations.

U.S. Federal Income Tax Risks

If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to shareholders.

We believe that we are organized and operate in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our method of operation enables us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income we distribute currently to our shareholders. In order for us to qualify as a REIT, we must satisfy certain requirements established under highly technical and complex provisions of the Internal Revenue Code and Treasury Regulations for which there are only limited judicial or administrative interpretations, and which involve the determination of various factual matters and circumstances not entirely within our control. Because we have made investments outside the U.S., we are subject to foreign currency gains and losses. In May 2007, the IRS issued Revenue Ruling 2007-33 and Notice 2007-42. The Revenue Ruling provides that foreign currency gains recognized by a REIT will be treated as qualifying income for purposes of the REIT 95% and 75% gross income tests to the extent the income underlying the foreign currency gains so qualifies. The Notice provides interim guidance that generally extends the foregoing treatment to foreign currency gains recognized by a REIT through a foreign branch. We may, however, recognize foreign currency gains that are not treated as qualifying income for purposes of the REIT 95% and 75% gross income tests. In addition, income we derive from foreign real property held through a foreign corporation may not be treated as qualifying income for purposes of the REIT 95% gross income test (and will not be treated as qualifying income for purposes of the REIT 75% gross income test). To reduce the risk of non-qualifying foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive or expense we incur from our non-U.S. dollar denominated assets and obligations. While we intend to manage our non-U.S. dollar denominated assets and obligations in a manner that does not jeopardize our ability to qualify as a REIT, there can be no assurance that the IRS will not challenge our qualification as a REIT as a result of foreign currency gains derived from such assets and obligations. In March 2005, we mortgaged one of our real estate properties and invested the proceeds in a money market mutual fund until June 2005 when the proceeds were used to purchase another real estate property. During the time the proceeds were invested in the fund, we treated the investment as a “qualified temporary investment” for purposes of the REIT asset test requirements. If our investment in the fund was not eligible for treatment as a qualified temporary investment,; we may not have satisfied the REIT 5% gross asset test for the first quarter of 2005. If our investment in the fund resulted in our noncompliance with the REIT 5% gross asset test, however, we would retain our qualification as a REIT pursuant to certain mitigation provisions of the Internal Revenue Code provided our noncompliance was due to reasonable cause and not to willful neglect, and certain other requirements are met including the payment of a $50,000 penalty tax. Any potential noncompliance with the 5% gross asset test would be due to reasonable cause and not willful neglect so long as we are considered to have exercised ordinary business care and prudence in attempting to satisfy such test. We believe that we have exercised ordinary business care and prudence in attempting to satisfy the REIT income and asset tests, including the 5% gross asset test, and, accordingly, we believe that any noncompliance with the REIT 5% gross asset test resulting from our investment in the fund should be due to reasonable cause and not willful neglect. We have complied with the other requirements of the mitigation provisions of the Internal Revenue Code with respect to such potential noncompliance with the 5% gross asset test, including paying the $50,000 penalty tax, and, therefore, our qualification as a REIT should not be affected. The IRS is not bound by our determination, however, and no assurance can be provided that the IRS will not assert that we failed to comply with the REIT 5% gross asset test as a result of our investment in the fund and that such failure was not due to reasonable cause.

If we were to fail to qualify as a REIT for any taxable year, including if we were found to have violated the 5% gross asset test and our failure was not due to reasonable cause, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to shareholders. Further, in such event, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT qualification. Accordingly, the loss of our REIT qualification would reduce our net earnings available for investment or distribution to shareholders because of the substantial tax liabilities that would be imposed on us. We might also be required to borrow funds or sell investments to pay the applicable tax.

The Investment Advisor has not previously managed a REIT, and we cannot assure you that the past experience of its management will be sufficient to successfully manage our business as a REIT.

The Investment Advisor has not previously managed a REIT, and the Investment Advisor does not have direct experience in complying with the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. Those provisions are complex and the failure to comply with those provisions in a timely manner could cause us to fail to qualify as a REIT or could force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

We may be subject to tax on our undistributed net taxable income or be forced to borrow funds to make distributions required to qualify as a REIT.

As a REIT, we must distribute 90% of our annual net taxable income (excluding net capital gains) to our shareholders and we are subject to regular corporate income tax to the extent that we distribute less than 100% of our annual net taxable income. In addition, we are subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. In order to make distributions necessary to qualify as a REIT and avoid the payment of income and excise taxes, we may need to borrow funds on a short-term, or possibly long-term, basis or sell properties, even if the then prevailing market conditions are not favorable for borrowings or sales. In addition, we may utilize these funding sources to make distributions that exceed the amount we are required to distribute to qualify as a REIT; however, we will not use offering proceeds for this purpose. Our need for cash to make distributions could result from, among other things, a difference in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves and the repayment of indebtedness.

Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates.

The maximum U.S. federal income tax rate for dividends payable by domestic corporations to individual U.S. shareholders (as such term is defined under “Certain U.S. Federal Income Tax Consequences” below) is 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates. The more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our shares.

We will pay some taxes.

Even if we qualify as a REIT for U.S. federal income tax purposes, we will be required to pay some U.S. federal, state, local and foreign taxes on our income and property, including a 100% penalty tax if we receive payments for property held primarily for sale to customers in the ordinary course of a trade or business. To the extent that we are required to pay U.S. federal, state, local or foreign taxes, we will have less cash available for distribution to our shareholders.

The ability of our board of trustees to revoke our REIT election without shareholder approval may cause adverse consequences to our shareholders.

Our charter provides that our board of trustees may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our taxable income to our shareholders, which may have adverse consequences on the total return to our shareholders and the value of our shares.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments similar to an investment in our shares. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of us or our shareholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our properties.

If our assets are deemed to be ERISA plan assets, the Investment Advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Internal Revenue Code, may be applicable, and there may be liability under these and other provisions of ERISA and the Internal Revenue Code. If the Investment Advisor or we are exposed to liability under ERISA or the Internal Revenue Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Internal Revenue Code on your investment and our performance.

FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties:

•	our business strategy;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures;

•	the impact of technology on our products, operations and business; and

•	the use of the proceeds of this offering and subsequent offerings.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	national, regional and local economic climates;

•	future terrorist attacks in the United States or abroad;

•	changes in supply and demand for office, retail, industrial and multi-family residential properties;

•	our ability to maintain rental rates and maximize occupancy;

•	our ability to identify acquisitions;

•	our pace of acquisitions and/or dispositions of properties;

•	our corporate debt ratings and changes in the general interest rate environment;

•	the condition of capital and credit markets;

•	the actual outcome of the resolution of any conflict;

•	our ability to successfully operate acquired properties;

•	our ability to qualify as a REIT;

•	availability of capital (debt and equity);

•	unanticipated increases in financing and other costs, including a rise in interest rates;

•

our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and our operating partnership’s ability to satisfy the rules in order for it to qualify as a partnership for U.S. federal income tax purposes;

•	accounting principles and policies and guidelines applicable to REITs;

•	legislative or regulatory changes adversely affecting REITs and the real estate business; and

•	environmental, regulatory and/or safety requirements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

ESTIMATED USE OF PROCEEDS

The following tables set forth how we intend to use the gross and net proceeds raised in this offering assuming that we sell specified numbers of shares pursuant to the primary offering and our dividend reinvestment plan. However, the number of common shares issued, including the number of common shares to be issued pursuant to our dividend reinvestment plan may vary from these assumptions. The common shares in the primary offering are offered to the public on a best efforts basis at $10.00 per share and issued pursuant to our dividend reinvestment plan at a price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. As a result, the allocation of our common shares sold pursuant to the primary offering and dividend reinvestment plan affect the gross proceeds, net proceeds and amount invested. As of March 31, 2008, we had issued 30,907,038 common shares pursuant to this offering, which includes 326,206 common shares issued pursuant to our dividend reinvestment plan. As of March 31, 2008, 37,788,751 common shares were issued and outstanding.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. As a result, the amounts in the tables below are estimates and may not accurately reflect the actual receipt or use of the offering proceeds. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make. We expect that 88.4% to 89.1% of the money that shareholders invest will be used to invest in real estate assets, focusing on office, retail, industrial and multi-family residential properties, and for working capital purposes. The number and aggregate purchase price of properties we acquire in each asset class will depend upon real estate and market conditions and other circumstances existing at the time we acquire assets. The remaining portion of the proceeds will be used to pay offering expenses, including selling commissions, the dealer manager fee, the marketing support fee and other organization and offering expenses. Pending investment, we intend to invest the funds in interest-bearing short-term investment grade securities or money market accounts which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from our intended investments.

Calculation of Net Proceeds from the Primary Offering

The following table assumes we sell (i) $450,000,000 in common shares pursuant to the primary offering and no common shares pursuant to our dividend reinvestment plan, and (ii) $1,800,000,000 in common shares pursuant to the primary offering and no common shares pursuant to our dividend reinvestment plan.

	$450,000,000 Primary Shares Sold		$1,800,000,000 Primary Shares Sold
	Amount	Percent	Amount	Percent
Gross proceeds	$450,000,000	100.0%	$1,800,000,000	100.0%
Less:
Selling commission(1)	31,500,000	7.0	126,000,000	7.0
Dealer manager fee(1)	6,750,000	1.5	27,000,000	1.5
Marketing support fee(1)	4,500,000	1.0	18,000,000	1.0
Other organization and offering expenses(2)	9,000,000	2.0	25,200,000	1.4

Net proceeds/amount available for investments	$398,250,000	88.5%	$1,603,800,000	89.1%
Less:
Acquisition fee(3)(4)	4,500,000	1.0	18,000,000	1.0
Initial working capital reserve(5)	—	—	—	—

Estimated amount to be invested(6)	$393,750,000	87.5%	$1,585,800,000	88.1%

Calculation of Estimated Net Proceeds from Combinations of the Primary Offering and the Dividend Reinvestment Plan

The table below assumes we sell the maximum of $1,800,000,000 in common shares pursuant to the primary offering and (i) $50,000,000 in common shares pursuant to our dividend reinvestment plan, (ii) $100,000,000 in common shares pursuant to our dividend reinvestment plan, (iii) $150,000,000 in common shares pursuant to our dividend reinvestment plan and (iv) $200,000,000 in common shares pursuant to our dividend reinvestment plan. The estimated net proceeds depend on a number of factors, including, but not limited to, rates of reinvestment pursuant to our dividend reinvestment plan and any potential reallocation of shares between the primary offering and our dividend reinvestment plan. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings. We may continue to offer our common shares pursuant to our dividend reinvestment plan after the termination of the primary offering.

The following table is presented solely for informational purposes.

	Primary Offering plus $50,000,000 in Shares Sold Pursuant to Dividend Reinvestment Plan		Primary Offering plus $100,000,000 in Shares Sold Pursuant to Dividend Reinvestment Plan		Primary Offering plus $150,000,000 in Shares Sold Pursuant to Dividend Reinvestment Plan		Primary Offering plus $200,000,000 in Shares Sold Pursuant to Dividend Reinvestment Plan
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Gross proceeds	$1,850,000,000	100.0%	$1,900,000,000	100.0%	$1,950,000,000	100.0%	$2,000,000,000	100.0%
Less:
Commissions, fees and expenses(1)(2)	196,900,000	10.6	197,600,000	10.4	198,300,000	10.2	199,000,000	9.9

Net proceeds/amount available for investments	$1,653,100,000	89.4%	$1,702,400,000	89.6%	$1,751,700,000	89.8%	$1,801,000,000	90.1%
Less:
Acquisition fee(3)(4)	18,500,000	1.0	19,000,000	1.0	19,500,000	1.0	20,000,000	1.0
Initial working capital reserve(5)	—	—	—	—	—	—	—	—

Estimated amount to be invested(4)(6)	$1,634,600,000	88.4%	$1,683,400,000	88.6%	$1,732,200,000	88.8%	$1,781,000,000	89.1%

(1)

We pay selling commissions of up to 7.0%, a dealer manager fee of up to 1.5% and a marketing support fee of up to 1.0%, each of which is based on the gross proceeds of the primary offering and payable to the Dealer Manager. The Dealer Manager, in its sole discretion, may reallow all or a portion of the selling commissions and the marketing support fee attributable to our common shares sold by other broker-dealers participating in this offering to them. The commissions and fees may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table we have not assumed any such discounts or waivers. We do not pay selling commissions, the dealer manager fee, or the marketing support fee for shares issued pursuant to our dividend reinvestment plan.

(2)

Organization and offering expenses consist of, among other things, actual legal, accounting, printing and other expenses attributable to conducting this offering, any organizational documents, qualification of the shares for sale in the states and filing fees incurred by the Investment Advisor and the Dealer Manager, as well as reimbursements for marketing, direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, including costs associated with broker-dealer meetings. Organization and offering expenses do not include the dealer manager fee, selling commissions or marketing support fee described above. We are responsible for the payment of all organization and offering expenses, estimated to be 1.4% of aggregate gross proceeds.

(3)

Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of real properties. We pay the Investment Advisor an acquisition fee of 1.0% of the purchase price of our real estate assets. Acquisition fees do not include acquisition expenses.

(4)

For purposes of this table we have assumed that (i) there is zero leverage in the portfolio and (ii) the proceeds from this offering are fully invested. These assumptions may change due to different factors including changes in the allocation of common shares between the primary offering and common shares issued pursuant to our dividend reinvestment plan. In the event we incur debt or issue new common shares outside of this offering in order to acquire real properties, then the acquisition fees and amounts invested in real properties could exceed the amounts stated above.

(5)

To the extent that we have insufficient funds in the future for the improvement of our assets or for any other reason, we may establish reserves from gross proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds (defined generally to mean the net cash proceeds received by us from any sale or exchange of properties).

(6)

Includes amounts anticipated to be invested in real properties, including other third party acquisition expenses that are included in the total acquisition costs of the real properties acquired. For real properties that are not acquired these costs are expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the real property is actually acquired. Acquisition expenses as a percentage of a real property’s contract price vary. We estimate that our acquisition expenses will average 0.5% of the contract purchase price of a property acquisition. However, in no event will total acquisition fees and acquisition expenses on a real property exceed 6.0% of the contract price of the real property as required by the NASAA Guidelines. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract price of all real properties acquired by us.

DISTRIBUTION POLICY

We intend to distribute all or substantially all of our net taxable income (which does not ordinarily equate to net income as calculated in accordance with GAAP) to our shareholders in each year. We intend to declare dividends on a daily basis, but aggregate and pay dividends on a quarterly basis. Our dividend policy is subject to revision at the discretion of our board of trustees without notice to you or shareholder approval. All distributions will be made by us at the discretion of our board of trustees and will depend on our earnings and financial condition, maintenance of REIT qualification, applicable provisions of Maryland law and such other factors as our board of trustees deems relevant.

In order to qualify as a REIT under the Internal Revenue Code, we must make distributions to our shareholders each year in an amount at least equal to (i) 90% of our REIT taxable income, excluding net capital gains, plus (ii) 90% of the excess of our net income from foreclosure property over the tax imposed on such income by the Internal Revenue Code, minus (iii) any excess non-cash income. In general, our dividends will be applied toward these requirements only if paid in the taxable year to which they relate, or in the following taxable year if the dividends are declared before we timely file our tax return for that year, the dividends are paid on or before the first regular dividend payment following the declaration and we elect on our tax return to have a specified dollar amount of such distributions treated as if paid in the prior year. In addition, dividends declared by us in October, November or December of one taxable year and payable to a shareholder of record on a specific date in such a month are treated as both paid by us and received by the shareholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

It is anticipated that distributions generally will be taxable as ordinary income to our shareholders, although a portion of such distributions may be designated by us as a return of capital or as capital gain. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains.

The following table sets forth the distributions per common share declared by our board of trustees and dates of such distributions:

Quarter	Declared	Date of Distribution
Fourth Quarter, 2004	$0.08	January 19, 2005
First Quarter, 2005	$0.084	April 19, 2005
Second Quarter, 2005	$0.084	July 20, 2005
Third Quarter, 2005	$0.125	October 20, 2005
Fourth Quarter, 2005	$0.125	January 20, 2006
First Quarter, 2006	$0.125	April 20, 2006
Second Quarter, 2006	$0.125	July 20, 2006
Third Quarter, 2006	$0.125	October 3, 2006
Fourth Quarter, 2006	$0.125	January 16, 2007
First Quarter, 2007	$0.125	April 20, 2007
Second Quarter, 2007	$0.1375	July 20, 2007
Third Quarter, 2007	$0.1375	October 19, 2007
Fourth Quarter, 2007	$0.14375	January 21, 2008
First Quarter, 2008	$0.14375	April 18, 2008*

*	Anticipated payment date

Our 2004 distributions were funded 98% by cash flows provided by operating activities and 2% from uninvested proceeds of our private offering; our 2005 and 2006 distributions were funded 100% by cash flows provided by operating activities; and our 2007 distributions were funded 80.57% by cash flows provided by operating activities and 19.43% from uninvested proceeds from the financings of our properties. We cannot assure you that we have sufficient cash available for future distributions at this level, or at all. See “Risk Factors.”

To the extent that our cash available for distribution is less than the amount we are required to distribute to qualify as a REIT, we may consider various funding sources to cover any shortfall, including borrowing funds on a short-term, or possibly long-term, basis or selling properties. In addition, we may utilize these funding sources to make distributions that exceed the amount we are required to distribute to qualify as a REIT; however, we will not use offering proceeds for this purpose.

DILUTION

Our net tangible book value as of December 31, 2007 was approximately $217,565,000, or $7.00 per share. If you invest in our common shares, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share immediately after this offering. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of common shares issued and outstanding. After giving effect to the sale by us of (i) $1,800,000,000 in common shares offered by this prospectus to the public, assuming a public offering price of $10.00 per share, and (ii) $200,000,000 in common shares offered pursuant to our dividend reinvestment plan, assuming a public offering price of $9.50 per share, our net tangible book value as of December 31, 2007 would have been $1,801,361,680, or $8.66 per share. This represents an immediate increase in the net tangible book value of $1.66, or 23.7%, per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $(1.28), or (12.89)%, per share to new investors. If you pay reduced selling commissions and fees or no fees, you will suffer less dilution. For example, if no selling commissions are paid on your purchase of shares, you will suffer dilution of up to approximately $(0.75) per share.

The following table illustrates this per share dilution:

Per share offering price of this offering before any expenses, commissions and other fees	$10.00
Per share offering price of shares issuable pursuant to our dividend reinvestment plan before expenses	$9.50
Weighted average per share offering price of total shares issuable pursuant to this offering and our dividend reinvestment plan before expenses, commissions and other fees	$9.94
Net tangible book value of each common share at December 31, 2007	$7.00
Pro forma net tangible book value of each common share assuming the completion of this offering(1)	$8.66
Pro forma increase in net tangible book value per common share to existing shareholders attributable to this offering	$1.66
Pro forma decrease (dilution) in net tangible book value per common share to new investors	$(1.28)

(1)

This figure assumes that we received net proceeds of $1,801,000,000 from this offering, after deducting the payment of selling commissions, the dealer manager fee and the marketing support fee to the Dealer Manager and other organization and offering expenses. We do not pay selling commissions, the dealer manager fee and the marketing support fee for dividend reinvestment plan shares placed.

The following table summarizes, on a pro forma basis as of December 31, 2007, the differences in the number of common shares purchased from us, the total consideration paid and the average price per share paid by our existing shareholders and by the new investors purchasing the common shares in this offering:

	Shares Issued(1)		Book Value of Total Consideration		Book Value of Consideration Per Share
	Number	Percent	Amount	Percent
Existing shareholders	31,076,709	14.9%	$290,674,044	14.2%	$9.35
New shareholders	176,943,685	85.1%	$1,758,992,314	85.8%	$9.94

Total	208,020,394	100.0%	$2,049,666,358	100.0%	$9.85

(1)

Although the outstanding class A units of limited partnership of CBRE OP are convertible into our common shares on a one-for-one basis, we give no effect to the possible conversion of class A units of limited partnership of CBRE OP into common shares.

SUMMARY SELECTED FINANCIAL DATA

The following table sets forth summary selected financial and operating data on a consolidated basis for our company. You should read the following summary selected financial data in conjunction with our consolidated historical financial statements and the related notes and with “Management Discussion and Analysis of Financial Conditions and Results of Operations,” which are included elsewhere in this prospectus.

The summary historical consolidated balance sheet information as of December 31, 2007, 2006, 2005 and 2004 as well as the summary historical consolidated statement of operations information for the periods ended December 31, 2007, 2006, 2005 and 2004 have been derived from our historical consolidated financial statements.

Our unaudited summary selected pro-forma consolidated financial data is presented for the year ended December 31, 2007. Our unaudited pro-forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been for the period indicated, nor does it purport to represent our future results of operations. For further discussion of the unaudited pro-forma consolidated financial statements, see Unaudited Pro-Forma Financial Information beginning on F-2 in this prospectus.

	Pro Forma Consolidated	Historical Consolidated
	(in thousands except share data)
	Year Ended December 31,	Year Ended December 31,			July 1, 2004 (Date of Commencement) to December 31, 2004
	2007	2007	2006	2005
Statement of Operations Data:
Rental	$23,872	$12,598	$6,630	$4,614	$913
Tenant Reimbursements	3,542	2,389	1,830	872	120

Total Revenue	27,414	14,987	8,460	5,486	1,033

Operating and Maintenance	1,714	1,152	901	374	7
Property Taxes	2,548	1,486	1,103	563	113
Interest	8,071	5,049	1,784	1,195	117
General and Administrative Expense	1,991	1,875	851	359	123
Management Fees to Related Party	2,742	1,547	739	603	230
Class C Fee to Related Party	—	—	145	459	197
Depreciation and Amortization	13,395	8,050	4,618	2,478	334
Organizational Expenses	—	—	—	—	109

	30,461	19,159	10,141	6,031	1,230

Interest and Other Income	2,855	2,855	255	460	111

Loss before Minority Interest	(192)	(1,317)	(1,426)	(85)	(86)
Minority Interest	(1)	17	(1,058)	(7)	(3)
Equity in loss of Unconsolidated Entity	(150)	(150)	—	—	—

Loss From Continuing Operations	(343)	(1,450)	(2,484)	(92)	(89)
Income From Discontinued Operations		1,047	—	—	—

Net Income (Loss)		$(403)	$(2,484)	$(92)	$(89)

Per Share Data:
Basic and Diluted Loss Per Share
From Continuing Operations	$(0.02)	$(0.08)	$(0.35)	$(0.01)	$(0.01)
Basic and Diluted Income Per Share
From Discontinued Operations		0.06	—	—	—

Basic and Diluted Income (Loss) Per Share		$(0.02)	$(0.35)	$(0.01)	$(0.01)

Weighted Average Common Shares
Outstanding—Basic and Diluted	18,545,418	18,545,418	7,010,722	6,967,762	6,893,961
Dividend Declared Per Share	$0.50	$0.54	$0.50	$0.42	$0.08

	Pro Forma Consolidated December 31,	Historical Consolidated December 31,
	2007	2007	2006	2005	2004
	(in thousands)
Balance Sheet Data:
Investments in Real Estate, Net of Accumulated Depreciation and Amortization	$324,524	$252,351	$70,650	$57,163	$43,946
Investment in Unconsolidated Equity	101	101	—	—	—
Real Estate and Other Assets Held for Sale	61,100	61,100	—	—	—
Total Assets	439,696	434,806	97,807	94,118	73,704
Notes Payable	116,876	116,876	34,975	34,975	13,250
Loan Payable	45,000	45,000	—	—	—
Liabilities Related to Real Estate and Other Assets Held for Sale	753	753	—	—	—
Total Liabilities	193,169	188,279	44,834	41,510	18,461
Minority Interest	1,495	1,495	1,629	242	245
Shareholders’ Equity	245,032	245,032	51,344	52,366	54,998
Total Liabilities and Shareholders’ Equity	$439,696	$434,806	$97,807	$94,118	$73,704

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a Maryland real estate investment trust that invests in real estate properties, focusing on office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. We may also utilize our expertise and resources to capitalize on unique opportunities that may exist elsewhere in the marketplace, in which we might also acquire interests in mortgages or other investments where we could seek to acquire the underlying property. We will not invest more than 20% of our total assets in any single investment. In addition, we will seek to maintain a portfolio of geographically diverse assets and may invest up to 30% of our total assets outside of the United States. Investments outside of the United States are expected to be focused in locations in which CB Richard Ellis Investors, L.L.C., or CBRE Investors, has existing operations or previous investment experience, which today consist of metropolitan markets in Western Europe (including London, Paris, Milan and Frankfurt), China (Shanghai and Beijing) and Japan. To the extent that we enter markets outside of the United States in which CBRE Investors does not already have existing operations or previous investment experience, we would expect to do so in partnership, utilizing joint venture or other structures, with entities that have significant existing local expertise in these markets.

As of December 31, 2007, we owned 44 office and industrial properties located in seven states (California, Georgia, Illinois, Massachusetts, North Carolina, South Carolina and Texas) and in the United Kingdom, as well as one undeveloped land parcel in Georgia. In addition, we have an ownership interest in an unconsolidated strategic partnership that, as of December 31, 2007, owned interests in six properties located in China and Japan.

We are externally managed by CBRE Advisors LLC, or the Investment Advisor, and all of our real estate investments are held directly by, or indirectly through wholly owned subsidiaries of, CBRE Operating Partnership, L.P., or CBRE OP. Generally, we contribute the proceeds we receive from the issuance of common shares for cash to CBRE OP and CBRE OP, in turn, issues units of limited partnership to us, which entitle us to receive our share of CBRE OP’s earnings or losses and net cash flow. Provided we have sufficient available cash flow, we intend to pay our shareholders quarterly cash dividends. We are structured in a manner that allows CBRE OP to issue limited partnership interests from time to time in exchange for real estate properties. By structuring our acquisitions in this manner, the contributors of real estate to CBRE OP are generally able to defer gain recognition for U.S. federal income tax purposes.

Our business objective is to maximize shareholder value through: (1) maintaining an experienced management team of investment professionals; (2) investing in properties in certain markets where property fundamentals will support stable income returns and where capital appreciation is expected to be above average; (3) acquiring properties at a discount to replacement cost and where there is expected positive rent growth; and (4) repositioning properties to increase their value in the market place. Operating results at our individual properties are impacted by the supply and demand for office, retail, industrial and multifamily space, trends of the national regional economies, the financial health of current and prospective tenants and their customers, capital market trends, construction costs, and interest rate movements. Individual operating property performance is monitored and calculated using certain non-GAAP financial measures such as an analysis of net operating income. An analysis of net operating income as compared to local regional and national statistics may provide insight into short or longer term trends exclusive of capital markets or capital structuring issues. Interest rates are a critical factor in our results of operations. Our properties may be financed with significant amounts of debt, so changes in interest rates may affect both net income and the health of capital markets. For investments outside of the United States, in addition to monitoring local property market fundamentals and capital market trends, we evaluate currency hedging strategies, taxes, the stability of the local government and economy and the experience of our management team in the region.

The real estate financing and credit markets experienced significant deterioration during the second half of 2007, resulting in dramatic changes in credit spreads, liquidity and the availability and cost of debt and equity capital. The impact has been most severe in the single-family residential real estate mortgage markets in the United States, but has more recently affected the commercial real estate markets. We believe the real estate financing and credit markets have yet to stabilize. If these conditions persist in 2008 and beyond, debt financing available to us, even with our modest leverage, may have less favorable terms than we would have received in the past, in which case we may elect to fund acquisitions with little or no debt. Highly-levered real estate investors, in particular, may be unable to obtain debt financing on favorable terms, it at all. As a result, under current market conditions and with our modest levels of leverage, we may benefit from improved access to attractive investment opportunities and reduced competition to acquire real estate assets.

We commenced operations in July 2004, following an initial private placement of our common shares of beneficial interest. We raised aggregate net proceeds (after commissions and expenses) of approximately $55,500,000 from July 2004 to October 2004 in private placements of our common shares.

On October 24, 2006, we commenced an initial public offering of up to $2,000,000,000 in our common shares, 90% of which are offered at a price of $10.00 per share, and 10% of which are offered pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. As of March 31, 2008 we had accepted subscriptions from 6,864 investors, issued 30,907,038 common shares and received $308,907,274 in gross proceeds.

We have elected to be taxed as a REIT for U.S. federal income tax purposes.

The table below provides information regarding the properties we own. We purchased all of these properties from unaffiliated third parties. These properties are subject to competition from similar properties within their market areas and their economic performance could be affected by changes in local economic conditions. In evaluating these properties for acquisition, we considered a variety of factors including location, functionality and design, price per square foot, the credit worthiness of tenants, length of lease terms, market fundamentals and the in-place rental rates compared to market rates.

As of December 31, 2007, we owned the following properties:

Location	Property	Date Acquired	Year Built	Number of Properties	Approximate Total Acquisition Cost(1)	Net Rentable Sq. Ft.	Occupancy
Domestic
San Diego, CA	REMEC Corporate Campus	9/15/2004	1983	4	$26,667,000	132,685	100.0%
Taunton, MA	300 Constitution Drive	11/3/2004	1998	1	19,805,000	330,000	100.0%
Alpharetta, GA	Deerfield Commons I	6/21/2005	2000	1	19,572,000	121,969	100.0%
Alpharetta, GA	Deerfield Commons II	6/21/2005	—	—	2,262,000	—	—
Richardson, TX	660 North Dorothy	1/9/2006	1997	1	6,836,000	120,000	100.0%
Allen, TX	505 Century	1/9/2006	1997	1	6,095,000	100,000	72.4%
Richardson, TX	631 International	1/9/2006	1998	1	5,407,000	73,112	100.0%
Bolingbrook, IL	Bolingbrook Point III	8/29/2007	2006	1	18,168,000	185,045	100.0%
Spartanburg, SC	Fairforest Bldg. 5	8/30/2007	2006	1	16,968,000	316,491	100.0%
Spartanburg, SC	Fairforest Bldg. 6	8/30/2007	2005	1	6,884,000	101,055	100.0%
Spartanburg, SC	Fairforest Bldg. 7	8/30/2007	2006	1	5,626,000	101,459	0.0%
Spartanburg, SC	HJ Park Bldg. 1	8/30/2007	2003	1	4,216,000	70,000	100.0%
Charleston, SC	North Rhett I	8/30/2007	1973	1	10,302,000	284,750	100.0%
Charleston, SC	North Rhett II	8/30/2007	2001	1	7,073,000	101,705	100.0%
Charleston, SC	North Rhett III	8/30/2007	2002	1	4,743,000	79,972	100.0%
Charleston, SC	North Rhett IV	8/30/2007	2005	1	17,060,000	316,040	100.0%
Charleston, SC	Jedburg Commerce Park	8/30/2007	2007	1	41,964,000	512,686	100.0%
Charleston, SC	Mount Holly Building	8/30/2007	2003	1	6,208,000	100,823	100.0%
Charleston, SC	Orangeburg Park Bldg.	8/30/2007	2003	1	5,474,000	101,055	100.0%
Charlotte, NC	Kings Mountain I	8/30/2007	1998	1	5,293,000	100,000	100.0%
Charlotte, NC	Kings Mountain II	8/30/2007	2002	1	11,311,000	301,400	100.0%
Winston-Salem, NC	Union Cross Bldg. I	8/30/2007	2005	1	6,585,000	100,853	100.0%
Winston-Salem, NC	Union Cross Bldg. II	8/30/2007	2005	1	17,216,000	316,130	100.0%

Total				25	271,735,000	3,967,230	96.8%

International Coventry, UK	602 Central Blvd.	4/27/2007	2001	1	23,847,000	49,985	100.0%

Total				1	23,847,000	49,985	100.0%

Real Estate Held for Sale
Spartanburg, SC	Fairforest Bldgs 1-4	8/30/2007	1999-2001	4	20,947,000	355,794	100.0%
Spartanburg, SC	Highway 290 Commerce Pk Bldgs	8/30/2007 9/24/2007 11/1/2007	1993-1996	5	21,202,000	473,050	78.9%
Spartanburg, SC	Orchard Business Park 1 & 2	8/30/2007 11/1/2007	1994	2	2,268,000	50,000	65.0%
Spartanburg, SC	Greenville/Spartanburg Ind. Pk	8/30/2007	1990	1	3,581,000	67,375	100.0%
Spartanburg, SC	Community Cash Complex 1-5	8/30/2007	1960-1984	5	8,648,000	552,904	66.6%
Spartanburg, SC	Cherokee Corporate Park	8/30/2007	2000	1	3,928,000	60,000	100.0%

Total				18	60,574,000	1,559,123	80.6%

Grand Total				44	$356,156,000	5,576,338	92.3%

(1)	Acquisition cost represents the purchase price inclusive of customary closing costs and acquisition fees.

Critical Accounting Policies

Management believes our most critical accounting policies are accounting for lease revenues (including straight-line rent), regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and accounting for our derivatives and hedging activities, if any. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical data and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Revenue Recognition and Valuation of Receivables

Our revenues, which are composed largely of rental income, include rents reported on a straight-line basis over the initial term of the lease. If our leases provide for rental increases at specified intervals, we will be required to straight-line the recognition of revenue, which will result in the recording of a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivable on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. Should the ability to collect unbilled rent with respect to any given tenant be in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and shareholders’ equity.

Investments in Real Estate

We record investments in real estate at cost (including third-party acquisition expenses) and we capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We expense costs of repairs and maintenance as incurred. We compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect to be approximately 39 years for buildings and improvements, three to five years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of the related assets.

We have adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS No. 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of operations for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we review the recoverability of the property’s carrying value. The review of recoverability is based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows considers factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. These factors contain subjectivity and thus are not able to be precisely estimated. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate.

Real Estate Purchase Price Allocation

We allocate the purchase price to tangible assets of an acquired property (which includes land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. Estimates of fair value for land are based on factors such as comparisons to other properties sold in the same geographic area adjusted for unique characteristics. Estimates of fair values of buildings and tenant improvements are based on present values determined based upon the application of hypothetical leases with market rates and terms.

We record above-market and below-market, in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We amortize the value of in-place leases to expense over the remaining term of the respective leases, which we primarily expect to range from five to fifteen years. The value of customer relationship intangibles is amortized to expense over the remaining term and any renewal periods in the respective leases, but in no event may the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

These assessments have a direct impact on net income and revenues. If we assign more fair value to the in-place leases versus buildings and tenant improvements, assigned costs would generally be depreciated over a shorter period, resulting in more depreciation expense and a lower net income on an annual basis. Likewise, if we estimate that more of our leases in-place at acquisition is on terms believed to be above the current market rates for similar properties, the calculated present value of the amount above market would be amortized monthly as a direct reduction to rental revenues and ultimately reduce the amount of net income.

Treatment of Management Compensation, Expense Reimbursements

Management of our operations is conducted by the Investment Advisor. Fees related to services provided by the Investment Advisor are accounted for based on the nature of such service and the relevant accounting literature. Fees for services performed that represent period costs of our company, such as cash payments for investment management fees paid to the Investment Advisor, are expensed as incurred. In addition, an affiliate of the Investment Advisor owns a partnership interest which represents a profits interest in CBRE OP related to these services.

Subject to certain limitations, we are obligated to reimburse the Investment Advisor for the organizational and offering costs incurred on our behalf. This treatment is consistent with Staff Accounting Bulletin, or SAB, Topic 1.B.1, which requires that we include all of the costs associated with our operations and formation in our financial statements. These costs will then be analyzed and segregated between those which are organizational in nature, those which are offering-related salaries and other general and administrative expenses of the Investment Advisor and its affiliates, and those which qualify as offering expenses in accordance with SAB Topic 5.A. Organizational costs are expensed as incurred in accordance with AICPA Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. Offering-related salaries and other general and administrative costs of the Investment Advisor and its affiliates will be expensed as incurred and third-party offering expenses will be taken as a reduction against the net proceeds of the offering within additional paid-in capital, or APIC, in accordance with SAB Topic 5.A. Offering costs incurred through December 31, 2007 totaling $25,409,000, including $20,338,000 and $5,071,000 during the years ended December 31, 2007 and 2006, respectively, are recorded as a reduction of additional paid-in-capital in the consolidated statements of shareholders’ equity. Of the total amount, $20,674,000 was incurred to CNL Securities Corp., as dealer manager; $3,969,000 was incurred to CB Richard Ellis, an affiliate of the Investment Advisor, $63,000 was incurred to the Investment Advisor for reimbursable marketing costs and $703,000 was incurred to other service providers. As of December 31, 2007 and 2006, the accrued offering costs included on our consolidated balance sheets is $5,241,000 and $4,810,000, respectively.

The Investment Advisor earned investment management fees of $1,547,000, $739,000 and $603,000 for the years ended December 31, 2007, 2006 and 2005, respectively. In addition, the Investment Advisor waived investment management fees of $432,000 for the year ended December 31, 2007. There were no investment management fees waived in 2006 and 2005. In connection with services provided to the Investment Advisor, CNL Fund Management Company, an affiliate of the Dealer Manager which serves as the Sub-Advisor pursuant to a sub-advisory agreement dated August 21, 2006, was paid $214,000 and $25,000 by the Investment Advisor for the years ended December 31, 2007 and 2006, respectively. There were no fees paid to the Sub-Advisor in 2005.

Discontinued Operations and Real Estate Held for Sale

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS No. 144”), the income or loss and net gain on dispositions of operating properties and the income or loss on all properties classified as held for sale are reflected in the consolidated statements of operations as discontinued operations for all periods presented. A property is classified as held for sale when certain criteria, as set forth under SFAS No. 144, are met. At such time, we present the respective assets and liabilities separately on the balance sheet and cease to record depreciation and amortization expense. Properties held for sale are reported at the lower of their carrying value or their estimated current sales value less costs to sell. As of December 31, 2007, we had 18 buildings classified as held for sale. See Notes 5 and 7 in the accompanying consolidate financial statements.

Accounting for Derivative Financial Investments and Hedging Activities

We account for our derivative and hedging activities, if any, in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) as amended, which requires all derivative instruments to be carried at fair value on the balance sheet. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. We formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. We periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders’ equity. Calculation of a fair value of derivative instruments also requires management to use estimates. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges under SFAS No. 133. The changes in fair value hedges are accounted for by recording the fair value of the derivative instruments on the balance sheet as either assets or liabilities, with the corresponding amount recorded in current year earnings. As of December 31, 2007, we have one interest rate cap agreement in place with an estimated fair value of $121,000. Included in earnings for the year ended December 31, 2007 is $22,000 related to the increase in fair value of the interest rate cap.

Accounting for Share-Based Compensation

We have adopted the fair value based method of accounting for share-based compensation. Under this approach, we recognize an expense for the fair value of any share-based compensation at the time it is granted, as well as for transactions with non-employees in which services are performed in exchange for equity instruments.

Variable Interest Entities

Our determination of the appropriate accounting method with respect to our investment in CBRE Asia Fund, which is considered a Variable Interest Entity (“VIE”), is based on Financial Accounting Standards Board, or FASB, Interpretation No. 46 (revised in December 2003), “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51” (“FIN 46R”). We account for this VIE, of which we are not the primary beneficiary, under the equity method of accounting.

We determine if an entity is a VIE under FIN 46R based on several factors, including whether the entity’s total equity investment at risk upon inception is sufficient to finance the entity’s activities without additional subordinated financial support. We make judgments regarding the sufficiency of the equity at risk based first on a qualitative analysis, then a quantitative analysis, if necessary. In a quantitative analysis, we incorporate various estimates, including estimated future cash flows, asset hold periods and discount rates, as well as estimates of the probabilities of various scenarios occurring. If the entity is a VIE, we then determine whether we consolidate the entity as the primary beneficiary.

We determine whether an entity is a VIE and, if so, whether it should be consolidated by utilizing judgments and estimates that are inherently subjective. If we made different judgments or utilized different estimates in these evaluations, it could result in differing conclusions as to whether or not an entity is a VIE and whether or not to consolidate such entity.

We carry our investment in CBRE Asia Fund on the equity method of accounting because we have the ability to exercise significant influence (but not control) over operating and financial policies of such subsidiary. We eliminate transactions with such equity method subsidiary to the extent of our ownership in such subsidiary. Accordingly, our share of the losses of this equity method subsidiary is included in consolidated net loss. Under the equity method, impairment losses are recognized upon evidence of other-than-temporary losses of value.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007) “Business Combinations” (“SFAS No. 141(R)”). SFAS No. 141(R) changes the requirements for an acquirer’s recognition and measurement of the assets acquired and the liabilities assumed in a business combination. SFAS No. 141(R) is effective for annual periods beginning after December 15, 2008 and should be applied prospectively for all business combinations entered into after the date of adoption. We anticipate that this pronouncement will only have an impact on our financial statements in so far as we will not be able to capitalize indirect deal costs to our acquisitions.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 requires (i) that noncontrolling (minority) interests be reported as a component of shareholders’ equity, (ii) that net income attributable to the parent and to the noncontrolling interest be separately identified in the consolidated statement of operations, (iii) that changes in a parent’s ownership interest while the parent retains its controlling interest be accounted for as equity transactions, (iv) that any retained noncontrolling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value, and (v) that sufficient disclosures are provided that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 is effective for annual periods beginning after December 15, 2008 and should be applied prospectively. However, the presentation and disclosure requirements of the statement shall be applied retrospectively for all periods presented. Management does not expect the adoption of the provisions of SFAS No. 160 will have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the fiscal year beginning on or before November 15, 2007, provided the provisions of SFAS No. 157 are applied. Management is currently evaluating the impact, if any SFAS No. 159 will have on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and provides for expanded disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. This guidance was issued to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management does not expect that the adoption of SFAS No. 157 will have a material impact on our consolidated financial statements.

In June 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 increases the relevancy and comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN 48 only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. FIN 48 also provides guidance on the accounting and recording of interest and penalties on uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have any impact on our consolidated financial statements.

Rental Operations

We evaluate the performance of our segments based on net operating income, defined as: rental income and tenant reimbursements less property and related expenses (operating and maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization, and our company level general and administrative expenses. The following tables compare the net operating income for the years ended December 31, 2007, 2006 and 2005 (in thousands):

	Year Ended December 31,
	2007	2006	2005
Domestic Properties
Revenues:
Rental	$11,449	$6,630	$4,614
Tenant Reimbursements	2,377	1,830	872

	13,826	8,460	5,486

Property and Related Expenses:
Operating and Maintenance	1,011	860	367
General and Administrative	84	88	26
Property Management Fee to Related Party	122	41	7
Property Taxes	1,486	1,103	563

	2,703	2,092	963

Net Operating Income	11,123	6,368	4,523

International Properties
Revenues:
Rental	1,149	—	—
Tenant Reimbursements	12	—	—

	1,161	—	—

Property and Related Expenses:
Operating and Maintenance	19	—	—
General and Administrative	23	—	—
Property Management Fee to Related Party	7	—	—

	49	—	—

Net Operating Income	1,112	—	—

Total Reportable Segments(1)
Revenues:
Rental	12,598	6,630	4,614
Tenant Reimbursements	2,389	1,830	872

	14,987	8,460	5,486

	Year Ended December 31,
	2007	2006	2005
Property and Related Expenses:
Operating and Maintenance	1,030	860	367
General and Administrative	107	88	26
Property Management Fee to Related Party	129	41	7
Property Taxes	1,486	1,103	563

	2,752	2,092	963

Net Operating Income	12,235	6,368	4,523

Reconciliation of Non-GAAP Measure to Consolidated Net Loss
Total Segment Net Operating Income	12,235	6,368	4,523
Interest and Other Income	2,855	255	460

	15,090	6,623	4,983

Interest Expense	5,049	1,784	1,195
General and Administrative	1,761	763	333
Investment Management Fee to Related Party	1,547	739	603
Class C Fee to Related Party	—	145	459
Depreciation and Amortization	8,050	4,618	2,478

Loss From Continuing Operations Before Income Taxes, Minority Interest and Equity in Loss of Unconsolidated Entity	(1,317)	(1,426)	(85)
Minority Interest	17	(1,058)	(7)
Equity in Loss of Unconsolidated Entity	(150)	—	—

Loss from Continuing Operations	(1,450)	(2,484)	(92)
Income from Discontinued Operation	1,047	—	—

Net Loss	$(403)	$(2,484)	$(92)

(1)

Total Reportable Segments net operating income is a Non-GAAP financial measure which may be useful as a supplemental measure for evaluating the relationship of each reporting segment to the combined total. This measure should not be looked upon as an alternative measure of operating performance to our US GAAP presentations provided.

Consolidated Results of Continuing Operations

Comparison of Year Ended December 31, 2007 to Year Ended December 31, 2006

Revenues

Rental

Rental revenue increased $5,968,000, or 90%, to $12,598,000 during the year ended December 31, 2007 as compared to $6,630,000 for the year ended December 31, 2006. The increase was due to the acquisition of 602 Central Blvd., Bolingbrook Point III and the Carolina Portfolio as well as increased occupancy at Deerfield Commons I.

Tenant Reimbursements

Tenant reimbursements increased $559,000, or 31%, to $2,389,000 for the year ended December 31, 2007 compared to $1,830,000 for the year ended December 31, 2006, primarily as a result of increased tenant operating expense recovery for Deerfield Commons I, the acquisition of Bolingbrook Point III and the Carolina Portfolio.

Expenses

Operating and Maintenance

Property operating and maintenance expenses increased $163,000, or 19%, to $1,023,000 for the year ended December 31, 2007 compared to $860,000 for the year ended December 31, 2006. The increase was primarily due to the acquisition of Bolingbrook Point III, the Carolina Portfolio and increased operating expenses at Deerfield Commons I.

Property Taxes

Property tax expense increased $383,000, or 35%, to $1,486,000 for the year ended December 31, 2007 compared to $1,103,000 for the year ended December 31, 2006. The increase was due to a combination of increased assessments and expenses associated with the Bolingbrook Point III and the Carolina Portfolio.

Interest

Interest expense increased $3,265,000, or 183%, to $5,049,000 for the year ended December 31, 2007 compared to $1,784,000 for the year ended December 31, 2006 as a result of interest expense associated with the 602 Central Blvd., the Carolina Portfolio and the Bank of America term loan.

General and Administrative

General and administrative expense increased $1,024,000, or 120%, to $1,875,000 for the year ended December 31, 2007 compared to $851,000 for the year ended December 31, 2006. Of the total increase, $519,000 was due to the increase in general corporate legal expense for the year ended December 31, 2007 as compared to the year ended December 31, 2006; $482,000 was due to the increase in general audit fees and Sarbanes-Oxley assistance fees for the year ended December 31, 2007 as compared to the year ended December 31, 2006; and $82,000 was due to the increase in directors and officers’ insurance for the year ended December 31, 2007 as compared to the year ended December 31, 2006. In addition, shareholder servicing fees and report production costs increased by approximately $99,000 for the year ended December 31, 2007 as compared to the year ended December 31, 2006, offset by other professional fees reduction of $158,000 for the year ended December 31, 2007 as compared to the year ended December 31, 2006.

Property Management, Investment Management Fee and Class C Fee to Related Party

Property management, investment management and Class C fees increased $751,000, or 81%, to $1,676,000 for year ended December 31, 2007 compared to $925,000 for the year ended December 31, 2006. The increase was due to fees earned relative to the management of 602 Central Blvd., Bolingbrook Point III and the Carolina Portfolio.

Depreciation and Amortization

Depreciation and amortization expense increased $3,432,000, or 74%, to $8,050,000 for the year ended December 31, 2007 as compared to $4,618,000 for the year ended December 31, 2006. The net increase was related to tenant improvement and leasing commission activities at Deerfield Commons I and 660 N. Dorothy, and acquisition of 602 Central Blvd., Bolingbrook Point III and the Carolina Portfolio.

Interest and Other Income

Interest and other income increased $2,600,000 to $2,855,000 for the year ended December 31, 2007 compared to $255,000 for the year ended December 31, 2006. The increase was due to the investing of our public offering net cash proceeds in interest earning cash equivalents coupled with an increase in short-term interest rates paid on cash equivalents.

Minority Interest

Minority interest decreased $1,075,000 for the year ended December 31, 2007 as compared to the year ended December 31, 2006. The decrease was attributable to the exchange of the limited partnership minority interest for Class A OP units on October 24, 2006.

Equity in Loss of Unconsolidated Entity

Our October 2007 investment in CBRE Asia Fund resulted in a loss of $150,000 for the year ended December 31, 2007. There was no comparable activity for the year ended December 31, 2006.

Comparison of Year ended December 31, 2006 to Year ended December 31, 2005

Total Revenues

Rental

Rental revenue increased $2,016,000, or 44%, to $6,630,000 for the year ended December 31, 2006 compared to $4,614,000 for the year ended December 31, 2005. Of the total increase, $1,948,000 was due to the inclusion of rental revenue related to Deerfield Commons I for all of 2006 and for 660 N. Dorothy, 505 Century and 631 International since January 9, 2006 but for less than seven months for Deerfield Commons I and none for the other three properties for the year ended December 31, 2005.

Tenant Reimbursements

Tenant reimbursements increased $958,000, or 110%, to $1,830,000 for the year ended December 31, 2006 compared to $872,000 for the year ended December 31, 2005. An increase of $884,000 was due to the inclusion of tenant reimbursements related to Deerfield Commons I for all of 2006 and for 660 N. Dorothy, 505 Century and 631 International since January 9, 2006 but for less than seven months for Deerfield Commons I and none for the other three properties for the year ended December 31, 2005.

Total Expenses

Operating and Maintenance

Property operating and maintenance expenses increased $493,000, or 134%, to $860,000 for the year ended December 31, 2006 compared to $367,000 for the year ended December 31, 2005. The increase was primarily due to the inclusion of operating and maintenance expenses related to Deerfield Commons I, 660 N. Dorothy, 505 Century and 631 International for a greater period for the year ended December 31, 2006 as compared to the year ended December 31, 2005.

Property Taxes

Property tax expense increased $540,000, or 96%, to $1,103,000 for the year ended December 31, 2006 compared to $563,000 for the year ended December 31, 2005. Of the total increase, $492,000 was due to the inclusion of property tax expenses related to Deerfield Commons I, 660 N. Dorothy, 505 Century and 631 International for a greater period for the year ended December 31, 2006 as compared to the year ended December 31, 2005.

Interest

Interest expense increased $589,000, or 49%, to $1,784,000 for the year ended December 31, 2006 compared to $1,195,000 for the year ended December 31, 2005. The total increase was due to the inclusion of interest expense related to 300 Constitution and Deerfield Commons I for all of 2006 compared to ten months and two months for 300 Constitution and Deerfield Commons I, respectively, for the year ended December 31, 2005.

General and Administrative

General and administrative expense increased $492,000 to $851,000 for the year ended December 31, 2006 compared to $359,000 for the year ended December 31, 2005. Of the total increase, $55,000 was due to the inclusion of general and administrative expense related to Deerfield Commons I, 660 N. Dorothy, 505 Century and 631 International for a greater period for the year ended December 31, 2006 as compared to the year ended December 31, 2005. In addition, expense for directors and officers insurance increased by $144,000, audit fees increased by $173,000 and shareholder servicing fees and professional fees increased by $121,000 for the year ended December 31, 2006.

Property Management, Investment Management Fee and Class C Fee to Related Party

Property management, investment management and Class C fee to related party expense decreased $144,000, or 13%, to $925,000 for the year ended December 31, 2006 compared to $1,069,000 for the year ended December 31, 2005. The decrease was due to a portion of the 2006 expense being recorded as an allocation of income to the minority interest holder.

Depreciation and Amortization

Depreciation and amortization expense increased $2,140,000, or 86%, to $4,618,000 for the year ended December 31, 2006 compared to $2,478,000 for the year ended December 31, 2005. The total increase was due to the inclusion of depreciation and amortization expense related to Deerfield Commons I, 660 N. Dorothy, 505 Century and 631 International for a greater period for the year ended December 31, 2006 as compared to the year ended December 31, 2005.

Interest and Other Income

Interest and other income decreased $205,000, or 45%, to $255,000 for the year ended December 31, 2006 compared to $460,000 for the year ended December 31, 2005. The decrease was primarily due to using the cash for investments in real estate rather than investing in interest earning cash equivalents.

Minority Interest

Minority interest increased $1,051,000 to $1,058,000 for the year ended December 31, 2006 compared to $7,000 for the year ended December 31, 2005. The increase was primarily due to increases in the value of the Class C and Class B limited partnership interests by $798,000 and $253,000, respectively, which were recorded as allocations of income to the minority interest holder.

Discussion of 2004 Operations

Our company was formed on March 30, 2004 and we began substantive operations in July 2004, after the initial closing of our private placement of common shares. We raised aggregate net proceeds (after commission and expenses) of approximately $55,500,000 from July 2004 to October 2004 in private placements of our common shares. The net proceeds were invested in money market securities and cash equivalents until required for property acquisitions.

During the period ended December 31, 2004, our business operations were limited to the acquisition of properties and a minimal period of operation for each of the two properties acquired.

On September 15, 2004, we purchased for approximately $26,667,000 the REMEC Corporate Campus, a 132,685 square foot office/research and development project located in San Diego, California. This four-building campus is 100% leased to REMEC Defense and Space Inc. under a long-term net lease until 2017. On October 29, 2004, we obtained financing on the REMEC property with a first trust deed in the amount of approximately $13,250,000 at a fixed interest rate of 4.79% per annum. Monthly payments are interest only with the principal amount due and payable in seven years.

On November 3, 2004, we purchased for approximately $19,805,000, 300 Constitution Drive, a 330,000 square foot distribution center located in Taunton, Massachusetts. The property is 100% leased to Chadwick’s of Boston, Inc., a subsidiary of the French company, Pinault Printemps-Redoute, under a long-term lease that continues until 2013. We did not place any debt on this property during the period ended December 31, 2004.

Total revenues in the period ended December 31, 2004 included combined rental and tenant reimbursement income from REMEC Corporate Campus of $720,000, representing a three and one-half month period of operation since acquisition, or 70%, of total revenues; and combined rental and tenant reimbursement income from 300 Constitution Drive of $313,000, for a period of approximately two months since acquisition, or 30% of total revenues.

Total expenses in the period ended December 31, 2004 included expenses from the operations of REMEC Corporate Campus for the three and one-half month period of $415,000, or 34%, of total expenses; and expenses from the operations of 300 Constitution Drive for the two month period of $156,000, or 13%, of total expenses.

Financial Condition, Liquidity and Capital Resources

Overview

Our sources of funds will primarily be the net proceeds of this offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements and we do not anticipate a need to raise funds from other than these sources within the next twelve months. Please see “Risk Factors—Financing Risks.” Depending on market conditions, we expect that once the net proceeds of this offering are fully invested, our debt financing will be approximately 65% of the value of the cost of our assets before non-cash reserves and depreciation. The amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be more or less than 65% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. In fact, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. Our declaration of trust limits our borrowing to 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to our shareholders in our next quarterly report. Our declaration of trust defines “net assets” as our total assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated at least quarterly by us on a basis consistently applied; provided, however, that during such periods in which we are obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan shareholders to comply with applicable Department of Labor reporting requirements, “net assets” means the greater of (i) the amount determined pursuant to the foregoing and (ii) the assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other non-cash reserves. Any indebtedness we do incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to such lender. The lender could also sue us or force us into bankruptcy. Any such event would have a material adverse effect on the value of our common shares. We believe that, even without any proceeds raised from this offering, we have sufficient cash flow from operations to continue as a going concern for the next twelve months and into the foreseeable future.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to the Investment Advisor and the Dealer Manager. During the offering stage, assuming all of the shares in our primary offering are sold, these payments will include payments of up to $126,000,000 for selling commissions, up to $27,000,000 for the dealer manager fee, up to $18,000,000 for the marketing support fee and up to $28,000,000 for organizational and offering expenses. During the acquisition and operational stages, certain services related to the acquisition and management of our investments and our operations will be provided to us by the Investment Advisor pursuant to an advisory agreement entered into in July 2004 which was amended and restated in October 2006. Pursuant to that agreement, we expect to make various payments to the Investment Advisor, including acquisition fees, investment management fees and payments for reimbursements of certain costs incurred by the Investment Advisor in providing related services to us. As the actual amounts to be paid are dependent upon the total equity and debt capital we raise and our results of operations, we cannot determine these amounts at this time.

In order to avoid corporate-level tax on our net taxable income, we are required to pay distributions to our shareholders equal to our net taxable income. In addition, to qualify as a REIT, we are required to pay distributions to our shareholders equal to at least 90% of our net ordinary taxable income. Therefore, once the net proceeds we receive from this offering are substantially fully invested, we will need to raise additional capital in order to grow our business and acquire additional real estate investments. We anticipate borrowing funds to obtain additional capital, but there can be no assurance that we will be able to do so on terms acceptable to us, if at all.

Historical Cash Flows

Our net cash provided by operating activities increased by $4,800,000, or 135%, to $8,347,000 for the year ended December 31, 2007, compared to $3,547,000 for the year ended December 31, 2006. The increase was due to the decrease in net loss of $2,081,000 and improved real estate operating cash flows from acquisition of tenant occupied properties during 2007.

Net cash used in investing activities increased by approximately $186,642,000 to $205,023,000 for the year ended December 31, 2007, compared to $18,381,000 for the year ended December 31, 2006. The increase was the result of differences in our acquisitions during the periods when we acquired the Texas Portfolio of properties during the year ended December 31, 2006 for $17,839,000 as compared to acquisitions of 602 Central Blvd., Bolingbrook Point III and the Carolina Portfolio for $203,451,000, the payment of a $551,000 purchase deposit on the Carolina Portfolio and a $200,000 investment in CBRE Asia Fund during the year ended December 31, 2007, an aggregate increase of $186,363,000. Capital improvement and lease commission expenditures decreased by $151,000 during the year ended December 31, 2007 as compared to the year ended December 31, 2006. We are required to fund tax impounds related to the Carolina Portfolio loans resulting in an increase in restricted cash of $430,000 for the year ended December 31, 2007.

Net cash provided by financing activities increased by $253,586,000 to $260,210,000 for the year ended December 31, 2007, compared to net cash provided by financing activities of $6,624,000 for the year ended December 31, 2006. The increase was due to the $194,697,000 in net proceeds, after offering costs, received from the public offering, $62,687,000 in net loan proceeds less principal payments and deferred financing costs associated with the acquisitions of 602 Central Blvd., the Carolina Portfolio, Bolingbrook Point III and the line of credit, offset by an increase in distributions to shareholders and minority interest holders of $3,704,000, shareholder redemptions of $49,000 and reduced security deposit collections of $45,000 for the year ended December 31, 2007.

Non-GAAP Supplemental Financial Measure: Funds from Operations

Management believes that Funds from Operations, or FFO, is a useful supplemental measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs. Management believes that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

The following table presents our FFO for the years ended December 31, 2007, 2006 and 2005 (in thousands):

	Year Ended December 31,
	2007	2006	2005
Reconciliation of net loss to funds from operations:
Net Loss	$(403)	$(2,484)	$(92)
Adjustments:
Minority interest	(4)	1,149	373
Real estate depreciation and amortization	8,050	4,618	2,478

Funds from operations	$7,643	$3,283	$2,759

Financing

On December 27, 2007, we obtained a $9,000,000 loan from Northwestern Mutual Life Company on the Bolingbrook Point III warehouse distribution building which is at an approximately 50% loan to value ratio. This loan bears interest payable monthly at a fixed rate of 5.26% per annum. No payments of principal are required until January 1, 2015, at which time the entire principal balance together with any accrued interest thereon will be due.

In connection with our acquisition of the Carolina Portfolio on August 30, 2007, we assumed 13 loans with principal balances totaling $66,110,000 from various lenders that are secured by first deeds of trust on the properties and the assignment of related rents and leases. Assumption fees and other loan closing costs totaling $765,500 were capitalized as incurred. The loans bear interest at rates ranging from 4.98% to 6.33% per annum and mature between March 1, 2013 and February 1, 2025. The fair value of the loans assumed at acquisition was $62,944,000. The loans require monthly payments of interest and principal, fully amortized over the lives of the loans. Principal payments totaling $1,089,000 were made during the quarter. We indemnify the lenders against environmental costs and expenses and guarantee the loans under certain conditions.

In addition, we entered into a credit agreement with Bank of America, N.A. to provide us a $65,000,000 term loan and a $10,000,000 revolving line of credit (collectively, the “Credit Facility”). The one year term loan was fully drawn upon at the closing of the Carolina Portfolio on August 30, 2007. None of the revolving line of credit has been drawn. The Credit Facility matures in August, 2008 and bears interest at a floating rate of LIBOR plus 1.25%, or 6.10% per annum as of December 31, 2007. Upfront fees and other loan closing costs totaling approximately $229,000 were capitalized as incurred. A fee of 0.2% per annum is accrued on unfunded balances under the revolving line of credit. The loan contains various financial covenants and restrictions including a fixed charge coverage ratio of 1.6, as defined in the credit agreement. On November 29, 2007, we repaid a portion of the loan balance in the amount of $20,000,000 using net proceeds from our initial public offering. As of December 31, 2007, the loan balance was $45,000,000 and we were in compliance with all such covenants and restrictions. The Credit Facility is unsecured, but we are required to repay a proportion of the Credit Facility, as defined in the credit agreement, if any of the unencumbered properties in the Carolina Portfolio, including all of the properties held for sale, are financed or sold.

On April 27, 2007, in connection with the acquisition of 602 Central Blvd., we entered into a £5,500,000 ($10,928,000 at December 31, 2007) financing arrangement with the Royal Bank of Scotland secured by the property. The loan is for a term of seven years and bears interest at a variable rate of interest, adjusted quarterly, based on three month LIBOR plus 0.67%, or 6.94% per annum as of December 31, 2007. Interest payments only are due quarterly for the term of the loan with principal due at maturity.

Distribution Policy

In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, we must make distributions to our shareholders each year in an amount at least equal to 90% of our REIT taxable income.

It is anticipated that distributions generally will be taxable as ordinary income to our shareholders, although a portion of such distributions may be designated by us as a return of capital or as capital gain. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains.

To the extent that our cash available for distribution is less than the amount we are required to distribute to qualify as a REIT, we may consider various funding sources to cover any shortfall, including borrowing funds on a short-term, or possibly long-term, basis or selling properties. In addition, we may utilize these funding sources to make distributions that exceed the amount we are required to distribute to qualify as a REIT; however, we will not use offering proceeds for this purpose.

Off-Balance Sheet Arrangements

As of December 31, 2007, we had one investment in an unconsolidated entity. This investment is discussed in “Real Estate Investments—Other Investments” and Note 4 in the consolidated financial statements which are included elsewhere in this prospectus.

Contractual Obligations and Commitments

The following table provides information with respect to our contractual obligations at December 31, 2007 (in thousands):

Contractual Obligations	Total	Less than One Year	One to Three Years	Three to Five Years	More than Five Years
Note Payable (and interest payments) Collateralized by REMEC Corporate Campus	$(15,736)	$(635)	$(1,270)	$(13,831)	$—
Note Payable (and interest payments) Collateralized by 300 Constitution Drive	(14,516)	(580)	(1,162)	(12,774)	—
Note Payable (and interest payments) Collateralized by Deerfield Commons I	(13,700)	(509)	(1,017)	(1,286)	(10,888)
Note Payable (and interest payments) Collateralized by 602 Central Blvd.	(15,855)	(758)	(1,516)	(1,516)	(12,065)
Note Payable (and interest payments) Collateralized by Bolingbrook Point III	(12,323)	(441)	(947)	(948)	(9,987)
Note Payable (and interest payments) Collateralized by the Carolina Portfolio	(94,352)	(6,980)	(13,961)	(13,961)	(59,450)
Unsecured Loan Payable*	(45,000)	(45,000)	—	—	—

Total	$(211,482)	$(54,903)	$(19,873)	$(44,316)	$(92,390)

*	Excludes interest for this presentation because of the short-term nature of the loan.

As of December 31, 2007, we were committed to pay $5,241,000 in accrued offering costs. The timing of future payments is uncertain.

As of December 31, 2007, we had no outstanding tenant improvement obligations.

As of December 31, 2007, we had an unfunded investment commitment in CBRE Asia Fund totaling $19,800,000.

As of December 31, 2007, we were committed to purchase one warehouse distribution building for $25,350,000 and land parcels for $820,000.

Income Taxes

We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2004. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute currently to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their annual net taxable income (excluding net capital gains) to their shareholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to state, local and foreign taxes on our income and property and to U.S. federal income and excise taxes on our undistributed gross income. Beginning January 1, 2007, the Texas Portfolio became subject to Texas Gross Margin Tax. In addition, Deerfield Commons I is subject to the Georgia Corporation Income Tax under which we incurred approximately $16,500 of taxes for the year ended December 31, 2007.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. With the exception of leases with tenants in multifamily properties, we expect to include provisions in the majority of our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in multifamily properties generally turn over on an annual basis and do not typically present the same issue regarding inflation protection due to their short-term nature.

Quantitative and Qualitative Disclosures About Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we will borrow primarily at fixed rates or variable rates and, in some cases, with the ability to convert variable rates to fixed rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

Notes Payable secured by real property are summarized as follows (in thousands):

	Interest Rate as of December 31,		Maturity Date	December 31,
Property	2007	2006		2007	2006
REMEC	4.79%	4.79%	November 1, 2011	$13,250	$13,250
300 Constitution	4.84	4.84	April 1, 2012	12,000	12,000
Deerfield Commons I	5.23	5.23	December 1, 2015	9,725	9,725
602 Central Blvd.(1)	6.94	N/A	April 27, 2014	10,928	—
Bolingbrook Point III	5.26	N/A	January 1, 2015	9,000	—
Fairforest Bldg. 5(2)	6.33	N/A	February 1, 2024	11,177	—
Fairforest Bldg. 6(2)	5.42	N/A	June 1, 2019	3,754	—
HJ Park—Bldg. 1(2)	4.98	N/A	March 1, 2013	1,407	—
North Rhett I(2)	5.65	N/A	August 1, 2019	4,871	—
North Rhett II(2)	5.20	N/A	October 1, 2020	2,652	—
North Rhett III(2)	5.75	N/A	February 1, 2020	2,166	—
North Rhett IV(2)	5.80	N/A	February 1, 2025	11,132	—
Mt Holly Bldg.(2)	5.20	N/A	October 1, 2020	2,652	—
Orangeburg Park Bldg.(2)	5.20	N/A	October 1, 2020	2,697	—
Kings Mountain I(2)	5.27	N/A	October 1, 2020	2,294	—
Kings Mountain II(2)	5.47	N/A	January 1, 2020	6,911	—
Union Cross Bldg. I(2)	5.50	N/A	July 1, 2021	3,278	—
Union Cross Bldg. II(2)	5.53	N/A	June 1, 2021	10,031	—

Notes Payable				119,925	34,975
Less Discount				(3,049)	—

Notes Payable Less Discount				$116,876	$34,975

(1)	Variable interest rate of 6.94% at December 31, 2007, based on three month LIBOR plus 0.67%.

(2)

These notes payable were assumed from the seller of the Carolina Portfolio on August 30, 2007 as part of the property acquisitions and were recorded at estimated fair value which includes the discount.

Upon the maturity of our debt, there is a market risk as to the prevailing rates at the time of refinancing. Changes in market rates on our fixed-rate debt affect the fair market value of our debt but it has no impact on interest expense or cash flow. A 100 basis point increase or decrease in interest rates on our fixed-rate debt would not increase or decrease our annual interest expense our fixed-rate debt.

The fair value of the loan payable of $45,000,000 approximates the carrying value due to its short-term nature.

The fair value of long-term debt was estimated based on current interest rates available to us for debt instruments with similar terms. The following table summarizes our financial instruments and their calculated fair value at December 31, 2007 and 2006 (in thousands):

	Book Value		Fair Value
Financial Instrument	2007	2006	2007	2006
Notes Payable	$116,876	$34,975	$114,174	$33,652

A 100 basis point increase or decrease in interest rates would increase or decrease the fair market value of our notes payable by $5,900,000 at December 31, 2007. In addition, a 100 basis point increase or decrease in interest rates would either increase annual variable interest expense on the 602 Central Blvd. property by approximately $109,000 (net of the effect of the interest rate cap) or decrease variable interest expense by approximately $109,000.

In addition to changes in interest rates, the value of our real estate is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, which may affect our ability to refinance our debt if necessary.

Subsequent Events

From January 1, 2008 through March 31, 2008, we received gross proceeds of approximately $67,192,554 from the sale of 6,727,388 common shares in this offering.

On January 23, 2008, we acquired a fee interest in land parcels located in the Spartanburg, South Carolina market for $820,000 exclusive of customary closing costs, which was funded using a purchase deposit of $41,000 and net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $8,200.

On January 28, 2008, ALF, the tenant in the Jedburg Commerce Park Building, filed for Chapter 11 bankruptcy protection. ALF occupies the entire Jedburg Commerce Park Building totaling 512,686 square feet under a lease that runs through July 31, 2027. The current annual rent is approximately $2,994,000 with 2% annual increases effective each year on August 1, through the end of the lease term. In connection with the lease, we have received an irrevocable stand-by letter of credit totaling $3,000,000 at December 31, 2007 as security for the lease. As of December 31, 2007, ALF owed us $515,000 in unpaid rent which it subsequently reduced to $131,000. In addition, as of December 31, 2007 and February 29, 2008 we had deferred rent receivables from ALF of $215,000 and $323,000, respectively. Since ALF has filed for Chapter 11 bankruptcy protection, we have received rent payments of $249,500 for each of January, February and March 2008.

On March 5, 2008, we acquired a fee interest in Lakeside Office Center (“Lakeside”) located at 2850 Lake Vista Drive, Lewisville, Texas, from an unrelated third party. We acquired Lakeside for approximately $17,700,000, exclusive of customary closing costs, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $177,000. This acquisition fee is not included in the $17,700,000 total acquisition cost of Lakeside. Lakeside consists of a 98,750 square foot, three-story office building and surface parking lot completed in August 2006. The building is 96% leased to several tenants, one of which is Teachers Insurance and Annuity Association of America (“TIAA”) who occupies 67,516 square feet under a lease that expires in May 2017.

On March 14, 2008, we acquired a fee interest in a newly-completed warehouse distribution building, Kings Mountain III, which is in the process of being leased, totaling 541,910 rentable square feet located in the Charlotte, North Carolina market for $25,350,000, exclusive of customary closing costs, which was funded using a purchase deposit of $510,000 (as of December 31, 2007) and net proceeds from this offering.

On March 20, 2008, we acquired a fee interest in Thames Valley Five (“TVF”) located at 400 Thames Valley Park Drive, Reading, United Kingdom from an unrelated third party. We acquired TVF for approximately £13,795,000 ($27,664,000), exclusive of customary closing costs and stamp duty fees, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $277,000. This acquisition fee is not included in the £13,795,000 ($27,664,000) acquisition cost of TVF. TVF consists of a four story office building and surface parking lot completed in 1998. The office building is 100% leased to Regus (United Kingdom) under a lease that expires in November 2013.

THE COMPANY

General

CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in real estate properties, focusing on office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. As of March 31, 2008, we owned 47 office and industrial properties located in seven states (California, Georgia, Illinois, Massachusetts, North Carolina, South Carolina and Texas) and in the United Kingdom, as well as one undeveloped land parcel in Georgia. In addition, we have an ownership interest in an unconsolidated strategic partnership that, as of March 31, 2008, owned interests in eight properties located in China and Japan. We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

We commenced operations in July 2004, following an initial private placement of our common shares of beneficial interest. We raised aggregate net proceeds (after commissions and expenses) of approximately $55,500,000 from July 2004 to October 2004 in private placements of our common shares. On October 24, 2006, we commenced an initial public offering of up to $2,000,000,000 in our common shares, 90% of which are offered at a price of $10.00 per share, and 10% of which are offered pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by CBRE Advisors LLC, the Investment Advisor, or another firm we choose for that purpose. As of March 31, 2008, we had accepted subscriptions from 6,864 investors, issued 30,907,038 common shares and received $308,907,274 in gross proceeds pursuant to this public offering. As of March 31, 2008, 37,788,751 common shares were issued and outstanding.

We are an externally managed REIT. The Investment Advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. The Investment Advisor receives advisory services relating to real estate acquisitions, property management and communications with existing investors and, in addition, receives marketing and other operational services from CNL Fund Management Company, an affiliate of the Dealer Manager, pursuant to a sub-advisory agreement.

We benefit from the investment expertise and experience of the Investment Advisor, which is an affiliate of CBRE Investors. CBRE Investors is a real estate investment management company and a registered investment advisor with the Securities and Exchange Commission, or the SEC. CBRE Investors is an indirect wholly-owned subsidiary of CB Richard Ellis Group, Inc. (NYSE: CBG), or CB Richard Ellis.

Company Background

History

The history of CB Richard Ellis dates back to 1906 to a company that was founded in San Francisco, California and grew to become one of the largest commercial real estate services firms in the western U.S. during the 1940s. In the 1960s and 1970s, the company expanded both its service portfolio and geographic coverage to become a full-service provider with a growing presence throughout the U.S. Since then, as part of its growth strategy, the company has undertaken various strategic acquisitions. In 1995, the company acquired Westmark Realty Advisors, which, along with its existing investment management business, was subsequently renamed CB Richard Ellis Investors, L.L.C. In 1996, the company acquired L.J. Melody & Company (now CBRE Melody), a mortgage banking firm. In 1997, the company acquired Koll Real Estate Services, a company engaged in property and corporate facilities management as well as capital markets and investment management. In 1998, the company acquired the firms REI Limited and Hillier Parker May & Rowden, to become a real estate services firm with a platform to deliver integrated real estate services across the world’s major business capitals. In 2003, the company acquired Insignia Financial Group, Inc., making it a premier, worldwide, full-service real estate company. In 2004, the company completed the initial public offering of its common stock and, in 2005, was the only commercial real estate services company included on the Fortune 1000 list of the largest publicly-held companies.

Market Leadership

CB Richard Ellis is the largest global commercial real estate services firm, based on 2007 revenue, offering a full range of services to owners, lenders, tenants and investors in office, retail, industrial, multi-family and other commercial real estate. As of December 31, 2007, excluding affiliate offices, CB Richard Ellis operated in over 300 offices worldwide with over 29,000 employees. CB Richard Ellis’ business is focused on several competencies, including tenant representation, property/agency leasing, property sales, commercial mortgage origination/servicing, integrated capital markets (equity and debt) solutions, commercial property and corporate facility management, valuation, real estate investment management, development services, commercial mortgage origination and servicing, capital markets (equity and debt) solutions and proprietary research. Its largest segment of operations spans throughout the United States and is in the largest metropolitan regions in Canada, Mexico and other selected parts of Latin America. In relation to this segment, in 2007, CB Richard Ellis advised on over 31,000 lease transactions involving aggregate rents of approximately $48.3 billion and over 7,000 real estate sales transactions with an aggregate value of approximately $87.8 billion. In addition, CB Richard Ellis concluded more than $91.6 billion of capital markets transactions, including $66.6 billion of investment sales transactions and $25.0 billion of mortgage loan originations, and completed approximately 30,000 valuation, appraisal and advisory assignments.

CBRE Investors is our sponsor and is an indirect wholly-owned subsidiary of CB Richard Ellis. CBRE Investors and its global affiliates provide investment management services to clients/partners that include pension plans, investment funds and other organizations seeking to generate returns and diversification through investment in real estate. It sponsors funds and investment programs that span the risk/return spectrum across three continents: North America, Europe and Asia. CBRE Investors’ employees now total approximately 335 in 17 offices, including eleven overseas offices in Luxembourg, London, Tokyo, Hong Kong, Shanghai, Beijing, Paris, Milan, Frankfurt, Brussels, Singapore and Sydney. CBRE Investors had assets under management of $37.8 billion at December 31, 2007.

CBRE Investors formed the Investment Advisor in order to set up a dedicated team to serve us.

Business Strengths

We believe that our relationship with the Investment Advisor and its affiliates provides us with the following business strengths:

CB Richard Ellis Global Platform.    CBRE Investors harnesses CB Richard Ellis’ global resources for research, market intelligence, investment sourcing, financing, and integrated leasing and property management services for the benefit of its investor clients and partners. The CB Richard Ellis platform provides the Investment Advisor and CBRE REIT with a significant competitive edge. Investor clients and partners of CBRE Investors and the Investment Advisor gain the benefit of this platform’s local real estate market intelligence throughout the world. Access to this platform allows the Investment Advisor to make better investment decisions, provide enhanced investment and deal sourcing capabilities and deliver property operational efficiencies.

Proven Investment Team.    The Investment Advisor benefits from a team of experienced real estate professionals. The senior officers of the Investment Advisor average in excess of 25 years of experience in the real estate industry, including extensive acquisition, disposition and financing experience. Before its experience in managing us, the Investment Advisor had not managed a REIT. For more information about the Investment Advisor and its management team, please see “The Investment Advisor.”

Disciplined Research-Based Investment Process.    CBRE Investors applies a disciplined and structured investment process to all potential real estate investments regardless of strategy, and the Investment Advisor will continue this approach. The process dictates the procedures for the selection, research, underwriting, pricing, closing, operation and disposition of all investments. The Investment Advisor enjoys a particular advantage in the depth and breadth of research resources available through the CB Richard Ellis platform. In the U.S., these resources include the research available through the CBRE Investors internal research department, CB Richard Ellis affiliate Torto Wheaton Research, as well as the local market intelligence gathered through CB Richard Ellis investment sales, property management and leasing professionals. Strategic direction comes from CBRE Investors’ in-house research group. This group provides strategic outlooks for each property type and identifies specific investment opportunities by sector and geography. In addition, the econometric forecasting service, Economy.com, and the insights from other recognized industry sources support all analyses. These resources are synthesized by CBRE Investors’ internal research group to formulate real estate market outlooks and identify investment opportunities for CBRE REIT based on both quantitative and qualitative factors. The Investment Advisor’s management team uses its experience and familiarity with the CB Richard Ellis resources to identify and adjust to changing market conditions, capitalize on this research and direct access to market intelligence through the CB Richard Ellis network of professionals.

Investment Sourcing.    CBRE Investors utilizes its established relationships with sellers, developers and real estate brokers to identify a broad pipeline of investment opportunities. In addition, this unique access to the CB Richard Ellis network of over 29,000 employees worldwide significantly enhances our investment sourcing capability. The Investment Advisor believes it will be able to locate a certain amount of investment opportunities that are not being generally marketed for sale, many of which may be identified and accessed through the CB Richard Ellis network of real estate professionals. Additionally, the Investment Advisor has direct access to an extended network of other sellers and developers. These sources, combined with an established network of contacts at major brokerage firms, investment banks, insurance companies, and commercial banks, provide CBRE REIT with extensive transaction sourcing capabilities.

Proven Acquisitions and Transaction Underwriting Experience.    The investment professionals of CBRE Investors are constantly sourcing, evaluating, underwriting and closing real estate investment transactions, primarily on behalf of third party investors, closing acquisitions of approximately $11.7 billion in 2007, $8.1 billion in 2006, $5.0 billion in 2005, $3.5 billion in 2004, $2.1 billion in 2003 and $2.0 billion in 2002. Jack A. Cuneo, Philip L. Kianka and Charles W. Hessel oversee the Investment Advisor’s acquisition, underwriting, and due diligence processes for CBRE REIT’s transactions and investments. The Investment Advisor led by Mr. Cuneo utilizes a disciplined and detailed due-diligence process that is designed to mitigate physical and financial risk and to uncover opportunities for maintaining and enhancing value. The focus of due diligence is to audit and challenge the information provided by the seller or developer. Third party specialists are retained to inspect the physical and environmental aspects of any potential investment. In addition, a key element of the underwriting and due diligence processes is input from leasing specialists in the local CB Richard Ellis offices. These leasing specialists provide the Investment Advisor with “local market intelligence” including how the property is positioned and perceived in the marketplace, factors impacting tenant demand, and opportunities to add value through repositioning strategies.

Proactive Asset Management.    The Investment Advisor prepares investment summaries that are used as the “control document” for each investment. This document includes a statement of the investment and exit strategies, a property-level operating plan, and the results of due diligence. Operation of our assets focuses on the execution of the strategy outlined in the investment summary as the asset is positioned to meet the defined exit strategy. The Investment Advisor oversees the implementation of the property-level operating strategies and direct dedicated asset managers who work directly with the property manager and leasing agent to achieve leasing and operating objectives. A designated principal of the Investment Advisor pursues leasing on behalf of CBRE REIT and utilizes local market intelligence in the design and control of all leasing and marketing programs, property budgets and capital improvement programs. Key elements of operations are the annual business plan and hold/sell analysis. Comprehensive business plans are prepared for each investment in the portfolio on an annual basis, while hold/sell analyses are performed on an as-needed basis.

Competition

When we invest in real estate properties, focusing on office, retail, industrial, multi-family residential properties and other investment assets, we compete with a variety of institutional investors, including other REITs, insurance companies, mutual funds, pension funds, investment banking firms, banks and other financial institutions that invest in the same types of assets. Many of these investors have greater financial resources and access to lower costs of capital than we do. The existence of these competitive entities, as well as the possibility of additional entities forming in the future, may increase the competition for the acquisition of the types of properties we are seeking to acquire, resulting in higher prices and lower yields on assets.

Employees

As of March 31, 2008, we had no full-time employees and do not anticipate any material changes in the number of our full-time employees. Our executive officers are employees of the Investment Advisor or one or more of its affiliates.

Facilities

Our principal offices are located at 515 South Flower Street, Suite 3100, Los Angeles, California 90071. We also have offices located at 17 Hulfish Street, Suite 280, Princeton, New Jersey 08542. Our telephone number is (609) 683-4900. Our website is http://www.cbrerealtytrust.com. The information found on, or otherwise accessible through, our website is not incorporated information and does not form a part of this prospectus or any other report or document we file with or furnish to the SEC.

Legal Proceedings

We are not a party to any material legal proceedings.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs managed by CBRE Investors and its affiliates. This information should not be considered as indicative of our possible operations and you should not rely on this information as an indication of our future performance. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs summarized in this section. Investors who purchase our common shares will not thereby acquire an ownership interest in any of the entities to which the following information relates.

The information in this section shows relevant summary information concerning the 14 non-public real estate programs with similar investment objectives to ours (collectively, the “Prior Programs”) sponsored by CBRE Investors and its affiliates during the 10 years ended December 31, 2007. Information relating to the Dynamique Bureaux (France) and Commerces Rendement (France) Prior Programs for the year ended December 31, 2007 is not presented as the financial reports for that period are not currently available. Unlike this offering, there were no selling commissions paid in the Prior Programs in which 100% of the amounts raised were invested (Table II) because they were primarily private real estate investment funds specifically designed for institutional pension fund investors to take substantial ownership interests in each fund they invested in. A typical prior program fund generally has multiple institutional investors that collectively own as much as 95% of the equity in the fund. Selling commissions charged in a normal retail investor environment (as in this offering) are not usually present in such institutional investor environments such as the Prior Programs. The estimated selling commissions and the amount estimated to be invested from this offering are set forth under “Estimated Use of Proceeds.” No Prior Program commenced operations prior to 1998 and the 10 year period for which summary information is shown represents all such information since the Prior Program’s inception. The Prior Performance Tables included in this prospectus as Appendix A set forth information as of the dates indicated regarding certain of these Prior Programs as to (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); (iii) annual operating results of Prior Programs (Table III); (iv) results of completed Prior Programs (Table IV); and (v) sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of this prospectus, provides certain additional information relating to the properties acquired by the Prior Programs with investment objectives similar to ours. We will provide a copy of Table VI to any prospective investor without charge upon written request. Please see “Where You Can Find More Information.” The purpose of this prior performance information is to enable you to evaluate accurately the experience of CBRE Investors and its affiliates in sponsoring real estate programs. The following discussion is intended to summarize briefly the objectives and performance of the Prior Programs and to disclose any material adverse business developments sustained by them.

Our determination as to which of CBRE Investors’ prior programs have investment objectives similar to ours was based primarily on the type of real estate in which the programs invested, whether through acquisitions or development of properties. Generally, we consider programs invested primarily in office, retail, multi-family and industrial properties to have investment objectives similar to ours. We consider programs with investments primarily in residential or resort properties not to have investment objectives similar to ours.

Summary Information

Capital Raising

The total amount of funds raised from approximately 150 investors in the Prior Programs during the 10 years ended December 31, 2007 was approximately $3.5 billion. Please see “Appendix A—Prior Performance Tables—Table I” and “Appendix A—Prior Performance Tables—Table II” for more detailed information about CBRE Investors’ and its affiliates’ experience in raising and investing funds in connection with certain of these Prior Programs as of the dates indicated and the compensation paid to CBRE Investors and its affiliates as the sponsor and manager of these Prior Programs.

Investments

During the 10 years ended December 31, 2007, the aggregate amount of acquisition and development costs of the properties acquired or developed by the Prior Programs was approximately $8.1 billion. The following table gives a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Prior Programs, categorized by type of property, as of December 31, 2007:

Investments

Type of Property	Existing		Construction		Total
Office	$5,076,660,929	62.5%	$85,613,896	1.1%	$5,162,274,825	63.6%
Retail	409,225,924	5.0	40,218,000	0.5	449,443,924	5.5
Multi-family	34,297,708	0.4	591,377,000	7.3	625,674,708	7.7
Industrial	1,044,873,201	12.9	29,072,886	0.3	1,073,946,087	13.2
Mixed Use/Other	734,347,956	9.0	78,619,000	1.0	812,966,956	10.0

Total:	$7,299,405,718	89.8%	$824,900,782	10.2%	$8,124,306,500	100.0%

During the 10 years ended December 31, 2007, approximately 217 properties were acquired or developed by the Prior Programs. The table below gives further details about the properties acquired or developed by the Prior Programs during the 10 years ended December 31, 2007:

	Domestic Programs		International Programs		Properties Acquired or Developed
Location	#	Cost	#	Cost	#	Cost

United States:
California	40	$1,371,913,607	—	$—	40	$1,371,913,607
Texas	23	884,629,261	—	—	23	884,629,261
Georgia	8	515,716,499	—	—	8	515,716,499
Massachusetts	3	195,866,546	—	—	3	195,866,546
Illinois	7	323,760,000	—	—	7	323,760,000
New Jersey	2	151,272,064	—	—	2	151,272,064
Florida	4	134,650,110	—	—	4	134,650,110
Minnesota	1	139,627,000	—	—	1	139,627,000
Virginia	1	29,344,000	—	—	1	29,344,000
Washington, DC.	1	74,052,000	—	—	1	74,052,000
New York	3	175,435,000	—	—	3	175,435,000
Colorado	3	202,947,096	—	—	3	202,947,096
Washington	1	25,817,958	—	—	1	25,817,958
Arizona	1	22,534,279	—	—	1	22,534,279
Nevada	1	75,708,000	—	—	1	75,708,000
Missouri	1	7,527,521	—	—	1	7,527,521
Connecticut	1	76,563,000	—	—	1	76,563,000
Hawaii	1	25,100,000	—	—	1	25,100,000
United Kingdom	3	151,557,532	63	1,960,873,245	66	2,112,430,777
France	—	—	31	629,351,990	31	629,351,990
Belgium	—	—	4	167,229,016	4	167,229,016
Italy	—	—	3	101,048,890	3	101,048,890
Germany	2	45,157,000	4	281,770,101	6	326,927,101
Norway	1	29,846,000	—	—	1	29,846,000
Netherlands	—	—	1	226,013,785	1	226,013,785
Japan	2	76,257,000	—	—	2	76,257,000
China	1	22,738,000	—	—	1	22,738,000

Total:	111	$4,758,019,473	106	$3,366,287,027	217	$8,124,306,500

166 properties were acquired or developed by the Prior Programs during the five-year period ended December 31, 2007. The aggregate acquisition and development cost of these properties totaled approximately $6.4 billion as of December 31, 2007.

Generally, acquisitions of completed properties were financed with a combination of mortgage financing and investor equity, including debt financing secured by investors’ commitments to make equity investments. Development projects generally were financed with a combination of construction financing and investor equity. Upon completion of a project, construction financing is generally retired and replaced with either equity or permanent mortgage financing.

A more detailed description of these acquisitions and developments by certain of these Prior Programs with investment objectives similar to ours can be found in Prior Performance Table VI, which is included in Part II of the registration statement for this offering and which is not part of this prospectus.

Sales

Approximately 99 properties or participating mortgage investments were sold by the Prior Programs during the 10 years ended December 31, 2007. The aggregate sales price of such properties and participating mortgage investments was approximately $3.7 billion and the aggregate original acquisition and development cost was approximately $2.9 billion.

Please see “Appendix A—Prior Performance Tables—Table III” for information about the operating results of certain of these Prior Programs as of the dates indicated and “Appendix A—Prior Performance Tables—Table V” for more detailed information about individual property sales as of the dates indicated by certain of these Prior Programs.

Distributions

As presented in Appendix A—Prior Performance Tables—Table III, cash deficiencies after cash distributions represents distributions to investors in excess of current period operations, sales and refinancings that were funded by retained prior period cash flows from operations, sales and refinancings that were previously undistributed. The only exception to this is the cash deficiency in 2003 at Strategic Partners III which was not the result of a cash distribution to investors, but the result of an operating loss in the same period.

Performance of Completed Programs

The Retail Enhancement Fund, or REF, was the only completed Prior Program that did not perform as expected. Strategic Partners I, Strategic Partners II, Partenaires Bureaux and Strategic Partners—UK represent Prior Programs that have completed and performed as expected. REF made an investment in a joint venture that acquired underutilized and undervalued retail real estate located in major metropolitan areas. During the joint venture’s period of operations, the venture acquired four properties, three of which underperformed. Two properties in the portfolio were located in Seattle, Washington and San Francisco, California, and these properties were affected by rents and occupancy levels that were lower than expected, primarily as a result of the decline of companies in the technology industry during the venture’s operating period. The other property in the portfolio that underperformed was located in Tampa Bay, Florida. The anchor tenant declared bankruptcy and ceased operating and paying rent, which negatively affected the sales generated by the other tenants at the property, many of whom had co-tenancy clauses dependent on the occupancy of this anchor tenant. Please see “Appendix A—Prior Performance Tables—Table IV” for more information about REF’s results and “—Prior Performance Tables—Table III” for the operating results of REF for the years ended December 31, 2003 to December 31, 2004 (the year of liquidation).

Investment Objectives

All funds raised from investors by the Prior Programs in the 10 years ended December 31, 2007 were invested in programs with investment objectives similar to ours.

INVESTMENT OBJECTIVES AND CRITERIA

We invest in real estate properties, focusing on office, retail, industrial and multi-family residential properties, as well as certain other real estate-related assets. Our investment objectives are:

•	to maximize cash dividends paid to you;

•	to preserve and protect your capital contributions;

•	to realize growth in the value of our assets upon our ultimate sale of such assets; and

•

to provide you with the potential for future liquidity by (i) listing our shares on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market or (ii) if a listing has not occurred on or before December 31, 2011 our board of trustees must consider (but is not required to commence) an orderly liquidation of our assets.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of shareholders holding a majority of our outstanding shares. See “Description of Shares.”

Acquisition and Investment Policies

As of March 31, 2008, we owned 47 office and industrial properties located in seven states (California, Georgia, Illinois, Massachusetts, North Carolina, South Carolina and Texas) and in the United Kingdom, as well as one undeveloped land parcel in Georgia. In addition, we have an ownership interest in an unconsolidated strategic partnership that, as of March 31, 2008, owned interests in eight properties located in China and Japan. We intend to use the net proceeds of this offering to acquire and operate real estate assets. The consideration we agree to pay for real property shall ordinarily be based on the fair market value of the property as determined by a majority of our trustees.

We employ an enhanced income investment strategy designed to maximize risk-adjusted returns. To do so, we purchase, actively manage and sell properties located in the business districts and suburban markets of major metropolitan areas. Our primary focus is on office, industrial, retail and multi-family residential properties. The number and aggregate purchase price of properties we acquire in each asset class will depend upon real estate and market conditions and other circumstances existing at the time we acquire assets.

Our office portfolio may include properties such as multi-tenant, single tenant and sale leasebacks, office parks and portfolios, newly constructed, corporate/user activity, medical office, technology/telecommunication, redevelopments and stabilized operations. Our retail portfolio may encompass regional malls, power centers, community centers, grocery-anchored strips, freestanding stores, urban properties, single assets and multiple property portfolios. Our industrial portfolio may consist of warehouse, office/showroom, research and development facilities, distribution, manufacturing, single tenant and sale leasebacks and corporate/user activity properties. Our multi-family residential portfolio may include garden complexes, townhouse developments, mid/high-rise towers, newly constructed and redevelopment properties, single assets and multi-property portfolios.

Our investment strategy is centered on CBRE Investors’ research-driven approach. We focus on the property types and markets identified as most compelling by CBRE Investors’ research. As a result, we believe that our opportunities will evolve over time as market conditions change.

All assets may be acquired, developed and operated by us on a stand-alone basis or jointly with another party. Development, if undertaken, will only be done with an experienced joint venture partner. We may enter into one or more joint ventures with an affiliate of the Investment Advisor or the acquisition of assets with an affiliate.

We hold all of our real estate investments directly or indirectly through our operating partnership, CBRE OP. We are the sole general partner of CBRE OP. Our ownership of properties in CBRE OP is referred to as an Umbrella Partnership REIT, or “UPREIT.” We believe the UPREIT structure is a competitive advantage for us when seeking to acquire assets, because it allows sellers of properties to defer gain recognition for U.S. federal income tax purposes by contributing properties to CBRE OP in return for an interest therein. See “The Operating Partnership Agreement” for more information.

Although we are not limited as to the form our investments may take, our investments in real estate generally take the form of holding fee title or a long-term leasehold estate in the properties we acquire. We acquire such interests either directly in CBRE OP or indirectly by acquiring membership interests in, or acquisitions of property through, limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with developers of properties, affiliates of the Investment Advisor or other persons. In addition, we may purchase properties and lease them back to the sellers of such properties.

We also may invest in or make mortgage loans, subject to the investment limitations contained in our declaration of trust and as limited by the Internal Revenue Code provisions applicable to REITs. See “—Investment Limitations.” The circumstances in which we believe we may invest in or make mortgage loans are limited to the following:

•	the making of a mortgage loan required by a property owner as a condition to our purchase of a property;

•	the indirect acquisition of a mortgage by purchasing an entity, such as a REIT or other real estate company, that also owns a mortgage; and

•	the acquisition of a mortgage with the view of acquiring the underlying property through foreclosure.

We are not limited as to the geographic area where we may conduct our operations and we seek to maintain a portfolio of geographically-diverse assets. We currently intend to invest primarily in properties located in the business districts and suburban markets of major metropolitan areas in the United States, but may, under appropriate circumstances, invest up to 30% of our total assets outside of the United States. Investments outside the United States are expected to be focused in locations in which CBRE Investors has existing operations or previous investment experience, which today consist of metropolitan markets in Western Europe (including London, Paris, Milan and Frankfurt), China (Shanghai and Beijing) and Japan. To the extent that we enter markets outside of the United States in which CBRE Investors does not already have existing operations or previous investment experience, we would expect to do so in partnership, utilizing joint venture or other structures, with entities that have significant existing local expertise in these markets. We expect that our international investments will focus on properties typically located in significant business districts and suburban markets.

We may purchase existing assets with an operating history, newly constructed properties or assets under construction. We will not invest more than 20% of our total assets in any single investment. Except for this limitation on our ability to invest in excess of 20% of our total assets in any single investment, after the initial startup activities, we are not specifically limited in the number or size of investments we may acquire or on the percentage of net proceeds of this offering that we may invest in a single investment. It is our intent over time to build a diversified portfolio of assets. However, the number and mix of assets we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire assets and the amount of proceeds we raise in this offering. In making investment decisions for us, the Investment Advisor considers relevant risks and financial factors, including the creditworthiness of major tenants, the expected levels of rental and occupancy rates, current and projected cash flow of the property, the location, condition and use of the property, suitability for any development contemplated or in progress, income-producing capacity, the prospects for long-range appreciation, liquidity and income tax considerations. In addition to these factors, the Investment Advisor, when evaluating prospective mortgage loan investments, will consider the ratio of the amount of the investment to the value of the property by which it is selected and the quality, experience and creditworthiness of the borrower. The Investment Advisor also utilizes the resources and professionals of CBRE Investors and consults with its investment committee when evaluating potential investments. In this regard, the Investment Advisor has substantial discretion with respect to the selection of specific investments.

Our obligation to close the purchase of any property is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Investment Advisor;

•	title and liability insurance policies; and

•

audited financial statements covering recent operations of properties having operating histories unless such statements would not be required to be filed with the SEC so long as we are a public company.

We will not close the purchase of any property unless and until we obtain an environmental assessment for each property purchased and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. We may pursue additional assessments or reviews if the Phase I site assessment indicates that further environmental investigation is warranted.

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed. To help ensure performance by the builders of properties that are under construction, completion of properties under construction may be guaranteed at the price contracted either by an adequate completion bond or performance bond. We may rely, however, upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See “Risk Factors—General Real Estate Risks.”

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by us. There currently is no affiliate of the Investment Advisor that performs development activities on our behalf and neither we nor the Investment Advisor currently intend to form an entity for such purpose.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third-parties, including other programs sponsored by CBRE Investors, for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, the Investment Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. See “Investment Objectives and Criteria.”

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Our entering into joint ventures with other affiliates, including other programs sponsored by CBRE Investors, will result in certain conflicts of interest. See “Certain Relationships and Related Party Transactions—Joint Ventures with Affiliates of the Investment Advisor.”

Borrowing Policies

While we strive for diversification, the number of different assets we can acquire will be affected by the amount of funds available to us.

Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Although we have adopted a policy to limit our aggregate borrowing to no more than 65% of the value of the cost of our assets before non-cash reserves and depreciation, this policy may be altered at any time or suspended if necessary to pursue attractive investment opportunities. Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that until our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. Our board of trustees must review our aggregate borrowing from time to time, but at least quarterly.

By operating on a leveraged basis, we will have more funds available for investment in assets. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the asset securing the liability and the rents or profits derived therefrom, our use of leveraging may increase the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See “Risk Factors—General Real Estate Risks.” To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional assets will be restricted. The Investment Advisor will use its best efforts to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness.

We may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our trustees or from the Investment Advisor and its affiliates unless approved by a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

We intend to hold each asset we acquire for an extended period. However, circumstances might arise which could result in the early sale of some assets. We may sell a property before the end of the expected holding period if, among other reasons:

•	in our judgment, the sale of the asset is in the best interests of our shareholders;

•	we can reinvest the proceeds in a higher-yielding investment;

•	we can increase cash flow through the disposition of the asset; or

•	in the judgment of the Investment Advisor, the value of an asset might decline substantially.

The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum long-term capital appreciation. We cannot assure you that this objective will be realized.

If our shares are not listed for trading on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market by December 31, 2011, our declaration of trust requires our board of trustees to consider (but is not required to) commencing an orderly liquidation of our assets, which liquidation would require the approval of shareholders. In making the decision to apply for listing of our shares, our trustees will try to determine whether listing or quoting our shares or liquidating our assets will result in greater long-term value for our shareholders. We cannot determine at this time the circumstances, if any, under which our trustees will determine to list or quote our shares. Even if no shares are listed or included for quotation, we are under no obligation to actually sell our portfolio within this time period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and U.S. federal income tax effects on shareholders which may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all of our assets are liquidated. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of trustees determines such strategies would be in the best interests of our shareholders. Any change in the investment objectives set forth in our declaration of trust would require the vote of shareholders holding a majority of our outstanding shares.

Investment Limitations

Our declaration of trust places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the North American Securities Administrators Association Guidelines, or NASAA Guidelines. Our declaration of trust provides that until our shares are listed on a national securities exchange or included on the Nasdaq Global Select Market or the Nasdaq Global Market, we may not:

•

invest in equity securities unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, approve such investment as being fair, competitive and commercially reasonable;

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•

make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent trustees determine, and in all cases in which the transaction is with any of our trustees or the Investment Advisor or its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our trustees, the Investment Advisor or its affiliates;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, or the 1940 Act;

•

issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

•

grant warrants or options to purchase shares to the Investment Advisor or its affiliates or to officers or trustees affiliated with the Investment Advisor except on the same terms as such warrants or options are sold to the general public and in an amount not to exceed 10% of the outstanding shares on the date of grant of the warrants and options;

•	issue equity securities on a deferred payment basis or other similar arrangement; or

•	lend money to our trustees or to the Investment Advisor or its affiliates.

The Investment Advisor continually reviews our investment activity to ensure that we do not come within the application of the 1940 Act. Among other things, the Investment Advisor monitors the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the 1940 Act. If at any time the character of our investments could cause us to be deemed an “investment company” for purposes of the 1940 Act, we will take the necessary actions to attempt to ensure that we are not deemed to be an “investment company.”

Change in Investment Objectives and Limitations

Until our shares are listed on a national securities exchange, our declaration of trust requires that the independent trustees review our investment policies at least annually to determine that the policies we are following are in the best interests of our shareholders. Each determination, and the basis therefore, are required to be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our trustees, including a majority of the independent trustees, without the approval of the shareholders. Our investment objectives themselves, however, may only be amended by a vote of the shareholders holding a majority of our outstanding shares.

Restrictions on Roll-up Transactions

Until our shares are listed on a national securities exchange, our declaration of trust requires that we follow the policy set forth below with respect to any “Roll-up Transaction.” In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity, or a Roll-up Entity, that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of the date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our shareholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our shareholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or included for quotation on a national market system for at least 12 months; or

•

a transaction involving our conversion into corporate or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our shareholder voting rights; the term of our existence; compensation to the Investment Advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our shareholders who vote “no” on the proposal a choice of:

•	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as shareholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the shareholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our shareholders having voting rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus including rights with respect to the election and removal of trustees, annual reports, annual and special meetings, amendment of our declaration of trust and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ right to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our shareholders.

Policies With Respect to Certain Other Activities

If our board of trustees determines that additional funding is required, we may raise such funds through additional equity offerings or the retention of cash flow (subject to the REIT provisions of the Internal Revenue Code concerning distribution requirements and taxability of undistributed net taxable income) or a combination of these methods.

In the event that our board of trustees determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional common or preferred shares in any manner and on such terms and for such consideration it deems appropriate, at any time.

We have authority to repurchase or otherwise reacquire our shares and may engage in such activities in the future. We may invest in the securities of other issuers for the purpose of exercising control. We currently have no intention to underwrite securities of other issuers.

Our board of trustees may change any of these policies without prior notice to you or a vote of our shareholders.

MANAGEMENT OF THE COMPANY

Our Executive Officers and Trustees

The following table sets forth certain information regarding our executive officers and trustees. Our board of trustees currently consists of five individuals, three of whom are independent.

Name	Age	Position
Robert H. Zerbst	61	Chairman of the Board of Trustees
Jack A. Cuneo	60	President and Chief Executive Officer and Trustee
Charles E. Black	59	Trustee*
Martin A. Reid	52	Trustee*
James M. Orphanides	57	Trustee*
Laurie E. Romanak	48	Senior Vice President, Chief Financial Officer and Secretary

*	Denotes independent trustee.

Robert H. Zerbst.    Mr. Zerbst has been the Chairman of our board of trustees and a Managing Director of the Investment Advisor since March 2004. Mr. Zerbst joined CBRE Investors as President in 1997. He served as President and Chief Executive Officer from 1998 through 2006 and Chairman from 2007 to the present. He has led the growth and transformation of CBRE Investors from a domestic pension fund adviser to a multi-strategy, global investment organization with approximately $37.8 billion. Mr. Zerbst holds a B.A. from Miami University, an M.A. in Economics, an M.B.A and a Ph.D. in Finance and Real Estate Economics from Ohio State University. He also earned the CRE and MAI professional designations, and is a member of the Pension Real Estate Association (PREA), National Association of Real Estate Investment Trusts (NAREIT), Vice Chairman of National Association of Real Estate Investment Managers (NAREIM), Real Estate Round Table, Los Angeles World Affairs Council, Asia Society and the Policy Advisory Board at the Haas School of Business, University of California at Berkeley.

Jack A. Cuneo.    Mr. Cuneo has been our President and Chief Executive Officer and one of our trustees and the President and Chief Executive Officer of the Investment Advisor since March 2004. Mr. Cuneo has over 38 years of experience in the real estate industry and had been involved in a wide range of real estate investment activity including acquisitions, development, joint venture structuring, property sales, work outs and private equity financing for REITs and real estate operating companies. Prior to joining CBRE Investors in June 2003, Mr. Cuneo served as President of Cuneo Capital Group which engaged in advisory and private equity investment activities from 2002 to 2003. Mr. Cuneo also spent 26 years at Merrill Lynch where he served from 1997 to 2000 as the Chairman and Chief Executive Officer of Merrill Lynch Hubbard, a real estate investment subsidiary which acquired, operated and sold over 100 properties valued at $1.8 billion on behalf of over 240,000 individual investors. Mr. Cuneo was a Managing Director of the Global Real Estate and Hospitality Group at Merrill Lynch from 2000 to 2002 where he led private equity, advisory and asset sales activities. He is a member of the Urban Land Institute (ULI), the Policy Advisory Board at the Haas School of Business, University of California at Berkeley and the Real Estate Board of New York. Mr. Cuneo received a B.A. from City College of New York.

Charles E. Black.    Mr. Black has been one of our trustees since June 2004. Mr. Black is the Chief Executive Officer of CB Urban Development, a development company he founded in 2007 which specializes in mixed-use urban development projects. Prior to that, Mr. Black was the Regional Senior Vice President (San Diego region) of The Irvine Company. Prior to joining The Irvine Company in March 2006, Mr. Black was the Executive Vice President of JMI Realty, where he had overall management responsibility for the development of Petco Park, the $450,000,000 San Diego Padres baseball park that was completed in February 2004. Prior to joining JMI Realty in 2002, Mr. Black was the President and Chief Operating Officer of the San Diego Padres Baseball Club. From 1991 to 2002, Mr. Black was a partner in the law firm of Gray, Cary, Ware and Freidenrich, where his areas of expertise included real estate acquisition and development, urban planning and development law and development financing. Mr. Black is a member of the Urban Land Institute (ULI) and the land economics society Lambda Alpha and he is also a member of the Board of Directors of the San Diego Padres. Mr. Black received a B.S. from the United States Air Force Academy and a J.D. from the University of California at Davis.

Martin A. Reid.    Mr. Reid has been one of our trustees since March 2005. Mr. Reid is a partner in Cheswold Realty Capital, an investment vehicle with $100,000,000 of committed capital dedicated to opportunistic investments. Prior to joining Cheswold, Mr. Reid was the Chief Executive Officer of the General Partner of Redstone Hotel Partners, advising on hotel transactions and fund raising activities. From 1998 until 2006, Mr. Reid was a Managing Director of Thayer Lodging where he was responsible for acquisitions and dispositions. Mr. Reid has a broad professional background in real estate investment, capital markets and finance. Prior to joining Thayer Lodging in 1998, Mr. Reid spent four years as a Principal at LaSalle Advisors in Baltimore, Maryland, successor through merger to Alex. Brown Kleinwort Benson, where he originated and closed real estate transactions for pension fund clients. Prior to his tenure with LaSalle, Mr. Reid spent several years in acquisitions and dispositions with real estate investment and advisory affiliates of Merrill Lynch & Co. and Chase Manhattan Bank, where he was involved in the acquisition of several office, retail and residential properties and portfolios. Mr. Reid received a B.S. in Accounting from the State University of New York at Albany and an M.B.A. in Financial Management from Pace University. Mr. Reid is a Member of the American Institute of Certified Public Accountants and is a Full Member of the Urban Land Institute (ULI).

James M. Orphanides.    Mr. Orphanides has been one of our trustees since October 2005. Mr. Orphanides has been Chairman Emeritus of First American Title Insurance Company of New York, since December 31, 2007, where he has worked since 1992 holding key executive positions. Prior to joining First American, Mr. Orphanides was a Principal and President of Preferred Land Title Services, Inc. from 1982 to 1992. Mr. Orphanides was Vice President and head of the National Sales department in New York for Commonwealth Land Title Insurance Company from 1979 to 1982 and an Executive at Chicago Title Insurance Company from 1972 to 1979. Mr. Orphanides sits on the Boards of the Foundation for Medical Evaluation and Early Detection and Seeds of Peace. Mr. Orphanides is also a member of the Lincoln Center Corporate Fund Leadership Committee. He is a member of the New York Land Title Association, the American Land Title Association, the International Council of Shopping Centers, the Urban Land Institute (ULI) and the Pension Real Estate Association (PREA). Mr. Orphanides received a B.A. from Heidelberg College and an M.A. from Queens College of New York.

Laurie E. Romanak.    Ms. Romanak has been our Senior Vice President, Chief Financial Officer and Secretary and a Managing Director of the Investment Advisor since March 2004. Ms. Romanak is also the Chief Financial Officer of CBRE Investors and is responsible for global accounting/reporting and finance activities for the organization’s approximately $37.8 billion real estate investment portfolio. Ms. Romanak directs global operations and oversees new fund formations, information technology, human resources and corporate compliance/administration for the firm’s offices in the US, Japan and Europe. Ms. Romanak joined CBRE Investors in 1986 and has served in her current role since 1995. Ms. Romanak is a C.P.A. and has more than 19 years of experience in the commercial real estate industry. Ms. Romanak currently serves on the board of directors of the National Council of Real Estate Investment Fiduciaries (NCREIF), is its immediate past President, and is an active member of the National Association of Real Estate Investment Managers (NAREIM). Ms. Romanak received a B.B.A. from the University of Michigan at Ann Arbor.

Our Board of Trustees

We operate under the direction of our board of trustees, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained the Investment Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. The board, including the independent trustees, is required to ratify our declaration of trust. Consistent with this requirement, our declaration of trust was amended and restated by a unanimous vote of our trustees, including our independent trustees.

Our declaration of trust and bylaws provide that the number of our trustees may be established by a majority of the entire board of trustees but may not be fewer than three nor more than nine. Our board of trustees currently consists of five trustees, three of whom are independent. An “independent trustee” is a person who is not associated and has not been associated within the last two years, directly or indirectly, with the Investment Advisor or its affiliates. A trustee will be deemed to be associated with the Investment Advisor if he or she (i) owns an interest in the Investment Advisor or any of its affiliates (other than us), (ii) is employed by or an officer of the Investment Advisor or any of its affiliates (other than us), (iii) performs services, other than as a trustee, for us, (iv) is a trustee for more than three REITs organized or advised by the Investment Advisor or its affiliates, or (v) has any material business or professional relationships with the Investment Advisor or any of its affiliates (other than us). Until our shares are listed on a national securities exchange, our declaration of trust requires a majority of our trustees to be independent trustees.

Each trustee is elected by our shareholders for a one-year term and serves until his or her successor has been duly elected and qualified. Holders of our common shares do not have the right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares entitled to vote are able to elect all of our trustees. Any vacancy on our board may be filled by a majority of the remaining trustees, even if such a majority constitutes less than a quorum, except that a vacancy resulting from an increase in the number of trustees must be filled by a majority of the entire board of trustees. Independent trustees shall nominate replacements for vacancies amongst the independent trustee positions. Although the number of trustees may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent trustee.

Committees of the Board of Trustees

Our entire board of trustees considers all major decisions concerning our business, including all property acquisitions. Our board has established an Audit Committee, Compensation Committee and Conflicts Committee and may establish various advisory committees so that important items within the purview of these committees can be addressed in more depth than may be possible at a full board meeting. We do not have a standing nominating committee. Until our shares are listed on a national securities exchange, NASAA Guidelines require a majority of the members of any committees to be independent trustees.

Audit Committee

The Audit Committee’s primary function is to assist the board of trustees in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls that management has established, and the audit and financial reporting process. The members of our Audit Committee are Messrs. Reid (Chairperson), Black and Zerbst, a majority of whom are independent trustees.

Compensation Committee

The Compensation Committee administers the 2004 equity incentive plan, as described below. The primary function of the Compensation Committee is to administer the granting of equity awards to our independent trustees and executive officers, and to selected employees of the Investment Advisor based upon recommendations from the Investment Advisor, and to set the terms and conditions of such equity awards in accordance with the 2004 equity incentive plan. In addition, the Compensation Committee reviews the compensation and fees payable to the Investment Advisor under the advisory agreement. The members of our Compensation Committee are Messrs. Black (Chairperson) and Reid, each of whom is independent.

Conflicts Committee

The Conflicts Committee’s primary function is to review and approve specific matters that the board of trustees believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our shareholders. The Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us and the Investment Advisor or its affiliates or any member of our board of trustees, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the advisory agreement between us and the Investment Advisor. The Conflicts Committee is responsible for reviewing the Investment Advisor’s performance and the fees and expenses paid by us to the Investment Advisor. For further discussion, please see the “Certain Relationships and Related Party Transactions—Conflict Resolution Procedures” section of this prospectus. However, we cannot assure you that this committee will successfully eliminate the conflicts of interest that will exist between us and the Investment Advisor, or reduce the risks related thereto. The members of our Conflicts Committee are Messrs. Black, Orphanides and Reid, each of whom is independent.

Code of Business Conduct and Ethics

Our board of trustees has adopted a code of business conduct and ethics that applies to our officers, trustees and officers and employees of the Investment Advisor. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any amendment to, or waiver of, this code of business conduct and ethics for our executive officers or trustees may be made only by our board of trustees or one of our board committees specifically authorized for this purpose and must be promptly disclosed as required by law or stock exchange regulations.

Compensation of Trustees

The following table sets forth the compensation earned by our independent trustees for the year ended December 31, 2007:*

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Charles E. Black	$34,000	—	$34,000
Martin A. Reid	$36,500	—	$36,500
James M. Orphanides	$25,000	—	$25,000

*	The columns “Stock Awards,” “Option Awards,” “Non-Equity Incentive Plan Compensation,” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” were omitted from this table as no such compensation was earned by our independent trustees for the year ended December 31, 2007.

We pay each of our independent trustees $25,000 per year and $1,000 per regularly scheduled committee meeting attended and $1,000 per special board meeting attended whether held in person or by telephone conference. The chairperson of the Audit Committee is entitled to an additional annual fee of $7,500 and the chairperson of the Compensation Committee is entitled to an additional annual fee of $5,000. All trustees receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of trustees. If a trustee also is an officer of ours, we do not pay separate compensation for those services rendered as a trustee.

Executive Compensation

Compensation Discussion and Analysis

We have no employees. We are managed by the Investment Advisor pursuant to the advisory agreement by and among the Investment Advisor, CBRE OP and us. All of our executive officers are employees of the Investment Advisor or one or more of its affiliates. We have not paid, and do not intend to pay, any cash compensation to our executive officers and we do not currently intend to adopt any policies with respect thereto. We do not have agreements with any of our executive officers or any employees of the Investment Advisor or its affiliates with respect to their compensation. The Investment Advisor will determine the levels of base salary and cash incentive compensation that may be earned by our executive officers for services performed for the Investment Advisor, based on the time required for the performance of the duties of the Investment Advisor under the advisory agreement and such other factors as the Investment Advisor may determine are appropriate. The Investment Advisor will also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs for their services performed for the Investment Advisor. Cash compensation paid to our executive officers for their services performed for the Investment Advisor will be paid by the Investment Advisor from the fees paid by us to the Investment Advisor under the advisory agreement. We will not control how such fees will be allocated by the Investment Advisor to its employees or employees of its affiliates. For a description of our advisory agreement, see “The Investment Advisor—The Advisory Agreement.”

We did not grant any equity-based awards to any of our executive officers during the 2007 fiscal year. As of the end of the 2007 fiscal year, none of our executive officers held any awards based on or relating to our common shares. We adopted our 2004 equity incentive plan pursuant to which we are permitted to grant equity-based awards to our trustees, executive officers, advisors and consultants. Under this plan, our Compensation Committee will have discretion to determine whether grants of awards may be made directly to our executive officers, and the terms and conditions of any such awards. See “—Equity Incentive Plan.” Our Compensation Committee has not yet adopted a policy with respect to future grants of equity awards to our executive officers. We anticipate that such determinations will be made based on factors such as the desire to retain such officer’s services over the long-term. In addition, our Compensation Committee may determine to make awards to new executive officers in order to attract talented professionals to serve us.

We do not have any policy in place regarding minimum ownership requirements for either our executive officers or trustees. We do not have any policy in place regarding the ability of our executive officers or trustees to engage in hedging activities with respect to our common shares.

Equity Incentive Plan

We have adopted a 2004 equity incentive plan. The purpose of the 2004 equity incentive plan is to provide us with the flexibility to use share options and other awards to provide a means of performance-based compensation. Key employees, directors, trustees, officers, advisors, consultants or other personnel of ours and our subsidiaries or other persons expected to provide significant services to us or our subsidiaries, including employees of the Investment Advisor, would be eligible to be granted share options, restricted shares, phantom shares, dividend equivalent rights and other share-based awards under the 2004 equity incentive plan.

Administration

The Compensation Committee, appointed by our board of trustees, has the full authority to administer and interpret the 2004 equity incentive plan, to authorize the granting of awards, to determine the eligibility of an employee, trustee or consultant to receive an award, to determine the number of common shares to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after the closing of this offering, the 2004 equity incentive plan will be administered by a compensation committee consisting of two or more non-employee trustees, each of whom is intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, a nonemployee trustee and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the board of trustees. References below to our Compensation Committee include a reference to the board for those periods in which the board is acting.

As of the date of this prospectus, no awards have been granted under our 2004 equity incentive plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 20,000,000 common shares (but not more than 10% of the common shares outstanding at the time of grant) may be subject to share options, shares of restricted shares, phantom shares and dividend equivalent rights under the 2004 equity incentive plan. Any common shares withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the 2004 equity incentive plan. If an option or other award granted under the 2004 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of trustees, no new award may be granted under the 2004 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our board of trustees. No award may be granted under our 2004 equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 3.0% of our outstanding common shares.

Awards Under the 2004 Equity Incentive Plan

Options.    The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by our Compensation Committee. The exercise price of an option shall be determined by our Compensation Committee and reflected in the applicable award agreement. The exercise price with respect to incentive share options may not be lower than 100%, or 110% in the case of an incentive share option granted to a 10% shareholder, if permitted under the plan, of the fair market value of one of our common shares on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive share option granted to a 10% shareholder, if permitted under the plan). Options will be exercisable at such times and subject to such terms as determined by our Compensation Committee.

Restricted Shares.    A restricted share award is an award of common shares that is subject to restrictions on transferability and such other restrictions, if any, as our board of trustees or Compensation Committee may impose at the date of grant. Grants of restricted shares will be subject to vesting schedules as determined by our Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares, a participant granted restricted shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares. Although dividends are paid on all restricted shares, whether or not vested, at the same rate and on the same date as our common shares, holders of restricted shares are prohibited from selling such shares until they vest.

Phantom Shares.    Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of our common shares, or, if provided by our Compensation Committee, the right to receive the fair market value of a shares of our common shares in excess of a base value established by our Compensation Committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of common shares (as may be elected by the participant or our Compensation Committee, as may be provided by our Compensation Committee at grant). Our Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. In addition, our Compensation Committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.

Dividend Equivalents.    A dividend equivalent is a right to receive (or have credited) the equivalent value of dividends declared on common shares otherwise subject to an award. Our Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional common shares. Our Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Other Share-Based Awards.    Our 2004 equity incentive plan authorizes the granting of other awards based upon the common shares (including the grant of securities convertible into common shares and shares appreciation rights), and subject to terms and conditions established at the time of grant.

Adjustments in General; Certain Change in Control Provisions

In the event of certain corporate reorganizations or other events, our Compensation Committee generally may make certain adjustments in its discretion to the manner in which the 2004 equity incentive plan operates (including, for example, to the number of shares available under the plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of plan participants. Upon a change in control (as defined in the plan), our Compensation Committee generally may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, if our Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants, and certain other special provisions may apply.

Amendment and Termination

Our board of trustees may generally amend the 2004 equity incentive plan as it deems advisable, except in certain respects regarding outstanding awards. In addition, the 2004 equity incentive plan may not be amended without shareholder approval if the absence of such approval would cause the 2004 equity incentive plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

2004 Performance Bonus Plan

We have adopted a 2004 performance bonus plan. Annual bonuses under our 2004 performance bonus plan are awarded by our Compensation Committee to selected officers or other employees of ours, or key employees, based on corporate factors or individual factors (or a combination of both). Subject to the provisions of the 2004 performance bonus plan, the Compensation Committee (i) determines and designate those key employees to whom bonuses are to be granted; (ii) determines, consistently with the 2004 performance bonus plan, the amount of the bonus to be granted to any key employee for any performance period; and (iii) determines, consistently with the 2004 performance bonus plan, the terms and conditions of each bonus.

Bonuses may be so awarded by the Compensation Committee prior to the commencement of any performance period, during or after any performance period. No bonus shall exceed 200% of the key employee’s aggregate salary for the year. The Compensation Committee may provide for partial bonus payments at target and other levels. Corporate performance hurdles for bonuses may be adjusted by the Compensation Committee in its discretion to reflect (i) dilution from corporate acquisitions and share offerings and (ii) changes in applicable accounting rules and standards. The Compensation Committee may determine that bonuses shall be paid in cash or shares or other equity-based grants, or a combination thereof. The Compensation Committee may also provide that any such share grants be made under our 2004 equity incentive plan or any other equity-based plan or program we may establish. The Compensation Committee may provide for programs under which the payment of bonuses may be deferred at the election of the employee. To the extent that compensation under the 2004 performance bonus plan is intended to qualify for certain transitional rules applicable for purposes of 162(m) of the Internal Revenue Code, it is possible that additional requirements will apply with respect to the establishment (including as to timing) of the performance goals.

Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents

Our organizational documents limit the personal liability of our shareholders, trustees and officers for monetary damages to the fullest extent permitted under current Maryland REIT Law (as defined herein). We have also entered into indemnification agreements with each trustee and officer. See “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Limitation of Liability and Indemnification.” We expect to maintain a trustees and officers liability insurance policy.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks and none of our employees participates on our Compensation Committee.

License Agreement

We have entered into a license agreement with CB Richard Ellis and one of its affiliates pursuant to which they have granted us a non-exclusive, royalty-free license to use the name “CB Richard Ellis.” Under this agreement, we have a right to use the “CB Richard Ellis” name, for so long as the Investment Advisor or one of its affiliates remains our advisor and our advisor remains a controlled affiliate of CB Richard Ellis. Other than with respect to this limited license, we have no legal right to the “CB Richard Ellis” name. CB Richard Ellis has the right to terminate the license agreement if its affiliate is no longer acting as our advisor. In the event the advisory agreement is terminated, we would be required to change our name to eliminate the use of the words “CB Richard Ellis.”

REAL ESTATE INVESTMENTS

General

We are a Maryland real estate investment trust that invests in real estate properties, focusing on office, retail, industrial and multi-family residential properties, as well as other real estate-related assets.

Properties

The table below provides information regarding the properties we owned as of March 31, 2008. We purchased all of these properties from unaffiliated third parties. These properties are subject to competition from similar properties within their market areas and their economic performance could be affected by changes in local economic conditions. In evaluating these properties for acquisition, we considered a variety of factors including location, functionality and design, price per square foot, the credit worthiness of tenants, length of lease terms, market fundamentals and the in-place rental rates compared to market rates.

As of March 31, 2008, we owned the following properties:

Location	Property	Date Acquired	Year Built	Number of Properties	Approximate Total Acquisition Cost	Net Rentable Sq. Ft.	Occupancy
Domestic
San Diego, CA	REMEC Corporate Campus	9/15/2004	1983	4	$26,667,000	132,685	100.00%
Taunton, MA	300 Constitution Drive	11/3/2004	1998	1	19,805,000	330,000	100.00%
Alpharetta, GA	Deerfield Commons I	6/21/2005	2000	1	19,572,000	121,969	100.00%
Alpharetta, GA	Deerfield Commons II	6/21/2005	—	—	2,262,000	—	—
Richardson, TX	660 North Dorothy	1/9/2006	1997	1	6,836,000	120,000	100.00%
Allen, TX	505 Century	1/9/2006	1997	1	6,095,000	100,000	72.40%
Richardson, TX	631 International	1/9/2006	1998	1	5,407,000	73,112	100.00%
Bolingbrook. IL	Bolingbrook Point III	8/29/2007	2006	1	18,168,000	185,045	100.00%
Spartanburg, SC	Fairforest Bldg. 5	8/30/2007	2006	1	16,968,000	316,491	100.00%
Spartanburg, SC	Fairforest Bldg. 6	8/30/2007	2005	1	7,468,000	101,055	100.00%
Spartanburg, SC	Fairforest Bldg. 7	8/30/2007	2006	1	5,626,000	101,459	0.00%
Spartanburg, SC	HJ Park Bldg. 1	8/30/2007	2003	1	4,216,000	70,000	100.00%
Charleston, SC	North Rhett I	8/30/2007	1973	1	10,302,000	284,750	100.00%
Charleston, SC	North Rhett II	8/30/2007	2001	1	7,073,000	101,705	100.00%
Charleston, SC	North Rhett III	8/30/2007	2002	1	4,812,000	79,972	100.00%
Charleston, SC	North Rhett IV	8/30/2007	2005	1	17,060,000	316,040	100.00%
Charleston, SC	Jedburg Commerce Park	8/30/2007	2007	1	41,964,000	512,686	100.00%
Charleston, SC	Mount Holly Building	8/30/2007	2003	1	6,208,000	100,823	100.00%
Charleston, SC	Orangeburg Park Bldg.	8/30/2007	2003	1	5,474,000	101,055	100.00%
Charlotte, NC	Kings Mountain I	8/30/2007	1998	1	5,497,000	100,000	100.00%
Charlotte, NC	Kings Mountain II	8/30/2007	2002	1	11,311,000	301,400	100.00%
Charlotte, NC	Kings Mountain III	3/14/2008	2007	1	25,654,000	541,910	0.00%
Winston-Salem, NC	Union Cross Bldg. I	8/30/2007	2005	1	6,585,000	100,853	100.00%
Winston-Salem, NC	Union Cross Bldg. II	8/30/2007	2005	1	17,216,000	316,130	100.00%
Lewisville, TX	Lakeside Office Center	3/5/2008	2006	1	17,932,000	98,750	96.00%

Total:				27	316,178,000	4,607,890	85.35%

International
Coventry, UK	602 Central Blvd.	4/27/2007	2001	1	23,841,000	49,985	100.00%
Reading, UK	Thames Valley Five	3/20/2008	1998	1	29,337,000	40,468	100.00%

Total:				2	53,178,000	90,453	100.00%

Real Estate Held for Sale
Spartanburg, SC	Fairforest Bldgs 1-4	8/30/2007	1999-2001	4	20,947,000	355,794	100.00%
Spartanburg, SC	Highway 290 Commerce Pk Bldgs	8/30/2007, 9/24/2007, 11/1/2007	1993-1996	5	21,204,000	473,050	78.86%
Spartanburg, SC	Orchard Business Park 1& 2	8/30/2007, 11/1/2007	1994	2	2,271,000	50,000	65.00%
Spartanburg, SC	Greenville/Spartanburg Ind. Pk	8/30/2007	1990	1	3,581,000	67,375	100.00%
Spartanburg, SC	Community Cash Complex 1-5	8/30/2007	1960/1978/ 1981/1984	5	8,648,000	552,904	70.54%
Spartanburg, SC	Cherokee Corporate Park	8/30/2007	2000	1	3,928,000	60,000	100.00%

Total:				18	60,579,000	1,559,123	82.02%

Grand Total				47	$429,935,000	6,257,466	84.73%

REMEC Corporate Campus – San Diego, CA

The REMEC Corporate Campus is a research and development property which consists of four buildings on three separate parcels, and application has been made to the city of San Diego to split one parcel, creating a fourth parcel. REMEC Defense and Space, a subsidiary of Cobham Defense Electronic System Corporation (a subsidiary of Cobham PLC in the United Kingdom), a designer and manufacturer of sophisticated wireless communications networks for the defense, space and commercial sectors, occupies all four buildings. The property serves as the corporate headquarters for REMEC’s Space and Defense division. REMEC has occupied the property for more than 17 years. The REMEC Corporate Campus is located in the Kearny Mesa submarket in the heart of central San Diego bounded by I-52 to the north, I-805 to the west and I-15 to the east. The property offers easy access off Kearny Villa Road and I-52. Kearny Mesa’s central location, freeway access, numerous points of ingress and egress, lack of congestion, and nearby retail support services allow this central suburban industrial submarket to compete advantageously with other adjacent San Diego industrial submarkets.

Subsequent to the acquisition of the REMEC Corporate Campus, we obtained a $13,250,000 loan from Northwestern Mutual Life Insurance Company that is at an approximate 50% loan-to-value ratio. This loan bears interest payable monthly at a fixed rate of 4.79% per annum. No payments of principal are required until November 1, 2011, at which time the entire principal balance together with any accrued interest thereon will be due.

300 Constitution Drive – Taunton, MA

300 Constitution Drive is a property comprised of 330,000 square feet of primarily distribution space on 27 acres of land. The property has potential for additional development. It is 100% leased to Chadwick’s of Boston, Inc. under a long-term lease that continues until 2013. Chadwick’s of Boston, Inc. was formed over 20 years ago as a catalog retailer for women. Today it is a large catalog and internet based clothing distributor, selling a wide selection of quality, brand named women’s merchandise. Chadwick’s of Boston, Inc. is a subsidiary of PPR (Pinault Printemps-Redoute), a global retailer based in Paris, France.

Subsequent to the acquisition of 300 Constitution Drive, we obtained a $12,000,000 loan from Northwestern Mutual Life Insurance Company which is at an approximate 61% loan-to-value ratio. This loan bears interest payable monthly at a fixed rate of 4.84% per annum. No payments of principal are required until April 1, 2012, at which time the entire principal balance together with any accrued interest thereon will be due.

Deerfield Commons I & II – Alpharetta, GA

Deerfield Commons I is a multi-tenant office building located in Alpharetta, Georgia, a suburb of Atlanta, which is leased to tenants encompassing a variety of business uses including financial services, publishing, and executive suites. Lease terms range from three to ten years. Also included with this asset is Deerfield Commons II, ten acres of undeveloped land zoned for office use.

On November 29, 2005, we obtained a $9,725,000 loan from Allianz Life Insurance Company of North America on the office property at Deerfield Commons I which was at an approximate 50% loan-to-value ratio. This loan has a ten year term bearing interest at a fixed rate of 5.23% per annum. The loan requires interest only payments for the first 60 months of the loan term and monthly payments of $53,582, including principal, thereafter.

Texas Portfolio – Allen and Richardson, TX

Texas Portfolio is comprised of three multi-tenant industrial/warehouse buildings (660 Dorothy, 505 Century, and 631 International) located in Allen and Richardson, Texas, both suburbs of Dallas, which are leased to nine tenants encompassing a variety of business uses including communication, commercial and information technology services for lease terms that expire between January 2009 and October 2015.

We funded our acquisition of the Texas Portfolio with cash of approximately $17,800,000 and the application of a $500,000 purchase deposit totaling approximately $18,300,000 on January 9, 2006.

Bolingbrook Point III – Bolingbrook, Illinois

Bolingbrook Point III located in Bolingbrook, Illinois, a suburb of Chicago, consists of a 185,045 square foot, multi-tenant warehouse distribution building completed in May 2006. The building is 100% leased to two tenants on long-term leases. Kraus Floors, LLC, a joint venture between Kraus Carpet Mills and The Tarkett Group, occupies 86,631 square feet and Compass Group USA, Inc., a managed foodservices company, occupies the remaining 98,414 square feet.

On December 27, 2007, we obtained a $9,000,000 loan from Northwestern Mutual Life Company on the Bolingbrook Point III building which is at an approximately 50% loan to value ratio. This loan bears interest payable monthly at a fixed rate of 5.26% per annum. No payments of principal are required until January 1, 2015, at which time the entire principal balance together with any accrued interest thereon will be due.

Carolina Portfolio

On August 30, 2007, we acquired a fee interest in a portfolio of 30 distribution and manufacturing industrial buildings, located in North and South Carolina, or the Carolina Portfolio, from affiliates of Johnson Development Associates, Inc., or the Carolina Seller, unrelated third-parties. We acquired the Carolina Portfolio for $214,170,000, exclusive of customary closing costs, which was funded using net proceeds from our initial public offering and debt proceeds of approximately $131,110,000, including $65,000,000 under an unsecured term loan that bears interest at a floating rate of LIBOR plus 1.25%, with a fair value of $127,940,000.

On September 24, 2007 and November 1, 2007, we acquired fee interests in three distribution and manufacturing industrial buildings located in South Carolina from affiliates of Johnson Development Associates, Inc., unrelated third parties. We acquired these properties for $7,670,000 exclusive of customary closing costs.

The Carolina Portfolio consists of 33 distribution and manufacturing industrial buildings located in the markets of Greenville/Spartanburg, South Carolina; Charleston, South Carolina; Charlotte, North Carolina; and Winston-Salem, North Carolina. The Carolina Portfolio totals approximately 4,437,500 square feet of industrial space and is currently 90% leased. Management has taken the necessary actions to deem 18 of the 33 buildings as real estate held for sale and the activities thereof are included in discontinued operations.

In connection with our acquisition of the Carolina Portfolio, on August 30, 2007, we entered into a credit agreement with Bank of America, N.A. to provide us a $65,000,000 term loan and a $10,000,000 revolving line of credit, or collectively the Credit Facility. The term loan was fully drawn upon the closing of the Carolina Portfolio. None of the revolving line of credit has been drawn. The Credit Facility has a term of one year and bears interest at a floating rate of LIBOR plus 1.25%, or 6.10% per annum as of December 31, 2007. We incurred an upfront fee to Bank of America and other closing costs of $229,000 associated with obtaining this line of credit. A fee of 0.2% per annum is accrued on unfunded balances under the revolving line of credit. The Credit Facility is unsecured, but we are required to pay down a proportional amount of the Credit Facility if any of the unencumbered properties in the Carolina Portfolio are financed or sold. On November 29, 2007, we repaid a portion of the loan balance in the amount of $20,000,000 using net proceeds from our initial public offering. The loan balance was $45,000,000 as of December 31, 2007.

602 Central Blvd. – Coventry, UK

602 Central Blvd. located in Coventry, United Kingdom was built in 2001 and consists of a three-story office building containing approximately 49,985 rentable square feet and a surface parking lot completed in 2002. The office building is currently 100% leased to Capita Business Services Limited, part of The Capita Group plc, one of the UK’s largest business process outsourcing firms and the guarantor on the lease. Such lease is scheduled to expire on February 28, 2017; however, Capital Business Services Limited has a one-time option to terminate the lease on February 28, 2010 provided that it gives nine months prior written notice.

We funded our acquisition of 602 Central Blvd. through a £5,500,000 ($10,945,000 assuming an exchange rate of $1.99/£1.00) financing arrangement with The Royal Bank of Scotland plc. The loan is for a term of seven years and bears interest at a variable rate of interest based on the three month LIBOR rate plus 0.67%, or 6.94% per annum as of December 31, 2007. In addition, we incurred financing costs of $99,000 associated with obtaining this loan.

Lakeside Office Center – Lewisville, Texas

On March 5, 2008, we acquired a fee interest in Lakeside Office Center located at 2850 Lake Vista Drive, Lewisville, Texas, from an unrelated third party. We acquired Lakeside Office Center for approximately $17,700,000, exclusive of customary closing costs, which was funded using net proceeds from our initial public offering. The Lakeside Office Center Lake consists of a 98,750 square foot, three-story office building and surface parking. The building is 96% leased to several tenants, one of which is Teachers Insurance and Annuity Association of America who occupies 67,516 square feet under a lease that expires in May, 2017.

Kings Mountain III - Charlotte, North Carolina

On March 14, 2008, we acquired a fee interest in a newly-completed warehouse distribution building, Kings Mountain III, which is in the process of being leased, totaling 541,910 rentable square feet located in the Charlotte, North Carolina market for $25,350,000, exclusive of customary closing costs, which was funded using a purchase deposit of $510,000 (as of December 31, 2007) and net proceeds from our initial public offering.

Thames Valley Five – Reading, United Kingdom

On March 20, 2008, we acquired a fee interest in Thames Valley Five located at 400 Thames Valley Park Drive, Reading, United Kingdom from an unrelated third-party. We acquired Thames Valley Five for approximately £13,795,000 ($27,664,000) exclusive of customary closing costs, and stamp duty fees, which was funded using net proceeds from our initial public offering. Thames Valley Five consists of a four story office building and surface parking lot completed in 1998. The office building is 100% leased to Regus (United Kingdom) under a lease that expires in November 2013.

Other Investments

Investment in CB Richard Ellis Strategic Partners Asia II-A, L.P.

We have agreed to a capital commitment of $20,000,000 in CB Richard Ellis Strategic Partners Asia II-A, L.P., or CBRE Asia Fund, which extends for 24 months after the close of the final capital commitment. On October 16, 2007, we funded $200,000 of our capital commitment. CBRE Investors, our sponsor, formed CBRE Asia Fund to purchase, reposition, develop, hold for investment and sell institutional quality real estate and related assets in targeted markets in Asia, including China, Japan, India, South Korea, Hong Kong, Singapore and other Asia Pacific markets. The initial closing of the CBRE Asia Fund was in July 2007 with additional commitments being accepted through January 2008. CBRE Asia Fund closed on January 31, 2008, with aggregate capital commitments of $394,200,000. CBRE Asia Fund has an eight year term, which may be extended for up to two one-year periods with the approval of two-thirds of the limited partners.

As of December 31, 2007, CBRE Asia Fund had aggregate investor commitments of approximately $344,000,000 from institutional investors including CBRE Investors. As of December 31, 2007, we owned an ownership interest of approximately 5.81% in CBRE Asia Fund. Our capital commitment is currently being pledged as collateral on unsecured borrowings of CBRE Asia Fund of which our pro-rata portion of such borrowings was $2,610,000, based on our 5.81% ownership interest in CBRE Asia Fund at December 31, 2007. In addition, if we had funded our entire capital commitment in CBRE Asia Fund as of December 31, 2007, our investment in CBRE Asia Fund would represent 4.40% of our total assets.

As of December 31, 2007, CBRE Asia Fund had acquired ownership interests in six properties, one in China and five in Japan. The first investment is a 25% equity interest in the joint venture that owns Tianjin Beiyang Plaza located in Tianjin, China. CBRE Asia Fund acquired the interest in November 2007 for approximately $20,500,000. Shanghai Forte owns a 75% equity interest in the venture and is one of the largest developers in China. The project is a 42 story, 1,400,000 square foot mixed-use redevelopment project in Tianjin, China consisting of a 590,000 square foot office tower that will include a five star Raffles hotel (with 150 rooms) and a 420,000 square foot Raffles managed serviced apartment tower over a 350,000 square foot retail podium. The project is expected to be completed during the first quarter of 2009. CBRE Asia Fund also acquired in November 2007 five properties in Japan consisting of one residential property and four commercial properties located in central Tokyo, Japan. Three of the commercial properties and the residential property were acquired as a portfolio for approximately $35,700,000 ($9,000,000 of cash and $26,700,000 of debt). The fourth commercial property is a boutique retail development project in the Ginza shopping district of central Tokyo, Japan. The total project cost is approximately $43,500,000 ($13.500,000 of cash and $30,000,000 of debt) and is expected to be completed during the first quarter of 2009.

During the first quarter of 2008, CBRE Asia Fund acquired a 52% interest in a Chinese company that owns Guangdong Development Bank Property located in Shanghai, China. The property is a 534,000 square foot, mixed use property that includes an office tower and an apartment tower over a retail podium. CBRE Asia Fund acquired this interest for approximately $34,000,000. CBRE Asia Fund also acquired a 25% interest in a joint venture that will develop a 1,600,000 square foot residential site in the Olympic Center area of Tianjin, China. The project plans include high-rise serviced apartment and condominium towers and low-rise duplex buildings and construction is anticipated to commence at the end of 2008. The joint venture partner and developer is Hong Kong Construction (Holdings) Limited, a public company listed on the Hong Kong stock exchange. CBRE Asia Fund acquired this interest for approximately $42,000,000.

CBRE Asia Fund is managed by CB Richard Ellis Investors SP Asia II-A, LLC, or the Fund Manager, an affiliate of CBRE Investors. The Fund Manager is entitled to a quarterly management fee at an annual rate equal to 1.25% of the aggregate capital commitments (or an annual rate of 1.5% of the aggregate capital commitments for limited partners (which includes us) with capital commitments of less than $50,000,000). The Fund Manager is also entitled to an acquisition fee equal to (i) for assets acquired for ground up, new development or asset repositioning involving refurbishment activity, 0.75% of CBRE Asia Fund’s pro rata share of the total acquisition cost of such investment, plus 0.375% of the amount of projected capital expenditures required for such development or refurbishment activity, or (ii) for all other assets, 0.75% of CBRE Asia Fund’s pro rata share of the total acquisition cost of such investment. Our share of investment management and acquisition fees paid to the Fund Manager was $59,000 and $52,000, respectively, for the year ended December 31, 2007.

We will pay our Investment Advisor investment management and acquisition fees with respect to our investment in CBRE Asia Fund. Such fees paid to our investment advisor will be reduced, but not below zero, by our proportionate share of the management and acquisition fees paid to the Fund Manager. As of December 31, 2007, we had paid no fees to our Investment Advisor relating to this investment.

CBRE Asia Fund is not obligated to redeem the interests of any of its investors, including us, prior to 2017. Except in certain limited circumstances such as transfers to affiliates or successor trustees or state agencies, we will not be permitted to sell our interest in CBRE Asia Fund without the prior written consent of the general partner, which the general partner may withhold in its sole discretion.

We believe that investing in CBRE Asia Fund will provide benefits to our investors because it will allow us to diversify our portfolio of properties at a faster rate than we could obtain by investing directly, which may reduce risks to investors in us. We do not expect that we will incur additional costs of any significance associated with investing in CBRE Asia Fund compared to acquiring interests in real estate directly. A majority of our trustees (including a majority of our independent trustees) not otherwise interested in this transaction approved the transaction as being fair, competitive and commercially reasonable.

Significant Tenants

We owned approximately 6,257,466 square feet of net rentable space as of March 31, 2008. The following table details the tenants with annual rents greater than 5% of total annual rents or who occupied more than 5% of the total rentable square feet as of March 31, 2008:

			Net Rentable Sq. Ft.		Annual Rents Statistic		Lease Expirations
Market	Property	Tenant	Sq.Ft.	% of Portfolio	Annual Rents	% of Portfolio
Charleston, SC	Jedburg Commerce Park	American LaFrance LLC	512,686	8.19%	$2,994,086	10.65%	07/2027
Reading, UK/Atlanta, GA	Thames Valley Five/Deerfield Commons I	Regus/HQ Global Workplace, Inc. (1)	85,789	1.37	2,947,592	10.48	12/15/2013 / 5/31/2010
San Diego, CA	REMEC Corporate Campus	REMEC	132,685	2.12	2,307,271	8.20	04/2017
Coventry, UK	602 Central Blvd.	Capital Business Services	49,985	0.80	1,534,755	5.46	02/2010
Taunton, MA	300 Constitution Drive	Chadwick’s of Boston	330,000	5.28	1,425,600	5.07	03/2013
Winston-Salem, NC	Union Cross Bldg. II	EGL Eagle Global Logistics LP	316,130	5.05	1,238,597	4.40	10/2009
Spartanburg, SC	Fairforest Bldg. 5	Echostar Satellite LLC	316,491	5.06	1,177,347	4.19	02/2013
Charleston, SC	North Rhett IV	Trans Hold Inc	316,040	5.05	1,174,065	4.18	01/2022
						—

			2,059,806	32.92%	$14,799,313	52.63%

(1)	HQ Global Workplace is owned by Regus.

Tenant Lease Expirations

The following table sets forth a schedule of expiring leases by square footage and by annualized rental revenue as of March 31, 2008:

Year	Number of Leases	Expiring Square Feet	% of Portfolio	Annual Rental	% of Portfolio
Vacant		955,317	15.27%	$—	—%
Month to Month	9	359,645	5.75	—	—
2008	5	216,147	3.45	743,218	2.64
2009	10	609,519	9.74	2,968,250	10.55
2010	21	511,605	8.17	4,431,198	15.76
2011	6	197,966	3.16	1,039,167	3.70
2012	7	208,400	3.33	993,239	3.53
2013	3	756,959	12.10	5,083,404	18.08
2014	2	102,372	1.63	470,117	1.67
2015	7	709,942	11.35	2,709,403	9.63
2016	2	198,414	3.17	1,009,019	3.59
2017	2	200,201	3.21	3,235,639	11.51
2019	1	301,400	4.82	822,587	2.93
2020	1	100,853	1.61	444,399	1.58
2022	1	316,040	5.05	1,174,065	4.18
2027	1	512,686	8.19	2,994,085	10.65

Total	78	6,257,466	100.00%	$28,117,790	100.00%

Insurance Coverage on Properties

We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate. Similarly, we are insured against the risk of direct physical damage in amounts we believe to be adequate to reimburse us on a replacement basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. The cost of such insurance is passed through to tenants whenever possible.

Depreciable Tax Basis and Real Estate Tax

The following table provides information regarding our tax basis and real estate taxes at each of our properties:

Location	Property	Original Income Tax Basis	2008 Real Estate Taxes
San Diego, CA	REMEC Corporate Campus	$26,667,000	$303,000
Taunton, MA	300 Constitution Drive	19,805,000	201,000
Alpharetta, GA	Deerfield Commons I	19,572,000	203,000
Alpharetta, GA	Deerfield Commons II	2,262,000	25,000
Richardson, TX	660 North Dorothy	6,836,000	137,000
Allen, TX	505 Century	6,095,000	105,000
Richardson, TX	631 International	5,407,000	101,000
Bolingbrook. IL	Bolingbrook Point III	18,168,000	90,000
Spartanburg, SC	Fairforest Bldg. 5	16,968,000	248,000
Spartanburg, SC	Fairforest Bldg. 6	7,468,000	95,000
Spartanburg, SC	Fairforest Bldg. 7	5,626,000	11,000
Spartanburg, SC	HJ Park Bldg. 1	4,216,000	63,000
Charleston, SC	North Rhett I	10,302,000	75,000
Charleston, SC	North Rhett II	7,073,000	55,000
Charleston, SC	North Rhett III	4,812,000	47,000
Charleston, SC	North Rhett IV	17,060,000	191,000
Charleston, SC	Jedburg Commerce Park	41,964,000	10,000
Charleston, SC	Mount Holly Building	6,208,000	49,000
Charleston, SC	Orangeburg Park Bldg.	5,474,000	86,000
Charlotte, NC	Kings Mountain I	5,497,000	30,000
Charlotte, NC	Kings Mountain II	11,311,000	54,000
Charlotte, NC	Kings Mountain III	25,654,000	93,000
Winston-Salem, NC	Union Cross Bldg. I	6,585,000	50,000
Winston-Salem, NC	Union Cross Bldg. II	17,216,000	130,000
Lewisville, TX	Lakeside Office Center	17,932,000	210,000
Spartanburg, SC	Fairforest Bldgs 1-4	20,947,000	371,000
Spartanburg, SC	Highway 290 Commerce Pk Bldgs	21,204,000	301,000
Spartanburg, SC	Orchard Business Park 1 & 2	2,271,000	57,000
Spartanburg, SC	Greenville/Spartanburg Ind. Pk	3,581,000	58,000
Spartanburg, SC	Community Cash Complex 1-5	8,648,000	117,000
Spartanburg, SC	Cherokee Corporate Park	3,928,000	44,000
Coventry, UK	602 Central Blvd.	23,841,000	N/A
Reading, UK	Thames Valley Five	29,337,000	N/A

Total		$429,935,000	$3,610,000

Regulations

Our properties, as well as any other properties that we may acquire in the future, are subject to various U.S. federal, state and local laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our properties.

THE INVESTMENT ADVISOR

Our investment advisor is CBRE Advisors LLC, an affiliate of CBRE Investors. The Investment Advisor has contractual responsibilities to and is a fiduciary of ours and our shareholders pursuant to the advisory agreement. Some of our officers and trustees are also officers and/or directors of the Investment Advisor. See “Certain Relationships and Related Party Transactions.”

The directors and executive officers of the Investment Advisor are as follows:

Name	Age	Position
Robert H. Zerbst	61	Managing Director
Jack A. Cuneo	60	President and Chief Executive Officer
Laurie E. Romanak	48	Managing Director
Scott M. Stuckman	52	Managing Director/Acquisitions
Douglas J. Herzbrun	52	Managing Director/Global Head of Research
Philip L. Kianka	51	Director of Operations
Christopher B. Allen	40	Director of Finance
Nickolai S. Dolya	30	Director of Capital Markets
Charles W. Hessel	37	Director of Investments
Hugh S. O’Beirne	36	Counsel
Brian D. Welcker	58	Director of Asset Management
G. Eric Fraser	56	Director of Accounting

For a description of Messrs. Zerbst and Cuneo and Ms. Romanak, see “Management of the Company.”

Scott M. Stuckman.    Mr. Stuckman has been a Managing Director of the Investment Advisor since March 2004. Mr. Stuckman joined CBRE Investors in 2002 to oversee the Managed Accounts Group as Senior Managing Director. Mr. Stuckman coordinates the portfolio management and acquisition efforts for the $9.8 billion of real estate assets in the firm’s core, value-add and opportunistic investment strategies. Since joining CB Richard Ellis Investors as Head of the Managed Accounts Group in 2002 the Managed Accounts Group Team has executed over $9 billion of new acquisitions through direct acquisitions and joint ventures. The current assets under management in the US Managed Accounts Group have grown from $2.7 billion to $9.8 billion. Prior to joining CBRE Investors, Mr. Stuckman was Vice President of Acquisitions with Rosenburg Real Estate Equity Funds (RREEF) from 1994 to 2002, where he completed over $2.3 billion of investments. Mr. Stuckman served as lead acquisition officer for several multi-property portfolios, including the Pacific Gulf Properties REIT Portfolio, which totaled $895,000,000 and was comprised of 76 separate business park properties. Previously, Mr. Stuckman was Senior Vice President of Acquisitions and Director of the Industrial Group at JMB Realty, where he had direct involvement in the acquisitions, disposition, and marketing of JMB’s industrial properties. Mr. Stuckman began his career at Coldwell Banker Commercial, where he became the firm’s youngest Associate Vice President ever titled. Mr. Stuckman earned his B.S. in Business and Public Administration from the University of Southern California, and has been an active member of the Society of Industrial and Office Realtors (SIOR), the Urban Land Institute (ULI), the National Association of Industrial and Office Parks (NAIOP), and Real Estate Investment Advisory Council (REIAC).

Douglas J. Herzbrun.    Mr. Herzbrun has been a Managing Director of the Investment Advisor since April 2006. Mr. Herzbrun joined CBRE Investors in 1984 and is currently Senior Managing Director and Global Head of Research and directs strategic analysis of the U.S. real estate and capital markets. Mr. Herzbrun also oversees CBRE Investors’ analysis of the property markets in Europe and Asia. Prior to joining CBRE Investors, Mr. Herzbrun was from 1980 to 1984 responsible for the preparation and management of market studies for office, high technology and mixed-use developments for Coldwell Banker Real Estate Consultation Services. Mr. Herzbrun has over 28 years of experience in real estate. Mr. Herzbrun received a B.A. from the University of California at Berkeley and a Master of City and Regional Planning from Harvard University. Mr. Herzbrun is a member of the Research Committee of the Pension Real Estate Association (PREA), the Education Committee of

the National Council of Real Estate Investment Fiduciaries (NCREIF) and the Urban Land Institute (ULI). Mr. Herzbrun is a founding member of the Capital Markets Forum of the National Association of Industrial and Office Properties (NAIOP), where he also directs the organization’s Vital Signs program.

Philip L. Kianka.    Mr. Kianka has been the Director of Operations of the Investment Advisor since April 2006. Mr. Kianka has over 23 years of experience in acquisitions, asset and portfolio management, development and dispositions of real estate. Prior to joining the Investment Advisor, Mr. Kianka was a Vice President and senior asset manager for Lexington Corporate Properties Trust from 1997 to 2005. Mr. Kianka also spent 13 years as Vice President at Merrill Lynch Hubbard, a real estate investment subsidiary of Merrill Lynch, which acquired, operated and sold over 100 properties valued at $1.8 billion on behalf of over 240,000 investors. Mr. Kianka received a B.A. and a MARCH from Clemson University and is a licensed architect and member of the American Institute of Architects.

Christopher B. Allen.    Mr. Allen has been the Director of Finance of the Investment Advisor since February 2008. Mr. Allen is responsible for our capital planning and corporate finance activities. Prior to joining the Investment Advisor, Mr. Allen was a Director in the real estate investment banking group at Banc of America Securities, LLC, from 2004 to 2007. Mr. Allen also spent five years in the real estate investment banking group at Merrill Lynch. Mr. Allen received a B.S. in Electrical Engineering and a B.A. in Economics from Rice University and an M.B.A. in Finance and Accounting from the J.L. Kellogg Graduate School of Management at Northwestern University.

Nickolai S. Dolya.    Mr. Dolya has been the Director of Capital Markets of the Investment Advisor since April 2007. Mr. Dolya is responsible for our capital raising activities, including directing relationship with the dealer manager, CNL Securities Corp., participating brokers, transfer agent and marketing agent. Prior to joining the Investment Advisor, Mr. Dolya was a Senior Vice President of operations for CNL Capital Markets Company, from 1998 to 2007. Mr. Dolya earned his Bachelor of Business Administration from Viterbo College, La Crosse, Wisconsin and a Master of Business Administration from Crummer Graduate School of Business, Orlando, Florida.

Charles W. Hessel.    Mr. Hessel has been Director of Investments of the Investment Advisor since May 2007. Mr. Hessel is responsible for coordinating acquisition activity with CBRE Investors’ acquisition personnel. Mr. Hessel has 14 years of experience in the brokerage, acquisition, asset management and financing of real estate. Prior to joining the Investment Advisor, Mr. Hessel was a Managing Director at HIGroup, LLC, a real estate investment banking and brokerage firm, from 2004 to 2006. Mr. Hessel also spent six years in Merrill Lynch’s real estate investment banking group, where he was Vice President responsible for asset sales and private equity transactions, and advised clients on over $3 billion of real estate property sales and over $650,000,000 of real estate joint ventures. Earlier, Mr. Hessel spent four years at JLW Realty Advisors (now ING Clarion), where he was involved in over $1.4 billion of real estate acquisitions. Mr. Hessel received a B.A. from Williams College.

Hugh S. O’Beirne.    Mr. O’Beirne is Counsel for the Investment Advisor. Prior to joining the Investment Advisor in December of 2007, Mr. O’Beirne was a senior associate and co-founder of the REIT practice of the Atlanta, GA based law firm of Alston & Bird LLP. Mr. O’Beirne joined Alston & Bird in 2005 where he focused his practice almost exclusively on advising non-listed REIT clients. From 2000 to 2005, Mr. O’Beirne was an associate in the Corporate & Securities practice of the New York, NY office of Sidley Austin LLP. Mr. O’Beirne received a J.D. from Vanderbilt University School of Law in 2000, a M.A. from Boston College in 1997, and a B.A. from Merrimack College in 1993.

Brian D. Welcker.    Mr. Welcker has been the Director of Asset Management of the Investment Advisor since August 2007. Mr. Welcker is responsible for management, leasing and financial reporting activities at the property level for United States investments. Mr. Welcker has over 20 years of experience in asset management, facility management and construction management in real estate. Prior to joining the Investment Advisor, Mr. Welcker was Vice President of Asset Services for Alliance Realty Services responsible for all property management operations for a large portfolio of office, retail and mixed-use assets. Mr. Welcker also served as a Regional Property Manager for Brandywine Realty Trust overseeing a portfolio of 93 properties with a portfolio value of over $500,000,000. Mr. Welcker received a B.S. degree in engineering from the United States Merchant Marine Academy, a Master of Business Administration from Fordham University and is an IREM Certified Property Manager.

Eric Fraser.    Mr. Fraser has been the Director of Accounting of the Investment Advisor since January 2007. Mr. Fraser joined CBRE Investors in February 2005 as Controller of the Fund Accounting Group which is responsible for all client accounting and reporting. Mr. Fraser has been actively involved with our company since April, 2005. Prior to joining CBRE Investors, Mr. Fraser was the Controller for Commonwealth Partners, LLC from 1998 through 2004. Mr. Fraser also spent 23 years with the Prudential Realty Group (The Prudential) in numerous accounting and systems capacities in Newark, New Jersey, Philadelphia, Pennsylvania and Los Angeles, California where he was Controller for Prudential’s west coast real estate investments. Mr. Fraser received a B.S. in Accounting from Fairleigh Dickinson University.

The Advisory Agreement

We entered into an advisory agreement with the Investment Advisor in July 2004, which was amended and restated in October 2006. Pursuant to this agreement, which was unanimously approved by our board of trustees, including our independent trustees, we appointed the Investment Advisor to manage, operate, direct and supervise our operations. The Investment Advisor performs its duties as a fiduciary of us and our shareholders. Many of the services to be performed by the Investment Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that the Investment Advisor performs for us as the Investment Advisor, and it is not intended to include all of the services that may be provided to us by the Investment Advisor or by third parties. The Investment Advisor may subcontract with third parties for the performance of certain duties on our behalf. The Investment Advisor will only subcontract with third parties that are believed to have the requisite experience to perform their duties. The Investment Advisor will supervise the activities of any such third parties consistent with its fiduciary duty to us. Under the terms of the advisory agreement, the Investment Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of trustees. In its performance of this undertaking, the Investment Advisor shall, subject to the authority of the board:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

•	acquire assets on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties; and

•	enter into leases and service contracts for the properties acquired.

The initial term of the advisory agreement was for one year and the term may be renewed at the end of each year of the agreement for an additional one-year period. Prior to any such renewal, our trustees will evaluate the performance of the Investment Advisor and the criteria used in such evaluation will be reflected in the minutes of such meeting. In October 2007, the advisory agreement was renewed by our trustees (including our independent trustees) for one-year. Additionally, the advisory agreement may be terminated:

•

immediately by us (i) in the event the Investment Advisor commits fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Investment Advisor, (ii) upon the bankruptcy of the Investment Advisor or (iii) upon material breach of the

Advisory Agreement by the Investment Advisor, which remains uncured after 30 days’ written notice;

•	without cause or penalty by a majority of our independent trustees or by the Investment Advisor upon 60 days’ written notice; or

•	immediately by the Investment Advisor upon our bankruptcy or any material breach of the Advisory Agreement by us, which remains uncured after 10 days’ written notice.

Affiliates of the Investment Advisor may engage in other business ventures and, as a result, their resources may not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the Investment Advisor must devote sufficient resources to the administration of our company to discharge its obligations. The Investment Advisor does not currently intend to advise REITs other than us. The Investment Advisor may assign the advisory agreement to an affiliate upon approval of a majority of the trustees, including the independent trustees. Until our shares are listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, the trustees shall determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for us and (ii) justify the compensation provided for in its contract with us. We may assign or transfer the advisory agreement to a successor entity of ours.

The Investment Advisor may not complete an acquisition or disposition of property or financing of such acquisition on our behalf without the prior approval of a majority of our board of trustees. The Investment Advisor also utilizes the resources and professionals of CBRE Investors and consults with its investment committee when evaluating potential investments. However, the actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of the Investment Advisor, subject at all times to such board approval.

We reimburse the Investment Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•

organization and offering expenses estimated to be 1.4% (up to 0.5% may be paid to the Dealer Manager) of our aggregate gross offering proceeds, which include actual legal, accounting, printing and other expenses attributable to conducting this offering or other offerings, any organizational documents, qualification of the shares for sale in the states and filing fees incurred by the Investment Advisor and the Dealer Manager, as well as reimbursements for marketing, direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs;

•	the annual cost of goods and materials used by us, including brokerage fees paid in connection with the purchase and sale of securities;

•	administrative services including personnel costs;

•	acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties;

•	disposition expenses;

•	financing expenses; and

•

operating expenses, subject to certain limitations set forth in the advisory agreement, which includes all expenses paid or incurred by the Investment Advisor or its affiliates as determined by generally accepted accounting principles, such as real estate operating costs, net of reimbursements, management and leasing fees, general and administrative expenses, and legal and accounting expenses.

The Investment Advisor and its affiliates are paid fees in connection with services provided to us. In the event the advisory agreement is terminated, the Investment Advisor will be paid all accrued and unpaid fees and expense reimbursements. In addition, an affiliate of the Investment Advisor has received one class B limited partnership interest in CBRE OP (representing 100% of the class B interest outstanding) in exchange for the services provided to us relating to our formation and future services. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment by an Affiliate of the Investment Advisor.” The class B limited partnership interest is subject to redemption by CBRE OP in the event of termination of the advisory agreement. See “The Operating Partnership Agreement—Redemption.”

A majority of the independent trustees, and a majority of trustees not otherwise interested in the transaction, must approve all transactions with the Investment Advisor or any of its affiliates. See “Certain Relationships and Related Party Transactions.” Until our shares are listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, our independent trustees must determine from time to time, but at least annually, that our fees and expenses are reasonable in light of our performance, our net assets and net income and the fees and expenses of other comparable unaffiliated REITs. During this period, our independent trustees are also responsible for reviewing the performance of the Investment Advisor and determining that the compensation to be paid to the Investment Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, our independent trustees consider factors such as:

•	the amount of the fee paid to the Investment Advisor in relation to the size, composition and performance of our investments;

•	the success of the Investment Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs and other investors by advisors performing similar services;

•	additional revenues realized by the Investment Advisor and any of its Affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Investment Advisor and the performance of our investment portfolio;

•	the performance of our investments, including income generation, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio relative to the investments generated by the Investment Advisor for its other clients.

Until our shares are listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, neither our trustees, the Investment Advisor nor their affiliates may vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (1) the removal of the Investment Advisor, any trustee or any affiliate, or (2) any transaction between us and the Investment Advisor, any trustee or any affiliate.

The Sub-advisory Agreement

The Investment Advisor has entered into a sub-advisory agreement with CNL Fund Management Company, or the Sub-Advisor. The Sub-Advisor is an affiliate of the Dealer Manager, each of which is a wholly-owned subsidiary of CNL Capital Markets Corp. Pursuant to this agreement, the Sub-Advisor acts only as an advisor to the Investment Advisor, upon request, and provides advisory services relating to real estate acquisitions, property management and communications with existing investors and, in addition, provides marketing and other operational services. The term of this agreement will continue so long as the Investment Advisor remains our advisor pursuant to the advisory agreement and it may automatically be extended concurrently with the advisory agreement. The sub-advisory agreement may be terminated by (i) the Investment Advisor for “cause” on 60 days’ written notice, (ii) by the Investment Advisor in the event that the Dealer Manager fails to meet specified performance standards as set forth in the managing dealer agreement or (iii) the Sub-Advisor for a material breach of the agreement which remains uncured after 15 days’ written notice or the bankruptcy of the Investment Advisor. The Investment Advisor compensates the Sub-Advisor in connection with services provided to the Investment Advisor through certain acquisition and investment management fees, which are in an aggregate amount of approximately 14% to 19% of such fees the Investment Advisor receives from us, plus reimbursable expenses incurred by the Sub-Advisor which are submitted through the Investment Advisor for reimbursement. In the event the sub-advisory agreement is terminated, the Sub-Advisor will be paid all accrued and unpaid fees and expense reimbursements. The Investment Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the advisory agreement.

COMPENSATION TO INVESTMENT ADVISOR AND DEALER MANAGER; EQUITY INVESTMENT BY AN AFFILIATE OF THE INVESTMENT ADVISOR

The Investment Advisor and its affiliates perform services relating to this offering and the investment and management of our assets. In addition, the Dealer Manager performs services in connection with the offer and sale of shares. Although we do not rely exclusively on, or have a have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services from it or an affiliated entity. The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market. The following table describes the compensation and equity participation that we contemplate paying to the Investment Advisor, its affiliates and the Dealer Manager. The estimated maximum amount of fees to be paid is based on the sale of $1,800,000,000 in common shares pursuant to the primary offering and $200,000,000 in common shares pursuant to our dividend reinvestment plan.

Type	Description and Method of Computation	Estimated Maximum
	Organizational and Offering Stage

Selling Commissions – the Dealer Manager(1)	Up to 7.0% of gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$126,000,000

Dealer Manager Fee – the Dealer Manager(1)	Up to 1.5% of the gross proceeds from the sale of shares in the primary offering (a portion may be reallowed to participating broker-dealers).	$27,000,000

Marketing Support Fee – the Dealer Manager(1)	Up to 1.0% of the gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$18,000,000

Organizational and Offering Expense Reimbursement – the Investment Advisor and the Dealer Manager(2)	All offering and organizational expenses (excluding selling commissions, the dealer manager fee and the marketing support fee) incurred by the Investment Advisor and the Dealer Manager on our behalf, estimated to be 1.4% of aggregate gross proceeds (all or a portion received by the Dealer Manager may be reallowed to participating broker-dealers) in the event we raise the maximum offering amount, but in no event shall this expense reimbursement exceed 2.0% of aggregate gross proceeds.	$28,000,000

	Acquisition Stage

Acquisition Fee – the Investment Advisor and its Affiliates and affiliates of the Dealer Manager(3)	Up to 1.0% of (i) the purchase price of real estate investments acquired by us, including any debt attributable to such	$20,000,000

Type	Description and Method of Computation	Estimated Maximum

investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. We may pay acquisition fees to affiliates of the Investment Advisor for a particular property acquisition in the form of brokerage fees and mortgage loan origination fees (in the event debt is placed on a property). In the event that we pay these types of acquisition fees to affiliates of the Investment Advisor, such fees will be in addition to the 1.0% paid to the Investment Advisor and the Investment Advisor will not receive any portion of such fees. As of the date of this prospectus, we have paid mortgage loan origination fees in the aggregate of $311,000 to CBRE Melody & Company in connection with the acquisition of certain properties we currently own. We estimate that our acquisition expenses will average 0.5% of the contract purchase price of a property acquisition. In no event will total acquisition fees and acquisition expenses exceed 6% of the purchase price of our real estate investments as required by the NASAA Guidelines. In connection with the services provided to the Investment Advisor by CNL Fund Management Company, the Sub-Advisor and an affiliate of the Dealer Manager, pursuant to a sub-advisory agreement, the Investment Advisor pays the Sub-Advisor an amount equal to approximately 19% of the acquisition fees it receives from us.

Operational Stage

Investment Management Fee – the Investment Advisor and affiliates of the Dealer Manager

The investment management fee consists of (i) a monthly fee equal to one twelfth of 0.6% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments within our portfolio and (ii) a monthly fee equal to 7.0% of the aggregate monthly net operating income derived from all real estate investments within our

Not Determinable at this time.

Type	Description and Method of Computation	Estimated Maximum

portfolio. All or any portion of the investment management fee not taken as to any fiscal year may be deferred or waived without interest at the option of the Investment Advisor. In connection with the services provided to the Investment Advisor by the Sub-Advisor pursuant to a sub-advisory agreement, the Investment Advisor pays the Sub-Advisor an amount equal to approximately 14% of the investment management it receives from us.

Property Management, Leasing and Construction Supervision Fees – The Investment Advisor or its affiliates, including CB Richard Ellis Inc.

Based upon the customary property management, leasing and construction supervision fees applicable to the geographic location and type of property. Such fees for each service provided are expected to range from 2.0% to 5.0% of gross revenues received from a property we own. As of the date of this prospectus, we have paid property management fees in the amount of $208,000 to CB Richard Ellis Inc. in connection with certain properties we own.

Not Determinable at this time.

Class B Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC

Distributions made by CBRE OP in an amount equal to 15% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (i) the costs of such disposition, (ii) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (iii) an amount equal to a 7% annual, uncompounded return on such invested capital. The Class B Profits Interest is held by an affiliate of the Investment Advisor.

Not Determinable at this time.

Expense Reimbursement – the Investment Advisor

Reimbursement of actual expenses incurred in connection with our administration on an ongoing basis. Our operating expenses will not exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income.

Not Determinable at this time.

Type	Description and Method of Computation	Estimated Maximum

Liquidation/Listing Stage

Real Estate Commissions – the Investment Advisor or its affiliates(4)

In connection with the sale of properties (which shall include the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), an amount payable to the Investment Advisor or its affiliates not to exceed 50% of the brokerage commission paid; provided that 50% of such commission may not exceed 3% of the contract price of each property sold and may not exceed the lesser of a competitive total real estate commission or 6% of the contract price of the property sold.

Not Determinable at this time.

Class B Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC	As described under “Operational Stage” above.	Not Determinable at this time.

(1)

The selling commissions, dealer manager fee and marketing support fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies. These commissions and fees are not paid for shares issued pursuant to our dividend reinvestment plan.

(2)

We reimburse the Investment Advisor and the Dealer Manager for organization and offering expenses incurred by the Investment Advisor and the Dealer Manager on our behalf. Organization and offering expenses consist of, among other things, actual legal, accounting, printing and other expenses attributable to conducting this offering, any organizational documents, qualification of the shares for sale in the states and filing fees incurred by the Investment Advisor and the Dealer Manager, as well as reimbursements for marketing, direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, including costs associated with broker-dealer meetings. We are responsible for the payment of all organization and offering expenses estimated to be 1.4% of aggregate gross proceeds. The Dealer Manager may reallow reimbursements it receives to other participating broker-dealers.

(3)

For purposes of the “estimated maximum” of acquisition fees to be paid to the Investment Advisor, we have assumed that there is zero leverage in the portfolio and the proceeds from this offering are fully invested. In the event we incur debt in order to acquire real properties, the acquisition fees could exceed the amount stated above. The payment of acquisition fees is deferred, if necessary, so that the total of all acquisition fees and acquisition expenses paid by us (including acquisition expenses paid on properties that are not acquired) do not exceed 6% of the aggregate contract price of all properties acquired by us.

(4)

Although we are most likely to pay real estate commissions to the Investment Advisor or one of its affiliates in our Liquidation/Listing Stage, these fees may also be earned during our Operational Stage.

For a discussion of the offering costs that we have incurred in connection with this offering, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Treatment of Management Compensation, Expense Reimbursements.”

The Investment Advisor earned acquisition fees of $2,620,000 for the year ended December 31, 2007. There were no acquisition fees paid in 2006 and 2005. In connection with services provided to the Investment Advisor, the Sub-Advisor, pursuant to a sub-advisory agreement, was paid $490,000 by the Investment Advisor for the year ended December 31, 2007. In addition, the Investment Advisor earned investment management fees of $1,547,000, $739,000 and $603,000 for the years ended December 31, 2007, 2006 and 2005, respectively. The Investment Advisor waived investment management fees of $432,000 for the year ended December 31, 2007.

There were no investment management fees waived in 2006 and 2005. In connection with services provided to the Investment Advisor, the Sub-Advisor, pursuant to a sub-advisory agreement, was paid $214,000 and $25,000 by the Investment Advisor for the years ended December 31, 2007 and 2006, respectively.

CB Richard Ellis Group, Inc., an affiliate of the Investment Advisor, received property management fees of approximately $160,000, $41,000 and $7,000 for the years ended December 31, 2007, 2006 and 2005, respectively. CBRE Melody, an affiliate of the Investment Advisor, received mortgage banking fees of approximately $36,000, $0 and $163,000 for the years ended December 31, 2007, 2006 and 2005, respectively. No leasing and brokerage fees were paid to affiliates of the Investment Advisor for the years ended December 31, 2007, 2006 and 2005. In addition, CB Richard Ellis, UK, an affiliate of the Investment Advisor, received a payment for certain acquisition expenses in conjunction with the April 27, 2007 acquisition of 602 Central Blvd. totaling £9,000 ($18,000) for the year ended December 31, 2007.

Fund Investors, LLC, an affiliate of the Dealer Manager, purchased 80,645 of our common shares for $9.20 per share pursuant to this offering. CBRE Investors purchased 269,428 of our common shares for $8.10 per share in an initial private placement of our common shares. CBRE REIT Holdings LLC, an affiliate of the Investment Advisor, also purchased 29,937 limited partnership units in CBRE OP at $8.10 per unit. In exchange for the services provided to us relating to our formation and future services, CBRE REIT Holdings LLC also owns one class B limited partnership interest in CBRE OP. A description of the distributions relating to the class B limited partnership interest (representing 100% of the class B interest outstanding) is set forth in the table above. For purposes of the class B limited partnership interest, a listing is deemed a disposition of all properties. The class B limited partnership interest is subject to redemption by CBRE OP in the event of termination of the advisory agreement. See “The Operating Partnership Agreement—Redemption.” Prior to the commencement of this offering, CBRE REIT Holdings LLC contributed the class C limited partnership interest it held in CBRE OP to CBRE OP in exchange for 216,424 limited partnership units (with an aggregate value of approximately $1,928,000). The number of units received in exchange for the class C limited partnership interest was based on an independent valuation approved by our board of trustees, including our independent trustees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with the Investment Advisor and its affiliates, including conflicts related to the arrangements pursuant to which the Investment Advisor and its affiliates will be compensated by us. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment by an Affiliate of the Investment Advisor.”

The trustees have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a statutory obligation to act in the best interest of our shareholders. See “Management of the Company—Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents.” These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs or Accounts

The Investment Advisor and its affiliates may in the future become sponsors of or affiliated with other real estate accounts or programs having investment objectives and legal and financial obligations similar to ours. The Investment Advisor has informed us that it does not currently manage any real estate programs other than CBRE REIT. However, CBRE Investors does currently manage programs with similar investment objectives to CBRE REIT. See “Prior Performance Summary” and Appendix A “Prior Performance Tables.” In the event of conflict with any other program or account, the Investment Advisor will use the procedures described under “Conflict Resolution Procedures” below.

The Investment Advisor or one of its affiliates may acquire, for its own account or for other accounts or programs, properties that it deems not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons.

Other Activities of the Investment Advisor and its Affiliates

We rely on the Investment Advisor for the day-to-day operation of our business in accordance with the advisory agreement. Our advisory agreement was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party. Certain fees payable to the Investment Advisor are not tied to the performance of our portfolio. If it acquires interests in other real estate programs or accounts in the future, the Investment Advisor and its affiliates will have conflicts of interest in allocating their time between us and such other programs and activities in which they are involved. See “Risk Factors—Conflicts of Interest Risks.” However, the Investment Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the affiliates and ventures in which they are involved.

In addition, Robert H. Zerbst, our Chairman, and Laurie E. Romanak, our Senior Vice President, Chief Financial Officer and Secretary, serve as Managing Directors of the Investment Advisor and also serve as Chairman and Executive Managing Director, respectively, of CBRE Investors, our sponsor. These individuals also are members of the investment committee of CBRE Asia Fund, an entity in which we are a limited partner. Jack A. Cuneo, our President and Chief Executive Officer and one of our trustees, serves as the President and Chief Executive Officer of the Investment Advisor and also serves as a Managing Director of CBRE Investors. Our President and Chief Executive Officer and our Chief Financial Officer directly hold an aggregate 12.9% economic interest in the Investment Advisor. Given these positions and ownership interest, these individuals owe fiduciary duties to these entities and their shareholders. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to us and our shareholders. See “Risk Factors—Conflicts of Interest Risks.”

We may purchase or lease a property from the Investment Advisor, or its affiliates upon a finding by a majority of our board of trustees, including a majority of any independent trustees not otherwise interested in the transaction, that such transaction is competitive and commercially reasonable to us and is at a price no greater than the cost of the property to the Investment Advisor or its affiliates, unless there is substantial justification for any amount that exceeds such costs and such excess is determined to be reasonable. In no event will we acquire such property at an amount in excess of its current appraised value. In all situations where assets are being acquired from the Investment Advisor, our trustees or any of their affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent trustees. In no event may we make loans to the Investment Advisor or any of its affiliates or enter into agreements with the Investment Advisor or its affiliates for the provision of insurance covering us or any of our properties.

Private Placements

From July 2004 to October 2004, we raised aggregate net proceeds (after commissions and expenses) of approximately $55,500,000 in private placements of our common shares. After accounting for volume discounts offered to investors, we paid approximately $569,000 to the Investment Advisor for advisory and management services provided in connection with the private placements and approximately $407,000 for the reimbursement of offering expenses paid by the Investment Advisor on our behalf.

Ownership by the Investment Advisor and its Affiliates

As of December 31, 2007, CBRE REIT Holdings LLC, an affiliate of the Investment Advisor, owns 246,361 limited partnership units, representing 1.23% of the outstanding limited partnership units in CBRE OP. CBRE REIT Holdings LLC also owns all of the class B limited partnership interest in CBRE OP. See “The Operating Partnership Agreement—General.” CBRE REIT Holdings LLC was formed solely to hold these ownership interests in CBRE OP and is controlled by CBRE Investors, which is an indirect wholly-owned subsidiary of CB Richard Ellis. CBRE REIT Holdings LLC purchased the limited partnership units for an aggregate amount of $242,500, or $8.10 per unit in July 2004. The class B limited partnership interest was issued to CBRE REIT Holdings LLC as part of the consideration for the Investment Advisor entering into the advisory agreement with us and for services provided to us in connection with our formation and ongoing advisory services, such as selecting the placement agent relating to our initial private placement, sourcing members to serve on our executive management team and seeking initial investments for our portfolio. The issuance of this interest was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party. CBRE Investors, an affiliate of the Investment Advisor, also purchased 269,428 of our common shares for $2,182,500, or $8.10 per share, in an initial private placement of our common shares prior to this offering. The Chairman of our board of trustees has purchased, directly and indirectly, 14,760 of our common shares from CBRE Investors for the aggregate amount of approximately $119,562, or $8.10 per share, which was the same per share price at which CBRE Investors purchased those shares.

In July 2004, CBRE REIT Holdings LLC received a class C limited partnership interest in CBRE OP in exchange for the services provided to us relating to our formation and future services. Prior to the commencement of this offering, CBRE REIT Holdings LLC contributed the class C limited partnership interest it held in CBRE OP to CBRE OP in exchange for 216,424 limited partnership units (with an aggregate value of approximately $1,928,000). The number of units received in exchange for the class C limited partnership interest was based on an independent valuation approved by our board of trustees, including our independent trustees.

Ownership by Affiliates of the Dealer Manager and the Sub-Advisor

Fund Investors, LLC, an affiliate of the Dealer Manager, purchased 80,645 of our common shares for $9.20 per share, or $741,934. Additionally, CNL Fund Management Company, an affiliate of the Dealer Manager, serves as the Sub-Advisor to the Investment Advisor. Fund Investors, LLC and CNL Fund Management Company own an aggregate 23% distribution interest in the net proceeds upon a sale of the Investment Advisor and an aggregate 24.9% voting and distribution interest (excluding distributions that CBRE Investors is entitled to with respect to 29,937 class A units) in CBRE REIT Holdings LLC. CNL Fund

Management Company and Fund Investors, LLC received their interests in the Investment Advisor and in CBRE REIT Holdings LLC in return for capital contributions made to each respective entity. CNL Fund Management Company and the Dealer Manager are wholly-owned subsidiaries of CNL Capital Markets Corp.

Competition

Asset Acquisitions.    Conflicts of interest may arise when a potential asset acquisition that meets our investment objectives is also suitable for other accounts or programs managed by affiliates of the Investment Advisor. In such event, the Investment Advisor will use the procedures described under “Conflict Resolution Procedures” below.

Property Operations.    Conflicts of interest may exist to the extent that we own properties in the same geographic areas where other affiliates of the Investment Advisor own properties. In such a case, a conflict could arise in the leasing of properties if we and one of such affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties if we and one of such affiliates were to attempt to sell similar properties at the same time. See “Risk Factors—Conflicts of Interest Risks.”

Affiliated Service Providers

Conflicts of interest may also exist at such time as the Investment Advisor, its affiliates or others managing property on our behalf seek to employ developers, contractors, building managers or other service providers. Although we do not rely exclusively on, nor have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services, such as leasing, property management and brokerage, from it or an affiliated entity. CB Richard Ellis, directly or indirectly, has the capability to provide services relating to acquisitions, dispositions, leasing, property management, construction supervision and mortgage banking. We have engaged affiliates of CB Richard Ellis to provide certain property management services and mortgage banking services in connection with certain properties we own. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment By An Affiliate of the Investment Advisor.” The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market. In the event the Investment Advisor does engage CB Richard Ellis to provide services of the type described above, such services will be provided at market rates. The Investment Advisor seeks to reduce conflicts relating to the employment of affiliated service providers by following the procedures described under “Conflict Resolution Procedures” below.

Lack of Separate Representation

Clifford Chance US LLP is counsel to us, the Investment Advisor and its affiliates in connection with this offering and may in the future act as counsel to us, the Investment Advisor and its various affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us and the Investment Advisor or any of its affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of the Investment Advisor

We may enter into one or more joint venture or similar arrangement with other existing or future affiliates of the Investment Advisor, including other programs sponsored by CBRE Investors, for the acquisition, development or improvement of properties. See “Investment Objectives and Criteria—Joint Venture Investments.” The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Investment Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since the Investment Advisor and its affiliates will manage both the affiliated co-venturer and us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. See “Risk Factors—Conflicts of Interest Risks.”

We may only enter into joint ventures with other affiliates for the acquisition of properties if:

•	a majority of our trustees, including a majority of any independent trustees, approve the transaction as being fair and reasonable to us;

•	the investment by us and such affiliate are on substantially the same terms and conditions; and

•	we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

We have agreed to a capital commitment of $20,000,000 in CB Richard Ellis Strategic Partners Asia II-A, L.P., or CBRE Asia Fund, which was formed by CBRE Investors, our sponsor, to purchase, reposition, develop, hold for investment and sell institutional quality real estate and related assets in targeted markets in Asia, including China, Japan, India, South Korea, Hong Kong, Singapore and other Asia Pacific markets. CBRE Asia Fund closed on January 31, 2008, with aggregate capital commitments of $394,200,000. As of March 31, 2008, CBRE Asia Fund owned interests in eight properties located in China and Japan. See “Real Estate Investments—Other Investments.”

Receipt of Fees and Other Compensation and Equity in Us by the Investment Advisor and its Affiliates

The Investment Advisor and its affiliates perform services relating to this offering and the investment and management of our assets. In addition, the Dealer Manager performs services in connection with the offer and sale of shares. Although we do not rely exclusively on, or have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services from it or an affiliated entity. For a description of the compensation that may be paid to these entities, see “Compensation to Investment Advisor and Dealer Manager; Equity Investment by an Affiliate of the Investment Advisor.”

A transaction involving the borrowing of debt and the purchase and sale of properties may result in the receipt of loan fees, commissions, fees and other compensation by, or special allocations of income to, the Investment Advisor and its affiliates, including acquisition fees, investment management fees, real estate brokerage commissions, and participation in non-liquidating net sale proceeds. Subject to oversight by our board of trustees, the Investment Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Investment Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees will generally be payable, or allocations of income made, to the Investment Advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment by an Affiliate of the Investment Advisor.”

Every transaction we enter into with the Investment Advisor or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate.

An affiliate of the Investment Advisor owns the class B limited partnership interest in CBRE OP. Certain executive officers and directors of the Investment Advisor hold ownership interests in such affiliate. In evaluating investments and other management strategies, this may lead the Investment Advisor to place emphasis on the maximization of revenues at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio. In addition, the holder of the class B limited partnership interest may suffer different and more adverse tax consequences than holders of our common shares upon the sale or refinancing of the properties owned by CBRE OP, and therefore such holder may have different objectives regarding the appropriate pricing, timing and other material terms of any sale or refinancing of certain properties.

Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our board of trustees has established a Conflicts Committee to review and approve all matters our board believes may involve a conflict of interest. In addition, our declaration of trust contains a number of restrictions relating to (i) transactions we enter into with the Investment Advisor and its affiliates, (ii) allocation of properties among affiliated entities and (iii) retention of affiliated service providers. These restrictions, which apply until our shares are listed for trading on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, include among others, the following:

•

Transactions with the Investment Advisor.    Except for transactions under the advisory agreement or as otherwise described in this prospectus, we will not accept goods or services from the Investment Advisor or its affiliates unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•

Property Transactions with the Investment Advisor and its Affiliates.    We will not purchase or lease properties in which the Investment Advisor or its affiliates has an ownership interest without a determination by a majority of our trustees, including a majority of any independent trustees not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the property to the Investment Advisor or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value. We will not sell or lease properties to the Investment Advisor or its affiliates or to our trustees unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

•

Loans.    We will not make any loans to the Investment Advisor or its affiliates or to our trustees. We may not borrow money from any of our trustees or from the Investment Advisor and its affiliates unless approved by a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•

Asset Acquisitions.    In the event that an investment opportunity becomes available to us through the CBRE Investors network that is suitable, under all of the factors considered by the Investment Advisor, for us and another program or account managed by CBRE Investors, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. Investment opportunities sourced directly by the Investment Advisor and suitable for us are first presented to us before being offered to other programs or accounts. In determining whether or not such an investment opportunity is suitable for more than one program or account, the Investment Advisor shall examine, among others, the following factors:

•	the degree to which the potential acquisition meets the investment objectives and parameters of each program or account;

•	the amount of funds available to each program or account and the length of time such funds have been available for investment;

•	the effect of the acquisition both on diversification of each program’s or account’s investments by type of property and geographic area, and on diversification of the tenants of its properties;

•	the policy of each program or account relating to leverage of properties;

•	the anticipated cash flow of each program or account;

•	the tax effects of the purchase of each program or account; and

•	the size of the investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of trustees and the Investment Advisor, to be more appropriate for a program or account other than the program or account that committed to make the investment, the Investment Advisor may determine that another program or account affiliated with the Investment Advisor will make the investment. Our board of trustees (including our independent trustees) has a duty to ensure that the method used by the Investment Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable, and has concluded that the procedures described above are reasonable. Such procedures are reviewed regularly by our board of trustees.

•

Affiliated Service Providers.    The Investment Advisor will attempt to retain the best real estate service providers available in the market. Although we do not rely exclusively on, nor have a written agreement to exclusively receive services from, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services, such as leasing, property management and brokerage, from it or an affiliated entity. CB Richard Ellis, directly or indirectly, has the capability to provide services relating to acquisitions, dispositions, leasing, property management, construction supervision and mortgage banking. We have engaged affiliates of CB Richard Ellis to provide certain property management services in connection with one property we own and mortgage banking services in connection with three properties we own. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment By An Affiliate of the Investment Advisor.” The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market.

PRINCIPAL SHAREHOLDERS

The following table presents information regarding the beneficial ownership of our common shares as of March 31, 2008 with respect to:

•	each person who is the beneficial owner of more than five percent of our outstanding common shares;

•	each of our trustees;

•	each of our named executive officers; and

•	all trustees and executive officers as a group.

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment powers.

Name and Address(1)	Shares Owned(2)	Percentage
Trustees and Executive Officers:
Robert H. Zerbst(3)	14,760	*
Jack A. Cuneo	120	*
Charles E. Black	—	—
Martin A. Reid	—	—
James M. Orphanides	54,348	—
Laurie E. Romanak	—	—
All executive officers and trustees as a group	69,228	*
5% Shareholders:
Stein Trusts(4)	2,765,262	7.32%

*	Less than one percent.

(1)	The address for each of our named executive officers is 515 South Flower Street, Suite 3100, Los Angeles, California 90071.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common shares if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(3)	Includes 1,399 common shares held by the Zerbst 2003 Family Trust, of which Mr. Zerbst is a trustor and trustee, and 3,263 common shares held by the Thomas P. Kohr Trust I, of which Mr. Zerbst is a co-trustee and shares investment power over the trust’s assets.

(4)

Wells Fargo Bank, N.A. serves as the trustee of the Stein Trusts and it has voting and/or investment power over these shares. The address for the Stein Trusts is 17th Floor, 11601 Wilshire Blvd., Los Angeles, CA 90025.

DESCRIPTION OF SHARES

The following summary description of our shares does not purport to be complete and is subject to and qualified in its entirety by reference to our declaration of trust and our bylaws and any amendments thereto, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Under our declaration of trust, we have the authority to issue a total of 1,000,000,000 shares of beneficial interest. Of the total shares authorized, 990,000,000 shares are designated as common shares with a par value of $0.01 per share and 10,000,000 shares are designated as preferred shares. In addition, our board of trustees may, subject to shareholder approval, amend our declaration of trust to increase or decrease the amount of our authorized shares. As of March 31, 2008, 37,788,751 common shares were issued and outstanding, and no preferred shares were issued and outstanding. Under Maryland law, our shareholders are generally not liable for our debts or obligations.

Common Shares

The holders of common shares are entitled to one vote per share on all matters voted on by shareholders, including election of our trustees. Our declaration of trust does not provide for cumulative voting in the election of our trustees. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of trustees. Subject to any preferential rights of any outstanding series of preferred shares, the holders of common shares are entitled to such dividends as may be declared from time to time by our board of trustees out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. All shares issued in the offering are fully paid and non-assessable common shares of beneficial interest. Holders of common shares do not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

We do not issue certificates for our shares. Shares are held in “uncertificated” form which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. The Bank of New York acts as our registrar and as the transfer agent for our shares. Transfers can be effected by following the procedures described below under “Transfer Restrictions.”

Preferred Shares

Our declaration of trust authorizes our board of trustees to designate and issue one or more classes or series of preferred shares without shareholder approval. Our board of trustees may determine the relative rights, preferences and privileges of each class or series of preferred shares so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common shares. The issuance of preferred shares could have the effect of delaying or preventing a change in control of our company. Our board of trustees has no present plans to issue preferred shares, but may do so at any time in the future without shareholder approval.

Power to Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to issue additional common shares or preferred shares will provide us with increased flexibility in making investment acquisitions and in meeting other needs which might arise. The additional common shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our shares may be listed or traded.

Partnership Interests in Our Operating Partnership

We intend to make all acquisitions of real properties through CBRE OP for which we are the sole general partner. Interests in CBRE OP are in the form of partnership units or other partnership interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, all as are determined, subject to applicable Delaware law, by the general partner in its sole and absolute discretion. As of the date of this prospectus, we own approximately 99.35% of the class A units, or limited partnership units, in CBRE OP. CBRE REIT Holdings LLC owns 0.65% of the limited partnership units and 100% of class B limited partnership interest. Prior to the commencement of this offering, CBRE REIT Holdings LLC contributed the class C limited partnership interest it held in CBRE OP, representing 100% of the class C limited partnership interest outstanding, to CBRE OP in exchange for 216,424 limited partnership units. There are no other partnership interests authorized or outstanding.

CBRE OP is structured to make distributions with respect to limited partnership units which are equivalent to the distributions made to our shareholders. Holders of limited partnership units do not have the same voting interest as our common shareholders. Subject to certain limitations and exceptions, holders of limited partnership units have the right to cause CBRE OP to redeem their limited partnership units for cash equal to the value of an equivalent number of shares, or, at our option, we may purchase their limited partnership units by issuing one of our shares for each limited partnership unit redeemed. Holders of limited partnership units may exercise their redemption rights at any time after two years following the date of issuance of their limited partnership units.

The class B limited partnership interest entitles its holders to distributions made by CBRE OP in an amount equal to 15% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (i) the costs of such disposition, (ii) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (iii) an amount equal to a 7% annual, uncompounded return on such invested capital. The class B limited partnership interest is subject to redemption by CBRE OP in the event of termination of the advisory agreement. Unless otherwise determined by the general partner of CBRE OP, the class B limited partnership interest may not be redeemed for our common shares.

For a more detailed discussion of the partnership interests in, and the partnership agreement of, CBRE OP, see “The Operating Partnership Agreement.”

Meetings and Special Voting Requirements

An annual meeting of the shareholders is held each year, at least 30 days after delivery of our annual report, which is delivered within 120 days after the end of each fiscal year. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of the independent trustees, our Chief Executive Officer or upon the written request of shareholders holding at least 10% of the shares. Upon receipt of a written request stating the purpose(s) of the meeting, we will provide written notice of the meeting to all shareholders within 10 days of such request, which will be held not less than 15 nor more than 60 days after the date of such notice. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our declaration of trust, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a trustee.

Under Maryland REIT Law (as defined herein) and our declaration of trust, shareholders are entitled to vote at a duly held meeting at which a quorum (as defined above) is present on (1) amendments to our declaration of trust, (2) our liquidation or dissolution, (3) our reorganization, and (4) a merger, consolidation or sale or other disposition of substantially all of our assets. The vote of shareholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of trustees without such majority vote of our shareholders. Accordingly, any provision in our declaration of trust, including our investment objectives, can be amended by the vote of shareholders holding a majority of our outstanding shares. Shareholders voting against any merger or sale of assets are permitted under Maryland REIT Law (as defined herein) to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the shares as of the date of the shareholder vote on the merger or sale of assets. After considering the appraisers’ report, the court makes the final determination of the fair value to be paid to the dissenting shareholders and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting shareholders.

The Investment Advisor is selected and approved by our trustees. While the shareholders do not have the ability to vote to replace the Investment Advisor or to select a new advisor, shareholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a trustee from our board. See “The Investment Advisor—The Advisory Agreement.”

Shareholders and their designated representatives are provided with access to, and are allowed to inspect and copy, all of our books and records during normal business hours upon providing us with reasonable notice. Shareholders are also entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within 10 days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests unrelated to the shareholder’s interest in the Company.

Transfer Restrictions

Our declaration of trust, subject to certain exceptions, contains certain restrictions on the number of our shares that a person may own. Our declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our declaration of trust further prohibits (i) any person from beneficially or constructively owning our common shares of beneficial interest that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, and (ii) any person from transferring shares if such transfer would result in our shares being owned by fewer than 100 persons. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit. However, our board of trustees may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 3.0% of the number or value of the outstanding shares (whichever is more restrictive) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of trustees that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the trust (as defined below). Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of trustees in its sole discretion, to determine or ensure our qualification as a REIT.

CBRE Investors and the Stein Trusts own approximately 243,229 and 2,765,262 common shares, respectively, which equals approximately 0.64% and 7.32%, respectively, of our outstanding common shares as of March 31, 2008. Each of CBRE Investors and the Stein Trusts has made representations to us regarding its beneficial ownership. In reliance on these representations, our board of trustees has waived the requirement that no person may acquire or hold in excess of 3.0% of our common shares for CBRE Investors and the Stein Trusts. This waiver permits CBRE Investors and the Stein Trusts to own up to approximately 269,428 and 2,800,000 common shares, respectively. This waiver applies only to shares such persons already purchased, and not to further purchases unless approved by our board of trustees. We have determined that we are not “closely held” within the meaning of Section 856(h) of the Internal Revenue Code and do not otherwise fail to qualify as a

REIT as a result of the ownership by CBRE Investors and the Stein Trusts of approximately 243,227 and 2,765,262 common shares, respectively. Assuming these shareholders do not acquire additional shares of our common stock, we expect that their respective ownership percentages will decrease as we issue additional shares of our common stock.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares that resulted in a transfer of shares to the trust in the manner described below, is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.

If any transfer of our shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess or in violation of the above transfer or ownership limitations, then that number of shares the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares held in the trust shall be issued and outstanding shares. The prohibited owner shall not benefit economically from ownership of any shares held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares held in the trust and, subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust, and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

Within 20 days after receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares held in the trust to a person, whose ownership of the shares does not violate any of the ownership limitations set forth in our declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our declaration of trust, of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by us that shares have been transferred to the trust, such shares are sold by a prohibited owner, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

In addition, shares held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.

Every record holder of 1.0% or more (or such other percentage as required by the Internal Revenue Code and the related Treasury regulations) of all classes or series of our shares, including our common shares on any dividend record date during each taxable year, within 30 days after the end of the taxable year, shall be required to give written notice to us stating the name and address of such record holder, the number of shares of each class and series of our shares which the record holder beneficially owns and a description of the manner in which such shares are held. Each such record holder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and our status under the DOL plan asset regulations and to ensure compliance with the share ownership limits. In addition, each record holder shall upon demand be required to provide to us such information as we may reasonably request in order to determine our qualification as a REIT and our status under the DOL plan asset regulations and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common shares prior to the date a registration statement for such share becomes effective.

These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common shares or otherwise be in the best interest of the shareholders.

Our declaration of trust also requires that, to become a shareholder, a person must represent that he or she meets the suitability standards set forth under the heading “Suitability Standards” in this prospectus, subject to such other suitability standards that may be established by the individual states. See “Suitability Standards.”

CBRE Investors has an arrangement with certain of its senior executive officers, including our Chairman, whereby it may require these executives to purchase a portion of any investment made by CBRE Investors, including its investment in our company.

Share Redemption Program

Our share redemption program is designed to provide eligible shareholders with limited, interim liquidity by enabling them to sell shares back to us prior to a liquidity event. Shareholders who have held their shares for at least one year may, on a quarterly basis, present to us for redemption all or any portion of their shares. However, in the event that an eligible shareholder presents fewer than all of his or her shares to us for redemption, such shareholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption. At that time, we may, subject to the conditions and limitations described below, redeem such shares for cash to the extent that we have sufficient funds available to fund such redemption after the payment of dividends necessary to maintain our qualification as a REIT and to avoid payment of any U.S. federal income tax or excise tax on our net taxable income.

The amount received from the redemption of shares issued pursuant to this prospectus will be equal to a percentage of the price actually paid for the shares, which percentage is dependent upon the number of years the shares are held, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemption Allowed
1 year	92.0%
2 years	93.5%
3 years	95.0%
4 and longer	100.0%

During subsequent offerings of our common shares, the amount received from the redemption of shares will also be equal to a percentage of the price actually paid for the shares, which percentage is dependent upon the number of years the shares are held, as described in the table above. However, in no event may the amount received from the redemption of shares during an offering exceed the offering price of our common shares in such offering.

For purposes of the one-year holding period, limited partners of CBRE OP who redeem their limited partnership interests for shares in us shall be deemed to have owned their shares as of the date they were issued their limited partnership interests in CBRE OP. In addition, our board of trustees has delegated to our officers the right to waive the one-year holding period and pro rata redemption requirements described below in the event of the death, disability (as such term is defined in the Internal Revenue Code) or bankruptcy of a shareholder. Shares that are redeemed in connection with the death, disability or bankruptcy of a shareholder will be redeemed at the time of showing death, disability or bankruptcy and at 100% of the price at which the investor purchased such shares while the share redemption program is in effect and sufficient funds are available. However, in the event that an eligible shareholder presents fewer than all of his or her shares to us for redemption, such shareholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption.

Redemption of shares, when requested, will be made quarterly and, in the event our available cash flow is insufficient to fund all redemption requests, each shareholder’s request will be reduced on a pro rata basis. Alternatively, if we do not have such funds available, at the time when redemption is requested, a shareholder can (1) withdraw his or her request for redemption, or (2) ask that we carry over his or her request to the next quarterly period, if any, when sufficient funds become available. If a shareholder does not make a subsequent request, we will treat the initial redemption request as cancelled. Any transfer of shares by a shareholder participating in our dividend reinvestment plan will terminate participation in the plan with respect to the transferred shares.

We are not obligated to redeem common shares under our share redemption program. During any calendar year, we will not redeem more than 5% of the weighted average number of shares outstanding during the prior calendar year. The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan are not sufficient to fund redemption requests pursuant to the 5% limitation outlined above, the board of trustees may, in its sole discretion, choose to use other sources of funds to redeem common shares. Such sources of funds could include cash on hand and cash available from borrowings. We cannot guarantee that any funds set aside for our share redemption program will be sufficient to accommodate any or all requests made in any year.

The board of trustees, in its sole discretion, may choose to terminate or otherwise amend the terms of the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. See “Risk Factors—General Investment Risks.” If we terminate, amend or suspend the share redemption program or reduce the number of shares to be redeemed under the share redemption program, we will provide 30 days’ advance notice to shareholders, and we will disclose the change in quarterly reports filed with the SEC on Form 10-Q.

A shareholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form we provide, executed by the shareholder, its trustee or authorized agent, to the redemption agent, which is currently Boston Financial Data Services, Inc. Within 30 days following the redemption agent’s receipt of the shareholder’s request, the redemption agent will forward to such shareholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. The redemption agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the shareholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds are available for redemption, the redemptions will be paid no later than 30 days after the quarterly determination of the availability of funds for redemption.

You will have no right to request redemption of your shares should our shares become listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market. Our share redemption program is only intended to provide interim liquidity for shareholders until a secondary market develops for the shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

The shares we redeem under our share redemption program will be returned to the status of authorized but unissued common shares. During the years ended December 31, 2007, 2006 and 2005, we repurchased 38,371 common shares, 32,331 common shares and 0 common shares, respectively, under our share redemption program. During the three months ended December 31, 2007, we did not repurchase any common shares.

Dividend Reinvestment Plan

The following is a summary of our dividend reinvestment plan that allows you to have dividends and other distributions otherwise distributable to you invested in additional common shares. As of December 31, 2007, we had issued 163,547 common shares pursuant to our dividend reinvestment plan. A complete copy of our dividend reinvestment plan as currently in effect is included in this prospectus as Appendix C.

Administrator.    Boston Financial Data Services, Inc. serves as the plan administrator. The plan administrator administers the plan, keeps records and provides each participant with purchase confirmations.

Eligibility.    Our existing shareholders, persons who receive our shares upon conversion of OP units of CBRE OP and investors who have purchased shares in this offering are eligible to participate in our dividend reinvestment plan, provided such persons meet the investor suitability and minimum purchase requirements of their states of residence. See “Suitability Standards.” We may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate.    Assuming you are eligible, you may elect to participate in the dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from the plan administrator. Your participation in the dividend reinvestment plan will begin with the next dividend made after receipt of your enrollment form provided such notice is received more than 30 days prior to the last day of the fiscal quarter. Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. If you participate in the dividend reinvestment plan, all of your dividends will be reinvested through the plan.

Share Purchases.    Shares will be purchased under the dividend reinvestment plan on the quarterly dividend payment dates. Shares will be purchased at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of dividends under the dividend reinvestment plan. Shares may be issued under the dividend reinvestment plan until all shares registered as part of this offering have been sold. After that time, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In either case, the price per share will be equal to the then-prevailing market price, which shall equal the price on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market on which such shares are listed on the dividend reinvestment date if such shares are then listed.

Investment of Distribution.    Our plan administrator uses the aggregate amount of distributions to all participants for each fiscal quarter to purchase shares (including fractional shares) for the participants. If the aggregate amount of distributions to participants exceeds the amount necessary to purchase all shares then available for purchase, the plan administrator will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. Any distributions not so invested will be returned to participants.

At this time, participants do not have the option to make voluntary contributions to the dividend reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. Our board of trustees reserves the right, however, to amend the dividend reinvestment plan in the future to permit voluntary contributions to the dividend reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT.

Purchase Confirmations.    The plan administrator provides a confirmation of your quarterly purchases under the dividend reinvestment plan. The plan administrator is to provide the confirmation to you or your designee within 30 days after the end of each quarter, which confirmation is to disclose the following information:

•	each dividend reinvested for your account during the quarter;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

Fees and Commissions.    We do not pay selling commissions, the dealer manager fee or the marketing support fee on shares sold under our dividend reinvestment plan. We do not receive a fee for selling shares under the dividend reinvestment plan. We are responsible for all administrative charges and expenses charged by the plan administrator. Any interest earned on such distributions will be paid to us to defray certain costs relating to the dividend reinvestment plan. The administrative charge for each fiscal quarter is the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50.

Voting.    You may vote all whole shares acquired through the dividend reinvestment plan.

Tax Consequences of Participation.    The reinvestment of dividends does not relieve you of any taxes which may be payable on such dividends. When your dividends are reinvested to acquire shares (including any fractional share), you will be treated as having received a distribution in the amount of the fair market value of our common shares on the dividend payment date, multiplied by the number of shares (including any fractional share) purchased plus any brokerage fees, commissions or administrative costs paid by us on your behalf in connection with the reinvestment. You should be aware that, because shares purchased with reinvested dividends may be purchased at up to a 5% discount, the taxable income received by you as a participant in our dividend reinvestment plan may be greater than the taxable income that would have resulted from the receipt of the dividend in cash. See “Certain U.S. Federal Income Tax Consequences—Taxation of Shareholders—Dividend Reinvestment.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation.    You may terminate your participation (in whole and not in part) in the dividend reinvestment plan at any time, without penalty, by providing written notice to us at least ten business days prior to the last day of the fiscal period to which the distribution relates. If you terminate your participation in the dividend reinvestment plan, the plan administrator will send you a check in payment for the amount of any distributions that have not been reinvested in shares, and our record books will be revised to reflect the ownership records of your whole and fractional shares. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. You must promptly notify us should you no longer meet the suitability standards described under the “Suitability Standards” section of this prospectus or cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of our shares on the New York Stock Exchange or another national exchange. We will terminate your participation to the extent that a reinvestment of your dividends in our shares would cause you to exceed the ownership limitation contained in our declaration of trust. In the event you terminate your participation in the dividend reinvestment plan, you may subsequently re-enroll in the plan upon receipt of the then current version of this prospectus or a separate current prospectus relating solely to the plan by notifying the plan agent and completing any required documents.

Amendment or Termination of Plan.    We may amend or terminate the dividend reinvestment plan for any reason at any time upon ten days prior written notice to participants.

CERTAIN PROVISIONS OF MARYLAND LAW AND

OF OUR DECLARATION OF TRUST AND BYLAWS

The Company is organized as a real estate investment trust under the laws of the State of Maryland. As a Maryland real estate investment trust, the Company is governed by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or the Maryland REIT Law, certain provisions of the Maryland General Corporation Law, or the MGCL, and by the Declaration of Trust and the Bylaws. To the extent that Maryland REIT law or the MGCL conflicts with the provisions set forth in the NASAA Guidelines, the NASAA Guidelines will control to the extent any provisions of Maryland REIT law or the MGCL are not mandatory. The following summary of certain provisions of Maryland law and our declaration of trust and bylaws does not purport to be complete and is subject to, and qualified in its entirety by, reference to Maryland law and to our declaration of trust and our bylaws.

Removal of Trustees

Our declaration of trust provides that a trustee may be removed with or without cause (as defined in our declaration of trust) and only by the affirmative vote of at least a majority of the votes entitled to be cast by our shareholders generally in the election of our trustees.

Limitation of Liability and Indemnification

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the corporation and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

However, until our shares are listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, our ability to indemnify or limit the liability of trustees or officers is restricted by the NASAA Guidelines. Our declaration of trust contains provisions which are based on the NASAA Guidelines. Certain relevant provisions of both the Maryland REIT Law and the NASAA Guidelines, as incorporated into our declaration of trust, are described below.

Maryland REIT Law.    The Maryland REIT Law requires a Maryland real estate investment trust to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland REIT Law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the trustee or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland REIT Law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland REIT Law permits a Maryland real estate investment trust to advance reasonable expenses to a trustee or officer upon the corporation’s receipt of (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

NASAA Guidelines.    Our declaration of trust limits the above provisions of the Maryland REIT Law, providing that until our shares are listed on a national securities exchange, our trustees, the Investment Advisor and its affiliates are indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	our trustees, the Investment Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our trustees, the Investment Advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated trustees, the Investment Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

Until our shares are listed on a national securities exchange, indemnification of the trustees, officers, employees, agents, the Investment Advisor, affiliates or any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or U.S. federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our declaration of trust provides that until our shares are listed on a national securities exchange, the advancement of our funds to our trustees, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or on behalf of us;

•

our trustees, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification;

•

the legal action is initiated by a third party who is not a shareholder or, if the legal action is initiated by a shareholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and

•

our trustees, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such trustees, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We have agreed to indemnify and hold harmless the Investment Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our trustees and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law (subject to the restrictions contained in our declaration of trust), and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our trustees and executive officers under our trustees’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law (subject to the restrictions contained in our declaration of trust), it provides greater assurance to our trustees and executive officers and such other persons that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our board of trustees or the shareholders to eliminate the rights it provides.

Maryland Business Combination Act

The MGCL, as applicable to real estate investment trusts, establishes special requirements for “business combinations” between a Maryland real estate investment trust and “interested shareholders” unless exemptions are applicable. An interested shareholder is any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our then-outstanding voting shares. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested shareholder unless our board of trustees approved the transaction prior to the party becoming an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. The law also requires a supermajority shareholder vote for these transactions after the end of the five-year period. This means that the transaction must be approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares; and

•

66% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested shareholder or an affiliate of the interested shareholder with whom the business combination is to be effected.

Our board of trustees has adopted a resolution exempting the company from the provisions of the MGCL relating to business combinations with interested shareholders or affiliates of interested shareholders. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of trustees. If such resolution is repealed, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating these offers, even if our acquisition would be in our shareholders’ best interests.

Maryland Control Share Acquisitions Act

The MGCL, as applicable to real estate investment trusts, provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the corporation. “Control shares” are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-tenth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. This means that you would be able to force us to redeem your shares for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or (ii) to acquisitions approved or exempted by our declaration of trust or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. We cannot assure you that such provision will not be amended or eliminated at any time in the future. If such provision is eliminated, the control share acquisition statute could have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in our shareholders’ best interests.

Amendment to the Declaration of Trust

Except as provided below, our declaration of trust may be amended only with the approval of our board of trustees and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. Amendments to the provisions of our declaration of trust relating to the removal of trustees will be required to be approved by our shareholders by the affirmative vote of at least a majority of all votes entitled to be cast on the matter.

Dissolution

Our dissolution must be approved by our shareholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) at the direction of our board of trustees, or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our shareholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of trustees may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our board of trustees, or (c) provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary of material provisions in the partnership agreement of our operating partnership. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

CBRE Operating Partnership, L.P., referred to in this prospectus as CBRE OP, was formed in March 2004 to acquire, own and operate properties on our behalf. We are considered to be an umbrella partnership real estate investment trust, or an “UPREIT,” in which all of our assets are owned in a partnership, CBRE OP, of which we are the sole general partner. This structure permits the acquisition of real property from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to shareholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of a partnership, such as CBRE OP, are deemed to be assets and income of the REIT.

The property owner’s tax-deferral goals are accomplished because a property owner may contribute property to a partnership in exchange for limited partnership interests on a tax-deferred basis. Further, CBRE OP is structured to make distributions with respect to class A units, or limited partnership units, that are equivalent to the dividend distributions made to our common shareholders. Finally, CBRE OP is structured to permit limited partners in CBRE OP to redeem their limited partnership units in CBRE OP for cash or our shares (in a taxable transaction) and, if our shares are then listed, achieve liquidity for their investment. See “—Redemption” below.

We intend to make all acquisitions of real properties through CBRE OP. We are the sole general partner of CBRE OP. In connection with our company’s private offerings from July 2004 and October 2004, our company contributed the net proceeds of approximately $55,500,000 to CBRE OP in exchange for limited partnership units. CBRE OP is structured to make distributions with respect to the limited partnership units which are equivalent to the distributions made to our shareholders. In July 2004, CBRE REIT Holdings LLC, an affiliate of the Investment Advisor, purchased 29,937 limited partnership units in CBRE OP for an aggregate amount of $242,500. Prior to the commencement of this offering, CBRE REIT Holdings LLC contributed the class C limited partnership interest it held in CBRE OP to CBRE OP in exchange for 216,424 limited partnership units (with an aggregate value of approximately $1,928,000). The number of units received in exchange for the class C limited partnership interest was based on an independent valuation approved by our board of trustees, including our independent trustees. CBRE REIT Holdings LLC also owns one class B limited partnership interest (representing 100% of the class B interest outstanding) in CBRE OP. The class B limited partnership interest entitles such affiliate to distributions made by CBRE OP in an amount equal to 15% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (i) the costs of such disposition, (ii) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (iii) an amount equal to a 7% annual, uncompounded return on such invested capital. Our declaration of trust provides that if we do not list our shares on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market on or before December 31, 2011, then our board of trustees must consider (but is not required to commence) an orderly liquidation of our assets. In the event that we elect to list our shares, such listing will be deemed a disposition of all properties for purposes of this interest. As the sole general partner of CBRE OP, we have the exclusive power to manage and conduct the business of CBRE OP.

Capital Contributions

As we accept subscriptions for shares, we transfer substantially all of the net proceeds of the offering to CBRE OP as a capital contribution in exchange for limited partnership units; however, we are deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CBRE OP is deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If CBRE OP requires additional funds at any time in excess of capital contributions made by us and the Investment Advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to CBRE OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CBRE OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of CBRE OP and our shareholders.

Operations

The partnership agreement of CBRE OP provides that CBRE OP will be operated in a manner so as to (1) not adversely affect our ability to qualify as a REIT for U.S. federal income tax purposes, (2) avoid any U.S. federal income or excise tax liability, and (3) ensure that CBRE OP will not be classified as a “publicly traded partnership” as defined by Section 7704 of the Internal Revenue Code, which classification could result in CBRE OP being taxed as a corporation, rather than as a partnership. See “Certain U.S. Federal Income Tax Consequences—Tax Aspect of Investments in Partnerships—Entity Classification.”

The partnership agreement provides that CBRE OP distribute cash flow from operations and the net proceeds from the disposition of any properties to the holders of limited partnership units in accordance with their relative percentage interests on at least a quarterly basis, subject to the distribution rights of the holder of the class B limited partnership interest as described above. Similarly, the partnership agreement provides that taxable income and loss is allocated to the limited partners of CBRE OP in a manner consistent with such rights to distributions, subject to certain special allocations intended to comply with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations.

Upon the liquidation of CBRE OP, after payment of debts and obligations, any remaining assets of CBRE OP will be distributed to the partners in accordance with their respective positive capital account balances.

In addition to the administrative and operating costs and expenses incurred by CBRE OP in acquiring and operating real properties, CBRE OP pays all of our administrative costs and expenses and such expenses are treated as expenses of CBRE OP. Such expenses include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to any offerings and registrations of securities;

•	all expenses associated with our preparation and filing of any periodic reports under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all other operating or administrative costs of ours incurred in the ordinary course of its business.

Redemption

Subject to certain limitations and exceptions, the holders of limited partnership units of CBRE OP have the right to cause CBRE OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one of our shares for each limited partnership unit redeemed. Prior to the time our shares are listed on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market, the cash value will be as determined in good faith by the board of trustees. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, (5) otherwise cause us to fail to qualify as a REIT or (6) cause the acquisition of shares by a redeemed holder of limited partnership units to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, holders of limited partnership units may exercise their redemption rights at any time after two years following the date of issuance of their limited partnership units; provided, however, that a holder of limited partnership units may not exercise a redemption right for less than 1,000 limited partnership units, unless such holder of limited partnership units holds less than 1,000 limited partnership units, in which case, he must exercise his redemption right for all of his limited partnership units.

If the advisory agreement is terminated without cause, CBRE OP will redeem the class B limited partnership interest for a newly created class of partnership interest, which we refer to as the advisor redemption interest, which shall initially have a capital account equal to the fair value of the class B limited partnership interest as of such date. One or more appraisers will determine the fair value of the class B limited partnership interest as of the termination date of the advisory agreement. The advisor redemption interest will entitle the holder of such interest to receive 15% of the net proceeds from a capital transaction (as defined in the partnership agreement) with respect to assets owned by the partnership as of the date of the redemption of the class B limited partnership interest after subtracting (i) the costs of any such capital transaction, (ii) the amount of equity capital invested in such assets, and (iii) an amount equal to a 7% annual, uncompounded return on such invested capital. If the advisory agreement is terminated for cause, CBRE OP will redeem the class B limited partnership interest for $100. In the event that we elect to list our shares, such listing will be deemed a disposition as of such date of all properties for purposes of this interest.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of CBRE OP, (2) transfer our general partnership interest in CBRE OP (except to a wholly-owned subsidiary) or (3) engage in any merger, consolidation or other business combination, unless, with respect to clause (3) only, the transaction in which such withdrawal occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. With certain exceptions, the limited partners may not transfer their interests in CBRE OP, in whole or in part, without our written consent as the general partner of CBRE OP.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares. For purposes of this section under the heading “Certain U.S. Federal Income Tax Consequences,” references to “the company,” “we,” “our” and “us” mean only CB Richard Ellis Realty Trust and not its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances, or to shareholders subject to special tax rules, such as:

•	expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	holders who receive our common shares through the exercise of employee share options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	Non-U.S. shareholders (as defined below).

This summary assumes that shareholders will hold our common shares as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT

OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of the Company

We elected to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 2004. We believe that we have been organized and operated in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and operate in such a manner.

The law firm of Clifford Chance US LLP has acted as our tax counsel in connection with the offering. We have received the opinion of Clifford Chance US LLP, dated October 16, 2006, to the effect that, beginning with our taxable year ended December 31, 2004, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our method of operation enables us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management and affiliated entities regarding our organization, assets, and present and future conduct of our business operations including an assumption that, if we were considered to have failed the 5% gross asset test as a result of our investment in a money market mutual fund (as discussed in “Risk Factors” above) such failure was due to reasonable cause and not willful neglect, and that we have otherwise satisfied all of the other requirements necessary for relief from such potential violation under certain mitigation provisions of the Internal Revenue Code. We believe that we have exercised ordinary business care and prudence in attempting to satisfy the REIT income and asset test set forth below, including the 5% gross asset test, and, accordingly, we believe any noncompliance with the REIT 5% gross asset test resulting from our investment in the fund should be due to reasonable cause and not willful neglect. We also have complied with the requirements of the mitigation provisions of the Internal Revenue Code with respect to such potential noncompliance with the 5% gross asset test, and, therefore, our qualification as a REIT should not be affected. However, the IRS is not bound by our determination, and no assurance can be provided that the IRS will not assert that we failed to comply with the REIT 5% gross asset test as a result of our investment in the fund and that such failure was not due to reasonable cause. While we believe that we are organized and intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that our actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from an investment in a corporation. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.

For tax years through 2010, shareholders who are individual U.S. shareholders (as defined below) are generally taxed on corporate dividends at a maximum U.S. federal income tax rate of 15% (the same as long-term capital gains) thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. shareholders (as defined below) from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Shareholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

Commencing with our taxable year beginning January 1, 2005, if we fail to satisfy the REIT asset tests, as described below, by more than a de minimis amount, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

•

Commencing with our taxable year beginning January 1, 2005, if we fail to satisfy any provisions of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income and assets tests summarized in the preceding two bullet points) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification—General.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any entity which we designate as a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect in lieu of this treatment to be subject to an immediate tax when the asset is acquired.

•

We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, including any “taxable REIT subsidiary” the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries are subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our declaration of trust provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which a REIT election has been made.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interest in the partnership, except as described in the following sentence, for purposes of the asset and gross income tests applicable to REITs as described below. For purposes of the 10% value test (described in “—Asset Tests” below), commencing with our taxable year beginning January 1, 2005, our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership in any year in which it is treated as a partnership for U.S. federal income tax purposes), is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest, and certain debt securities, in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” (as described below), that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT (and partnerships owned by a single partner for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded entities and partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if a TRS has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1 it may not deduct interest payments made in such year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if a TRS pays interest, rent, or another amount to a REIT that exceeds the amount that would be paid to an unrelated party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests

In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from property held primarily for sale to customers in the ordinary course of a trade or business, or prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stocks or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not held for sale to customers in the ordinary course of business in the hands of the borrower or us.

To the extent that we derive interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits of any person. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by us, as described below.

Rents received by us will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the customers of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS, as discussed below. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to customers of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property. The rest of the rent will be qualifying income. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to customers or others through a TRS without disqualifying the rental income received from customers for purposes of the REIT income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (i) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such lessee, or (ii) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee.

If in the future we receive, directly or indirectly, distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries, these distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends received by us from another REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Because we have made investments outside the U.S., we are subject to foreign currency gains and losses. In May 2007, the IRS issued Revenue Ruling 2007-33 and Notice 2007-42. The Revenue Ruling provides that foreign currency gains recognized by a REIT will be treated as qualifying income for purposes of the REIT 95% and 75% gross income tests to the extent the income underlying the foreign currency gains so qualifies. The Notice provides interim guidance that generally extends the foregoing treatment to foreign currency gains recognized by a REIT through a foreign branch. For example, if we derive income from a real estate asset that qualifies for purposes of the REIT 95% and 75% gross income tests, any foreign currency gains we recognize that are attributable to the real estate asset would also qualify for purposes of the REIT 95% and 75% gross income tests. We may, however, recognize foreign currency gains that are not treated as qualifying income for purposes of the REIT 95% and 75% gross income tests. In addition, income we derive from foreign real property held through a foreign corporation may not be treated as qualifying income for purposes of the REIT 95% gross income test (and will not be treated as qualifying income for purposes of the REIT 75% gross income test). To reduce the risk of non-qualifying foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive or expense we incur from our non-U.S. dollar denominated assets and obligations. While we intend to manage our non-U.S. dollar denominated assets and obligations in a manner that does not jeopardize our ability to qualify as a REIT, there can be no assurance that the IRS will not challenge our qualification as a REIT as a result of foreign currency gains derived from such assets and obligations.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect, and, for our taxable year ended December 31, 2004, we attach to our U.S. federal income tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. For all subsequent taxable years, we are not required to attach a schedule to our U.S. federal income tax return on an annual basis, but rather are only required to file such a schedule in the taxable year in which such failure is identified. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon certain amounts by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and stock or debt instruments attributable to the temporary investment of capital raised by us from the issuance of our shares or debt obligations with a maturity of at least 5 years (“qualified temporary investments”) but only for 1 year following the receipt of such capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

The second asset test is that the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to “straight debt” and other excluded securities, as described in the Internal Revenue Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. In addition, commencing with our taxable year beginning January 1, 2005, in the event that we violate the 5% value test or the 10% vote or value tests described above at the end of any calendar quarter, we will not lose our REIT status if (i) the failure does not exceed the lesser of 1% of our assets or $10,000,000 and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. If the failure is in excess of the amount in the preceding sentence, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with such asset tests within six months after the last day of the quarter and (ii) pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests; provided that we file a schedule for such quarter describing each asset that causes us to fail to satisfy the asset test in accordance with regulations prescribed by the Treasury.

In March 2005 we mortgaged one of our real estate properties and invested the proceeds in a money market mutual fund until June 2005 when the proceeds were used to purchase another real estate property. During the time the proceeds were invested in the fund, we treated the investment as a qualified temporary investment for purposes of the REIT asset test requirements. If our investment in the fund was not eligible for treatment as a qualified temporary investment, we may not have satisfied the REIT 5% gross asset test for the first quarter of 2005. Even if our investment in the fund resulted in our noncompliance with the REIT 5% gross asset test, however, we would retain our qualification as a REIT pursuant to certain mitigation provisions of the Internal Revenue Code provided our noncompliance was due to reasonable cause and not willful neglect, and certain other requirements are met including the payment of a $50,000 penalty tax. We believe that we have exercised ordinary business care and prudence in attempting to satisfy the REIT income and asset tests including the 5% gross asset test, and, accordingly, we believe any noncompliance with the REIT 5% gross asset test resulting from our investment in the fund should be due to reasonable cause and not willful neglect. We have complied with the other requirements of the mitigation provisions of the Internal Revenue Code with respect to such potential noncompliance with the 5% gross asset test, including paying the $50,000 penalty tax, and, therefore, our qualification as a REIT should not be affected. The IRS is not bound by our determination, however, and no assurance can be provided that the IRS will not assert that we failed to comply with the REIT 5% gross asset test as a result of our investment in the fund and that such failure was not due to reasonable cause.

We intend to monitor compliance with the foregoing REIT asset requirements on an ongoing basis. The values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains), and

•	90% of the net income, if any (after tax), from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, payable to shareholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and paid with or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of shares as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

However, a redemption of our shares by a shareholder, regardless of whether such redemption is treated as a dividend or a sale or exchange for U.S. federal income tax purposes (see “Certain U.S. Federal Income Tax Consequences—Taxation of Shareholders—Redemptions” below) may be treated as a preferential dividend not eligible for the dividends paid deduction. If preferential, the redemption payments would not be taken into account in determining whether the 90% distribution requirement has been met. We do not intend to redeem shares if as a result we would be subject to regular corporate income or excise taxes on our undistributed net income.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) the inclusion of items in income by us for U.S. federal income tax purposes. Potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable distributions of property, which may include common or preferred shares.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2005, if we violate a provision of the Internal Revenue Code that would otherwise result in our failure to qualify as a REIT (other than violations of the REIT gross income or asset tests, described above, for which other specific cure provisions are available), we will be granted relief if (i) the violation is due to reasonable cause, and (ii) we pay a penalty of $50,000 for each failure. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to our shareholders will generally be taxable in the case of our shareholders who are individual U.S. shareholders (as defined below), at preferential rates, and, subject to limitations of the Internal Revenue Code, dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, for our taxable year ended December 31, 2004, any income or gain from the disposition of such hedging transactions will qualify for purposes of the 95% gross income test, but not the 75% gross income test. Commencing with our taxable year beginning January 1, 2005, income and gain from hedging transactions will be excluded from gross income for purposes of the 95% gross income test, but will be treated as non-qualifying income tax purposes of the 75% gross income test. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. To the extent that we hedge for other purposes, fail to identify such hedges or hedge assets that are not real estate assets, the income from those transactions will likely be treated as nonqualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Investments

To the extent that our subsidiaries hold or acquire any investments and, accordingly, pay taxes in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to, or used by, our shareholders as a foreign tax credit or otherwise. In addition, because we have made investments outside the U.S., we are subject to foreign currency gains and losses. In May 2007, the IRS issued Revenue Ruling 2007-33 and Notice 2007-42. The Revenue Ruling provides that foreign currency gains recognized by a REIT will be treated as qualifying income for purposes of the REIT 95% and 75% gross income tests to the extent the income underlying the foreign currency gains so qualifies. The Notice provides interim guidance that generally extends the foregoing treatment to foreign currency gains recognized by a REIT through a foreign branch. For example, if we derive income from a real estate asset that qualifies for purposes of the REIT 95% and 75% gross income tests, any foreign currency gains we recognize that are attributable to the real estate asset would also qualify for purposes of the REIT 95% and 75% gross income tests. We may, however, recognize foreign currency gains that are not treated as qualifying income for purposes of the REIT 95% and 75% gross income tests. Also, income we derive from foreign real property held through a foreign corporation may not be treated as qualifying income for purposes of the REIT 95% gross income test (and will not be treated as qualifying income for purposes of the REIT 75% gross income test). To reduce the risk of non-qualifying foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive or expense we incur from our non-U.S. dollar denominated assets and obligations. While we intend to manage our non-U.S. dollar denominated assets and obligations in a manner that does not jeopardize our ability to qualify as a REIT, there can be no assurance that the IRS will not challenge our qualification as a REIT as a result of foreign currency gains derived from such assets and obligations.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our CBRE OP. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests based on our capital interest in such partnership and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships based on our capital interest in such partnerships, except as described in the following sentence. For purposes of the 10% value test (described in “—Asset Tests” above), commencing with our taxable year beginning January 1, 2005, our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. See “—Taxation of the Company” and “—Effect of Subsidiary Entities—Ownership of Partnership Interests” above. Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.
Entity Classification

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities in which we invest were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “—Taxation of the Company—Asset Tests” and “—Gross Income Tests” above, and in turn could prevent us from qualifying as a REIT unless certain relief provisions of the Internal Revenue Code are applied. See “—Taxation of the Company” and “—Failure to Qualify” above, for a discussion of the effect of our failure to meet these tests and qualify for relief for a taxable year. In addition, any change in the status of any subsidiary partnerships in which we invest for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. CBRE OP will elect to use the “traditional method” (without remedial or curative allocations or adjustments to other items to offset the effect of the “ceiling rule”) for making Section 704(c) allocations with respect to any revalued property of CBRE OP or its pass-through subsidiaries. Under the traditional method, which is the least favorable method from our perspective, we may be allocated reduced depreciation deductions for tax purposes as a result of any such tax-deferred contributions of property or revaluations. In addition, the traditional method could cause us to be allocated taxable gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss) with respect to a sale of property by CBRE OP or its pass-through subsidiaries. Therefore, the use of the traditional method could result in our having taxable income that is in excess of economic income and our cash distributions from CBRE OP. This excess taxable income is sometimes referred to as “phantom income” and will be subject to the REIT distribution requirements as described in “—Annual Distribution Requirements.” Because we rely on our cash distributions from the operating partnership to meet the REIT distributions requirements, the phantom income could adversely affect our ability to comply with the REIT distribution requirements discussed above and result in our shareholders recognizing additional dividend income without an increase in distributions.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. For these purposes, a U.S. shareholder is a beneficial owner of our common shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common shares should consult its tax adviser regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Distributions.    Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common shares constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations. However, individual U.S. shareholders are taxed at such preferential rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) “REIT taxable income” that the REIT retained in prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable domestic subchapter C corporations, and certain foreign corporations or (iii) income from sales of appreciated property acquired from subchapter C corporations in carryover basis transactions that has been subject to tax.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held its shares. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2010) in the case of U.S. shareholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. shareholders, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. shareholder’s shares, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

Redemptions.    A redemption of our common shares for cash will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend unless the redemption satisfies the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares taxable as described under “—Dispositions of Our Common Shares” below. The redemption will be treated as a sale or exchange if it (i) results in a “complete termination” of the U.S. shareholder’s share interest in us or (ii) is not “essentially equivalent to a dividend” with respect to the U.S. shareholder, in each case, within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether either of these tests has been met, shares considered to be owned by a U.S. shareholder by reason of certain constructive ownership rules, as well as shares actually owned by such holder, must generally be taken into account. Because the determination as to whether either of these tests under Section 302(b) of the Internal Revenue Code will be satisfied with respect to any particular U.S. shareholder depends upon the facts and circumstances at the time that the determination must be made, prospective U.S. shareholders are advised to consult their tax advisors regarding the tax treatment of a redemption.

If a redemption of our common shares is treated as a distribution, the entire amount received (i.e., without any offset for the U.S. shareholder’s adjusted tax basis in our shares) will be taxable as a dividend as described under the caption “—Distributions” above. In such case, the U.S. shareholder’s adjusted tax basis in our shares will be transferred to our remaining shares held by such holder. If the U.S. shareholder holds none of our other shares, such basis may, under certain circumstances, be transferred to our shares held by a related person or it may be lost entirely.

Dispositions of Our Common Shares.    In general, a U.S. shareholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis in the common shares at the time of the disposition. In general, a U.S. shareholder’s adjusted tax basis will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our common shares will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our common shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our common shares are held for 12 months or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a U.S. shareholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

If a U.S. shareholder recognizes a loss upon a subsequent disposition of our common shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress, that, if enacted, would impose significant penalties for failure to comply with these requirements. You should consult your tax adviser concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisers) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our common shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any “passive losses” against income or gain relating to our common shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Internal Revenue Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) our common shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our common shares generally should not be treated as UBTI to a tax-exempt U.S. shareholders.

Tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Internal Revenue Code, (ii) is tax exempt under Section 501(a) of the Internal Revenue Code, and (iii) owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of such shares and (C) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares, or us from becoming a pension-held REIT.

Tax-exempt U.S. shareholders are urged to consult their tax advisers regarding the U.S. federal, state, local and foreign tax consequences of owning our shares.

Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares applicable to non-U.S. shareholders of our common shares. For purposes of this summary, a non-U.S. shareholder is a beneficial owner of our common shares that is not a U.S. shareholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends.    The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation.

Non-Dividend Distributions.    Unless (i) our common shares constitute a U.S. real property interest, or USRPI, or (ii) either (1) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our company’s common shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. shareholder’s adjusted tax basis in our common shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. shareholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax.

Dispositions of Our Shares.    Unless our common shares constitute a USRPI, a sale of the shares by a non-U.S. shareholder (including a redemption of our shares treated as a sale or exchange as described under “—Redemptions” above) generally will not be subject to U.S. federal income taxation under FIRPTA. The shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is not met, our common shares nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. shareholders. We expect to be a domestically controlled REIT and, therefore, the sale of our common shares (or redemption of our shares treated as a sale or exchange) should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will continue to be a domestically controlled REIT.

If our common shares constitute a USRPI, then gain on the sale of our common shares (or redemption of our shares treated as a sale or exchange) will be subject to taxation under FIRPTA (i.e., the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares (or the REIT, in the case of a redemption) could be required to withhold 10% of the purchase price and remit such amount to the IRS.)

Gain from the sale of our common shares (or redemption of our shares treated as a sale or exchange) that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (a) if the non-U.S. shareholder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (b) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Dividend Reinvestment

The reinvestment of dividends does not relieve you of any income tax which may be payable on such dividends. When your dividends are reinvested to acquire shares (including any fractional share), you will be treated as having received a distribution in the amount of the fair market value of our common stock on the dividend payment date, multiplied by the number of shares (including any fractional share) purchased plus any brokerage fees, commissions or administrative costs paid by us on your behalf in connection with the reinvestment.

So long as we qualify as a REIT under the Internal Revenue Code, the distribution will be taxable under the provisions of the Internal Revenue Code applicable to REITs and their shareholders, pursuant to which (i) distributions will be taxable to shareholders as ordinary income to the extent of our current or accumulated earnings and profits, (ii) distributions which are designated as capital gains distributions by us will be taxed as long-term capital gains to shareholders to the extent they do not exceed our net capital gain for the taxable year, (iii) distributions which are not designated as capital gains distributions and which are in excess of our current or accumulated earnings and profits will be treated as a return of capital to the shareholders and reduce the adjusted tax basis of a shareholder’s shares (but not below zero) and (iv) such distributions in excess of a shareholder’s adjusted tax basis in its shares will be treated as gain from the sale or exchange of such shares. See “—Taxation of Taxable U.S. Shareholders—Distributions” and “—Taxation of Non-U.S. Shareholders” above.

You should be aware that, because shares purchased with reinvested dividends may be purchased at up to a 5% discount (including any brokerage fees, commissions and administrative costs paid by us on your behalf in connection with the reinvestment), the taxable income received by you as a participant in our dividend reinvestment plan may be greater than the taxable income that would have resulted from the receipt of the dividend in cash.

Backup Withholding and Information Reporting

We report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gains distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to back-up withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Other Tax Considerations

State, Local and Foreign Taxes

We and our shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax adviser regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common shares.

ERISA AND CERTAIN OTHER CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or Plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan (“parties in interest” within he meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). Thus, a Plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction.

The Department of Labor, or the DOL, has issued final regulations, or the Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the Regulations, if a Plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act, the Plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and is registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The Company expects the common stock to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” The Company believes that the restrictions imposed under its declaration of trust on the transfer of the common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and “freely transferable,” the Company believes that the common stock will be publicly offered securities for purposes of the Regulations and that the assets of the Company will not be deemed to be “plan assets” of any Plan that invests in the common stock.

COMMON SHARES AVAILABLE FOR FUTURE SALE

General

The outstanding common shares sold in our private placements are “restricted” securities under the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. All common shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined by Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which will require us to file periodic reports under the Exchange Act).

Registration Rights

We have agreed to register the resale of shares held by our existing shareholders with the SEC within one year after completion of this offering.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of $2,000,000,000 in common shares in this offering, including $1,800,000,000 in common shares initially allocated to be offered in the primary offering and $200,000,000 in common shares initially allocated to be offered pursuant to our dividend reinvestment plan. Prior to the conclusion of this offering, if any of the $200,000,000 in common shares initially allocated for our dividend reinvestment plan remain after meeting anticipated obligations under the dividend reinvestment plan, we may decide to sell a portion of these shares in the primary offering. Similarly, prior to the conclusion of this offering, if the shares initially allocated for our dividend reinvestment plan have been purchased and we anticipate additional demand for our dividend reinvestment plan, we may decide to reallocate a portion of the shares allocated for the primary offering to our dividend reinvestment plan. The shares in the primary offering are being offered at a price of $10.00 per share and the shares purchased pursuant to our dividend reinvestment plan are being sold at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. Individuals must initially invest a minimum of $5,000 of common shares. Any investor who has made the required minimum investment may purchase additional shares in increments of one share. The offering of our common shares will terminate on or before October 24, 2008 (which is two years after the effective date of our original prospectus dated October 24, 2006). However, we reserve the right to terminate this offering at any time prior to such termination date. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

The shares are being offered to the public on a “best efforts” basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Dealer Manager and participating broker-dealers, who will be members of the Financial Industry Regulatory Authority, or FINRA, or other persons or entities exempt from broker-dealer registration. The Dealer Manager and participating broker-dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of our shares. Fund Investors, LLC, an affiliate of the Dealer Manager, purchased 80,645 common shares for $9.20 per share in this offering.

The Dealer Manager and participating broker-dealers are required to deliver a copy of the prospectus to each potential investor. We may make this prospectus, the subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to the Dealer Manager and participating broker-dealers as an alternative to paper copies when possible. As a result, if the Dealer Manager or a participating broker-dealer chooses, with an investor’s prior consent, it may provide an investor with the option of receiving the prospectus, the subscription agreement, offering documents, administrative and transfer forms, as well as marketing materials, electronically. If the Dealer Manager or a participating broker-dealer chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and FINRA and any laws or regulations related to the electronic delivery of documents. In any case, an investor may always receive a paper copy of these documents upon request to the Dealer Manager or the participating broker-dealer.

Compensation We Pay for the Sale of Our Shares

Subject to the provisions for a reduction of the selling commissions and other fees described below, we pay the Dealer Manager an amount equal to 7.0% of gross proceeds as selling commissions from the sale of our common shares in the primary offering all or a portion of which the Dealer Manager may, in its sole discretion, reallow to participating broker-dealers in this offering. In addition, we pay the Dealer Manager an amount equal to 1.5% of gross proceeds from the sale of our common shares in the primary offering for acting as the dealer manager, a portion of which the Dealer Manager, in its sole discretion, may reallow to participating broker-dealers in this offering. We also pay the Dealer Manager an amount equal to 1.0% of gross proceeds from the sale of our shares in the primary offering as a marketing support fee all or a portion of which the Dealer Manager, in its sole discretion, may reallow to participating broker-dealers in this offering. Generally, the Dealer Manager does not reallow any portion of the marketing support fee to participating broker-dealers unless they agree to provide one or more of the following services:

•	provide internal marketing support personnel and marketing communication vehicles to assist the Dealer Manager in promoting us;

•

respond to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, our financial status and the real estate markets in which we have invested;

•	assist investors with reinvestments and redemptions; and/or

•	provide other services requested by investors from time to time and maintain the technology necessary to adequately service investors.

Selling commissions, the dealer manager fee and the marketing support fee are not paid in connection with shares purchased pursuant to our dividend reinvestment plan. See “Description of Shares—Dividend Reinvestment Plan.”

The following table shows the maximum amount of selling commissions, dealer manager fees and marketing support fees payable to the Dealer Manager in this offering, assuming the sale of $1,800,000,000 in common shares in the primary offering with no discounts and $200,000,000 in common shares through our dividend reinvestment plan.

	Per Share	Maximum Offering
Primary Offering
Price to Public	$10.00	$1,800,000,000
Commissions and Fees	$0.95	$171,000,000

Proceeds to Us	$9.05	$1,629,000,000

Dividend Reinvestment Plan
Price to Public	$9.50	$200,000,000

Proceeds to Us	$9.50	$200,000,000

The Dealer Manager may also receive reimbursements for actual expenses incurred on our behalf in connection with the offering estimated to be 0.5% of gross proceeds from the offering. Such reimbursements may include, but are not limited to, reimbursements for marketing and direct expenses of the Dealer Manager’s employees while engaged in marketing our shares and marketing costs including costs associated with broker dealer meetings. All or a portion of such reimbursements may be used to reimburse participating broker-dealers for costs of technology associated with the offering, other costs and expenses related to such technology costs, and the facilitation of marketing our shares and broker dealer meetings, in the sole discretion of the Dealer Manager.

The maximum compensation payable to members of FINRA participating in this offering will not exceed 10% of gross offering proceeds plus approximately $100,000 for reimbursement of bona fide due diligence expenses. However, in no event will reimbursement of bona fide due diligence expenses exceed 0.5% of gross offering proceeds.

A participating broker-dealer may withhold the selling commissions to which it is entitled from the purchase price for the common shares in this offering and forward the balance to the Dealer Manager if (i) the participating broker-dealer is legally permitted to do so and the Dealer Manager and the participating broker-dealer have executed an addendum to their respective participating broker agreement pertaining to such an arrangement; and (ii) (a) the participating broker-dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (b) the participating broker-dealer forwards the subscription agreement to us and receives our written acceptance of the subscription prior to forwarding the purchase price for the common shares, net of the commissions to which the participating broker-dealer is entitled, to us; and (c) the participating broker-dealer verifies that there are sufficient funds in the investor’s account with the participating broker-dealer to cover the entire cost of the subscription.

Purchases Net of Selling Commissions and the Marketing Support Fee

The following persons and entities may purchase shares in the primary offering net of the 7.0% selling commissions and the 1.0% marketing support fee (but not net of the 1.5% dealer manager fee), at a per share price of $9.20.

•

a registered principal, or representative or associated person of the Dealer Manager or a participating broker-dealer and any employee, officer or director of affiliates of the Dealer Manager or the affiliate entity itself;

•	our employees, officers and directors or those of our Investment Advisor or CBRE Investors;

•

a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws (other than any registered investment adviser that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such duly registered investment adviser/broker-dealer); and

•	a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department.

Except for certain share ownership and transfer restrictions contained in our declaration of trust, there is no limit on the number of common shares that may be sold to these persons and entities at a per share price of $9.20. All sales must be made through a registered broker-dealer; therefore, any persons eligible to acquire shares net of selling commissions and the marketing support fee and any investment adviser whose client wants to purchase shares must arrange the placement of the transaction through a participating broker-dealer that will waive compensation.

The amount of proceeds to us will not be affected by eliminating selling commissions and the marketing support fee payable in connection with sales to investors purchasing through registered investment advisers or bank trust department. In addition, participating broker-dealers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of selling commissions and the marketing support fee may elect not to accept their compensation in the form of selling commissions and the marketing support fee offered by us for shares that they sell. In that event, such shares shall be sold to the investor net of 7.0% selling commissions and the 1.0% marketing support fee, at a per share purchase price of $9.20.

We have agreed to indemnify the Dealer Manager against some civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the managing dealer agreement or to contribute to payment the dealer manager may be required to make in respect of any of these liabilities.

Volume Discounts

In connection with the purchases of certain minimum numbers of shares in the primary offering by an investor who does not qualify for the discount described above, the amount of selling commissions otherwise payable to a participating broker-dealer may be reduced in accordance with the following schedule:

Number of shares purchased	Purchase price per incremental share in volume discount range	Selling commissions to Dealer Manager and reallowed on sales per incremental share in volume discount range
		Percent	Dollar amount
1-50,000	$10.00	7.0%	$0.70
50,001-100,000	$ 9.90	6.0%	$0.60
100,001-200,000	$ 9.80	5.0%	$0.50
200,001-300,000	$ 9.70	4.0%	$0.40
300,001-400,000	$ 9.60	3.0%	$0.30
400,001-500,000	$ 9.50	2.0%	$0.20
Over 500,001	$ 9.40	1.0%	$0.10

For example, if an investor purchases 100,000 shares, the investor could pay as little as $995,000 rather than $1,000,000 for the shares, in which event the selling commissions on the sale would be $64,700 ($0.647 per share). Our net proceeds will not be affected by such discounts.

The volume discount is, to the extent requested in writing by an investor as described below, cumulative. To the extent an investor qualifies for a volume discount on a particular purchase, its subsequent purchase, regardless of shares subscribed for in that purchase, will also qualify for (x) that volume discount or, (y) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 99,000 shares, and a second purchase is for 3,000 shares, 1,000 shares of the second purchase will be priced at $9.90 per share and 2,000 shares of the second purchase will be priced at $9.80 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing in a form satisfactory to us and must set forth the basis for such request.

For purposes of volume discounts, all such shares must be purchased through the same participating broker-dealer, or through the Dealer Manager or through the same registered investment adviser, as applicable.

Other Discounts

Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such participating broker-dealer may aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such participating broker-dealer. Additionally, the Dealer Manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from the Dealer Manager. Any reduction in selling commissions and marketing support fees would be prorated among the separate subscribers.

Investors should ask their participating broker-dealer about the opportunity to receive volume discounts by either qualifying as a “single purchaser,” as described below in “Application of Various Discounts,” or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

Application of Various Discounts

The volume discount is prorated among the separate subscribers considered to be a “single purchaser.” Shares purchased pursuant to our dividend reinvestment plan are not be combined with other subscriptions for shares in the primary offering by the investor in determining the volume discount or other discount to which such investor may be entitled. Further, shares purchased pursuant to our dividend reinvestment plan are not eligible for a volume discount or any other discount referred to in this Plan of Distribution. See the section of this prospectus titled “Dividend Reinvestment Plan.”

For purposes of determining the applicability of volume discounts, “single purchaser” includes

•	an individual, his or her spouse, and their children under the age of 21, who purchase the shares for his or her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and

•	all pension, trust, or other funds maintained by a given bank.

Any request to be deemed a “single purchaser” must be made in writing in a form satisfactory to us and must set forth the basis for such request.

Any reduction in selling commissions and/or the marketing support fee will reduce the effective purchase price per share to the investor involved but will not alter the proceeds available to us as a result of such sale. All investors acquiring shares in the primary offering will be deemed to have contributed the same amount per share whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced selling commissions and/or marketing support fees will receive higher returns on their investments in our common stock as compared to investors who do not pay reduced selling commissions and/or marketing support fees.

Sales Incentives

We or the Dealer Manager may provide incentive items for registered representatives of the Dealer Manager and the participating broker-dealers, which in no event shall exceed an aggregate of $100 per annum per participating registered representative. In the event other incentives are provided to registered representatives of the Dealer Manager or the participating broker-dealers, they will be paid only in cash, and such payments will be made only to the Dealer Manager or the participating broker-dealers rather than to their registered representatives. Sales incentive programs offered to participating broker-dealers must first have been submitted for review by FINRA, and must comply with Rule 2710. Sales incentive programs offered to registered representatives of the Dealer Manager must comply with Rule 2710 but are not required to be submitted to FINRA. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.

Procedures Applicable to All Subscriptions

We will sell common shares when subscriptions to purchase common shares are received and accepted by us. If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, substantially in the form contained in this prospectus as Appendix B, according to its instructions for a specific number of shares and delivering to us a check payable to “CB Richard Ellis Realty Trust,” in the amount of $10.00 per share, subject to certain discounts.

Each participating broker-dealer receiving a subscriber’s check made payable to “CB Richard Ellis Realty Trust” (where the participating broker-dealer’s internal supervisory procedures must be conducted at the same location at which subscription documents and checks are received from subscribers) shall deliver such checks to Boston Financial Data Services, Inc., our transfer agent, no later than the close of business of the first business day after receipt of the subscription documents. If the participating broker-dealer maintains a branch office, and, pursuant to a participating broker-dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the office of the participating broker-dealer conducting such internal supervisory review by the close of business on the first business day following the receipt of the subscription documents by the branch office. Further, in this circumstance, the participating broker-dealer shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to our transfer agent by the close of business on the first business day after the check is received by such other office of the participating broker-dealer.

Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to the participating broker-dealer. In such case, the participating broker-dealer will issue a check made payable to “CB Richard Ellis Realty Trust” for the aggregate amount of the subscription proceeds.

Once our transfer agent receives investor funds and subscription documents as set forth above, it will make a determination regarding whether or not the investor’s subscription documents are in good order. If the investor’s subscription documents are found to be in good order, the proceeds from the investor’s check will be deposited in a non-interest bearing account with our transfer agent for no more than one business day and such proceeds will be held for the benefit of CB Richard Ellis Realty Trust until they are transferred to our operating account. Our transfer agent also holds subscription funds relating to CNL sponsored investment vehicles and such funds are held for the benefit of those investment vehicles until they are transferred to their respective operating accounts.

The investment proceeds will be transferred to our operating account with Wells Fargo & Co. no later than the close of business on the first business day following the day the funds were placed into the non-interest bearing account with our transfer agent. Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We generally admit shareholders on a daily basis but in no event later than the last day of the calendar month following acceptance of a subscription. Subscriptions will be accepted or rejected within 30 days of receipt by our transfer agent and, if rejected, all funds shall be returned to the rejected subscribers within ten business days. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase.

The proceeds from the sale of common shares to New York residents are held in trust for the benefit of investors and are used only for the purposes set forth in this prospectus. Before they are applied, funds may be placed in short-term interest bearing investments, including obligations of, or obligations guaranteed by, the United States Government or bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash.

Each participating broker-dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for an investor and that the requisite suitability standards are met. See “Suitability Standards.” In making this determination, the participating broker-dealer relies on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the participating broker-dealer. Each participating broker-dealer is required to maintain, for at least six years, records of the information used to determine that an investment in the shares is suitable and appropriate for an investor.

Investments Through IRA Accounts

We have engaged Community National Bank to act as an IRA custodian for purchasers of our common shares who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. We pay the fees related to the establishment of investor accounts with Community National Bank and the annual IRA maintenance fee. Such fees are treated as organization and offering expenses. Further information about custodial services is available through your broker or through our dealer manager.

Suitability Standards

Those selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that the prospective shareholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective shareholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective shareholder’s overall financial situation; and

•

has apparent understanding of the fundamental risks of the investment, the risk that the shareholder may lose the entire investment, the lack of liquidity of the shares, the restrictions on transferability of the shares, the background and qualifications of the Investment Advisor and its affiliates, and the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective shareholder, as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each shareholder.

Supplemental Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. This material may include information relating to this offering, the past performance of CBRE Investors, our Investment Advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part or as forming the basis of the offering of the shares.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by our counsel, Clifford Chance US LLP, New York, New York.

EXPERTS

The consolidated financial statements included in this prospectus and the related financial statement schedule included elsewhere in the registration statement, and the effectiveness of our company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement. Such consolidated financial statements and financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and direct operating expenses of the Bolingbrook Point III building for the year ended December 31, 2006, included in this prospectus, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses of the Carolina Portfolio for the year ended December 31, 2006, included in this prospectus, has been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to the purpose of the statements) appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of revenues and certain expenses of the Carolina II Portfolio for the year ended December 31, 2006, included in this prospectus, has been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to the purpose of the statements) appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The historical statement of revenues and direct operating expenses of Lakeside Office Center for the year ended December 31, 2007, included in this prospectus, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, in Washington, D.C., a registration statement on Form S-11 with respect to the shares offered pursuant to this prospectus. For further information regarding us and the common shares offered by this prospectus, you may review the full registration statement, including its exhibits and schedules, filed under the Securities Act of 1933, as amended, on the SEC’s website at www.sec.gov. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC. You may obtain information on the operation of this public reference room by calling the SEC at 1-800-SEC-0330.

CB RICHARD ELLIS REALTY TRUST

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Pro Forma Condensed Consolidated Financial Statements (unaudited)	F-2

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2007 (unaudited)	F-3

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007 (unaudited)	F-4

Notes to the Pro Forma Condensed Consolidated Financial Statements (unaudited)	F-5

Report of Independent Registered Public Accounting Firm	F-9

Consolidated Balance Sheets as of December 31, 2007 and 2006	F-11

Consolidated Statements of Operations for the Years Ended December 31, 2007, 2006 and 2005	F-12

Consolidated Statements of Cash Flows for the Years Ended December 31, 2007, 2006 and 2005	F-13

Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2007, 2006 and 2005	F-14

Notes to the Consolidated Financial Statements for the Years Ended December 31, 2007, 2006 and 2005	F-15

Schedule III–Properties and Accumulated Depreciation Through December 31, 2007	F-46

Bolingbrook Point III

Independent Auditor’s Report	F-48

Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006	F-49

Notes to the Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006	F-50

Carolina Portfolio

Independent Auditor’s Report	F-52

Combined Statements of Revenues and Certain Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006	F-53

Notes to the Combined Statements of Revenues and Certain Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006	F-54

Carolina II Portfolio

Independent Auditor’s Report	F-58

Combined Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2007 (unaudited) and for the Year Ended December 31, 2006	F-59

Notes to the Combined Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2007 (unaudited) and for the Year Ended December 31, 2006	F-60

Lakeside Office Center

Independent Auditors’ Report	F-63

Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007	F-64

Notes to the Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007	F-65

Thames Valley Five

Other Financial Information of the Guarantor of the Single Tenant Lease	F-67

CB RICHARD ELLIS REALTY TRUST

Pro Forma Condensed Consolidated Financial Statements

(unaudited)

The following unaudited pro forma condensed consolidated statement of operations of CB Richard Ellis Realty Trust (the “Company”), including CBRE Operating Partnership, L.P. and Carolina TRS, Inc., its consolidated subsidiaries, for the year ended December 31, 2007 is based on the historical consolidated statement of operations of the Company and the combined statements of revenues and certain expenses for the (i) 602 Central Blvd. property (“602 Central Blvd.”), which was acquired on April 27, 2007, (ii) the Bolingbrook Point III property (“Bolingbrook”), which was acquired on August 29, 2007, (iii) the Carolina Portfolio, which was acquired on August 30, 2007, (iv) the Lakeside Office Center property (“Lakeside”), which was acquired on March 5, 2008 and (v) the Thames Valley Five property (“TVF”), which was acquired on March 20, 2008.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 is presented as if the acquisitions of 602 Central Blvd., Bolingbrook, the Carolina Portfolio, Lakeside and TVF had taken place on January 1, 2007.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2007 is presented as if the acquisition of the Lakeside, Kings Mountain III property and other land parcels (“KM III”) and TVF had taken place on December 31, 2007.

The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statement of operations should be read in conjunction with the historical balance sheet and statement of operations of the Company and the statements of revenues and certain expenses of Bolingbrook, the Carolina Portfolio and Lakeside, along with the accompanying notes thereto. The unaudited pro forma condensed consolidated statement of operations does not purport to represent our results of operations that would actually have occurred assuming the acquisitions of 602 Central Blvd., Bolingbrook, the Carolina Portfolio, Lakeside, KM III and TVF properties had occurred on January 1, 2007, nor does it purport to project our results of operations as of any future date or for any future period.

CB RICHARD ELLIS REALTY TRUST

Pro Forma Condensed Consolidated Balance Sheet

as of December 31, 2007 (unaudited)

(In Thousands, Except Share Data)

	CB Richard Ellis Realty Trust Historical	Lakeside Office Center	Kings Mountain III & Land Parcels	Thames Valley Five	Consolidated Company Pro Forma
	A	B	C	D
ASSETS
Net Investments in Real Estate	$252,351	$19,832	$26,512	$25,829	$324,524
Investment in Unconsolidated Entity	101	—	—	—	101
Real Estate and Other Assets Held for Sale	61,100	—	—	—	61,100
Cash and Cash Equivalents	77,554	(17,932)	(26,512)	(29,337)	3,773
Restricted Cash	430	—	—	—	430
Accounts and Other Receivables	1,445	—	—	—	1,445
Deferred Rent	1,196	—	—	—	1,196
Acquired Above Market Leases	11,735	1	—	—	11,736
Acquired In-Place Lease Value	26,324	2,099	—	4,398	32,821
Deferred Financing Costs	1,369	—	—	—	1,369
Lease Commissions	180	—	—	—	180
Other Assets	1,021	—	—	—	1,021

Total Assets	$434,806	$4,000	$—	$890	$439,696

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Notes Payable	$116,876	$—	$—	$—	$116,876
Loan Payable	45,000	—	—	—	45,000
Liabilities Related to Real Estate and Other Assets Held for Sale	753	—	—	—	753
Security Deposits	155	—	—	—	155
Accounts Payable and Accrued Expenses	3,917	—	—	—	3,917
Accrued Offering Costs Payable to Related Parties	5,241	—	—	—	5,241
Distributions Payable	4,013	—	—	—	4,013
Acquired Below Market Leases	11,895	4,000	—	890	16,785
Investment Management Fees Payable to Related Party	429	—	—	—	429

Total Liabilities	188,279	4,000	—	890	193,169

MINORITY INTEREST	1,495	—	—	—	1,495
SHAREHOLDERS’ EQUITY
Common Shares of Beneficial Interest, $.01 par value, 990,000,000 shares authorized; 31,076,709 issued and outstanding	311	—	—	—	311
Additional Paid-in-Capital	264,954	—	—	—	264,954
Accumulated Deficit	(20,274)	—	—	—	(20,274)
Accumulated Other Comprehensive Income	41	—	—	—	41

Total Shareholders’ Equity	245,032	—	—	—	245,032

Total Liabilities and Shareholders’ Equity	$434,806	$4,000	$—	$890	$439,696

See accompanying notes to the pro forma condensed consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended December 31, 2007 (unaudited)

(In Thousands, Except Share Data)

	CB Richard Ellis Realty Trust Historical	602 Central Blvd., Coventry, UK	Bolingbrook Point III	Carolina Portfolio	Carolina Portfolio Real Estate Held for Sale Adjustments	Lakeside Office Center	Thames Valley Five	Bolingbrook Pro Forma Adjustments	Carolina Portfolio Pro Forma Adjustments	Lakeside Office Center Pro Forma Adjustments	Consolidated Company Pro Forma
	AA	BB	CC	DD	EE	FF	GG	HH	II	JJ	KK
REVENUES
Rental	$12,598	$516	$396	$6,295	$(1,595)	$931	$2,250	$169	$2,140	$172	$23,872
Tenant Reimbursements	2,389	5	57	537	(44)	241	—	19	338	—	3,542

TOTAL REVENUES	14,987	521	453	6,832	(1,639)	1,172	2,250	188	2,478	172	27,414

EXPENSES
Operating and Maintenance	1,023	5	49	259	(72)	340	—	16	94	—	1,714
Property Taxes	1,486	—	45	509	(103)	210	—	15	386	—	2,548
Interest	5,049	222	—	1,945	—	—	—	—	855	—	8,071
General and Administrative	1,875	—	5	141	(41)	8	—	2	1	—	1,991
Management Fees to Related Party	1,676	49	—	—	—	—	176	73	660	108	2,742
Depreciation and Amortization	8,050	339	—	—	—	—	1,148	315	2,898	645	13,395

TOTAL EXPENSES	19,159	615	99	2,854	(216)	558	1,324	421	4,894	753	30,461

INTEREST AND OTHER INCOME	2,855	—	—	—	—	—	—	—	—	—	2,855

INCOME (LOSS) BEFORE MINORITY INTEREST	(1,317)	(94)	354	3,978	(1,423)	614	926	(233)	(2,416)	(581)	(192)
MINORITY INTEREST	17	2	—	—	—	—	(12)	(2)	(5)	(1)	(1)
EQUITY IN LOSS OF UNCONSOLIDATED INTEREST	(150)	—	—	—	—	—	—	—	—	—	(150)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,450)	$(92)	$354	$3,978	$(1,423)	$614	$914	$(235)	$(2,421)	$(582)	$(343)

Basic and Diluted Net loss per Share	$(0.08)										$(0.02)
Weighted Average Common Shares Outstanding—Basic and Diluted	18,545,418										18,545,418

See accompanying notes to the pro forma condensed consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Notes to the Pro Forma Condensed Consolidated Financial Statements

(unaudited)

1.	Adjustments to Pro Forma Condensed Consolidated Balance Sheet

The adjustments to the pro forma condensed consolidated balance sheet of the Company as of December 31, 2007 are as follows:

(A)	Reflects the historical consolidated balance sheet of the Company as of December 31, 2007.

(B)	Represents the purchase price of the assets acquired on March 5, 2008 by the Company in conjunction with the acquisition of Lakeside. The total cost of $17,932,000, including closing costs and acquisition fees, was funded using net proceeds from our initial public offering. An acquisition fee of $177,000 or 1% of the purchase price was paid to CBRE Advisors LLC, the Investment Advisor of the Company, upon closing.

We allocated the purchase price, plus closing costs and acquisition fees, to the fair value of the assets acquired as follows: $4,414,000 to land, $918,000 to site improvements, $13,338,000 to buildings and $1,162,000 to tenant improvements, $2,099,000 to in-place lease value, $1,000 to above market leases and $4,000,000 to below market leases. The purchase price allocations are preliminary and subject to change.

(C)	Represents the purchase price of the assets acquired on March 14, 2008 by the Company in conjunction with the acquisition of KM III. The total cost of $25,654,000, including closing costs and acquisition fees, was funded using net proceeds from our initial public offering. An acquisition fee of $254,000 or 1% of the purchase price was paid to the Investment Advisor.

We allocated the purchase price, plus closing costs and acquisition fees, to the fair value of the assets acquired as follows: $1,180,000 to land, $2,339,000 to site improvements and $22,135,000 to buildings. The purchase price allocations are preliminary and are subject to change.

In addition, the purchase price of the Carolina undeveloped land parcel acquisition on January 23, 2008 is also included herein. The total cost of $858,000, including closing costs and acquisition fees, was funded using net proceeds from our initial public offering. The Company allocated the total cost to land.

(D)	Represents the purchase price of the assets acquired on March 20, 2008 by the Company in conjunction with the acquisition of TVF. The total cost of $29,337,000, including closing costs and acquisition fees, was funded using net proceeds from our initial public offering. An acquisition fee of $277,000 or 1% of the purchase price was paid to the Investment Advisor.

The Company allocated the purchase price, plus closing costs and acquisition fees, to the fair value of the assets acquired as follows: $8,235,000 to land, $1,208,000 to site improvements, $16,287,000 to buildings, $99,000 to tenant improvements, $4,398,000 to in-place lease value and $890,000 to below market leases. The purchase price allocations are preliminary and are subject to change.

CB RICHARD ELLIS REALTY TRUST

Notes to the Pro Forma Consolidated Financial Statements

(unaudited)

2.	Adjustments to Pro Forma Condensed Consolidated Statement of Operations

The adjustments to the pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 2007 are as follows:

(AA)	Reflects the historical consolidated statement of operations of the Company for the year ended December 31, 2007.

(BB)	Reflects the statement of operations for the period from January 1, 2007 to April 26, 2007 (date prior to acquisition) for 602 Central Blvd. in order to present the operations as if the property was acquired on January 1, 2007. The office building is 100% leased on a net lease term basis through February 28, 2017 to Capita Business Services Limited (the “Tenant”), a subsidiary of The Capita Group plc, one of the UK’s largest business process outsourcing firms and guarantor of the lease. The Tenant has a one time right to break the lease on February 28, 2010, provided Tenant has given the landlord not less than nine months prior written notice to the effect that Tenant intends to leave the property. Rental revenues are recorded on a straight line basis over the lease term and both revenues and expenses such as depreciation and amortization were calculated as if the property was acquired on January 1, 2007. The Company entered into a financing arrangement on April 27, 2007. The principal amount of $10,945,000 is due in total at the end of a term of seven years. Interest only payments are due quarterly based on a variable interest rate, currently 6.35%. For purposes of adjustment, the interest expense was reflected as if the debt had been issued on January 1, 2007. Historical depreciation, amortization and investment management fees are included in this presentation. Minority interest reflects an adjustment for the allocable portion of the pro forma loss before minority interest of 602 Central Blvd.

(CC)	Reflects the historical statement of operations for the six months ended June 30, 2007 for Bolingbrook in order to present the operations as if the property was acquired on January 1, 2007. The Company acquired Bolingbrook on August 29, 2007 and the revenue and operating expenses for the period from July 1, 2007 through the date of acquisition have been reflected in (HH). Revenues and direct operating expenses are presented on an accrual basis of accounting. Rental revenues are recorded on a straight line basis. Historical depreciation and amortization are included in the pro forma adjustments reflected in (HH).

(DD)	Reflects the historical statement of operations for the six months ended June 30, 2007 for the Carolina Portfolio in order to present the operations as if the property was acquired on January 1, 2007. The Company acquired the Carolina Portfolio consisting of 30 buildings on August 30, 2007 and the revenues and expenses for the period from July 1, 2007 through the date of acquisition have been reflected in (II). Interest expenses included in the statement relates to the $66,110,000 principal amount of the mortgage loans assumed in the acquisition. Revenues and direct operating expenses are presented on an accrual basis of accounting. Rental revenues are recorded on a straight line basis. Historical depreciation and amortization are included in the pro forma adjustments reflected in (II).

(EE)	Reflects the adjustment to revenues and expenses included in (DD) for the 15 Carolina Portfolio buildings deemed to be Real Estate Held for Sale by management at August 30, 2007 (Date of Acquisition).

CB RICHARD ELLIS REALTY TRUST

Notes to the Pro Forma Consolidated Financial Statements

(unaudited)

(FF)	Reflects the historical statement of operations for the year ended December 31, 2007 for Lakeside in order to present the operations as if the property was acquired on January 1, 2007. The Company acquired Lakeside on March 5, 2008. Revenues and direct operating expenses are presented on an accrual basis of accounting. Rental revenues are recorded on a straight line basis. Historical depreciation, amortization and investment management fees are included in the pro forma adjustments reflected in (JJ).

(GG)	Reflects the historical statement of operations for the year ended December 31, 2007 for TVF in order to present the operations as if the property was acquired on January 1, 2007. The Company acquired TVF on March 20, 2008. The office building is 100% leased on a net lease term basis through November 15, 2013 to Regus (UK) Ltd, a subsidiary of Regus, plc., the world’s largest provider of workplace solutions. Revenues and direct operating expenses are presented on an accrual basis of accounting. Rental revenues are recorded on a straight line basis and include adjustments as a result of amortization of below market rents. Historical depreciation, amortization and investment management fees are included in this presentation.

Minority interest reflects an adjustment for the allocable portion of the pro forma income before minority interest of TVF.

(HH)	The additional pro forma adjustments for Bolingbrook reflect the adjustments to rental revenue as a result of the amortization of above market rents; increase in depreciation and amortization expense for tangible and intangible assets and an increase in the investment management fee through August 28, 2007 (date prior to acquisition) as if the property was acquired on January 1, 2007.

In addition, this adjustment reflects the historical statement of operations for the period July 1, 2007 through August 28, 2007 for Bolingbrook. Revenues and operating expenses are presented on an accrual basis of accounting. Rental revenues are recorded on a straight line basis.

Minority interest reflects an adjustment for the allocable portion of the pro forma income before minority interest of the Bolingbrook property.

(II)	The additional pro forma adjustments for the Carolina Portfolio reflect the adjustment to rental revenue as a result of the amortization of below or above market rents; depreciation and amortization expense for tangible and intangible assets and investment management fee through August 29, 2007 (date prior to acquisition) as if the properties were acquired on January 1, 2007.

In addition, this adjustment reflects the historical statement of operations for the period July 1, 2007 through August 29, 2007 for the Carolina Portfolio. Revenues and direct operating expenses are presented on an accrual basis of accounting. Rental revenues are recorded on a straight line basis. Interest expenses included in the statement relates to the $66,110,000 of principal amount of mortgage loans assumed in the acquisition.

The Company entered into a credit agreement on August 30, 2007 with Bank of America to provide a $65,000,000 term loan and $10,000,000 revolving line of credit. The term loan was

CB RICHARD ELLIS REALTY TRUST

Notes to the Pro Forma Consolidated Financial Statements

(unaudited)

fully drawn upon at the closing of the Carolina Portfolio to purchase both assets held for investment and assets held for sale. Interest on the outstanding balance of the term loan has been excluded from being a component of income/loss from continuing operations and is not part of this pro forma adjustment due to the fact the loan is secured by the held for sale properties and requires pro rata principal payment upon the sale of each property.

In addition, this adjustment reflects the increase in depreciation expense and investment management fee for KM III for the nine months ended December 31, 2007 based on a placed in-service date of April 1, 2007 at the completion of construction.

Minority interest reflects an adjustment for the allocable portion of the pro forma income loss minority interest of the Carolina Portfolio.

(JJ)	The additional pro forma adjustments for Lakeside reflect the adjustment in rental revenue as a result of the amortization of above and below market rents, increase in depreciation and amortization and an increase in investment management fee for the year ended December 31, 2007 as if the property were acquired on January 1, 2007.

Minority interest reflects an adjustment for the allocable portion of the pro forma income before minority interest of Lakeside.

(KK)	The Carolina II Portfolio historical statement of operations for the nine months ended September 30, 2007 is excluded from this presentation because the three buildings are deemed to be Real Estate Held for Sale by management. With the acquisition of the Carolina II Portfolio, there are now a total of 18 buildings deemed to be Real Estate Held for Sale by management.

Report of Independent Registered

Public Accounting Firm

To the Board of Trustees

CB Richard Ellis Realty Trust

Los Angeles, California

We have audited the accompanying consolidated balance sheets of CB Richard Ellis Realty Trust and its subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. Our audits also included the financial statement schedule listed in the Index at Item 15. We also have audited the Company’s internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for these financial statements and the financial statement schedule, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on these financial statements and financial statement schedule and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of trustees, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CB Richard Ellis Realty Trust and its subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 31, 2008

CB RICHARD ELLIS REALTY TRUST

Consolidated Balance Sheets as of December 31, 2007 and 2006 (In Thousands, Except Share Data)

	December 31,
	2007	2006
ASSETS
Investments in Real Estate:
Land	$48,966	$25,217
Site Improvements	17,901	1,787
Buildings and Improvements	183,268	40,662
Tenant Improvements	9,449	6,369

	259,584	74,035
Less: Accumulated Depreciation and Amortization	(7,233)	(3,385)

Net Investments in Real Estate	252,351	70,650
Investment in Unconsolidated Entity	101	—
Real Estate and Other Assets Held for Sale	61,100	—
Cash and Cash Equivalents	77,554	14,021
Restricted Cash	430	—
Accounts and Other Receivables	1,445	74
Deferred Rent	1,196	297
Acquired Above Market Leases, Net of Accumulated Amortization of $921 and $360, respectively	11,735	653
Acquired In-Place Lease Value, Net of Accumulated Amortization of $8,181 and $4,032, respectively	26,324	11,485
Deferred Financing Costs, Net of Accumulated Amortization of $267 and $110, respectively	1,369	357
Lease Commissions, Net of Accumulated Amortization of $46 and $12, respectively	180	117
Other Assets	1,021	153

Total Assets	$434,806	$97,807

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Notes Payable, less discount of $3,049 and $0, respectively	$116,876	$34,975
Loan Payable	45,000	—
Liabilities Related to Real Estate and Other Assets Held for Sale	753	—
Security Deposits	155	104
Accounts Payable and Accrued Expenses	3,917	1,316
Accrued Offering Costs Payable to Related Parties	5,241	4,810
Distributions Payable	4,013	892
Acquired Below Market Leases, Net of Accumulated Amortization of $1,696 and $858, respectively	11,895	2,571
Investment Management Fee Payable to Related Party	429	166

Total Liabilities	188,279	44,834
MINORITY INTEREST	1,495	1,629
SHAREHOLDERS’ EQUITY
Common Shares of Beneficial Interest, $0.01 par value, 990,000,000 shares authorized; 31,076,709 and 8,056,012 issued and outstanding as of December 31, 2007 and 2006, respectively	311	81
Additional Paid-in-Capital	264,954	60,906
Accumulated Deficit	(20,274)	(9,643)
Accumulated Other Comprehensive Income	41	—

Total Shareholders’ Equity	245,032	51,344

Total Liabilities and Shareholders’ Equity	$434,806	$97,807

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Consolidated Statements of Operations

for the Years Ended December 31, 2007, 2006 and 2005

(In Thousands, Except Share Data)

	Year Ended December 31,
	2007	2006	2005
REVENUES
Rental	$12,598	$6,630	$4,614
Tenant Reimbursements	2,389	1,830	872

	14,987	8,460	5,486

EXPENSES
Operating and Maintenance	1,023	860	367
Property Taxes	1,486	1,103	563
Interest	5,049	1,784	1,195
General and Administrative	1,875	851	359
Property Management Fee to Related Party	129	41	7
Investment Management Fee to Related Party	1,547	739	603
Class C Fee to Related Party	—	145	459
Depreciation and Amortization	8,050	4,618	2,478

	19,159	10,141	6,031

INTEREST AND OTHER INCOME	2,855	255	460

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY IN LOSS OF UNCONSOLIDATED ENTITY	(1,317)	(1,426)	(85)
MINORITY INTEREST	17	(1,058)	(7)
EQUITY IN LOSS OF UNCONSOLIDATED ENTITY	(150)	—	—

LOSS FROM CONTINUING OPERATIONS	(1,450)	(2,484)	(92)
DISCONTINUED OPERATIONS
Revenues From Discontinued Operations	1,674	—	—
Expenses From Discontinued Operations	336	—	—
Property Management Fee to Related Party	31	—	—
Minority Interest—Discontinued Operations	13	—	—
Provision for Income Taxes—Discontinued Operations	247	—	—

INCOME FROM DISCONTINUED OPERATIONS	1,047	—	—

NET LOSS	$(403)	$(2,484)	$(92)

Basic and Diluted Loss from Continuing Operations per Share	$(0.08)	$(0.35)	$(0.01)
Basic and Diluted Income from Discontinued Operations per Share	0.06	—	—

Basic and Diluted Net Loss per Share	$(0.02)	$(0.35)	$(0.01)

Weighted Average Common Shares Outstanding—Basic and Diluted	18,545,418	7,010,722	6,967,762
Dividends Declared Per Share	$0.54	$0.50	$0.42

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Consolidated Statements of Cash Flows

for the Years Ended December 31, 2007, 2006 and 2005

(In Thousands)

	Year Ended December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(403)	$(2,484)	$(92)
Adjustments to Reconcile Net Loss to Net Cash Flows Provided by Operating Activities:
Equity in Loss of Unconsolidated Entity	150	—	—
Minority Interest	(4)	1,058	7
Depreciation and Amortization of Building and Improvements	3,855	1,965	1,205
Amortization of Deferred Financing Costs	157	60	46
Amortization of Acquired In-Place Lease Value	4,160	2,641	1,272
Amortization of Above and Below Market Leases	(281)	(183)	(251)
Amortization of Lease Commissions	35	12	—
Amortization of Discount on Notes Payable	118	—	—
Class C Fee to Related Party	—	91	369
Deferred Income Taxes	217	—	—
Changes in Assets and Liabilities:
Accounts and Other Receivables	(1,294)	15	(65)
Deferred Rent	(899)	(189)	(105)
Other Assets	(864)	(128)	185
Accounts Payable and Accrued Expenses	3,137	607	326
Investment Management Fee Payable to Related Party	263	82	23

Net Cash Flows Provided By Operating Activities	8,347	3,547	2,920

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Real Estate Property	(142,877)	(17,839)	(21,940)
Acquisition of Real Estate Held for Sale	(60,574)	—	—
Investment in Unconsolidated Entity	(200)	—	—
Purchase Deposit	(551)	—	(500)
Restricted Cash	(430)	—	—
Lease Commissions	(97)	(100)	—
Improvements to Investments in Real Estate	(294)	(442)	(41)

Net Cash Flows Used in Investing Activities	(205,023)	(18,381)	(22,481)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Common Shares—Public Offering and Dividend Reinvestment	231	23	—
Proceeds from Additional Paid-in-Capital—Public Offering and Dividend Reinvestment	224,693	10,558	—
Redemption of Common Shares	(308)	(259)	—
Payment of Offering Costs	(19,907)	(261)	—
Payment of Distributions	(7,107)	(3,491)	(2,595)
Distribution to Minority Interest	(130)	(42)	(11)
Borrowing on Loan Payable	65,000	—	—
Principal Payment on Loan Payable	(20,000)	—	—
Proceeds from Notes Payable	19,945	—	21,725
Principal Payments on Notes Payable	(1,089)	—	—
Deferred Financing Costs	(1,169)	—	(284)
Security Deposits	51	96	1

Net Cash Flows Provided by Financing Activities	260,210	6,624	18,836

EFFECT OF FOREIGN CURRENCY TRANSLATION	(1)	—	—

Net Increase (Decrease) in Cash and Cash Equivalents	63,533	(8,210)	(725)
Cash and Cash Equivalents, Beginning of Year	14,021	22,231	22,956

Cash and Cash Equivalents, End of Year	$77,554	$14,021	$22,231

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Year for Interest	$4,323	$1,724	$1,072
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Distributions Declared and Payable	$4,013	$892	$873
Application of Deposit to Purchase Price of Texas Portfolio	—	$500	$—
Accrued Acquisition Costs Related to Real Property	$(77)	$—	$—
Notes Payable Assumed on Acquisition of the Carolina Portfolio, Net of Discount $3,166	$62,944	$—	$—
Exchange of Class C Interests for Class A OP Units and Modification of Class B Interest	$—	$370	$—

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Consolidated Statements of Shareholders’ Equity

for the Years Ended December 31, 2007, 2006 and 2005

(In Thousands, Except Share Data)

	Common Shares		Additional Paid-in- Capital	Accumulated Deficit	Accumulated Other Comprehensive Income		Total Shareholders’ Equity
	Shares	Amount
Balance at January 1, 2005	6,967,762	$70	$55,576	$(648)	$		$54,998
Class C Fee to Related Party	—	—	369	—		—	369
Distributions	—	—	—	(2,909)		—	(2,909)
Net Loss	—	—	—	(92)		—	(92)

Balance at December 31, 2005	6,967,762	70	55,945	(3,649)		—	52,366
Net Contributions From Public Offering of Common Shares, $0.01 Par Value	1,120,581	11	10,570	—		—	10,581
Costs Associated with Public Offering	—	—	(5,071)	—		—	(5,071)
Redemption of Common Shares	(32,331)	—	(259)	—		—	(259)
Class C Fee to Related Party	—	—	91	—		—	91
Exchange of Class C Interest for Class A OP Units and Modification of Class B Interest	—	—	(370)	—		—	(370)
Distributions	—	—	—	(3,510)		—	(3,510)
Net Loss	—	—	—	(2,484)		—	(2,484)

Balance at December 31, 2006	8,056,012	81	60,906	(9,643)		—	51,344
Net Loss	—	—	—	(403)		—	(403)
Foreign Currency Translation Gain	—	—	—	—		41	41

Total Comprehensive Loss	—	—	—	(403)		41	(362)

Net Contributions From Public Offering of Common Shares, $0.01 Par Value	23,059,068	231	224,693	—		—	224,924
Costs Associated with Public Offering	—	—	(20,338)	—		—	(20,338)
Redemption of Common Shares	(38,371)	(1)	(307)	—		—	(308)
Distributions	—	—	—	(10,228)		—	(10,228)

Balance at December 31, 2007	31,076,709	$311	$264,954	$(20,274)		$41	$245,032

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

1.	Organization and Nature of Business

CB Richard Ellis Realty Trust (the “Company”) was formed on March 30, 2004 under the laws of the state of Maryland. CBRE Operating Partnership, L.P. (“CBRE OP”) was formed in Delaware on March 30, 2004, with the Company as the sole general partner (the “General Partner”). The Company has elected to be taxed as a Real Estate Investment Trust (“REIT”) under sections 856 through 860 of the Internal Revenue Code of 1986, as amended, beginning with its taxable period ended December 31, 2004. The Company was incorporated to raise capital and acquire ownership interests in high quality real estate properties, including office, retail, industrial, and multi-family residential properties, as well as other real estate-related assets. CBRE OP was formed as a holding company to own direct investment interests in properties and other assets, as well as for the purpose of operating these investment interests. This structure is commonly known in the real estate industry as an umbrella partnership REIT.

On July 1, 2004, the Company commenced operations and issued 6,844,313 common shares of beneficial interest in connection with the initial capitalization of the Company. For each common share the Company issued, one limited partnership unit in CBRE OP was issued to the Company in exchange for the cash proceeds from the issuance of the common shares. In addition, CBRE REIT Holdings, LLC (“REIT Holdings”) an affiliate of CBRE Advisors LLC (the “Investment Advisor”), purchased 29,937 limited partnership units in CBRE OP as a limited partner. During October 2004, the Company issued an additional 123,449 common shares of beneficial interest to an unrelated third-party investor. On July 2, 2007, in conjunction with the Carolina Portfolio acquisition, the Company formed a taxable REIT subsidiary, CBRE RT Carolina TRS, Inc., (“Carolina TRS”), to hold certain real estate assets designated by management as held for sale which represent non-qualified REIT assets.

The registration statement relating to our initial public offering was declared effective on October 24, 2006. CNL Securities Corp., a related party, is the dealer manager of our offering. The registration statement covers up to $2,000,000,000 in common shares of beneficial interest, 90% of which will be offered at a price of $10.00 per share, and 10% of which will be offered pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by CBRE Advisors LLC, the Investment Advisor, or another firm we choose for that purpose. During the period October 24, 2006 through December 31, 2007, the Company issued 24,179,649 additional common shares of beneficial interest.

The Company operates in an umbrella partnership REIT structure in which its majority-owned subsidiary, CBRE OP, owns, directly or indirectly, substantially all of the properties acquired on behalf of the Company. The Company, as the sole general partner of CBRE OP, owns approximately 99% of the common partnership units therein. REIT Holdings, an affiliate of the Investment Advisor, holds the remaining interest through 246,361 limited partnership units representing approximately a 0.79% ownership interest in the total limited partnership units. In exchange for services provided to the Company relating to its formation and future services, REIT Holdings also owns a Class B limited partnership interest (“Class B interest”). The Investment Advisor is affiliated with the Company in that the two entities have common officers and trustees, some of whom also own equity interests in the Investment Advisor and the Company. All business activities of the Company are managed by the Investment Advisor.

Unless the context otherwise requires or indicates, references to “CBRE REIT,” “we,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of CB Richard Ellis Realty Trust and its subsidiaries.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the rules applicable to Form 10-K and include all information and footnotes required for financial statement presentation, including disclosures required under Generally Accepted Accounting Principles (“U.S. GAAP”) for complete financial statements.

Principles of Consolidation

Because the Company is the sole general partner of CBRE OP and the owner of Carolina TRS and has majority control over their management and major operating decisions, the accounts of CBRE OP and Carolina TRS are consolidated in the Company’s financial statements. The interests of REIT Holdings are reflected in minority interest in the accompanying consolidated financial statements. All significant inter-company accounts and transactions are eliminated in consolidation. CB Richard Ellis Investors, LLC (“CBRE Investors”), an affiliate of the Investment Advisor, also owns an interest in the Company through its ownership of 243,229 common shares of beneficial interest at December 31, 2007 and December 31, 2006.

Variable Interest Entities

Our determination of the appropriate accounting method with respect to our investment in CBRE Asia Fund which is considered a Variable Interest Entity (“VIE”), is based on Financial Accounting Standards Board, or FASB, Interpretation No. 46 (revised in December 2003), “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51” (“FIN46R”). We account for this VIE, of which we are not the primary beneficiary, under the equity method of accounting.

We determine if an entity is a VIE under FIN 46R based on several factors, including whether the entity’s total equity investment at risk upon inception is sufficient to finance the entity’s activities without additional subordinated financial support. We make judgments regarding the sufficiency of the equity at risk based first on a qualitative analysis, then a quantitative analysis, if necessary. In a quantitative analysis, we incorporate various estimates, including estimated future cash flows, asset hold periods and discount rates, as well as estimates of the probabilities of various scenarios occurring. If the entity is a VIE, we then determine whether we consolidate the entity as the primary beneficiary.

We determine whether an entity is a VIE and, if so, whether it should be consolidated by utilizing judgments and estimates that are inherently subjective. If we made different judgments or utilized different estimates in these evaluations, it could result in differing conclusions as to whether or not an entity is a VIE and whether or not to consolidate such entity.

We carry our investment in CBRE Asia Fund on the equity method of accounting because we have the ability to exercise significant influence (but not control) over operating and financial policies of such subsidiary. We eliminate transactions with such equity method subsidiary to the extent of our ownership in such subsidiary. Accordingly, our share of losses of this equity method subsidiary is included in consolidated net loss. Under the equity method, impairment losses are recognized upon evidence of other-than-temporary losses of value.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Common Share and Limited Partnership Unit Splits

The Company’s board of trustees, including the independent trustees, approved a share split in which each of the Company’s outstanding common shares and each limited partnership unit of CBRE OP were converted into 1.1974571 common shares and 1.1974571 limited partnership units of CBRE OP, respectively, effective on October 16, 2006. As a result, the Company has restated all historical shares, limited partnership unit, and per share data to give effect to this share split. The share split ratio was based on an independent third-party valuation of the Company’s existing assets and liabilities of $10.67 per Class A limited partnership unit (before the share split) as compared to a projection of $8.91 per Class A limited partnership unit after the public offering is completed.

Segment Information

Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information”, established standards for disclosure about operating segments and related disclosure about products and services, geographic areas and major customers. The Company currently operates in two geographic areas, the United States and the United Kingdom. The Company views its operations as two reportable segments, a Domestic segment and an International segment (which are each comprised of aggregated operating segments), which participate in the acquisition, development, ownership, and operation of high quality real estate in their respected regions.

Cash Equivalents

The Company considers short-term investments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 2007 and 2006 cash equivalents consisted primarily of investments in money market funds.

Restricted Cash

Restricted cash represents those cash accounts for which the use of funds is restricted by loan covenant. At December 31, 2007, our restricted cash balance was $430,000 which represents amounts set aside as impounds for future property tax payments as required by our agreements with the lenders.

Discontinued Operations and Real Estate Held for Sale

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS No. 144”), the income or loss and net gain on dispositions of operating properties and the income or loss on all properties classified as held for sale are reflected in the consolidated statements of operations as discontinued operations for all periods presented. A property is classified as held for sale

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

when certain criteria, as set forth under SFAS No. 144, are met. At such time, the Company presents the respective assets and liabilities separately on the balance sheet and ceases to record depreciation and amortization expense. Properties held for sale are reported at the lower of their carrying value or their estimated current sales value less costs to sell. As of December 31, 2007 the Company had 18 buildings classified as held for sale (see Notes 5 and 7).

Accounting for Derivative Financial Investments and Hedging Activities

We account for our derivative and hedging activities, if any, in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) as amended, which requires all derivative instruments to be carried at fair value on the balance sheet. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. We formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. We periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders’ equity. Calculation of a fair value of derivative instruments also requires management to use estimates. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges under SFAS No. 133. The changes in fair value hedges are accounted for by recording the fair value of the derivative instruments on the balance sheet as either assets or liabilities, with the corresponding amount recorded in current period earnings. As of December 31, 2007, we have one interest rate cap agreement in place, accounted for as a fair value hedge, included in other assets on the balance sheet with an estimated fair value of $121,000. Included in earnings for the year ended December 31, 2007 is $22,000 related to the increase in fair value of the interest rate cap.

Investments in Real Estate

The Company’s investment in real estate is stated at depreciated cost. Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows:

Buildings and improvements	39 years
Site improvements	15 years
Tenant improvements	Shorter of the useful lives or the terms of the related leases

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset. Repairs and maintenance are charged to expense as incurred. As of December 31, 2007 and 2006, the Company owned 30 and 7 real estate investments, respectively.

On September 15, 2004, the Company purchased the REMEC Corporate Campus (“REMEC”), located in San Diego, California, for approximately $26,667,000, with cash of $26,566,000, and an additional

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

$101,000 paid in January of 2005. On November 3, 2004, the Company purchased 300 Constitution Drive (“300 Constitution”), located in Taunton, Massachusetts, for approximately $19,805,000.

On June 21, 2005, the Company acquired Deerfield Commons I, a multi-tenant commercial office building, for approximately $19,572,000. In addition the Company also purchased Deerfield Commons II, an entitled land parcel, for approximately $2,262,000. The properties are located in Alpharetta, Georgia.

On January 9, 2006, the Company acquired the Texas Portfolio with cash of approximately $17,838,000 and the application of a $500,000 purchase deposit totaling approximately $18,338,000. The Texas Portfolio is comprised of the three multi-tenant industrial/warehouse buildings (660 Dorothy, 505 Century and 631 International) located in Allen and Richardson, Texas.

On April 27, 2007, the Company acquired 602 Central Blvd., a single-tenant office building in Coventry, England, United Kingdom. The purchase price was approximately £11,983,000 ($23,847,000), including transaction costs and acquisition fees.

On August 29, 2007, the Company acquired Bolingbrook Point III, a multi-tenant warehouse building located in Bolingbrook, Illinois. The purchase price was approximately $18,168,000, including transaction costs and acquisition fees.

On August 30, 2007, the Company acquired a portfolio of 30 distribution and manufacturing industrial buildings located in North and South Carolina. The purchase price of this portfolio was $217,239,000, including transaction costs and acquisition fees. Management has taken the necessary actions to deem 15 of the 30 buildings as real estate held for sale and the activities thereof are included in discontinued operations.

On September 24, 2007 and November 1, 2007, the Company acquired 3 distribution and manufacturing buildings located in South Carolina. The purchase price of this portfolio was $10,258,000, including transaction costs and acquisition fees. Management has taken the necessary actions to deem these 3 buildings as real estate held for sale and the activities thereof are included in discontinued operations.

Other Assets

Other assets consist primarily of purchase deposits paid in connection with future acquisitions that have not yet been applied to investments in real estate, prepaid insurance, and prepaid property taxes. Other assets will be amortized to expense or reclassified to other asset accounts upon being put into service in future periods.

In addition, other assets include an interest rate cap based on its December 31, 2007 fair value. The interest rate cap is valued quarterly and the net change is recognized in earnings. The interest rate cap has a term of 33 months from August 27, 2007 to May 27, 2010 and has a notional amount of £5,500,000 ($10,928,000) and caps the three month London Inter-Bank Offering Rate (“LIBOR”) at 6.25% during such period. Included in other assets is the fair value of the interest rate cap of $121,000, which includes $22,000 in earnings for the increase in fair value of the interest rate cap during the year ended December 31, 2007.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

Other assets include the following as of December 31, 2007 and 2006 (in thousands):

	December 31,
	2007	2006
Purchase deposit	$551	$—
Prepaid insurance	315	144
Interest rate cap at fair value	121	—
Other	34	9

Total	$1,021	$153

Concentration of Credit Risk

The Company’s properties are located throughout the United States and in the United Kingdom. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory, and social factors affecting the communities in which the tenants operate. The Company’s credit risk relates primarily to cash, restricted cash, and interest rate cap agreements. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses to date on its invested cash and restricted cash. The interest rate cap agreements create credit risk. Credit risk arises from the potential failure of counterparties to perform in accordance with the terms of their contracts. The Company’s risk management policies define parameters of acceptable market risk and limit exposure to credit risk. Credit exposure resulting from derivative financial instruments is represented by their fair value amounts, increased by an estimate of potential adverse position exposure arising from changes over time in interest rates, maturities, and other relevant factors. The Company does not anticipate nonperformance by any of its counterparties.

Minority Interest in the Operating Partnership

The interest in the operating Partnership not owned by us, which is reflected as minority interest as of December 31, 2007 and 2006 represents 0.79% and 2.97%, respectively, of the Operating Partnership. The change in minority interest is primarily due to our increased share offering activity during 2007. Of the 246,341 operating partnership units held as minority interest as of December 31, 2007, 246,341 operating partnership units were exchangeable on a one for one basis for common shares of CBRE REIT, with an estimated aggregate fair value of $2,463,000, based on the gross selling price per share of CBRE REIT’s common shares in this our initial public offering as of December 31, 2007.

Impairment of Long-Lived Assets

The Company assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the future net cash flows, undiscounted and without interest, expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Management believes no impairment in the net carrying values of the investments in real estate has occurred.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

Purchase Accounting for Acquisition of Investments in Real Estate

The Company applies purchase accounting to all acquired real estate investments. The purchase price of the real estate is allocated to the acquired tangible assets, consisting primarily of land, building and tenant improvements and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases, value of tenant relationships and acquired ground leases, based in each case on their fair values. Loan premiums, in the case of above-market rate loans, or loan discounts, in the case of below-market loans, will be recorded based on the fair value of any loans assumed in connection with acquiring the real estate.

The fair value of the tangible assets of an acquired property is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land (or acquired ground lease if the land is subject to a ground lease), building and tenant improvements based on management’s determination of the relative fair values of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs.

In allocating the purchase price of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases; and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases measured over a period equal to the remaining non-cancelable term of the lease and, for below-market leases, over a period equal to the initial term plus any below-market fixed-rate renewal periods. The capitalized below-market lease values, also referred to as acquired lease obligations, are amortized as an increase to rental income over the initial terms of the respective leases and any below-market fixed-rate renewal periods. The capitalized above-market lease values are amortized as a decrease to rental income over the initial terms of the prospective leases.

The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationships, is measured by the estimated cost of operations during a theoretical lease-up period to replace in-place leases, including lost revenues and any unreimbursed operating expenses, plus an estimate of deferred leasing commissions for in-place leases. This aggregate value is allocated between in-place lease value and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease; however, the value of tenant relationships has not been separated from in-place lease value for the real estate acquired as such value and its consequence to amortization expense is immaterial for these particular acquisitions. Should future acquisitions of properties result in allocating material amounts to the value of tenant relationships, an amount would be separately allocated and amortized over the estimated life of the relationship. The value of in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written-off.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. In the accompanying consolidated balance sheets, accumulated other comprehensive income consists of foreign currency translation adjustments.

Income Taxes

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable period ended December 31, 2004. To qualify as a REIT, the Company must distribute annually at least 90% of its adjusted taxable income, as defined in the Code, to its shareholders and satisfy certain other organizational and operating requirements. The Company generally will not be subject to U.S. federal income taxes if it distributes 100% of its taxable income for each year to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to U.S. federal income taxes (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and to U.S. federal income taxes and excise taxes on its undistributed taxable income. The Company believes that it has met all of the REIT distribution and technical requirements for the years ended December 31, 2007, 2006, and 2005 was not subject to any U.S. federal income taxes. Management intends to continue to adhere to these requirements and maintain the Company’s REIT status.

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases is recorded as deferred rent. In connection with various leases, the Company has received irrevocable stand-by letters of credit totaling $8,353,000 and $3,785,000 as security for such leases at December 31, 2007 and 2006, respectively.

Reimbursements from tenants, consisting of amounts due from tenants for common area maintenance, real estate taxes, insurance and other recoverable costs, are recognized as revenue in the period the expenses are incurred. Tenant reimbursements are recognized and presented in accordance with Emerging Issues Task Force Issue 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent (“Issue 99-19”). Issue 99-19 requires that these reimbursements be recorded on a gross basis, when the Company is the primary obligor with respect to incurring expenses and with respect to having the credit risk.

Allowances for uncollectible tenant and deferred rent receivables—Tenant receivables and deferred rent receivables are carried net of the allowances for uncollectible current tenant receivables and deferred rent. Management’s determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, individual receivables, current economic conditions, and other relevant factors. The allowances are increased or decreased through the provision for bad debts. Management of the Company did not consider it necessary to have an allowance for uncollectible rent receivables as of December 31, 2007 and 2006.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

Offering Costs

Offering costs incurred through December 31, 2007 totaling $25,409,000, including $20,338,000 and $5,071,000 during the years ended December 31, 2007 and 2006 respectively, are recorded as a reduction of additional paid-in-capital in the consolidated statement of shareholders’ equity. Of the total amount, $20,674,000 was incurred to CNL Securities Corp., as dealer manager; $3,969,000 was incurred to CB Richard Ellis Group, Inc., an affiliate of the Investment Advisor; $63,000 was incurred to the Investment Advisor for reimbursable marketing costs and $703,000 was incurred to other service providers. Each party will be paid the amount incurred from proceeds of the public offering. As of December 31, 2007 and 2006, the accrued offering costs payable to related parties included in our consolidated balance sheets were $5,241,000 and $4,810,000, respectively.

Deferred Financing Costs

Direct costs incurred in connection with obtaining financing are amortized over the respective term of the loan on a straight-line basis, which approximates the effective interest method.

Translation of Non-U.S. Currency Amounts

The financial statements and transactions of our United Kingdom real estate operation is reported in its functional currency, namely GBP-pound sterling and is then translated into U.S. dollars. Assets and liabilities of this operation are denominated in the functional currency and are then translated at exchange rates in effect at the balance sheet date. Revenues and expenses are translated at the average exchange rate for the reporting period. Translation adjustments are reported in “Accumulated Other Comprehensive Income” a component of Shareholders’ Equity.

The carrying value of our United Kingdom assets and liabilities fluctuate due to changes in the exchange rate between the U.S. dollar and the GBP-pound sterling. The exchange rate of the U.S. dollar to the GBP-pound sterling was $1.9869 at December 31, 2007.

Class B and Class C Interests—Related Party

Effective July 1, 2004, REIT Holdings, was granted a Class B interest and a Class C interest in CBRE OP. The Class B interest entitled REIT Holdings to distributions made by CBRE OP in an amount equal to (i) 20% of the distributions of earnings to the partners in excess of distributed earnings of 6% per annum of the aggregate purchase price paid for all outstanding common partnership units in CBRE OP; and (ii) 20% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (x) the costs of such disposition, (y) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (z) an amount equal to a 10% annual, uncompounded rate of return on such invested capital. The Class C interest entitled REIT Holdings to a profits interest which had the right to receive distributions made by CBRE OP in amounts equal to (i) 3% of the aggregate distribution to the Class A partnership unit holders and the holder of the Class C interest, and (ii) up to 3% of the net sales proceeds upon liquidation of the assets of CBRE OP. The Class B interest is subject to redemption by the Company in the event of termination of the Investment Advisory Agreement and the Class C interest was subject to conversion by the Company into Class A limited partnership units upon such termination. In addition, a listing on a public exchange will be deemed a disposition of all properties for purposes of the Class B interest and would have triggered a conversion of the Class C interest into Class A limited partnership units.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

The Class B interest is an equity instrument issued to non-employees in exchange for services. Prior to the modification of the Class B interest on October 24, 2006, the Company determined the fair value of the Class B interest, recorded an allocation of earnings (loss) to minority interest holder, and adjusted the minority interest balance to reflect the current period change in fair value, if any.

Effective October 24, 2006, the board of trustees, including our independent trustees, approved the Amended and Restated Agreement of Limited Partnership of CBRE OP (the “Amended Partnership Agreement”) which modified the terms of the Class B limited partnership interest so that the holder is entitled to receive distributions made by CBRE OP in an amount equal to 15% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (i) the costs of such distribution, (ii) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (iii) an amount equal to 7% annual, uncompounded return on such invested capital. The terms of the termination provision relating to the Class B limited partnership interest were also amended to require its forfeiture in the event the Advisor unilaterally terminates the Investment Advisory Agreement. As a result future changes in the fair value of the Class B interest will be deferred from recognition in the financial statements until a listing of the common shares on a national securities exchange or a change in a control transaction takes place.

The Class C interest was an equity instrument issued to non-employees in exchange for services. Each reporting period prior to the measurement date, the Company determined the fair value of the Class C interest and recorded the current period expense, if any. Subsequent to the measurement date, distributions to the Class C interest were recorded as an allocation of earnings/(loss) to minority interest holder and a distribution paid to the minority interest balance.

On October 24, 2006, the board of trustees, including the independent trustees, approved the exchange of the Class C limited partnership interest in CBRE OP held by REIT Holdings for 216,424 limited partnership units in CBRE OP with an aggregate value of approximately $1,928,000 on the date of exchange. The number of limited partnership units received in exchange for the Class C limited partnership interest was based on an independent third party valuation approved by the board of trustees, including the independent trustees.

Net Loss Per Share

Basic net income (loss) per share from continuing operations and discontinued operations is computed by dividing income (loss) from continuing operations and discontinued operations by the weighted average number of common shares outstanding during each period. The computation of diluted net income (loss) from continuing operations and discontinued operations per share further assumes the dilutive effect of stock options, stock warrants and contingently issuable shares, if any. In accordance with SFAS No. 128, “Earnings Per Share,” as the Company has recorded net losses from continuing operations and net income from discontinued operations for the years ended December 31, 2007, 2006 and 2005, the effect, of stock options, stock warrants and contingently issuable shares, if any, would be anti-dilutive, and accordingly are excluded from the earnings per share computation. In addition, no stock options, stock warrants or contingently issuable shares have ever been issued. As a result, there is no difference in basic and diluted shares.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

New Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141(R)”). SFAS No. 141(R) changes the requirements for an acquirer’s recognition and measurement of the assets acquired and the liabilities assumed in a business combination. SFAS No. 141(R) is effective for annual periods beginning after December 15, 2008 and should be applied prospectively for all business combinations entered into after the date of adoption. We anticipate that this pronouncement will only have an impact on our financial statements in so far as we will not be able to capitalize indirect deal costs to our acquisitions.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 requires (i) that noncontrolling (minority) interests be reported as a component of shareholders’ equity, (ii) that net income attributable to the parent and to the noncontrolling interest be separately identified in the consolidated statement of operations, (iii) that changes in a parent’s ownership interest while the parent retains its controlling interest be accounted for as equity transactions, (iv) that any retained noncontrolling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value, and (v) that sufficient disclosures are provided that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 is effective for annual periods beginning after December 15, 2008 and should be applied prospectively. However, the presentation and disclosure requirements of the statement shall be applied retrospectively for all periods presented. Management does not expect the adoption of the provisions of SFAS No. 160 will have a material impact the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the fiscal year beginning on or before November 15, 2007, provided the provisions of SFAS No. 157 are applied. Management is currently evaluating the impact, if any, SFAS No. 159 will have on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and provides for expanded disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. This guidance was issued to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management does not expect that the adoption of SFAS No. 157 will have a material impact on the Company’s consolidated financial statements.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 increases the relevancy and

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

comparability of financial reporting by clarifying the way companies account for uncertainty in measuring income taxes. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN 48 only allows a favorable tax position to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. FIN 48 also provides guidance on the accounting and recording of interest and penalties on uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have any impact on the Company’s consolidated financial statements.

3.	Acquisitions of Real Estate

The Texas Portfolio, consisting of three properties (660 N. Dorothy, 505 Century and 631 International), was acquired for approximately $18,338,000 on January 9, 2006, 602 Central Blvd. was acquired for $23,847,000 on April 27, 2007, Bolingbrook Point III was acquired on August 29, 2007 for $18,168,000, the Carolina Portfolio (continuing operations) was acquired for $166,923,000 on August 30, 2007. These property acquisitions are accounted for in accordance with SFAS No. 141, “Business Combinations.” The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, site improvements, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above and below-market leases and the value of in-place leases and tenant relationships, if any, based in each case on their respective fair values. Loan premiums, in the case of above-market rate loans, or loan discounts, in the case of below-market loans, will be recorded based on the fair value of any loans assumed in connection with acquiring the real estate. The purchase price allocation to the assets and liabilities acquired at Bolingbrook Point III and the Carolina Portfolio are preliminary and are subject to revision based on the finalization of appraisals of the assets and liabilities acquired.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed for the above noted acquisitions during the years ended December 31, 2007 and 2006 designated as real estate held for investment as of December 31, 2007 (in thousands):

Property	Land	Site Improve- ments	Building Improve- ments	Tenant Improve- ments	Acquired in-Place Lease Value	Above Market Lease Value	Below Market Lease Value	Discount on Notes	Purchase Price	Notes Payable Assumed	Net Assets Acquired
660 North Dorothy	$1,576	$417	$3,402	$199	$1,230	$31	$(19)	$—	$6,836	$—	$6,836
505 Century	950	304	3,684	119	996	50	(8)	—	6,095	—	6,095
631 International	923	238	2,912	285	1,098	8	(57)	—	5,407	—	5,407
602 Central Blvd.	3,630	327	17,828	—	2,486	—	(424)	—	23,847	—	23,847
Bolingbrook Point III	2,422	522	13,433	164	1,078	549	—	—	18,168	—	18,168
Fairforest Bldg 5	1,788	2,462	12,017	101	1,245	—	(776)	131	16,968	(11,308)	5,660
Fairforest Bldg. 6	596	506	3,754	459	570	788	—	211	6,884	(3,832)	3,052
Fairforest Bldg. 7	660	463	4,503	—	—	—	—	—	5,626	—	5,626
HJ Park Bldg. 1	575	469	2,472	12	337	292	—	59	4,216	(1,485)	2,731
North Rhett I	1,289	366	9,627	428	1,224	—	(2,851)	219	10,302	(4,968)	5,334
North Rhett II	539	143	5,670	26	391	109	—	195	7,073	(2,700)	4,373
North Rhett III	562	209	3,366	18	396	103	—	89	4,743	(2,207)	2,536
North Rhett IV	2,432	1,716	12,445	91	1,885	—	(2,064)	555	17,060	(11,258)	5,802
Jedburg Commerce Park	4,118	3,093	20,832	152	4,882	8,887	—	—	41,964	—	41,964
Mount Holly Bldg.	1,012	1,050	3,699	18	378	—	(144)	195	6,208	(2,700)	3,508
Orangeburg Park Bldg.	544	641	3,636	93	367	—	(5)	198	5,474	(2,746)	2,728
Kings Mt. I	303	362	3,097	166	506	699	—	160	5,293	(2,335)	2,958
Kings Mt. II	773	1,351	10,199	957	1,453	—	(3,808)	386	11,311	(7,044)	4,267
Union Cross Bldg. I	852	759	3,905	27	632	216	—	194	6,585	(3,332)	3,253
Union Cross Bldg.II	1,658	1,576	12,271	66	1,162	—	(91)	574	17,216	(10,195)	7,021

	$27,202	$16,974	$152,752	$3,381	$22,316	$11,732	$(10,247)	$3,166	$227,276	$(66,110)	$161,166

Building improvements are depreciated over 39 years; Site Improvements are depreciated over 15 years; Tenant Improvements, Value of In-Place Leases, Above-Market Lease Values and Below-Market Lease Values are amortized over the remaining lease terms at the time of acquisition.

The following table summarizes the estimated fair values of the Carolina Portfolio properties acquired and designated as real estate held for sale at December 31, 2007 (in thousands):

Fairforest Bldgs. 1-4	$20,947
Highway 290 Commerce Pk—Bldgs 1, 2, 5, 6 and 7	21,202
Orchard Business Park 1 and 2	2,268
Greenville/Spartanburg Ind.	3,581
Community Cash Complex 1-5	8,648
Cherokee Corporate Park	3,928

Total	$60,574

At such time, the Company presents the respective assets separately on the balance sheet, presents the revenue and expenses separately on the statement of operations and it ceases to record depreciation and amortization expense.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

Unaudited pro forma results, assuming the above noted acquisitions had occurred as of January 1, 2006 for purposes of the 2007 and 2006 pro forma disclosures, are presented below. These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as increased depreciation and amortization expenses as a result of tangible and intangible assets acquired in the acquisitions as well as higher interest expense as a result of the debt incurred to finance the acquisitions. These unaudited pro forma results do not purport to be indicative or what operating results would have been had the acquisitions occurred on January 1, 2006 and may not be indicative of future operating results (dollars in thousands, except share data):

	Year Ended December 31,
	2007	2006
Revenue	$23,861	$17,815
Operating Loss	(3,212)	(4,397)
Net Loss from Continuing Operations	(506)	(5,173)
Basic and Diluted Loss from Continuing Operations Per Share	$(0.03)	$(0.43)
Weighted Average Shares Outstanding for Basic and Diluted Loss from Continuing Operations Per Share	18,545,418	12,054,523

4.	Investments in Unconsolidated Entity

We have agreed to a capital commitment of $20,000,000 in CBRE Asia Fund, which extends for 24 months after the close of the final capital commitment. On October 16, 2007, we contributed $200,000 of our capital commitment which was funded using net proceeds from our initial public offering. CBRE Investors, our sponsor, formed CBRE Asia Fund, to purchase, reposition, develop, hold for investment and sell institutional quality real estate and related assets in targeted markets in Asia, including China, Japan, India, South Korea, Hong Kong, Singapore and other Asia Pacific markets. The initial closing date of the CBRE Asia Fund was in July 2007, with additional commitments being accepted through January 2008. CBRE Asia Fund closed on January 31, 2008, with aggregate capital commitments of $394,200,000. CBRE Asia Fund has an eight year term, which may be extended for up to two one-year periods with the approval of two-thirds of the limited partners.

As of December 31, 2007, CBRE Asia Fund had aggregate investor commitments of approximately $344,000,000 from institutional investors including CBRE Investors. As of December 31, 2007, we owned an ownership interest of approximately 5.81% in CBRE Asia Fund. Our capital comment is currently being pledged as collateral borrowings of CBRE Asia Fund of which of our pro-rata portion of such borrowing was $2,610,000, based on our 5.81% ownership interest at December 31, 2007. Currency translation gains recognized during the year are recognized as Other Comprehensive Income in the amount of $51,000.

We carry our investment in CBRE Asia Fund on the equity method of accounting. Those investments where we have the ability to exercise significant influence (but not control) over operating and financial policies of such subsidiaries (including certain subsidiaries where we have less than 20% ownership) are accounted for using the equity method. We eliminate transactions with such equity method subsidiaries to the extent of our ownership in such subsidiaries. Accordingly, our share of the earnings or losses of these equity method subsidiaries is included in consolidated net loss. Under the equity method, impairment losses are recognized upon evidence of other-than-temporary losses of value.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

Consolidated Balance Sheet of the Unconsolidated Entity as of December 31, 2007 (unaudited) (in thousands):

Assets
Real Estate Net	$98,995
Other Assets	7,510

Total Assets	$106,505

Liabilities and Equity
Loan Payable	$44,969
Notes Payable	87,389
Total Liabilities	104,420
Company’s Equity	101
Other Investors Equity	1,984

Total Liabilities and Equity	$106,505

Consolidated Statements of Operations of the Unconsolidated Entity for the year ended December 31, 2007 (unaudited) (in thousands):

Total Revenues	$208
Total Expenses	2,393

Net Loss	$(2,185)

Company’s Equity in Net Loss	$(150)

5.	Real Estate and Other Assets Held for Sale and Related Liabilities

Real estate and other assets held for sale include real estate for sale in their present condition that have met all of the “held for sale” criteria of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and other assets directly related to such projects. Liabilities related to real estate and other assets held for sale have been included as a single line item in the accompanying consolidated balance sheets. There were no real estate assets held for sale at December 31, 2006.

Real estate and other assets held for sale and related liabilities as of December 31, 2007 (in thousands):

Assets
Real estate held for sale	$58,449
In-place lease value	2,125
Current assets	526

Total real estate and other assets held for sale	61,100

Liabilities
Accounts payable and accrued expenses	753

Total liabilities related to real estate and other assets held for sale	753

Net real estate and other assets held for sale	$60,347

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

6.	Acquisitions Related Intangible Assets

The Company’s acquisition related intangible assets are included in the consolidated balance sheets as acquired in-place lease value, acquired above market lease value and acquired below market lease value.

The following is a schedule of future amortization of acquisition related intangible assets as of December 31, 2007 (in thousands):

	Acquired In-Place Lease Value	Below Market Lease Value	Above Market Lease Value
2008	$5,448	$1,552	$967
2009	4,827	1,547	964
2010	2,969	1,390	866
2011	2,224	1,343	780
2012	2,065	1,332	779
Thereafter	8,791	4,731	7,379

	$26,324	$11,895	$11,735

The amortization of the above and below-market lease values included in rental revenue were $(561,000) and $838,000, respectively, for the year ended December 31, 2007, $(229,000) and $412,000, respectively, for the year ended December 31, 2006 and $(131,000) and $382,000, respectively, for the year ended December 31, 2005. The amortization of in-place lease value included in amortization expense was $4,160,000, $2,641,000 and $1,272,000 for the years ended December 31, 2007, 2006 and 2005, respectively.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

7.	Discontinued Operations

In accordance with SFAS No. 144, the income and the net gain on dispositions of operating properties are reflected in the consolidated statements of operations as discontinued operations for all periods presented.

Revenues and expenses from discontinued operations for the year ended December 31, 2007 represent the activities of the held for sale portfolio of light industrial and warehouse distribution buildings acquired during the year ended December 31, 2007 for $60,574,000. The properties are currently being marketed for sale. There were no discontinued operations in 2006 and 2005.

The following table summarizes the components that comprise income from discontinued operations for the year ended December 31, 2007 (in thousands):

Revenues
Rental	$1,430
Tenant Reimbursements	244

Total Revenues	1,674

Expenses
Operating and Maintenance	35
Property Taxes	291
General and Administrative	11
Property Management Fee to Related Party	31

Total Expenses	368

Minority Interest in Discontinued Operations	(12)
Provision for Income Taxes in Discontinued Operations	(247)

Total Income from Discontinued Operations	$1,047

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

8.	Debt

Notes Payable secured by real property are summarized as follows (in thousands):

	Interest Rate as of December 31,			December 31,
Property	2007	2006	Maturity Date	2007	2006
REMEC	4.79%	4.79%	November 1, 2011	$13,250	$13,250
300 Constitution	4.84	4.84	April 1, 2012	12,000	12,000
Deerfield Commons I	5.23	5.23	December 1, 2015	9,725	9,725
602 Central Blvd.(1)	6.94	N/A	April 27, 2014	10,928	—
Bolingbrook Point III	5.26	N/A	January 1, 2015	9,000	—
Fairforest Bldg. 5(2)	6.33	N/A	February 1, 2024	11,177	—
Fairforest Bldg. 6(2)	5.42	N/A	June 1, 2019	3,754	—
HJ Park—Bldg. 1(2)	4.98	N/A	March 1, 2013	1,407	—
North Rhett I(2)	5.65	N/A	August 1, 2019	4,871	—
North Rhett II(2)	5.20	N/A	October 1, 2020	2,652	—
North Rhett III(2)	5.75	N/A	February 1, 2020	2,166	—
North Rhett IV(2)	5.80	N/A	February 1, 2025	11,132	—
Mt Holly Bldg.(2)	5.20	N/A	October 1, 2020	2,652	—
Orangeburg Park Bldg.(2)	5.20	N/A	October 1, 2020	2,697	—
Kings Mountain I(2)	5.27	N/A	October 1, 2020	2,294	—
Kings Mountain II(2)	5.47	N/A	January 1, 2020	6,911	—
Union Cross Bldg. I(2)	5.50	N/A	July 1, 2021	3,278	—
Union Cross Bldg. II(2)	5.53	N/A	June 1, 2021	10,031	—

Notes Payable				119,925	34,975
Less Discount				(3,049)	—

Notes Payable Less Discount				$116,876	$34,975

(1)	Variable interest rate of 6.94% at December 31, 2007, based on three month LIBOR plus 0.67%.
(2)

These notes payable were assumed from the seller of the Carolina Portfolio on August 30, 2007 as part of the property acquisitions and were recorded at estimated fair value which includes the discount.

On December 27, 2007, the Company entered into a $9,000,000 financing agreement secured by the Bolingbrook Point III property with the Northwestern Mutual Life Insurance Company. The loan is for a term of seven years and bears a fixed interest rate of 5.26% per annum with principal due at maturity.

In connection with our acquisition of the Carolina Portfolio on August 30, 2007, the Company assumed 13 loans with principal balances totaling $66,110,000 ($62,944,000 at estimated fair value including the discount of $3,166,000) from various lenders that are secured by first deeds of trust on the properties and the assignment of related rents and leases. Assumption fees and other loan closing costs totaling $765,500 were capitalized as incurred. The loans bear interest at rates ranging from 4.98% to 6.33% per annum and mature between March 1, 2013 and February 1, 2025. The loans require monthly payments of interest and principal, fully amortized over the lives of the loans. Principal payments totaling $1,089,000 were made during the year ended December 31, 2007. The Company indemnifies the loans against environmental costs and expenses and guarantees the loans under certain conditions.

In addition, the Company entered into a credit agreement with Bank of America, N.A. to provide us a $65,000,000 term loan and a $10,000,000 revolving line of credit (collectively, the “Credit Facility”).

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

The one year term loan was fully drawn upon at the closing of the Carolina Portfolio on August 30, 2007. None of the revolving line of credit has been drawn. The Credit Facility matures in August, 2008 and interest is payable monthly at a floating rate of LIBOR plus 1.25%, or 6.095% per annum as of December 31, 2007. Upfront fees and other loan closing cost totaling approximately $229,000 were capitalized as incurred. A fee of 0.2% per annum is accrued on unfunded balances under the revolving line of credit. The loan contains various financial covenants and restrictions including a fixed charge coverage ration of at least 1.6, as defined in the credit agreement. On November 29, 2007, we repaid a portion of the loan balance in the amount of $20,000,000 using net proceeds from the Company’s initial public offering. As of December 31, 2007, the term loan balance was $45,000,000 and the Company was in compliance with all such covenants and restrictions. The Credit Facility is unsecured, but the Company is required to repay a proportion of the Credit Facility, as defined in the credit agreement, if any of the unencumbered properties in the Carolina Portfolio, including all of the properties held for sale, are financed or sold.

On April 27, 2007, the Company, in connection with the acquisition of 602 Central Blvd., entered into a £5,500,000 ($10,928,000 at December 31, 2007) financing arrangement with the Royal Bank of Scotland secured by the property. The loan is for a term of seven years and bears interest at a variable rate of interest, adjusted quarterly, based on three month LIBOR plus 0.67%, or 6.94% per annum as of December 31, 2007. Interest payments only are due quarterly for the term of the loan with principal due at maturity. The loan agreement requires the Company to maintain a rate cap agreement pursuant to which the Company will be protected against an increase in the three month LIBOR over 6.25% through May 27, 2010.

The minimum principal payments due for the notes payable and loan payable are as follows as of December 31, 2007 (in thousands):

2008	$48,389
2009	3,583
2010	3,787
2011	17,391
2012	16,378
Thereafter	75,397

$164,925

Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that unless our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

9.	Minimum Future Rents Receivable

The following is a schedule of minimum future rentals to be received on non-cancelable operating leases as of December 31, 2007 (in thousands):

2008	$20,386
2009	19,732
2010	16,653
2011	15,614
2012	15,203
Thereafter	95,547

$183,135

10.	Concentrations

Tenant Revenue Concentrations

For the year ended December 31, 2007, the tenant in REMEC accounted for approximately $2,586,000, or 17%, of total revenues and the tenant in 300 Constitution accounted for approximately $1,954,000, or 13%, of total revenues.

For the year ended December 31, 2006, the tenant in REMEC accounted for approximately $2,573,000, or 30%, of total revenues, the tenant in 300 Constitution accounted for approximately $1,967,000 or 23%, of total revenues and a tenant in Deerfield Commons I accounted for approximately $1,124,000, or 13%, of total revenues.

For the year ended December 31, 2005, the tenant in REMEC accounted for approximately $2,477,000, or 45%, of total revenues and the tenant in 300 Constitution accounted for approximately $1,923,000, or 35%, of total revenues.

The tenant in 300 Constitution has the right of first offer if the Company decides to sell the property. The leases under which the tenants occupy the properties expire in April 2017 for the tenant in REMEC, March 2013 for the tenant in 300 Constitution and May 2010 for the tenant in Deerfield Commons I.

Geographic Concentrations

As of December 31, 2007, the Company owned 43 properties: one in each of Georgia, Illinois and Massachusetts; three in Texas; four in each of California and North Carolina; and 29 in South Carolina. The Company also owned one property in Coventry, United Kingdom (“UK”).

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

Our geographic revenue concentrations from continuing operations for the years ended December 31, 2007, 2006 and 2005 are as follows:

	Year Ended December 31,
	2007	2006	2005
Domestic
California	17.26%	30.44%	45.15%
Georgia	16.51	26.50	19.79
Massachusetts	13.04	23.25	35.06
Texas	11.18	19.81	—
Illinois	2.97	—	—
North Carolina	7.95	—	—
South Carolina	23.34	—	—

Total Domestic	92.25	100.00	100.00
International
UK	7.75	—	—

Total	100.00%	100.00%	100.00%

Our geographic long-lived asset concentrations from continuing operations as of December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006
Domestic
California	8.44%	30.45%
Massachusetts	7.02	25.51
Georgia	6.11	23.58
Texas	5.50	20.46
Illinois	6.18	—
North Carolina	14.56	—
South Carolina	44.16	—

Total Domestic	91.97	100.00
International
UK	8.03	—

Total	100.00%	100.00%

100% of the geographic revenue concentrations from discontinued operations and geographic asset concentrations from discontinued operations are attributable to buildings located in South Carolina as of and for the year ended December 31, 2007.

11.	Segment Disclosure

The Company’s reportable segments consist of two types of commercial real estate properties for which the Company’s management internally evaluates operating performance and financial results: the Domestic Properties and International Property. Management internally evaluates the operating performance and financial results of our segments based on net operating income. The Company also

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

has certain general and administrative level activities including legal, accounting, tax preparation and shareholder servicing costs that are not considered separate operating segments. The Company’s reportable segments are on the same basis of accounting as described for the overall Company in footnote 2.

The Company evaluates the performance of its segments based on net operating income, defined as: rental income and tenant reimbursements less property and related expenses (operating and maintenance, management fees and real estate taxes) and excludes other non-property income and expenses, interest expense, depreciation and amortization, and the Company level general and administrative expenses. The following table compares the net operating income for the years ended December 31, 2007, 2006 and 2005 (in thousands):

	Year Ended December 31,
	2007	2006	2005
Domestic Properties
Revenues:
Rental	$11,449	$6,630	$4,614
Tenant Reimbursements	2,377	1,830	872

	13,826	8,460	5,486

Property and Related Expenses:
Operating and Maintenance	1,011	860	367
General and Administrative	84	88	26
Property Management Fee to Related Party	122	41	7
Property Taxes	1,486	1,103	563

	2,703	2,092	963

Net Operating Income	11,123	6,368	4,523

International Property
Revenues:
Rental	1,149	—	—
Tenant Reimbursements	12	—	—

	1,161	—	—

Property and Related Expenses:
Operating and Maintenance	19	—	—
General and Administrative	23	—	—
Property Management Fee to Related Party	7	—	—

	49	—	—

Net Operating Income	1,112	—	—

Total Reportable Segments
Revenues:
Rental	12,598	6,630	4,614
Tenant Reimbursements	2,389	1,830	872

	14,987	8,460	5,486

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

	Year Ended December 31,
	2007	2006	2005
Property and Related Expenses:
Operating and Maintenance	1,030	860	367
General and Administrative	107	88	26
Property Management Fee to Related Party	129	41	7
Property Taxes	1,486	1,103	563

	2,752	2,092	963
Net Operating Income(1)	12,235	6,368	4,523

Reconciliation of Non-GAAP Measure to Consolidated Net Loss
Total Segment Net Operating Income	12,235	6,368	4,523
Interest and Other Income	2,855	255	460

	15,090	6,623	4,983

Interest Expense	5,049	1,784	1,195
General and Administrative	1,761	763	333
Investment Management Fee to Related Party	1,547	739	603
Class C Fee to Related Party	—	145	459
Depreciation and Amortization	8,050	4,618	2,478

Loss From Continuing Operations Before Income Taxes, Minority Interest and Equity in Loss of Unconsolidated Entity	(1,317)	(1,426)	(85)
Minority Interest	17	(1,058)	(7)
Equity in Loss of Unconsolidated Entity	(150)	—	—

Loss from Continuing Operations	(1,450)	(2,484)	(92)
Income from Discontinued Operation	1,047	—	—

Net Loss	$(403)	$(2,484)	$(92)

(1)

Total Reportable Segments net operating income is a Non-GAAP financial measure which may be useful as a supplemental measure for evaluating the relationship of each reporting segment to the combined total. This measure should not be looked as an alternative measure of operating performance to our US GAAP presentations provided.

	December 31,
Condensed Balance Sheets	2007	2006
Domestic Assets-Continuing Operations	$272,637	$83,725
Assets Related to Discontinued Operations	61,100	—
International Assets	24,236	—
Non-Segment Assets	76,833	14,082

Total Assets	$434,806	$97,807

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

	Year Ended December 31,
Capital Expenditures	2007	2006
Domestic Continuing Operations—Capital Expenditures	$182,268	$18,381
Domestic Discontinued Operations—Capital Expenditures	60,574	—
International Capital Expenditures	23,847	—

Total Capital Expenditures	$266,689	$18,381

12.	Investment Management and Other Fees to Related Parties

Pursuant to the agreement between the Company, CBRE OP and the Investment Advisor (the “Advisory Agreement”), the Investment Advisor and its affiliates perform services relating to the Company’s ongoing initial public offering and the management of its assets. Items of compensation and equity participation are as follows:

Investment Management Fee to Related Party

Prior to October 24, 2006, the Investment Advisor received an annual fee equal to 0.75% of the book value of the total assets, as defined in the Advisory Agreement, based on the assets of CBRE OP. The investment management fee was calculated monthly based on the average of total assets, as defined, during such period. On October 24, 2006, the board of trustees, including our independent trustees, approved and the Company entered into the Amended and Restated Agreement of Limited Partnership of CBRE OP (the “Amended Partnership Agreement”) and the Amended and Restated Advisory Agreement (the “Amended Advisory Agreement” and, together with the Amended Partnership Agreement, the “Amended Agreements”). The Amended Advisory Agreement provides an investment management fee of (i) a monthly fee equal to one twelfth of 0.6% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments within the Company’s portfolio and (ii) a monthly fee equal to 7.0% of the aggregate monthly net operating income derived from all real estate investments within the Company’s portfolio. All or any portion of the investment management fee not taken as to any fiscal year may be deferred or waived without interest at the option of the Investment Advisor. The Investment Advisor waived investment management fees of $432,000 for the year ended December 31, 2007. There were no investment management fees waived in 2006 and 2005.

The Investment Advisor earned investment management fees of $1,547,000, $739,000 and $603,000 for the years ended December 31, 2007, 2006 and 2005, respectively. In connection with services provided to the Investment Advisor, CNL Fund Management Company, the Sub-Advisor and affiliate of the Dealer Manager pursuant to a sub-advisory agreement dated August 21, 2006, was paid by the Investment Advisor $214,000 and $25,000 for the years ended December 31, 2007 and 2006, respectively. There were no fees paid to the Sub-Advisor in 2005.

Acquisition Fee to Related Party

The Investment Advisor may earn an acquisition fee of up to 1.0% of (i) the purchase price of real estate investments acquired by the Company, including any debt attributable to such investments, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. The Investment Advisor earned acquisition fees of $2,620,000 for the year ended December 31, 2007. In connection with services provided to the Investment Advisor, the Sub Advisor, pursuant to a sub advisory agreement, was paid by

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

the Investment Advisor $490,000 for the year ended December 31, 2007. These fees have been capitalized to investments in real estate and related intangibles. There were no acquisition fees paid in 2006 and 2005.

CB Richard Ellis, UK was paid for certain acquisition expenses in conjunction with the April 27, 2007 acquisition of 602 Central Blvd. totaling £9,000 ($18,000) for the year ended December 31, 2007. This fee has been capitalized to investments in real estate and related intangibles. There were no service fees paid in 2006 and 2005.

Affiliate Equity Investment

During 2004, CBRE Investors purchased 269,428 common shares of beneficial interest in the Company for $8.10 per share in a private placement. During the years ended December 31, 2007, 2006 and 2005, CBRE Investors sold none, 18,077 and 8,124 shares, respectively, to employees and related parties.

James Orphanides, one of the Company’s trustees, purchased 54,348 common shares during the year ended December 31, 2007.

During 2004, REIT Holdings purchased 29,937 common partnership units in CBRE OP at $8.10 per unit in a private placement. In exchange for the services provided to the Company, REIT Holdings was granted a Class B limited partnership interest and a Class C limited partnership interest in CBRE OP. For the year ended December 31, 2006, REIT Holdings earned approximately $961,000 ($816,000 of which is included as minority interest and $145,000 as Class C fee to related party), relating to its Class C limited partnership interest in CBRE OP. Included in minority interest is $260,000 for the changes in fair value of the Class B interest during the year ended December 311, 2006. On October 24, 2006, the Class B limited partnership was modified and the Class C limited partnership interest was exchanged for Class A OP units (see Note 2).

Management Services to Related Party

Affiliates of the Investment Advisor may also provide leasing, brokerage, property management, or mortgage banking services for the Company. CB Richard Ellis Group, Inc., an affiliate of the Investment Advisor, received property management fees of approximately $160,000, $41,000 and $7,000 for the years ended December 31, 2007, 2006 and 2005, respectively. As of December 31, 2007 and 2006, the property management fee payable included in accounts payable and accrued expenses in our consolidated balance sheets were $50,000 and $3,000, respectively. CBRE Melody, an affiliate of the Investment Advisor, received mortgage banking fees of approximately $36,000, $0 and $163,000 for the years ended December 31, 2007, 2006 and 2005, respectively. There were no mortgage banking fees payable at December 31, 2007 and 2006. No leasing and brokerage fees were paid to affiliates of the Investment Advisor for the years ended December 31, 2007, 2006 and 2005.

13.	Equity Incentive Plan and Performance Bonus Plan

Equity Incentive Plan

The Company has adopted a 2004 equity incentive plan. The purpose of the 2004 equity incentive plan is to provide the Company with the flexibility to use share options and other awards to provide a means of performance-based compensation. Key employees, directors, trustees, officers, advisors, consultants

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

or other personnel of the Company and its subsidiaries or other persons expected to provide significant services to the Company or its subsidiaries, including employees of the Investment Advisor, would be eligible to be granted share options, restricted shares, phantom shares, distribution equivalent rights and other share-based awards under the 2004 equity incentive plan. No awards of any kind have been made under this plan during the years ended December 31, 2007, 2006 and 2005, respectively.

Performance Bonus Plan

The Company has adopted a 2004 performance bonus plan. Annual bonuses under the Company’s 2004 performance bonus plan are awarded by the Company’s Compensation Committee to selected key employees, including employees of the Investment Advisor, based on corporate factors or individual factors (or a combination of both). Subject to the provisions of the 2004 performance bonus plan, the Compensation Committee will (i) determine and designate those key employees to whom bonuses are to be granted; (ii) determine, consistently with the 2004 performance bonus plan, the amount of the bonus to be granted to any key employee for any performance period; and (iii) determine, consistently with the 2004 performance bonus plan, the terms and conditions of each bonus. Bonuses may be so awarded by the Compensation Committee prior to the commencement of any performance period, during or after any performance period. No bonus shall exceed 200% of the key employee’s aggregate salary for the year. The Compensation Committee may provide for partial bonus payments at target and other levels. Corporate performance hurdles for bonuses may be adjusted by the Compensation Committee in its discretion to reflect (i) dilution from corporate acquisitions and share offerings, and (ii) changes in applicable accounting rules and standards. The Compensation Committee may determine that bonuses shall be paid in cash or shares or other equity-based grants, or a combination thereof. The Compensation Committee may also provide that any such share grants be made under the Company’s 2004 equity incentive plan or any other equity-based plan or program the Company may establish. The Compensation Committee may provide for programs under which the payment of bonuses may be deferred at the election of the employee. No bonuses were awarded and no bonus related expenses were incurred by the Company during the periods ended December 31, 2007, 2006 and 2005, respectively.

14.	Shareholders’ Equity

Under our declaration of trust, we have the authority to issue a total of 1,000,000,000 shares of beneficial interest. Of the total shares authorized, 990,000,000 shares are designated as common shares with a par value of $0.01 per share and 10,000,000 shares are designated as preferred shares.

During the period from July 1, 2004 (date of commencement) to December 31, 2004, the Company issued 6,967,762 common shares of beneficial interest. Funds from the sale of shares were subsequently invested in CBRE OP, with the Company holding 6,967,762 common operating partnership units of CBRE OP. REIT Holdings, an affiliate of the Investment Advisor, holds 29,937 common partnership units which creates the minority interest balance upon consolidation. CBRE OP currently has two classes of interest entitled the “Class A Interest,” (limited partnership units) and the “Class B Interest.” Limited partnership units or new classes of Partnership Interests may be issued to newly admitted partners in exchange for the contribution by such partners of cash, real estate partnership interests, stock, notes or other assets or consideration. A Class B Interest was also issued to REIT Holdings. The Class B Interest held by REIT Holdings is entitled to certain distributions, as described in Note 2, and is subject to certain transfer restrictions. The Class C Interest was also issued and held by REIT Holdings and was also entitled to certain distributions and subject to certain transfer restrictions. On October 24, 2006, the Class C interest was exchanged for 216,424 limited partnership units in CBRE OP.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

The registration statement relating to the Company’s initial public offering was declared effective on October 24, 2006. CNL Securities Corp. is the dealer manager of our offering. The registration statement covers up to $2,000,000,000 in common shares of beneficial interest, 90% of which will be offered at a price of $10.00 per share, and 10% of which will be offered pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by CBRE Advisors LLC, the Investment Advisor, or another firm the Company chooses for that purpose. As of December 31, 2007, the Company had issued 24,179,649 common shares in its initial public offering.

During the years ended December 31, 2007 and 2006, the Company repurchased 38,371 common shares and 32,331 common shares, respectively, under the Company’s Share Redemption Program. There were no common shares repurchased under the Company’s Share Redemption Program in 2005. During the three months ended December 31, 2007, we did not repurchase any common shares.

15.	Distributions

Earnings and profits, which determine the taxability of distributions to shareholders, will differ from income reported for financial reporting purposes due to the differences for federal income tax purposes including the treatment of loss on extinguishment of debt, revenue recognition, compensation expense and in the basis of depreciable assets and estimated useful lives used to compute depreciation.

The following table reconciles the distributions declared per common share to the distributions paid per common share during the years ended December 31, 2007, 2006 and 2005:

	2007	2006	2005
Distributions declared per common share	$0.544	$0.500	$0.418
Less: Distributions declared in the current period, and paid in the subsequent period	(0.144)	(0.125)	(0.125)
Add: Distributions declared in the prior year, and paid in the current year	0.125	0.125	0.080

Distributions paid per common share	$0.525	$0.500	$0.373

Distributions paid to shareholders during the years ended December 31, 2007, 2006 and 2005 totaled $7,106,000, $3,491,000 and $2,595,000, respectively.

The income tax treatment for distributions declared for the years ended December 31, 2007, 2006 and 2005 as identified above, were as follows (unaudited):

	2007		2006		2005
Ordinary Income	$0.255	46.8%	$0.264	52.8%	$0.217	52.0%
Return of capital	0.289	53.2	0.236	47.2	0.201	48.0

	$0.544	100.0%	$0.500	100.0%	$0.418	100.0%

16.	Fair Value of Financial Instruments

The carrying amounts for cash and cash equivalents, accounts and other receivables, as well as the loan payable, accounts payable and accrued expenses approximate their fair value because of the short-term

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

nature of these instruments. The fair value of payables to related parties is not determinable due to their related party nature. The fair value of notes payable was estimated based on current interest rates available to the Company for debt instruments with similar terms.

The following table summarizes our notes payable and their estimated fair value at December 31, 2007 and 2006 (in thousands):

	Book Value		Fair Value
Financial Instrument	2007	2006	2007	2006
Notes Payable	$116,876	$34,975	$114,174	$33,652

17.	Commitments and Contingencies

We have agreed to a capital commitment of up to $20,000,000 in CBRE Asia Fund, which extends for 24 months after the close of the final capital commitment. On October 16, 2007, we funded $200,000 of our capital commitment. CBRE Investors, our sponsor, formed CBRE Asia Fund, to purchase, reposition, develop, hold for investment and sell institutional quality real estate and related assets in targeted markets in China, Japan, India, South Korea, Hong Kong, Singapore and other Asia Pacific markets. If we and all other currently committed capital investors had funded our entire commitments in CBRE Asia Fund as of December 31, 2007, we would have owned an ownership interest of approximately 5.81% in CBRE Asia Fund. A majority of our trustees (including a majority of our independent trustees) not otherwise interested in this transaction approved the transaction as being fair, competitive and commercially reasonable. CBRE Asia Fund is managed by CB Richard Ellis Investors SP Asia II, LLC or the Fund Manager, a subsidiary of CBRE Investors.

On June 22, 2007, July 3, 2007 and July 27, 2007, the Company entered into definitive purchase agreements with certain affiliates of Johnson Development Associates, Inc., an unrelated third party to acquire, subject to customary closing conditions, a portfolio of 34 distribution and light manufacturing industrial buildings and adjacent land located in North Carolina and South Carolina. As of December 31, 2007, one building and a group of land parcels had not closed. The land parcels closed on January 23, 2008 for $820,000 exclusive of customary closing costs and the 541,910 rentable square foot distribution building located in Charlotte, North Carolina closed on March 14, 2007 for $25,350,000 exclusive of customary closing costs.

Litigation—From time to time, the Company and its properties may be subject to legal proceedings, which arise in the ordinary course of its business. Currently, neither the Company nor any of its properties are subject to, or threatened with, any legal proceedings for which the outcome is reasonably likely to have a material adverse effect on the results of operations or financial condition of the Company.

Environmental Matters—The Company is not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that the Company believes would require additional disclosure or the recording of a loss contingency.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

18.	Quarterly Financial Information (unaudited)

Summarized quarterly financial data for the years ended December 31, 2007 and 2006 was as follows (in thousands, except per share amounts):

	2007 Quarter Ended
	March 31	June 30	September 30	December 31
Revenues from Continuing Operations	$2,168	$2,438	$3,911	$6,470
Income (Loss) from Continuing Operations	(132)	4	126	(1,448)
Discontinued Operations	—	—	308	739
Net Income (Loss)	(132)	4	434	(709)
Net Income (Loss) per common share-basic and diluted	(0.02)	0.01	0.02	(0.03)

	2006 Quarter Ended
	March 31	June 30	September 30	December 31
Revenues from Continuing Operations	$2,061	$2,104	$2,092	$2,203
Loss from Continuing Operations	(253)	(1,131)	(562)	(538)
Net Loss	(253)	(1,131)	(562)	(538)
Net Loss per common share-basic and diluted	(0.04)	(0.16)	(0.08)	(0.07)

19.	Comprehensive Loss

U.S. GAAP requires that the effect of foreign currency translation adjustments be classified as comprehensive income (loss). The following table sets forth our comprehensive loss for the years ended December 31, 2007, 2006 and 2005 (in thousands):

	Year Ended December 31,
	2007	2006	2005
Net Loss	$(403)	$(2,484)	$(92)
Foreign Currency Translation Gains	41	—	—
Comprehensive Loss	$(362)	$(2,484)	$(92)

20.	Income Taxes

The Company elected to be taxed as a REIT under the Internal Revenue Code with its taxable year ended December 31, 2004. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it distribute at least 90% of its taxable income to its shareholders. It is management’s current intention to adhere to these requirements and maintain the Company’s REIT status. As a REIT, the Company generally will not be subject to corporate level federal income tax on net income it distributes currently to its shareholders. If the Company fails to qualify as a REIT in any taxable year, then it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and to federal income and excise taxes on its undistributed taxable income, if any.

The Company has made Taxable REIT Subsidiary (“TRS”) elections for all of its held for sale property subsidiaries. The elections, effective for the tax year beginning January 1, 2007 and future years, were made pursuant to section 856(I) of the Internal Revenue Code. The Company’s TRS is subject to corporate level income taxes which are recorded in the Company’s consolidated financial statements. The Company’s TRS includes all of the held for sale properties at December 31, 2007.

The following table reconciles net income available to common shareholders to taxable income available to common shareholders for the year ended December 31, 2007 (in thousands):

Net Income Available from TRS(1)	$663
Less: Tax Depreciation and Amortization	(472)
Add: Receipts of Prepaid Rent	54
Less: Other	(150)

Taxable Income for TRS	$95

(1)

Net income available from the TRS is comprised of income from discontinued operations of $1,294,000 (before tax provision for income taxes of $247,000) less allocated interest expense of $631,000 from the term loan payable.

The following table summarizes the provision for income taxes of the TRS for the year ended December 31, 2007 (in thousands):

Current	$30
Deferred	217

Total Provision for Income Taxes	$247

The following table reconciles the provision for income taxes of the TRS for the year ended December 31, 2007 to the amount computed by applying the Federal Corporate tax rate (in thousands):

Federal Income Taxes at Statutory Federal Rate for Taxable REIT Subsidiary	$225
State Income Taxes	33
Earnings not Subject to Federal Income Taxes and Other	(11)

Total Provision for Income Taxes	$247

SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred liabilities of the TRS relate primarily to differences in the book and tax depreciation method of property for federal and state income tax purpose.

CB RICHARD ELLIS REALTY TRUST

Notes to the Consolidated Financial Statements

for the Years Ended December 31, 2007, 2006 and 2005

The following table summarizes the tax effects of temporary differences of the TRS included in the net deferred tax liabilities for the year ended December 31, 2007 (in thousands):

Net Deferred Tax Liability, resulting primary from differences in depreciation and amortization in real estate	$(217)

21.	Subsequent Events

From January 1, 2008 through March 17, 2008, we received gross proceeds of approximately $54,180,393 from the sale of 5,426,172 common shares in our initial public offering.

On January 23, 2008, we acquired a fee interest in land parcels located in the Spartanburg, South Carolina market for $820,000 exclusive of customary closing costs, which was funded using a purchase deposit of $41,000 and net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $8,200.

On January 28, 2008, American La France LLC (“ALF”), the tenant in the Jedburg Commerce Park Building, filed for Chapter 11 bankruptcy protection. ALF occupies the entire Jedburg Commerce Park Building under a lease that runs through July 31, 2027. The current annual rent is approximately $2,994,000 with 2% annual increases effective each year on August 1, through the end of the lease term. In connection with the lease, we have received an irrevocable stand-by letter of credit totaling $3,000,000 at December 31, 2007 as security for the lease. As of December 31, 2007, ALF owed us $515,000 in unpaid rent which it subsequently reduced to $131,000. In addition, as of December 31, 2007 and February 29, 2008 we had deferred rent receivables from ALF of $215,000 and $323,000, respectively. Since ALF has filed for Chapter 11 bankruptcy protection, we have continued to receive rent payments in the amount of $249,500 for each of January and February 2008.

On March 5, 2008, we acquired a fee interest in Lakeside Office Center (“Lakeside”) located at 2850 Lake Vista Drive, Lewisville, Texas, from an unrelated third party. We acquired Lakeside for approximately $17,700,000, exclusive of customary closing costs, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $177,000. This acquisition fee is not included in the $17,700,000 total acquisition cost of Lakeside. Lakeside consists of a 98,750 (unaudited) square foot, three-story office buildings and surface parking lot completed in August 2006. The building is 96% leased to several tenants, one of which is Teachers Insurance and Annuity Association of America (“TIAA”) under a lease that expires in May 2017.

On March 14, 2008, the Company acquired a fee interest in a warehouse distribution building, Kings Mountain III, totaling 541,910 (unaudited) rentable square feet located in the Charlotte, North Carolina market for $25,350,000, exclusive of customary closing costs, which was funded using a purchase deposit of $510,000 (as of December 31, 2007) and net proceeds from the Company’s public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $254,000.

On March 20, 2008, we acquired a fee interest in TVF located at 400 Thames Valley Park Drive, Reading, United Kingdom from an unrelated third party. We acquired TVF for approximately £13,795,000 ($27,664,000), exclusive of customary closing costs, and stamp duty fees, which was funded using net proceeds from our initial public offering. Upon closing, we paid our Investment Advisor an acquisition fee of approximately $277,000. This acquisition fee is not included in the £13,795,000 ($27,664,000) acquisition cost of TVF. TVF consists of a four story office building and surface parking lot completed in 1998. The office building is 100% leased to Regus (United Kingdom) under a lease that expires in November 2013.

CB RICHARD ELLIS REALTY TRUST

Schedule III – Properties and Accumulated Depreciation

Through December 31, 2007 (in Thousands)

Property	Encum- brances Net	Land	Site Improve ments	Building and Improve- ments	Tenant Improve- ments	Acquisi- tion Costs	Improve- ments Sub- sequent to Purchase Date	Real Estate Held for Sale	Total Cost	Accumulated Depreciation and Amortiza- tion
REMEC	$13,250	$11,862	$—	$8,933	$3,217	$24,012	$—	$—	$24,012	$(1,596)
300 Constitution	12,000	5,591	—	13,826	733	20,150	—	—	20,150	(1,398)
Deerfield Commons I	9,725	2,053	934	7,760	1,363	12,110	622	—	12,732	(1,437)
Deerfield Commons II	—	2,262	—	—	—	2,262	—	—	2,262	—
660 North Dorothy	—	1,576	417	3,402	199	5,594	—	—	5,594	(315)
505 Century	—	950	304	3,684	119	5,057	153	—	5,210	(324)
631 International	—	923	238	2,912	285	4,358	—	—	4,358	(278)
602 Central Blvd.	10,928	3,625	321	17,804	—	21,750	—	—	21,750	(319)
Bolingbrook Point III	9,000	2,422	522	13,433	164	16,541	—	—	16,541	(133)
Fairforest Bldg 5	11,050	1,788	2,462	12,017	101	16,368	—	—	16,368	(164)
Fairforest Bldg. 6	3,552	596	506	3,754	459	5,315	—	—	5,315	(62)
Fairforest Bldg. 7	—	660	463	4,503	—	5,626	—	—	5,626	(49)
HJ Park Bldg. 1	1,354	575	469	2,472	12	3,528	—	—	3,528	(32)
North Rhett I	4,661	1,289	366	9,627	428	11,710	—	—	11,710	(108)
North Rhett II	2,465	539	143	5,670	26	6,378	—	—	6,378	(77)
North Rhett III	2,081	562	209	3,366	18	4,155	—	—	4,155	(34)
North Rhett IV	10,591	2,432	1,716	12,445	91	16,684	—	—	16,684	(147)
Jedburg Commerce Park	—	4,118	3,093	20,832	152	28,195	—	—	28,195	(249)
Mount Holly Bldg.	2,465	1,012	1,050	3,699	18	5,779	—	—	5,779	(57)
Orangeburg Park Bldg.	2,506	544	641	3,636	93	4,914	—	—	4,914	(70)
Kings Mt. I	2,140	303	362	3,097	166	3,928	—	—	3,928	(41)
Kings Mt. II	6,541	773	1,351	10,199	959	13,282	—	—	13,282	(143)
Union Cross Bldg. I	3,091	852	759	3,905	27	5,543	—	—	5,543	(51)
Union Cross Bldg. II	9,476	1,659	1,575	12,270	66	15,570	—	—	15,570	(149)
Fairforest Bldgs 1-4	—	—	—	—	—	—	—	20,033	20,033	—
Highway 290 Commerce Pk Bldgs	—	—	—	—	—	—	—	20,333	20,333	—
Orchard Business Park 1 & 2	—	—	—	—	—	—	—	2,180	2,180	—
Greenville/Spartanburg Ind. Pk.	—	—	—	—	—	—	—	3,353	3,353	—
Community Cash Complex 1-5	—	—	—	—	—	—	—	8,748	8,748	—
Cherokee Corporate Pk	—	—	—	—	—	—	—	3,802	3,802	—

	$116,876	$48,966	$17,901	$183,246	$8,696	$258,809	$775	$58,449	$318,033	$(7,233)

Investments in real estate (in thousands):

	December 31,
	2007	2006	2005
Balance, beginning of the year	$74,035	$58,583	$44,161
Real Estate Held for Sale	58,449	—	—
Acquisitions	185,257	15,010	14,381
Improvements	292	442	41

Balance, end of the year	$318,033	$74,035	$58,583

CB RICHARD ELLIS REALTY TRUST

Schedule III – Properties and Accumulated Depreciation

Through December 31, 2007 (in Thousands) (continued)

Accumulated depreciation related to investments in real estate (in thousands):

	December 31,
	2007	2006	2005
Balance, beginning of year	$(3,385)	$(1,420)	$(215)
Additions	(3,848)	(1,965)	(1,205)
Deductions	—	—	—

Balance, end of the year	$(7,233)	$(3,385)	$(1,420)

The aggregate gross cost of our investments in real estate for federal income tax purposes approximated $357,000,000, $87,300,000 and $68,400,000 as of December 31, 2007, 2006 and 2005.

Independent Auditors’ Report

The Board of Trustees

CB Richard Ellis Realty Trust

We have audited the accompanying historical statement of revenues and direct operating expenses (the “historical statement”) of Bolingbrook Point III (the “Property” or “Bolingbrook”), a warehouse distribution building located at 530 W. North Frontage Road, Bolingbrook, Illinois 60440, for the year ended December 31, 2006. This historical statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on the historical statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying historical statement of revenues and direct operating expenses for the six-month period ended June 30, 2007 was not audited by us and, accordingly, we express no opinion or any other form of assurance on that statement.

/s/ Squar, Milner, Peterson, Miranda & Williamson LLP

Newport Beach, California

September 28, 2007

BOLINGBROOK POINT III

Historical Statements of Revenues and Direct Operating Expenses

for the Six Months Ended June 30, 2007 (unaudited) and

for the Year Ended December 31, 2006

	Six Months Ended June 30, 2007 (unaudited)	Year Ended December 31, 2006
Revenues
Rental Income	$396,095	$387,845
Tenant Reimbursements	56,656	48,628

Total Revenues	452,751	436,473

Expenses
Operating and Maintenance	49,164	66,360
Property Taxes	45,000	56,957
General and Administrative	4,635	1,576

Total Expenses	98,799	124,893

Excess of Revenues Over Direct Operating Expenses	$353,952	$311,580

BOLINGBROOK POINT III

Notes to the Historical Statements of Revenues and Direct Operating Expenses

for the Six Months Ended June 30, 2007 (unaudited) and

for the Year Ended December 31, 2006

1.	Basis of Presentation

CB Richard Ellis Realty Trust (the “Company”) acquired Bolingbrook Point III (the “Property” or “Bolingbrook”), a multi-tenant warehouse distribution building located at 530 W. North Frontage Road, Bolingbrook, Illinois 60440, from Bolingbrook Point Phase III, LLC (“BPPIII”), an unrelated third party, on August 29, 2007. The Property was under construction until June 30, 2006 and commenced rental operations on July 1, 2006. The Property consists of a multi-tenant warehouse distribution building, with approximately 185,045 rentable square feet. As of December 31, 2006, the tenant occupied 53% of the Property’s total rentable square footage. The historical statements of revenues and direct operating expenses (the “historical statements”) reflect only the operations of Bolingbrook and not those of the Company.

The accompanying historical statements of revenues and direct operating expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Revenues and direct operating expenses are presented on the accrual basis of accounting. Rental income is recognized on a straight-line basis over the related lease term.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statements. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. Property taxes represent the taxes paid or accrued based upon pre-acquisition assessed value. As a result of the acquisition of the Property, the assessed value and related real estate tax expense may change. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to the proposed future operations of the Property.

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and direct operating expenses during the reporting period to prepare the statement of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statement of revenues and direct operating expenses for the unaudited six-month period ended June 30, 2007 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited six-month period ended June 30, 2007 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2007.

2.	Risks and Uncertainties

The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the Property’s management could materially differ from historical results. If the tenant were to default, future revenues of the Property would be severely impacted.

BOLINGBROOK POINT III

Notes to the Historical Statements of Revenues and Direct Operating Expenses

for the Six Months Ended June 30, 2007 (unaudited) and

for the Year Ended December 31, 2006

3.	TENANT CONCENTRATION

As of and for the year ended December 31, 2006, Compass Group USA, Inc. occupied approximately 53% of the Property’s total square footage and was the only tenant of the Property. If this tenant were to default on its lease, future revenues of the Property could be severely adversely impacted.

4.	FUTURE MINIMUM RENTAL INCOME

At December 31, 2006, the Property is leased to one tenant under a ten-year operating lease that provides for scheduled rent increases. The lease grants tenant renewal options for two periods of five-years each. The lease also provides for additional rents based on certain operating expenses of the Property. Approximate future minimum rents to be received from non-cancelable operating lease, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter, are summarized as follows:

Year	Rent
2007	$743,000
2008	755,000
2009	769,000
2010	782,000
2011	796,000
Thereafter	4,048,000

$7,893,000

5.	COMMITMENTS AND CONTINGENCIES

The Property is subject to legal claims in the ordinary course of business. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

In connection with the ownership and operation of the real estate property, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that management believes will have a material adverse effect on the Property’s results of operations.

6.	SUBSEQUENT EVENT

On July 16, 2007, Kraus Floors, LLC, signed a seven-year lease with a five-year renewal option for the remaining 86,631 square foot or approximately 47% of the Property’s total square footage. The lease agreement calls for free rent from July 16, 2007 to January 28, 2008. Monthly rental income will be approximately $30,938 for the next seven months which will be subject to scheduled rent increases in accordance with the lease terms.

Independent Auditors’ Report

The Board of Directors

CB Richard Ellis Realty Trust

We have audited the accompanying combined statement of revenues and certain expenses of the 30 building “Carolina Portfolio” for the year ended December 31, 2006, which was acquired by CB Richard Ellis Realty Trust on August 30, 2007. This combined financial statement is the responsibility of the Carolina Portfolio’s management (“Management”). Our responsibility is to express an opinion on the 2006 combined financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statement, assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying 2006 combined statement of revenues and certain expenses of the Carolina Portfolio was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the 2006 combined statement of revenues and certain expenses, for inclusion in Form 8-K of CB Richard Ellis Realty Trust. Material amounts that would not be comparable to those resulting from the proposed future operations of the Carolina Portfolio have been excluded. The 2006 combined financial statement is not intended to be a complete presentation of the Carolina Portfolio’s 2006 combined revenues and expenses.

In our opinion, the 2006 combined statement of revenues and certain expenses of the Carolina Portfolio presents fairly, in all material respects, the revenues and certain expenses as described in Note 1, of the Carolina Portfolio for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois

October 18, 2007

CAROLINA PORTFOLIO

Combined Statements of Revenues and Certain Expenses

for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006

	Six Months Ended June 30, 2007 (unaudited)	Year Ended December 31, 2006
Revenues
Rental Revenue	$6,295,133	$9,493,482
Tenant Reimbursements	537,274	444,042

Total Revenues	6,832,407	9,937,524

Certain Expenses
Rental Property Operating and Maintenance	258,514	491,562
Property Taxes	509,182	539,596
General and Administrative	140,539	225,147
Interest	1,944,984	2,911,199

Total Certain Expenses	2,853,219	4,167,504

Revenues in Excess of Certain Expenses	$3,979,188	$5,770,020

See accompanying notes to the combined statements of revenues and certain expenses.

CAROLINA PORTFOLIO

Notes to the Combined Statements of Revenues and Certain Expenses

for the Six Months Ended June 30, 2007 (unaudited) and

for the Year Ended December 31, 2006

1.	BASIS OF PRESENTATION

On August 30, 2007, CB Richard Ellis Realty Trust (“we” or “our”) acquired a fee interest in a portfolio of 30 distribution and manufacturing industrial buildings located in North and South Carolina, or the Carolina Portfolio, from affiliates of Johnson Development Associates, Inc., or the Carolina Seller, unrelated third-parties. We acquired the Carolina Portfolio for $214,170,000, exclusive of customary closing costs, which was funded with approximately $83,060,000 cash, term loan proceeds of approximately $65,000,000 and assumable mortgages totaling $66.11 million. Upon closing, we paid our investment advisor, CBRE Advisors LLC, an acquisition fee in the amount of $2.142 million. This acquisition fee is not included in the $214,170,000 total acquisition cost of the Carolina Portfolio.

The Carolina Portfolio consists of 30 distribution and manufacturing industrial buildings located in the markets of Spartanburg, South Carolina; Charleston, South Carolina; Charlotte, North Carolina; and Winston-Salem, North Carolina.

The accompanying combined statements of revenues and certain expenses relate to the operations of the Carolina Portfolio. The following table describes the composition of the Carolina Portfolio:

Operating Property	Rentable Square Feet	Number of Buildings	Location
	(Unaudited)	(Unaudited)
Fairforest Bldg. 5	316,491	1	Spartanburg, SC
Fairforest Bldg. 6	101,055	1	Spartanburg, SC
Fairforest Bldg. 7	101,459	1	Spartanburg, SC
HJ Park Bldg. 1	70,000	1	Spartanburg, SC
North Rhett I	284,750	1	Charleston, SC
North Rhett II	101,705	1	Charleston, SC
North Rhett III	79,972	1	Charleston, SC
North Rhett IV	316,040	1	Charleston, SC
Jedburg Commerce Park	512,686	1	Charleston, SC
Mount Holly Building	100,823	1	Charleston, SC
Orangeburg Park Bldg. 2	101,055	1	Charleston, SC
Kings Mountain I	100,000	1	Charlotte, NC
Kings Mountain II	301,400	1	Charlotte, NC
Union Cross Bldg. I	100,853	1	Winston Salem, NC
Union Cross Bldg. II	316,130	1	Winston Salem, NC
Fairforest Bldgs 1-4	355,794	4	Spartanburg, SC
Highway 290 Commerce Park 1, 5 & 7	268,500	3	Spartanburg, SC
Orchard Business Park 2	17,448	1	Spartanburg, SC
Greenville/Spartanburg Ind. Park	67,375	1	Spartanburg, SC
Community Cash Complex 1-5	552,518	5	Spartanburg, SC
Cherokee Corporate Park	60,000	1	Spartanburg, SC

Totals	4,226,054	30

The accompanying combined statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Carolina Portfolio for the

CAROLINA PORTFOLIO

Notes to the Combined Statements of Revenues and Certain Expenses

for the Six Months Ended June 30, 2007 (unaudited) and

for the Year Ended December 31, 2006

period from January 1, 2007 to June 30, 2007 (unaudited) and for the year ended December 31, 2006, due to the exclusion of depreciation, certain amortization, and interest expense relating to debt which will not be assumed with the properties. The December 31, 2006 statement is not proportionately comparable to the six months ended June 30, 2007 results due to certain properties in the portfolio being under development in 2006. These statements may not be comparable to the proposed future operations of the Carolina Portfolio.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Revenue Recognition—All leases are classified as operating leases with minimum rents, free rent periods (rent holidays), and any other lease inducements recognized on a straight-line basis over the terms of the leases.

Tenant reimbursements for real estate taxes, common area maintenance, and other recoverable costs are recognized in the period that the expenses are incurred.

Use of Estimates—Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the combined statement of revenues and certain expenses of the Carolina Portfolio in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Depreciation and Amortization—Historical depreciation and amortization expense is excluded from the accompanying combined statement of revenues and certain expenses of the Carolina Portfolio as such amounts will not be comparable after the acquisition due to purchase accounting.

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset. Repairs and maintenance are charged to expense as incurred.

Loan costs related to the assumable mortgages were capitalized and are amortized to interest expense over the term of the loan using a method that approximates the effective-interest method.

Unaudited Interim Financial Information—The statement of revenues and certain expenses for the period from January 1, 2007 to June 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

CAROLINA PORTFOLIO

Notes to the Combined Statements of Revenues and Certain Expenses

for the Six Months Ended June 30, 2007 (unaudited) and

for the Year Ended December 31, 2006

3.	MINIMUM FUTURE LEASE RENTALS

The Carolina Properties are subject to various lease agreements with tenants. As of December 31, 2006, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

Year Ending December 31
2007	$8,829,000
2008	9,389,000
2009	8,760,000
2010	6,041,000
2011	5,159,000
Thereafter	16,194,000

$54,372,000

The leases also generally require reimbursement of the tenant’s proportional share of common area, real estate taxes, and other operating expenses, which are not included in the future minimum amounts above.

Included in rental income for the year ended December 31, 2006 is approximately $690,000 and for the six month period ended June 30, 2007 approximately $500,000 of unbilled rental income which will be billed and collected in the future.

4.	TENANT CONCENTRATIONS

For the year ended December 31, 2006 and for the six months ended June 30, 2007, rent and tenant reimbursements from the tenant at Union Cross Building II represent approximately 10.0 percent of the Carolina Portfolio total rental revenues and tenant reimbursements under a lease which expires in 2009.

5.	INTEREST EXPENSE

Interest expense in the accompanying statement relates to the assumable mortgage loans of $66,110,000, which are secured by deeds of trust on the properties and the assignment of related rents and leases. These mortgage loans will be assumed by the Company as of the acquisition date. The mortgage loans require monthly payments of principal and interest at rates ranging from 4.98% to 6.33% and mature between March 1, 2013 and February 1, 2025.

6.	RELATED PARTY

Included in general and administrative is a management fee of 2.5 percent of rental revenues payable to the prior owner’s affiliate.

7.	COMMITMENTS AND CONTINGENCIES

The Carolina Portfolio is subject to legal claims in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims would not have a material impact on the Carolina Portfolio’s revenues and expenses.

CAROLINA PORTFOLIO

Notes to the Combined Statements of Revenues and Certain Expenses

for the Six Months Ended June 30, 2007 (unaudited) and

for the Year Ended December 31, 2006

In connection with the ownership and operation of the real estate projects, owners may be potentially liable for costs and damages related to environmental matters, including asbestos-containing materials. The Carolina Portfolio Properties has not been notified by any governmental authority of any noncompliance, liability, or other claim in connection with any of the properties, and management is not aware of any environmental condition with respect to any of the properties that management believes will have a material adverse effect on the Carolina Portfolio’s revenues and expenses.

Independent Auditors’ Report

The Board of Directors

CB Richard Ellis Realty Trust

We have audited the accompanying combined statement of revenues and certain expenses of the 3 building “Carolina II Portfolio” for the year ended December 31, 2006, which was acquired by CB Richard Ellis Realty Trust on September 24, 2007 (one building) and November 1, 2007 (two buildings). This combined financial statement is the responsibility of the Carolina II Portfolio management (“Management”). Our responsibility is to express an opinion on the 2006 combined financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statement, assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying 2006 combined statement of revenues and certain expenses of the Carolina II Portfolio was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the 2006 combined statement of revenues and certain expenses, for inclusion in Form 8-K of CB Richard Ellis Realty Trust. Material amounts that would not be comparable to those resulting from the proposed future operations of the Carolina II Portfolio have been excluded. The 2006 combined financial statement is not intended to be a complete presentation of the Carolina II Portfolio 2006 combined revenues and expenses.

In our opinion, the 2006 combined statement of revenues and certain expenses of the Carolina II Portfolio presents fairly, in all material respects, the revenues and certain expenses as described in Note 1, of the Carolina II Portfolio for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois

January 17, 2008

CAROLINA II PORTFOLIO

Combined Statements of Revenues and Certain Expenses

for the Nine Months Ended September 30, 2007 (unaudited) and for the Year Ended December 31, 2006

	Nine Months Ended September 30, 2007 (unaudited)	Year Ended December 31, 2006
Revenues
Rental Revenue	$581,308	$648,781
Tenant Reimbursements	98,183	116,155

Total Revenues	679,491	764,936

Certain Expenses
Rental Property Operating and Maintenance	27,125	51,295
Property Taxes	116,747	123,840

Total Certain Expenses	143,872	175,135

Revenues in Excess of Certain Expenses	$535,619	$589,801

See accompanying notes to the combined statements of revenues and certain expenses.

CAROLINA II PORTFOLIO

Notes to the Combined Statements of Revenues and Certain Expenses

for the Nine Months Ended September 30, 2007 (unaudited) and for the Year Ended December 31, 2006

1.	BASIS OF PRESENTATION

On September 24, 2007 and November 1, 2007, CB Richard Ellis Realty Trust (“we or our”) acquired a fee interest in an additional portfolio of 3 distribution and manufacturing industrial buildings located in the Spartanburg, South Carolina market, or the Carolina II Portfolio from affiliates of Johnson Development Associates, Inc., or the Carolina Seller, unrelated third-parties. We acquired the Carolina II Portfolio for $7,665,000 exclusive of customary closing costs, all cash. Upon closing, we paid our investment advisor, CBRE Advisors LLC, an acquisition fee in the amount of $76,650.

The accompanying combined statements of revenues and certain expenses relate to the operations of the Carolina II Portfolio. The following table describes the composition of the Carolina II Portfolio:

Operating Property	Rentable Square Feet	Number of Buildings	Location
	(Unaudited)	(Unaudited)
215 Commerce Court	100,000	1	Spartanburg, SC
230 Commerce Court	105,000	1	Spartanburg, SC
4250 Orchard Park Blvd.	32,500	1	Spartanburg, SC

Totals	237,500	3

The accompanying combined statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Carolina II Portfolio for the period from January 1, 2007 to September 30, 2007 (unaudited) and for the year ended December 31, 2006, due to the exclusion of depreciation and certain amortization. These statements may not be comparable to the proposed future operations of the Carolina II Portfolio.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Revenue Recognition—All leases are classified as operating leases with minimum rents, free rent periods (rent holidays), and any other lease inducements recognized on a straight-line basis over the terms of the leases.

Tenant reimbursements for real estate taxes, common area maintenance, and other recoverable costs are recognized in the period that the expenses are incurred.

Use of Estimates—Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the combined statement of revenues and certain expenses of the Carolina II Portfolio in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Depreciation and Amortization—Historical depreciation and amortization expense is excluded from the accompanying combined statement of revenues and certain expenses of the Carolina II Portfolio as such amounts will not be comparable after the acquisition due to purchase accounting.

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset. Repairs and maintenance are charged to expense as incurred.

CAROLINA II PORTFOLIO

Notes to the Combined Statements of Revenues and Certain Expenses

for the Nine Months Ended September 30, 2007 (unaudited) and for the Year Ended December 31, 2006

Unaudited Interim Financial Information—The statement of revenues and certain expenses for the period from January 1, 2007 to September 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

3.	MINIMUM FUTURE LEASE RENTALS

The Carolina II Portfolio is subject to various lease agreements with tenants. As of December 31, 2006, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

Year Ending December 31
2007	$750,400
2008	372,333
2009	272,000
2010	280,000
2011	288,000
Thereafter	1,406,000

$3,368,733

The leases also generally require reimbursement of the tenant’s proportional share of common area, real estate taxes, and other operating expenses, which are not included in the future minimum amounts above.

Included in rental income for the year ended December 31, 2006 is approximately $116,000 and for the nine month period ended September 30, 2007 approximately $98,000 of unbilled rental income which will be billed and collected in the future.

All three of the properties in the Carolina II Portfolio are currently held for sale.

4.	TENANT CONCENTRATIONS

For the year ended December 31, 2006, the tenant in 215 Commerce Court accounted for approximately 24% of total revenues, the tenant in 230 Commerce Court accounted for approximately 54% of total revenues and the tenant in 4250 Orchard Park Blvd. accounted for approximately 22% of total revenue.

For the nine months ended, September 30, 2007, the tenant in 215 Commerce Court accounted for approximately 37% of total revenues, the tenant in 230 Commerce Court accounted for approximately 46% of total revenues and the tenant in 4250 Orchard Park Blvd. accounted for approximately 17% of total revenue.

The tenant of the 215 Commerce Court property occupied the building in March 2006 upon the completion of the renovation of the building. The leases under which the tenants occupy the other properties expire in December 2007 for the tenant in 230 Commerce Court and October 2008 for the tenant in 4250 Orchard Park Blvd. The tenant of the 230 Commerce Court building continues to occupy the premises on a month-to-month basis.

CAROLINA II PORTFOLIO

Notes to the Combined Statements of Revenues and Certain Expenses

for the Nine Months Ended September 30, 2007 (unaudited) and for the Year Ended December 31, 2006

The lease under which the tenant occupies the property at 215 Commerce Court provides the tenant with (a) right of first refusal to purchase the property if the owner receives an offer to sell the property and (b) an option to purchase the property at the end of the initial term of the lease for $3,670,000.

5.	RELATED PARTY

Included in general and administrative is a management fee of 2.5 percent of rental revenues payable to the prior owner’s affiliate.

6.	COMMITMENTS AND CONTINGENCIES

The Carolina II Portfolio is subject to legal claims in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims would not have a material impact on the Carolina II’s revenues and expenses.

In connection with the ownership and operation of the real estate projects, owners may be potentially liable for costs and damages related to environmental matters, including asbestos-containing materials. The Carolina II Portfolio has not been notified by any governmental authority of any noncompliance, liability, or other claim in connection with any of the properties, and management is not aware of any environmental condition with respect to any of the properties that management believes will have a material adverse effect on the Carolina II Portfolio’s revenues and expenses.

Independent Auditors’ Report

The Board of Trustees

CBRE Realty Trust

We have audited the accompanying historical statement of revenues and direct operating expenses (the “historical statement”) of Lakeside Office Center (the “Property”), an office building located at 2850 Lake Vista Drive, Lewisville, Texas, for the year ended December 31, 2007. This historical statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on the historical statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

April 2, 2008

LAKESIDE OFFICE CENTER

Historical Statement of Revenues and Direct Operating Expenses

for the Year Ended December 31, 2007

Revenues
Rental Income	$931,040
Tenant Reimbursements	240,827

Total Revenues	1,171,867

Expenses
Operating and Maintenance	298,235
Property Management Fees	42,000
Property Taxes	209,665
General and Administrative	8,241

Total Expenses	558,141

Excess of Revenues Over Direct Operating Expenses	$613,726

See accompanying notes to the historical statement of revenues and direct operating expenses.

LAKESIDE OFFICE CENTER

Notes to the Historical Statement of Revenues and Direct Operating Expenses

for the Year Ended December 31, 2007

1.	BASIS OF PRESENTATION

RT Lakeside LLC, an affiliate of CB Richard Ellis Realty Trust (the “Company”) acquired Lakeside Office Center (the “Property”), a multi-tenant office building located at 2850 Lake Vista Drive, in Lewisville, Texas, from Lakeside Office Center, LP, an unrelated third-party, on March 5, 2008. The Property consists of a 98,750 square foot, three-story office building and surface parking lot completed in August 2006. As of December 31, 2007, the tenants occupied 96% of the Property’s total rentable square footage. The historical statement of revenues and direct operating expenses (the “historical statement”) reflects only the operations of the Property and not those of the Company.

The accompanying historical statement of revenues and direct operating expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Revenues and direct operating expenses are presented on the accrual basis of accounting. Rental income is recognized on a straight-line basis over the related lease term.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization of the Property. Property taxes represent the taxes paid or accrued based upon pre-acquisition assessed value. As a result of the acquisition of the Property, the assessed value and related real estate tax expense may change. Consequently, the excess of revenues over direct operating expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to the proposed future operations of the Property.

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and direct operating expenses during the reporting period to prepare the historical statement of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statement of revenues and direct operating expenses for the year ended December 31, 2007 have been included, and all such adjustments are of a normal recurring nature.

2.	PROPERTY MANAGEMENT FEES

During 2006, the former owner of the Property contracted with Peloton Real Estate Management, LLC to manage the Property. Monthly fees paid for property management services are based on percentage of the building leased and not to exceed $4,000 per month. For the year ended December 31, 2007, the Property incurred expenses of $42,000 related to property management fees.

3.	RISKS AND UNCERTAINTIES

The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the Property’s management could materially differ from historical results. If tenants were to default on their leases, future revenues of the Property would be severely impacted.

LAKESIDE OFFICE CENTER

Notes to the Historical Statement of Revenues and Direct Operating Expenses

for the Year Ended December 31, 2007

4.	REVENUE RECOGNITION

Tenant leases are accounted for as operating leases. Minimum annual rentals are recognized on a straight-line basis over the term of the related lease.

5.	TENANT CONCENTRATION

As of and for the year ended December 31, 2007, Teachers Insurance and Annuity Association of America (TIAA) occupied approximately 68% of the Property’s total square footage. If this tenant were to default on its lease, future revenues of the Property could be severely adversely impacted. No other tenant represented more than 10% of the Property.

6.	FUTURE MINIMUM RENTAL INCOME

At December 31, 2007, the Property is leased to twelve tenants under noncancelable operating leases that expires between October 2009 and May 2017. These leases also provide for additional rents based on certain operating expenses of the Property. Approximate future minimum rents to be received from non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter, are summarized as follows:

Year	Rent
2008	$1,430,000
2009	1,515,000
2010	1,255,000
2011	1,071,000
2012	1,020,000
Thereafter	4,611,000

$10,902,000

7.	COMMITMENTS AND CONTINGENCIES

The Property is subject to legal claims in the ordinary course of business. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

In connection with the ownership and operation of the real estate property, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that management believes will have a material adverse effect on the Property’s results of operations.

THAMES VALLEY FIVE

Other Financial Information of the Guarantor of the Single Tenant Lease

The following is pertinent financial data and other information about Regus Group, plc (“Regus”) and or Regus Business Center BV, the guarantor of the single tenant lease at Thames Valley Five:

Regus is a public limited company incorporated in England and Wales, whose shares are publicly traded on the London Stock Exchange.

Regus is the world’s largest provider of workplace solutions. Regus employs 4,000 people and operates over 950 business centers across 400 cities in 70 countries. Regus’ products and services include fully furnished, equipped and staffed offices, business support services, meeting conference and training facilities and a network of public videoconference rooms all serving over 200,000 clients daily. Regus was founded in 1989 and currently provides products and services to thousands of companies, including to more than half of the Fortune 500 companies.

The consolidated condensed financial information of Regus as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 are as follows (In millions of US dollars):

Consolidated Condensed Balance Sheet Information (Unaudited):

	December 31,
	2007	2006
Current Assets	$664	$454
Non Current Assets	1,047	876
Current Liabilities	891	666
Net Equity	616	439

Consolidated Condensed Statements of Operations Information (Unaudited):

	Year Ended December 31,
	2007	2006	2005
Revenue	$1,729	$1,246	$847
Operating Income	246	151	86
Income Before Tax	239	142	71
Net Income	208	151	82

Consolidated Condensed Statements of Cash Flow Information (Unaudited):
	Year Ended December 31,
	2007	2006	2005
Cash Provided By Operating Activities	$383	$221	$126
Cash Used In Investing Activities	(191)	(243)	(58)

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables (“Tables”) provide information relating to the real estate investment programs sponsored by CBRE Investors and its affiliates (the “Prior Programs”), all of which have investment objectives similar to ours. CBRE Investors’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations to which CBRE REIT is subject. In addition, CB Richard Ellis Realty Trust, or CBRE REIT, is CBRE Investors’ first publicly-offered investment program and CBRE Investors has never operated a REIT before. Because of these facts, investors in CBRE REIT should not assume that the prior performance of CBRE Investors will be indicative of CBRE REIT’s future performance.

The Tables below provide information on the performance of a number of private programs of CBRE Investors. This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the Tables. In addition, you may not experience any return on your investment. If you purchase our shares, you will not acquire any ownership in any of the programs to which the Tables relate.

The following Tables are included herein:

TABLE I Experience in Raising and Investing Funds

TABLE II Compensation to Sponsor

TABLE III Operating Results of Prior Programs

TABLE IV Results of Completed Programs

TABLE V Sales or Disposals of Properties

Additional information relating to the acquisition of properties by CBRE Investors’ prior programs is contained in Table VI, which is included in Part II of the registration statement of which this prospectus is a part, which CBRE REIT has filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon request. See also “Summary.”

Our determination as to which of CBRE Investors’ prior programs have investment objectives similar to ours was based primarily on the type of real estate in which the programs invested, whether through acquisitions or development of properties. Generally, we consider programs invested primarily in office, retail, multi-family and industrial properties to have investment objectives similar to ours. We consider programs with investments primarily in residential or resort properties not to have investment objectives similar to ours.

A-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes the experience of CBRE Investors as a sponsor in raising and investing funds in the Prior Programs for which the offerings have closed during the three years ended December 31, 2007. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested.

	As of December 31, 2007
	Strategic Partners IV	Strategic Partners Asia II	Strategic Partners UK II	Dynamique Bureaux(3)	Strategic Partners Europe II	Strategic Partners UK III	Strategic Partners Europe III
Dollar amount committed	1,172,446,000	344,203,000	404,244,140	76,111,879	219,771,967	881,455,179	1,026,629,980
Dollar amount raised	723,782,000	3,242,000	365,605,921	76,111,879	219,771,967	110,284,755	41,065,200
Percentage amount raised (to committed)	62%	1%	90%	100%	100%	13%	4%
Less offering expenses:
Selling commissions	—	—	—	—	—	—	—
Organizational expenses – $	600,000	1,000,000	600,000	318,777	687,558	672,686	1,252,215
Organizational expenses – %	0.05%	0.29%	0.15%	0.42%	0.31%	0.08%	0.12%
Reserves	—	—	—	—	—	—	—
Percent available for investment	99.95%	99.71%	99.85%	99.58%	99.69%	99.92%	99.88%
Acquisition & development costs:
Prepaid items & fees	—	—	—	—	—	—	—
Purchase price – $(1)	1,277,972,073	98,102,000	819,562,715	134,521,165	404,361,587	771,243,805	555,058,563
Purchase price – %(1)	176.57%	2991.64%	224.17%	176.74%	183.99%	699.32%	1351.65%
Acquisition fees – $	400,000	893,000	—	2,205,318	3,423,245	—	6,521,319
Acquisition fees – %	0.06%	27.54%	0.00%	2.90%	1.56%	0.00%	15.88%
Other capitalized costs	190,485,927	—	68,375,184	7,856,514	65,075,947	144,269,578	16,184,746
Other capitalized costs – %	26.32%	0.00%	18.70%	10.32%	29.61%	130.82%	39.41%
Total acq & dev costs $ (1)	1,468,858,000	98,995,000	887,937,899	144,582,997	472,860,779	915,513,384	577,764,628
Total acq & dev costs – %	202.94%	3053.52%	242.87%	189.96%	215.16%	830.14%	1406.94%
Percent leveraged	51%	97%	59%	47%	54%	88%	93%
Date offering commenced	May-05	Jan-07	Sep-04	May-05	May-05	Aug-06	Aug-06
Closing date	Dec-05	Oct-07 (2)	May-05	Dec-05	Aug-05	Sep-06	May-07
Length of offering	8 months	10 months	11 months	7 months	4 months	2 months	10 months
Months to invest 90% of amount available for investment	continuing	continuing	N/A	N/A	N/A	N/A	N/A

(1)	Total acquisition and development costs includes both debt-and equity-financed payments.
(2)	First closing date. Final closing date January 2008.
(3)	Information relating to this Prior Program for the year ended December 31, 2007 is not presented as the financial reports for that period are not currently available.

A-2

TABLE II

COMPENSATION TO SPONSOR

Table II summarizes the amount and type of compensation paid to CBRE Investors and its affiliates during the three years ended December 31, 2007 in connection with ongoing operations of the Prior Programs.

	As of December 31, 2007
	Strategic Partners IV	Strategic Partners Asia II	Strategic Partners UK II	Dynamique Bureaux(3)	Strategic Partners Europe II	Strategic Partners UK III	Strategic Partners Europe III
Date offering commenced	May-05	Jan-07	Sep-04	May-05	May-05	Aug-06	Aug-06
Dollar amount raised	723,782,000	3,242,000	365,605,921	76,111,879	219,771,967	110,284,755	41,065,200
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—	—	—
Acquisition fees	400,000	893,000	—	2,205,318	3,423,245	—	6,521,319
Real estate commissions paid to affiliate	—	—	—	—	—	—	—
Advisory fees	—	—	—	—	—	—	—
Loan origination fees	1,937,000	—	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor(1)	5,091,000	(265,000)	25,185,770	(18,636,040)	(54,878,636)	(1,593,990)	(694,339)
Amount paid to sponsor from operations:
Property mgmt fees	1,796,000	—	3,460,993	—	—	457,050	665,989
Construction supervision fees	1,117,000	—	—	—	—	—	—
Partnership & asset mgmt fees	24,054,000	1,012,000	13,899,419	961,621	5,795,414	14,274,881	10,638,363
Reimbursements	3,589,000	—	2,440,351	—	—	2,074,561	119,889
Leasing commissions	7,909,000	—	24,029	—	2,400,653	—	4,146,945
Other fees	—	—	—	13,276	674,901	—	—
Dollar amount of cash generated from property sales and refinancing before deducting payments to sponsor(2):
Cash	—	—	36,298,773	—	98,093,983	—	—
Notes	—	—	—	—	—	—	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions paid to affiliate	—	—	—	—	—	—	—
Advisory disposition fees	—	—	—	—	—	—	—
LP incentive interest—held by advisor	—	—	—	—	—	—	—

(1)

Derived by adding the fees listed below this caption in the table to the operating cash flow, even though not all of the fees were necessarily paid out of operating cash flow; certain fees may have been paid out of loan proceeds.

(2)	Derived by adding the fees listed below this caption in the table to the cash generated from property sales.
(3)	Information relating to this Prior Program for the year ended December 31, 2007 is not presented as the financial reports for that period are not currently available.

A-3

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of the Prior Programs, the offerings of which have closed during the five years ended December 31, 2007.

	Retail Enhancement Fund 2003(2)	Retail Enhancement Fund 2004(2)	Strategic Partners I 2003(2)	Strategic Partners I 2004(2)	Strategic Partners I 2005(2)	Strategic Partners I 2006(2)	Strategic Partners II 2003(2)	Strategic Partners II 2004(2)	Strategic Partners II 2005(2)	Strategic Partners II 2006(2)
Gross revenues	13,143,044	2,119,800	52,810,000	34,254,000	17,488,000	404,000	48,037,000	43,995,000	32,507,000	2,469,000
Profit (loss) on sale of properties	—	—	35,165,000	4,627,000	80,738,000	(10,926,000)	—	52,723,000	123,950,000	28,709,000
Less: Operating expenses	(8,016,975)	(1,684,820)	(27,187,000)	(23,252,000)	(11,582,000)	(228,000)	(26,177,000)	(27,212,000)	(21,454,000)	(1,008,000)
Interest expense	(2,933,928)	(430,172)	(10,316,000)	(7,785,000)	(2,167,000)	—	(8,367,000)	(8,093,000)	(6,238,000)	(19,000)
Unrealized appreciation (depreciation)	—	—	(13,462,000)	12,999,000	(55,908,000)	5,130,000	52,313,000	21,051,000	(69,941,000)	(5,498,000)
Other gain (loss)	2,297,287	(1,083,509)	—	—	—	—	—	—	—	—

Net income (loss) GAAP basis	4,489,428	(1,078,701)	37,010,000	20,843,000	28,569,000	(5,620,000)	65,806,000	82,464,000	58,824,000	24,653,000

Taxable income (loss):
From operations	6,773,947	(204,309)	22,390,755	405,082	(25,162,501)	(154,080)	6,678,142	22,290,191	7,586,828	25,215,198
From gain (loss) on sale	6,602,969	(4,022,739)	24,732,342	7,818,294	121,541,509	(5,222,225)	—	33,327,365	131,697,021	6,344,044

Net income (loss) tax basis	13,376,916	(4,227,048)	47,123,097	8,223,376	96,379,008	(5,376,305)	6,678,142	55,617,556	139,283,849	31,559,242

Cash generated (deficiency) from operations	(3,333,394)	(327,225)	10,518,000	9,155,000	1,059,000	(1,167,000)	9,314,000	13,334,000	(3,353,000)	7,150,000
Cash generated from sales	24,037,266	—	111,376,448	54,372,566	285,333,091	13,527,000	—	134,213,560	301,033,833	76,653,000
Cash generated from refinancing & other	1,169,503	9,666,893	874,000	3,623,000	—	—	24,865,000	—	—	—

Total cash generated from operations, acquisitions, sales, capital contributions and refinancing	21,873,375	9,339,668	122,768,448	67,150,566	286,392,091	12,360,000	34,179,000	147,547,560	297,680,833	83,803,000

Less cash distributions to investors:
From operating cash flow	—	—	(10,518,000)	(9,155,000)	(1,059,000)	—	(11,407,000)	(13,315,000)	—	(3,797,000)
From sales and refinancing	(17,790,000)	(10,000,000)	(61,186,167)	(80,045,000)	(262,941,000)	(9,550,000)	—	(124,236,000)	(300,423,000)	(80,498,000)

Cash generated (deficiency) after cash distributions	4,083,375	(660,332)	51,064,281	(22,049,434)	22,392,091	2,810,000	22,772,000	9,996,560	(2,742,167)	(492,000)

Special items (not including sales & refinancing)
Periodic principal payments and loan fees	(729,063)	—	(3,108,000)	(3,195,000)	(367,000)	—	(1,167,000)	(372,000)	(2,658,000)	(36,000)
Additions to real estate	(3,803,836)	—	(20,320,000)	—	(25,085,000)	(6,887,000)	—	(33,904,559)	(1,386,834)	(507,000)
Other	—	—	—	—	—	(772,000)	—	—	—	(605,000)

Cash generated (deficiency) after cash distributions and special items(1)	(449,524)	(660,332)	27,636,281	(25,244,434)	(3,059,909)	(4,849,000)	21,605,000	(24,279,999)	(6,787,001)	(1,640,000)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary income (loss):
from operations from recapture	175	(5)	69	1	(78)	—	27	81	26	84
Capital gain (loss)	171	(104)	76	24	375	(16)	—	121	445	21

Total taxable income (loss)	346	(109)	145	25	297	(16)	27	202	471	105

Source—Cash Distributions to Investors	—	—	(90)	(72)	(193)	(1)	(47)	(156)	(360)	(209)
Source (GAAP) from investment income from return of capital	(459)	(258)	(131)	(203)	(622)	—	—	(345)	(655)	—

Total Distributions on GAAP Basis	(459)	(258)	(221)	(275)	(815)	(1)	(47)	(501)	(1,015)	(209)

Source—Cash Distributions to Investors (cash basis)
Sales	(459)	—	(189)	(247)	(812)	—	—	(451)	(1,015)	(200)
Refinancing	—	—	—	—	—	—	—	—	—	—
Operations	—	—	(32)	(28)	(3)	(1)	(47)	(50)	—	(9)
Other	—	(258)	—	—	—	—	—	—	—	—

Total Distributions on Cash Basis	(459)	(258)	(221)	(275)	(815)	(1)	(47)	(501)	(1,015)	(209)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	—	—	—	—	—	—	—	—	—	—

(1)

Current distributions to investors which exceeded current period operations, sales and refinancings, were funded by retained prior period cash flows from operations, sales and refinancings that were previously undistributed.

(2)	These programs are presented on a current value basis of accounting.

A-4

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONT’D)

	Strategic Partners III 2003(2)	Strategic Partners III 2004(2)	Strategic Partners III 2005(2)	Strategic Partners III 2006(2)	Strategic Partners III 2007(2)	Global Innov. Partner Fund 2003(2)	Global Innov. Partner Fund 2004(2)	Global Innov. Partner Fund 2005(2)	Global Innov. Partner Fund 2006(2)	Global Innov. Partner Fund 2007(2)	Strategic Partners IV 2005(2)	Strategic Partners IV 2006(2)	Strategic Partners IV 2007(2)	Strategic Partners Asia II 2007(2)
Gross revenues	—	9,867,000	42,292,000	71,503,000	67,341,000	57,958,000	81,194,000	27,217,000	18,664,000	456,000	247,000	40,668,000	100,443,000	208,000
Profit (loss) on sale of properties	—	2,128,000	5,567,000	20,276,000	92,676,000	—	14,632,000	61,542,000	91,486,000	39,435,000	—	—	—	—
Less: Operating expenses	(819,000)	(8,111,000)	(31,571,000)	(31,148,000)	(30,623,000)	(22,220,000)	(31,631,000)	(8,511,000)	(3,902,000)	(2,057,000)	(1,634,000)	(44,068,000)	(71,898,000)	(2,216,000)
Interest expense	—	(3,554,000)	(14,309,000)	(12,549,000)	(12,667,000)	(11,000,000)	(21,196,000)	(1,393,000)	(2,949,000)	(2,209,000)	(182,000)	(23,825,000)	(46,098,000)	(177,000)
Unrealized appreciation (depreciation)	—	3,702,000	81,917,000	64,357,000	22,418,000	15,764,000	150,951,000	216,120,000	159,439,000	92,392,000	—	91,994,000	132,542,000	7,523,000
Other gain (loss)	—	—	—	—	—	—	—	—	—	—	—	—	—	1,028,000

Net income (loss) GAAP basis	(819,000)	4,032,000	83,896,000	112,439,000	139,145,000	40,502,000	193,950,000	294,975,000	262,738,000	128,017,000	(1,569,000)	64,769,000	114,989,000	6,366,000

Taxable income (loss):
From operations	(229,170)	(971,129)	1,101,608	37,115,281	21,327,935	17,694,709	24,200,056	27,476,784	20,111,794	20,572,121	(656,199)	(9,735,081)	54,169	—
From gain (loss) on sale	—	—	5,053,353	9,167,012	93,381,954	(15,000,000)	14,898,723	7,541,527	168,473,921	48,386,204	—		5,220,504	—

Net income (loss) tax basis	(229,170)	(971,129)	6,154,961	46,282,293	114,709,899	2,694,709	39,098,779	35,018,311	188,585,715	68,958,325	(656,199)	(9,735,081)	5,274,673	—

Cash generated (deficiency) from operations	(725,000)	1,867,000	(2,211,000)	18,644,000	5,182,000	26,348,000	22,885,000	12,348,000	16,495,000	(2,595,000)	288,000	(11,679,000)	(21,983,000)	(1,277,000)
Cash generated from sales	—	3,730,000	31,565,000	51,794,000	322,775,000	—	137,743,000	178,008,000	263,429,000	110,857,000	—	—	—	—
Cash generated from refinancing & other	—	2,079,000	9,473,000	4,400,000	21,864,000	57,836,000	33,698,000	1,269,000	—	30,000,000	16,536,000	83,750,000	34,296,000	6,916,000

Total cash generated from operations, acquisitions, sales, capital contributions and refinancing	(725,000)	7,676,000	38,827,000	74,838,000	349,821,000	84,184,000	194,326,000	191,625,000	279,924,000	138,262,000	16,824,000	72,071,000	12,313,000	5,639,000

Less cash distributions to investors:
From operating cash flow	—	—	—	(18,644,000)	(5,182,000)	(21,254,000)	(17,850,000)	(19,128,000)	(16,495,000)	—	—	—	—	—
From sales and refinancing	—	—	—	(67,556,000)	(212,766,000)	(55,921,000)	(173,403,000)	(173,833,000)	(262,693,000)	(85,331,000)	—	—	—	—

Cash generated (deficiency) after cash distributions	(725,000)	7,676,000	38,827,000	(11,362,000)	131,873,000	7,009,000	3,073,000	(1,336,000)	736,000	52,931,000	16,824,000	72,071,000	12,313,000	5,639,000
Special items (not including sales & refinancing)
Periodic principal payments and loan fees	—	(1,737,000)	(3,265,000)	(641,000)	(108,028,000)	(5,669,000)	(6,451,000)	—	—	(44,283,000)	(2,671,000)	5,254,000	(48,565,000)	(501,000)
Additions to real estate	—	—	—	—	(33,504,000)	—	—	—	(1,331,000)	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items(1)	(725,000)	5,939,000	35,562,000	(12,003,000)	(9,659,000)	1,340,000	(3,378,000)	(1,336,000)	(595,000)	8,648,000	14,153,000	66,817,000	(36,252,000)	5,138,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Ordinary income (loss): from operations from recapture	(344)	(19)	5	91	44	27	37	42	30	31	(411)	(43)	—	—
Capital gain (loss)	—	—	20	22	194	(23)	23	11	255	73	—	—	11	—

Total taxable income (loss)	(344)	(19)	25	113	238	4	60	53	285	104	(411)	(43)	11	—
Source—Cash Distributions to Investors Source (GAAP) from investment income	—	—	—	(161)	(89)	(32)	(26)	(26)	(38)	(127)	—	—	—	—
From return of capital				(50)	(364)	(85)	(263)	(266)	(384)	(2)	—	—	—	—

Total Distributions on GAAP Basis	—	—	—	(211)	(453)	(117)	(289)	(292)	(422)	(129)	—	—	—	—

Source—Cash Distributions to Investors (cash basis)
Sales	—	—	—	(165)	(442)	(85)	(262)	(263)	(398)	(129)	—	—	—	—
Refinancing
Operations	—	—	—	(46)	(11)	(32)	(27)	(29)	(24)	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Distributions on Cash Basis	—	—	—	(211)	(453)	(117)	(289)	(292)	(422)	(129)	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	—	—	—	91%	—	—	—	—	—	4%	—	—	100%	100%

(1)

Current distributions to investors which exceeded current period operations, sales and refinancings, were funded by retained prior period cash flows from operations, sales and refinancings that were previously undistributed.

(2)	These programs are presented on a current value basis of accounting.

A-5

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONT’D)

	Strategic Partners UK I 2003(2)	Strategic Partners UK I 2004(2)	Strategic Partners UK I 2005(2)	Strategic Partners UK I 2006(2)	Strategic Partners UK I 2007(2)	Partenaires Bureaux 2003(2)	Partenaires Bureaux 2004(2)	Partenaires Bureaux 2005(2)	Partenaires Bureaux 2006(2)
Gross revenues	10,656,415	16,554,714	5,334,933	3,482,025	255,817	7,413,922	9,212,072	5,799,718	1,195,369
Profit (loss) on sale of properties	75,728	16,216,209	5,871,888	24,977,126	—	1,513,632	250,981	26,731,470	—
Less: Operating expenses	(2,052,081)	(3,743,085)	(3,165,622)	(3,211,393)	(941,962)	(4,133,733)	(5,705,205)	(7,585,283)	(421,771)
Interest expense	(3,947,578)	(5,061,750)	(2,917,314)	(1,867,321)	—	(4,220,842)	(4,450,110)	(2,238,857)	(1,262)
Realized/unrealized appreciation (depreciation)	2,265,001	5,660,791	11,406,747	(21,243,246)	—	(411,381)	(365,182)	(295,575)	(20,384)
Other gain (loss)	—	—	—	—	—	—	—	—	—

Net income (loss) GAAP basis	6,997,485	29,626,879	16,530,632	2,137,191	(686,146)	161,598	(1,057,444)	22,411,472	751,952

Taxable income (loss):
From operations	4,906,113	2,353,738	(1,163,893)	(1,915,455)	—	(68,222)	(1,595,007)	—	751,953
From gain (loss) on sale	335,599	18,557,043	4,826,965	12,565,639	—	—	—	20,196,535	—

Net income (loss) tax basis	5,241,712	20,910,781	3,663,072	10,650,184	—	(68,222)	(1,595,007)	20,196,535	751,953

Cash generated (deficiency) from operations	3,241,204	8,122,501	975,697	836,017	(5,385,824)	(886,596)	(2,679,442)	(5,253,523)	(5,502,807)
Cash generated from sales	3,374,078	42,387,308	12,823,220	45,864,330	—	1,531,855	1,166,961	55,535,022	—
Cash generated from refinancing	8,921,972	6,377,257	—	—	—	108,076	—	—	—

Total cash generated from operations, acquisitions, sales and refinancing	15,537,254	56,887,066	13,798,917	46,700,347	(5,385,824)	753,335	(1,512,481)	50,281,499	(5,502,807)

Less cash distributions to investors:
From operating cash flow	—	(6,515,103)	—	—	—	—	—	—	—
From sales and refinancing	(1,882,475)	(38,934,289)	(3,843,190)	(16,387,543)	(40,408,128)	—	—	(26,079,027)	(15,782,257)

Cash generated (deficiency) after cash distributions(1)	13,654,779	11,437,674	9,955,727	30,312,804	(45,793,952)	753,335	(1,512,481)	24,202,472	(21,285,064)

Less: Special items (not including sales & refinancing)
Periodic principal payments and loan fees	(167,836)	(62,110)	(1,827,148)	—	—	(819,403)	(623,886)	—	—
Additions to real estate	(20,389,624)	(12,206,484)	(288,689)	(418,347)	—	—	1,957,617	(5,939,009)	—
Other	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	(6,902,731)	(830,920)	7,839,899	29,894,457	(45,793,952)	(66,068)	(178,750)	18,263,464	(21,285,064)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary income (loss):
from operations	127	50	(25)	(40)	—	(3)	(61)	—	29
from recapture	—	—	—	—	—	—	—	767	—
Capital gain (loss)	9	392	102	265	—	—	—	—	—

Total taxable income (loss)	136	442	77	225	—	(3)	(61)	767	29

Source—Cash distributions to investors:
(on GAAP basis):
from investment income	(49)	(402)	(38)	—	(799)	—	—	—	—
from return of capital	—	(557)	(43)	(346)	(54)	—	—	(990)	(599)

Total distributions on GAAP basis	(49)	(959)	(81)	(346)	(853)	—	—	(990)	(599)

Source—Cash Distributions to Investors (cash basis)
Sales	(49)	(821)	(81)	(346)	(853)	—	—	(990)	—
Refinancing	—	—	—	—	—	—	—	—	—
Operations	—	(138)	—	—	—	—	—	—	(599)
Other	—	—	—	—	—	—	—	—	—

Total Distributions on Cash Basis	(49)	(959)	(81)	(346)	(853)	—	—	(990)	(599)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	—	—	—	—	100%	—	—	—	—

(1)

Current distributions to investors which exceeded current period operations, sales and refinancings, were funded by retained prior period cash flows from operations, sales and refinancings that were previously undistributed.

(2)	These programs are presented on a current value basis of accounting.

A-6

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONT’D)

	Commerces Rendement 2004(2)(3)	Commerces Rendement 2005(2)(3)	Commerces Rendement 2006(2)(3)	Strategic Partners UK II 2005(2)	Strategic Partners UK II 2006(2)	Strategic Partners UK II 2007(2)	Dynamique Bureaux 2005(2)(3)	Dynamique Bureaux 2006(2)(3)	Strategic Partners Europe II 2005(2)	Strategic Partners Europe II 2006(2)	Strategic Partners Europe II 2007(2)	Strategic Partners UK III 2006(2)	Strategic Partners UK III 2007(2)	Strategic Partners Europe III 2006(2)	Strategic Partners Europe III 2007(2)
Gross revenues	1,940,801	6,115,520	8,403,614	11,935,799	51,323,189	73,443,852	998,835	5,765,197	947,973	8,123,591	25,458,680	667,222	25,172,912	—	13,579,600
Profit (loss) on sale of properties	—	—	—	—	779,641	1,454,905	—	—	—	—	34,667,122	—	—	—	—
Less: Operating expenses	(1,252,530)	(3,295,280)	(5,106,532)	(6,874,164)	(20,755,418)	(34,712,572)	(312,527)	(1,779,397)	(1,184,909)	(7,145,593)	(18,732,371)	(2,167,911)	(24,058,343)	1,122,965	(21,593,609)
Interest expense	(880,491)	(2,871,494)	(5,408,316)	(7,014,255)	(33,249,040)	(44,728,034)	(663,806)	(3,612,640)	(754,307)	(7,990,188)	(21,210,828)	(1,368,267)	(36,326,613)	—	(13,220,197)
Realized/unrealized appreciation (depreciation)	1,362,901	(255,022)	15,283,282	(7,853,499)	14,995,460	(45,821,872)	—	5,697,578	(2,306,687)	20,790,903	9,205,870	(790,090)	(88,993,812)	—	(16,245,886)
Other gain (loss)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,753,587)

Net income (loss) GAAP basis	1,170,681	(306,276)	13,172,048	(9,806,119)	13,093,832	(50,363,721)	22,502	6,070,738	(3,297,930)	13,778,713	29,388,471	(3,659,046)	(124,205,856)	1,122,965	(43,233,659)

Taxable income (loss):
From operations	(737,693)	(965,082)	(3,591,163)	2,289,685	4,457,060	8,135,400	(577,549)	(7,771,071)	(1,338,884)	(14,544,904)	—	(1,594,165)	12,810,852	—	—
From gain (loss) on sale	—	—	—	—	778,953	746,812	—	—	—	—	—	—	—	—	—

Net Income (loss) Tax basis	(737,693)	(965,082)	(3,591,163)	2,289,685	5,236,013	8,882,212	(577,549)	(7,771,071)	(1,338,884)	(14,544,904)	—	(1,594,165)	12,810,852	—	—

Cash generated (deficiency) from operations	(355,917)	(1,653,891)	9,248,859	(2,247,392)	32,981,615	(25,261,952)	(533,795)	(19,076,241)	(573,144)	(20,265,900)	(42,910,560)	(6,795,058)	(11,605,423)	(834,582)	(15,430,943)
Cash generated from sales	—	—	—	—	4,160,879	32,768,067	—	—	—	—	98,093,983	—	—	—	—
Cash generated from refinancing	9,477,063	—	—	26,340,167	12,365,329	—	7,853,168	37,138,188	8,801,938	23,235,433	(3,567,521)	18,974,780	45,364,561	3,437,330	52,966,047

Total cash generated from operations, acquisitions, sales and refinancing	9,121,146	(1,653,891)	9,248,859	24,092,775	49,507,823	7,506,115	7,319,373	18,061,947	8,228,794	2,969,533	51,615,901	12,179,722	33,759,138	2,602,747	37,535,103

Less cash distributions to investors:
From operating cash flow	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
From sales and refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	9,121,146	(1,653,891)	9,248,859	24,092,775	49,507,823	7,506,115	7,319,373	18,061,947	8,228,794	2,969,533	51,615,901	12,179,722	33,759,138	2,602,747	37,535,103

Less: Special items (not including sales & refinancing)
Periodic principal payments and loan fees	(229,424)	(165,014)	—	(1,242,461)	(2,829,026)	(33,637,909)	(100,009)	—	(1,253,700)	(1,333,113)	(1,450,537)	—	—	—	—
Additions to real estate	—	(6,059,265)	(10,413,419)	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items(1)	8,891,722	(7,878,170)	(1,164,560)	22,850,314	46,678,797	(26,131,794)	7,219,364	18,061,947	6,975,094	1,636,420	50,165,365	12,179,722	33,759,138	2,602,747	37,535,103

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary income (loss):
from operations	(83)	(31)	—	84	24	30	(343)	(182)	492	(750)	—	—	682	—	—
from recapture	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	4	3	—	—	—	—	—	—	—	—	—

Total taxable income (loss)	(83)	(31)	—	84	28	33	(343)	(182)	492	(750)	—	—	682	—	—

Source—Cash distributions to investors: (on GAAP basis):
from investment income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
from return of capital	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total distributions on GAAP basis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Source—Cash Distributions to Investors (cash basis):
Sales	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Operations	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Distributions on Cash Basis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	—	—	100%	—	—	100%	—	100%	—	—	100%	—	100%	—	100%

(1)

Current distributions to investors which exceeded current period operations, sales and refinancings, were funded by retained prior period cash flows from operations, sales and refinancings that were previously undistributed.

(2)	These programs are presented on a current value basis of accounting.
(3)	Information relating to this Prior Program for the year ended December 31, 2007 is not presented as the financial reports for that period are not currently available.

A-7

TABLE IV

RESULTS OF COMPLETED PROGRAMS

	Retail Enhancement Program(1)	Strategic Partners I	Strategic Partners II	Partenaires Bureaux	Strategic Partners UK I
Dollar amount raised	$38,720,655	$324,010,000	$300,900,000	$22,053,447	$38,881,447
Number of properties purchased	4	15	12	3	23
Day of closing of offering	7/31/1998	4/5/2000	12/1/2001	10/31/2001	8/1/2001
Date of first sale of property	10/3/2003	5/31/2001	6/30/2004	7/31/2002	6/15/2002
Date of final sale of property (a & b)	6/30/2004	8/4/2006	8/15/2006	9/30/2005	12/22/2006
Tax and distribution data per $1,000 investment through
Federal income tax results
Ordinary income (loss)
from operations	164	71	219	(235)	176
from recapture	—	—	—	767	—
Capital gain (loss)	67	473	557	—	1,069
Deferred gain
Capital	—	—	—	—	—
Ordinary	—	—	—	—	—
Cash distribution to investors
Source (GAAP basis)
- Investment income	—	(544)	(776)	(589)	(1,245)
- Return of capital	(865)	(1,000)	(1,000)	(1,000)	(1,000)
Source (on cash basis)
- Sales	(718)	(1,364)	(1,666)	(990)	(1,893)
- Refinancing	—	—	—	—	—
- Operations	—	(178)	(105)	(599)	(352)
- Other	(147)	—	—	—	—
Receivable on net purchase money financing	—	—	—	—	—

(1)

On November 20, 2003, the partnership entered into the first amendment to the partnership agreement. In accordance with the partnership amendment the partnership assigned and conveyed all of its limited partnership interests in Old Hyde Park LP to Madison Realty Partnership LP (MRPLP) and distributed $1 million to the Fund. The two remaining partnership interests in Broadway Market Properties, LP & 290 Sutter LP were acquired by MRPLP on June 28, 2004 at carrying value totaling $10,412,000. Carrying value, for this presentation is defined as the partnership share of fair market value less debt, plus or minus operating prorations.

A-8

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents summary information on the results of sales or disposals of properties from the Prior Programs during the three years ended December 31, 2007. The table includes information about the sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gains or loss from sales and the cash flow from operations of the properties.

			Selling Price, Net of Closings Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
			+	+	+	+ or -	=	+	+	=		+	-	=
	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjust- ments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improve- ments and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)
CBRE Strategic Partners I
4 Hutton Center	Mar-02	Jan-05	22,908,137	24,338,863	—	—	47,247,000		41,067,000	41,067,000	3,579,276	8,754,554	8,754,554	—
One Buckhead Plaza	Aug-00	Apr-05	84,592,847	44,435,153	—	—	129,028,000	39,800,000	50,292,000	90,092,000	12,072,894	49,792,605	49,792,605	—
505 N. Brand Blvd	Jun-01	Sep-05	72,567,718	35,414,282	—	—	107,982,000		64,733,000	64,733,000	7,739,736	51,847,418	51,847,418	—
Preston Park	Jun-01	Nov-05	26,530,143	29,598,857	—	—	56,129,000		51,587,000	51,587,000	6,789,058	10,337,770	10,337,770	—
Alamo Crossing	Oct-01	Nov-05	38,454,469	17,982,531	—	—	56,437,000	12,000,000	34,407,000	46,407,000	(2,285,293)	15,161,444	15,161,444	—
77 Worth Street—participating/ condo sales	Jun-01	2005	61,609,000	—	—	—	61,609,000		93,577,000	93,577,000	9,028,673	(15,990,900)	(15,990,900)	—

			306,662,314	151,769,686	—	—	458,432,000	51,800,000	335,663,000	387,463,000	36,924,344	119,902,891	119,902,891	—
CBRE Strategic Partners II
The Montebello—participating loan	Mar-02	2004-05	22,949,000	—	—	—	22,949,000		16,677,000	16,677,000	1,513,967
The Metropolitan—participating loan	Jun-02	2004-05	66,158,000	—	—	—	66,158,000		46,186,000	46,186,000	6,929,185
Century Center	Dec-02	Jan-05	91,748,000	42,000,000	—	—	133,748,000	42,000,000	43,937,000	85,937,000	4,650,296	46,678,992	46,678,992	—
101 Arch Street	Dec-02	Nov-05	59,644,324	60,467,676	—	—	120,112,000	52,000,000	47,267,000	99,267,000	3,645,458	25,485,234		—
Metrowest Land	Nov-02	Dec-05	239,785	2,405,215	—	—	2,645,000		2,500,000	2,500,000	(210,258)	128,783	128,783	—
Metropolitan Centre	Dec-02	Dec-05	65,043,284	50,567,716	—	—	115,611,000	42,000,000	51,504,000	93,504,000	7,397,114	28,761,653	28,761,653	—
3500 Maple	Sep-02	Dec-05	46,582,000	17,328,000	—	—	63,910,000	—	42,095,000	42,095,000	1,992,262	23,550,532	23,550,532	—
McKinney Plaza	Jan-02	Dec-05	15,657,000	8,228,000	—	—	23,885,000	—	17,606,000	17,606,000	(708,170)	7,093,462	7,093,462	—
Metrowest	Nov-02	Jan-06	20,121,773	12,407,227	—	—	32,529,000	—	27,175,000	27,175,000	(427,917)	7,912,470	7,912,470	—
The Californian	May-03	Aug-06	64,419,000		—	—	64,419,000	—	41,010,000	41,010,000	8,304,613			—

			452,562,166	193,403,834	—	—	645,966,000	136,000,000	335,957,000	471,957,000	33,086,550	139,611,126	139,611,126	—
CBRE Strategic Partners III
Buckhead Grand -participating loan	Jun-04	2004/05	35,295,000	—	—	—	35,295,000	—	27,600,000	27,600,000	3,102,032	—	—	—
550 West Adams	Nov-04	Nov-06	47,391,000	—	—	—	47,391,000	—	30,938,000	30,938,00	4,734,817	—	—	—
The Paramount—participating loan	Dec-04	2006/07	7,751,000	—	—	—	7,751,000	—	2,002,000	2,002,000	4,997,139	—	—	—
Allure Phase II	Sep-04	Feb-07	14,168,000	—	—	—	14,168,000	—	12,487,000	12,487,000	278,403	1,877,631	1,877,631	—
Fifth Street Towers	Aug-04	Oct-07	184,691,000	—	—	—	184,691,000	—	139,627,000	139,627,000	10,810,905	53,081,808	49,748,329	3,333,478
RiverPark	Jan-05	Oct-07	105,605,000	—	—	—	105,605,000	—	76,563,000	76,563,000	5,997,431	32,867,967	32,433,998	433,970
One Rincon Hill Phase II	Jun-04	Dec-07	14,375,000	—	—	—	14,375,000	—	—	—	(12,750)	9,321,996	9,321,996	—
Allure Phase I—participation loan	Sep-05	2007	588,000	—	—	—	588,000	—	—	—	10,651	—	—	—

			409,864,000	—	—	—	409,864,000	—	289,217,000	289,217,000	29,918,628	97,149,402	93,381,954	3,767,448
Global Innovation Partners
Yates Group	Various	May-05	131,543,125	—	—	—	131,543,125	—	88,065,337	88,065,337	(41,614)	35,521,978	35,521,978	—
Denver Data Center	Dec-02	Jun-05	16,490,000	—	—	—	16,490,000	—	8,430,689	8,430,689	(714,167)	9,130,298	—	9,130,298
Cambian Healthcare	Mar-04	Sep-05	41,153,391	—	—	—	41,153,391	—	27,640,809	27,640,809	89,653	—	—	—
Real Energy, Inc.	Apr-01	Dec-06	—	—	—	—	—	—	13,726,468	13,726,468	(415)	(13,726,468)	(13,726,468)	—
Celion Networks, Inc.	Jun-01	Dec-06	—	—	—	—	—	—	11,355,820	11,355,820	—	(11,355,820)	(11,355,820)	—
Energos ASA	Apr-02	Dec-06	1,325,251	—	—	—	1,325,251	—	29,845,523	29,845,523	(509)	(28,586,136)	(28,586,136)	—
Savis Communication Corp	May-04	Jan-07	19,377,392	—	—	—	19,377,392	—	7,527,521	7,527,521	(19,699)	4,440,760	4,440,760	—
Sunset Gower Studios	Nov-04	Aug-07	90,220,457	—	—	—	90,220,457	—	39,991,650	39,991,650	(279,937)	56,893,339	44,753,391	12,139,948

			300,109,616	—	—	—	300,109,616	—	226,583,817	226,583,817	(966,688)	52,317,950	31,047,704	21,270,246

Total Domestic			1,469,198,096	345,173,520	—	—	1,814,371,616	187,800,000	1,187,420,817	1,375,220,817	98,962,834	408,981,369	383,943,675	25,037,694

A-9

TABLE V

SALES OR DISPOSALS OF PROPERTIES (CONT’D)

			Selling Price, Net of Closings Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
			+	+	+	+ or -	=	+	+	=		+	-	=
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements and Soft Costs	Total (1)	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)
Strategic Partners UK I
The Bull Works (Ipswich)	Oct-01	Jan-05	2,722,306	2,110,080	—	—	4,832,386	2,214,248	801,853	3,016,101	1,146,989	1,563,646	1,563,646	—
Garland House (Hartlepool)	Mar-03	Feb-05	1,315,121	2,740,722	—	—	4,055,843	2,714,647	1,182,949	3,897,596	335,470	—	—	—
Isis House (Poyle)	Apr-03	Sep-05	489,676	3,288,867	—	—	3,778,543	3,288,867	1,390,924	4,679,791	1,963,875	(899,421)	(899,421)	—
Vantage Point (Brighton)	Mar-03	Dec-05	8,296,115	7,776,799	—	—	16,072,914	7,704,671	3,569,641	11,274,312	888,098	2,826,088	2,826,088	—
Chester House	Apr-03	May-06	14,181,157	4,907,405	—	—	19,088,562	4,362,931	2,315,517	8,918,038	(340,544)	4,451,577	4,451,577	—
Stanton Gate	Jan-00	Jan-00	5,690,358	1,587,481	—	—	7,277,839	1,310,606	998,807	2,309,413	740,488	3,059,937	3,059,937	—
Morley Road	Oct-01	Dec-06	21,614,873	10,755,185	—	—	32,370,058	8,880,208	6,493,026	15,373,234	4,970,312	3,582,071	3,582,071	—
Guild House	Apr-03	Dec-06	7,192,429	5,067,778	—	—	12,260,207	6,134,989	2,194,119	8,329,108	(653,205)	1,136,680	1,136,680	—
Brenchley House	Apr-03	Dec-06	27,930,948	10,749,555	—	—	38,680,503	9,556,896	6,409,767	15,966,663	1,360,298	10,064,252	10,064,252	—
Hamlet Green	Oct-03	Dec-06	8,095,390	5,773,418	—	—	13,868,808	7,041,201	1,790,369	8,831,570	989,276	736,179	736,179	—

			97,528,373	54,757,290	—	—	152,285,663	53,209,264	27,146,972	82,595,826	11,401,057	26,521,008	26,521,008	—
Strategic Partners UK II
Marchington—Units 39 and 40	Dec-05	Nov-06	3,509,551	—	—	—	3,509,551	—	2,749,247	2,749,247		425,000	425,000	—
National Provident House	Jun-05	Jan-07	32,789,222	—	—	—	32,789,222	—	31,313,163	31,313,163	(415,642)	778,953	778,953	—

			36,298,773	—	—	—	36,298,773	—	34,062,410	34,062,410	(415,642)	1,203,953	1,203,953	—
Partenaires Bureaux
Victoria Michelet	Mar-02	Feb-05	23,360,459	28,729,742	—	—	52,090,201	27,443,583	10,874,117	38,317,700	(718,395)	—	—	—
Metropolitain—Offices	Mar-02	Sep-05	16,903,895	13,451,531	—	—	30,355,426	14,652,495	7,002,390	21,654,885	1,664,017	—	—	—
Baldi (Saint Ouen)	Oct-01	Sep-05	16,583,341	16,532,593	—	—	33,115,934	18,105,289	10,752,155	28,857,444	(789,080)	—	—	—

			56,847,695	58,713,866	—	—	115,561,561	60,201,367	28,628,662	88,830,029	156,542	—	—	—
Strategic Partners Europe II
Borealis—Paris	Jul-06	Oct-07	98,093,983	—	—	—	98,093,983	—	31,257,293	31,257,293	(3,177,189)			—

Grand Total International			288,768,824	113,471,156	—	—	402,239,980	113,410,631	121,095,337	236,745,558	7,964,768	27,724,961	27,724,961	—

(1)	Total acquisition cost has been adjusted based on the year of sale currency conversion rate.

FxConversion	Euro	GBP
2007	0.7320360	0.4987090
2006	0.7985850	0.5456040
2005	0.7999320	0.5473010
2004	0.8063680	0.5474140
2003	0.8930350	0.6136930
2002	1.0714240	0.6695420
2001	1.1163900	0.6931910

A-10

APPENDIX B

Subscription Agreement CB Richard Ellis Realty Trust

1.	INVESTMENT
	THIS IS AN (SELECT ONE):	☐ Initial Investment [the minimum initial subscription is 500 shares ($5,000)] ☐ Additional Investment in this offering

THIS SUBSCRIPTION IS IN THE AMOUNT OF (SELECT ONE):

☐ For shares sold at $10.00 per share $ for the purchase of shares
☐ For shares sold net of commissions and marketing support fees $ for the purchase of shares
(See the prospectus for shares sold subject to volume discounts)

METHOD OF PAYMENT
Please make investment check payable to CB Richard Ellis Realty Trust. For qualified investments, (i.e. IRA), make checks payable to custodian of record. ☐ Check Enclosed ☐ Wire

WE DO NOT ACCEPT Money Orders, Traveler’s Checks, Starter Checks, Counter Checks, third-party checks or Cash due to Anti-Money Laundering considerations.

2.	FORM OF OWNERSHIP

TYPE OF ACCOUNT (SELECT ONE): SINGLE ☐ Individual ☐ Individual with TOD

IRA / QUALIFIED		TRUST	OTHER
☐ Traditional	☐ SEP/IRA	☐ Taxable ☐ Tax Exempt	Custodian for, under the: ☐ UGMA of the State of: ☐ UTMA of the State of: ☐ Corporation ☐ Partnership ☐ Non-Profit Organization
☐ Roth IRA	☐ Keogh (H.R.10)	☐ Charitable Remainder Trust
☐ Pension or Profit Sharing Plan
MULTIPLE REGISTRATIONS – (ALL PARTIES MUST SIGN)
☐ Joint Tenants with right of survivorship		☐ Joint Tenants with TOD
☐ Husband and wife community property		☐ Tenants In Common
☐ A married person separate property (one signature required)

3.	INVESTOR INFORMATION

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name, if applicable. If an IRA or qualified plan, include both investor and custodian names and their taxpayer identification numbers. Complete Investor Mailing Address below to receive informational mailings.

Custodian (if IRA / qualified plan) / Trust Name	Tax ID Number

1st Registration Name / Trustee	Social Security Number

2nd Registration Name (if applicable)	Social Security Number

Address -OR- Custodian’s Address (if IRA / qualified plan) (City/State/Zip)	Custodian Account Number

Investor Mailing Address (City/State/Zip)	Custodian Phone Number
☐ Check if updated address

Investor E-mail Address	Investor Daytime Phone Number

☐ Check this box if you are subject to backup withholding.

Non-U.S. citizen investors should contact CNL Client Services at (866) 650-0650 prior to submitting this Subscription Agreement.

4.	DISTRIBUTIONS

Choose only one option. IRA accounts may not direct distributions without the custodian’s approval.

☐	SEND DISTRIBUTIONS TO INVESTOR ADDRESS SHOWN IN SECTION 3	☐	REINVESTMENT PLAN (see prospectus for more details)	☐	DIRECT DEPOSIT (non-custodian investors only)

I authorize Boston Financial Data Services (“BFDS”) to deposit my distribution to my checking, savings or brokerage account. This authority will remain in force until I notify BFDS in writing to cancel it. In the event that BFDS deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution	Address	City State Zip Code

Account Type (check one):	☐ Checking (please include a voided check)	☐ Savings ☐ Brokerage or other

Account Number	ABA Routing Number

5.	SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce CB Richard Ellis Realty Trust to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the prospectus for CB Richard Ellis Realty Trust
		Initials	Initials

(b)	I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000 or (ii) a net worth (as previously described) of at least $45,000 and a gross annual income of at least $45,000, or

I meet the higher suitability requirements imposed by my state of primary residence (if applicable) as set forth in the prospectus under the section entitled “Suitability Standards and How to Subscribe.”
		Initials	Initials

Substitute IRS Form W-9 Certification:

The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct taxpayer identification number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because (A) it is exempt from backup withholding, (B) it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified it that it is no longer subject to backup withholding, and (iii) it is a U.S. person (including a U.S. resident alien). [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT AND THE WITHHOLDING BOX SHOULD BE CHECKED IN SECTION 3 IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT IT IS CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE IT HAS FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON ITS TAX RETURN].

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

X			X
	Signature of Investor -OR- Beneficial Owner	Date		Signature of Joint Investor -OR- Custodian	Date

6.	BROKER/INVESTMENT ADVISOR INFORMATION

The Financial Advisor (“FA”) or Registered Representative hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence and must sign below for the investment to be accepted.

Participating Broker/Dealer (“B/D”) name
☐ Check if recently employed by new B/D

Financial Advisor-OR-Registered Representative	Advisor Number

Mailing Address ☐ Check if updated address	City	State	Zip Code

Telephone Number	Fax Number	E-mail Address

☐	Check if investor is permitted to invest net of selling commission and marketing support fees (“NOC”). Attach an NOC affirmation letter, completed and signed by the B/D.

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered a current prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, Advisor and/or B/D, has performed functions required by federal and state securities laws and FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the subscriber(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

I understand this Subscription Agreement is for CB Richard Ellis Realty Trust

X			X
	Financial Advisor-OR-Registered Representative Signature	Date		Branch Manager Signature	Date

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers should read the prospectus in its entirety. Each subscription will be accepted or rejected by CB Richard Ellis Realty Trust within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of the prospectus.

Return To:	CB Richard Ellis Realty Trust	• PO Box 8562 • Boston, MA • 02266-8562
Overnight Delivery:	CB Richard Ellis Realty Trust	• c/o Boston Financial Data Services • 30 Dan Road, Suite 8562 • Canton, MA • 02021-2809

CNL Client Services: tel (407) 650-1000 • toll-free (866) 650-0650 • fax (407) 650-1231

For Office Use Only*
Sub.#	Admit Date	Amount Paid
Check #	Investment Amount	Rev. 03/08

APPENDIX C

CB RICHARD ELLIS REALTY TRUST

DIVIDEND REINVESTMENT PLAN

CB Richard Ellis Realty Trust, a Maryland real estate investment trust (the “Company”), has adopted a dividend reinvestment program (the “Plan”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Declaration of Trust unless otherwise defined herein.

1.        Participants.    “Participants” are our existing shareholders, persons who receive our shares upon conversion of OP units of CBRE OP and purchasers of Common Shares issued in the offering covered by the Company’s initial public offering (the “Initial Offering”) or any future offering of the Company (the “Future Offering” and, together with the Initial Offering, the “Offering”), who elect to participate in the Plan.

2.        Dividend Reinvestment.    The Company will apply all of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Common Shares to the purchase of additional Common Shares for such Participant. Such shares will be sold through a broker-dealer through whom the Company sold the underlying shares to which the Distributions relate in the Offering unless the Participant makes a new election through a different distribution channel. No sales commissions will be paid in connection with purchases under the Plan.

3.        Administrator.    Boston Financial Data Services, Inc. will serve as the plan administrator. The plan administrator will administer the plan, keep records and will provide each participant with purchase confirmations.

4.        Procedure for Participation.    Qualifying shareholders may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other Company-approved authorization form as may be available from the plan administrator. Participation in the Plan will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization provided such notice is received more than 30 days prior to the last day of the fiscal quarter. Shares will be purchased under the Plan on the date that the Company makes a Distribution. Distributions will be paid quarterly.

5.        Purchase of Shares.    Participants will acquire Common Shares at a price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by CBRE Advisors LLC, the Investment Advisor, or another firm that the company chooses for that purpose. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of Distributions under the Plan. Shares may be issued under the Plan until all shares registered as part of the Initial Offering have been sold. After that time, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In either case, the price per share will be equal to the then-prevailing market price, which shall equal the price on a national securities exchange, the Nasdaq Global Select Market or the Nasdaq Global Market on which such shares are listed on the dividend reinvestment date if such shares are then listed.

6.        Investment of Distribution.    Our plan administrator will use the aggregate amount of distributions to all participants for each fiscal quarter to purchase shares (including fractional shares) for the participants. If the aggregate amount of distributions to participants exceeds the amount necessary to purchase all shares then available for purchase, the plan administrator will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. Any

C-1

distributions not so invested will be returned to participants. At this time, participants will not have the option to make voluntary contributions to the dividend reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. Our board of trustees reserves the right, however, to amend the dividend reinvestment plan in the future to permit voluntary contributions to the dividend reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT.

7.        Taxation of Distributions.    The reinvestment of Distributions in the Plan does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan. Participants should be aware that, because shares purchased with reinvested dividends may be purchased at up to a 5% discount, the taxable income received by a Participant may be greater than the taxable income that would have resulted from the receipt of the dividend in cash.

8.        Share Certificates.    The shares issuable under the Plan shall be uncertificated until the board of trustees determines otherwise.

9.        Voting of Plan Shares.    In connection with any matter requiring the vote of the Company’s shareholders, each Participant will be entitled to vote all of the whole shares acquired by the Participant through the Plan. Fractional shares will not be voted.

10.        Purchase Confirmations.    Within 30 days after the end of each quarter, the plan administrator shall provide each Participant (or his or her designee) with (i) an individualized report on the Participant’s investment, including each dividend reinvested during the quarter, the reinvestment date(s), purchase price and number of shares purchased during the quarter and the total number of shares owned; and (ii) all material information regarding the Plan and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by a broker-dealer in the Offering in order for such broker-dealer to meet its obligation to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

11.        Fees and Commissions.    The Company shall not pay selling commissions, the dealer manager fee or the marketing support fee on shares sold under the Plan and shall not receive a fee for selling shares under the Plan. The Company will be responsible for all administrative charges and expenses charged by the plan administrator. Any interest earned on such distributions will be paid to the Company to defray certain costs relating to the Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50.

12.        Termination by Participant.    A Participant may terminate participation (in whole and not in part) in the Plan at any time, without penalty, by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten (10) business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the Plan with respect to the transferred shares. Upon termination of Plan participation, Distributions will be distributed to the shareholder in cash.

13.        Amendment or Termination of Plan by the Company.    The board of trustees of the Company may amend or terminate the Plan for any reason upon ten (10) days’ written notice to the Participants.

14.        Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a state, the Company has been advised that, in the opinion of the Securities and Exchange Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

15.        Governing Law.    This Plan shall be governed by the laws of the State of Maryland.

C-2

No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Up to $2,000,000,000 in Common Shares

CB RICHARD ELLIS REALTY TRUST

PROSPECTUS

April 25, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the FINRA filing fee.

Securities and Exchange Commission registration fee	$235,400
FINRA filing fee	75,500
Printing expenses	3,800,000
Legal fees and expenses	3,400,000
Sales and advertising fees	5,100,000
Accounting fees and expenses	1,800,000
Blue sky expenses	200,000
Investor Services	2,400,000
Miscellaneous	1,000,000

Total	$18,010,900

Item 32.	Sales to Special Parties.

See Item 33.

Item 33.	Recent Sales of Unregistered Securities.

From July 2004 and October 2004, we sold 6,967,762 common shares of beneficial interest at $8.35 per share in private placements to 248 accredited investors (as defined in Rule 501 under the Securities Act), which includes the sale of 269,428 common shares at $8.10 per share to CB Richard Ellis Investors, L.L.C. We received net proceeds of approximately $55,500,000 from these private placements after commissions and expenses, including approximately $1,500,000 in placement agency fees to Wells Fargo Investments LLC, approximately $569,000 to the Investment Advisor for advisory and management services and reimbursement of offering expenses in the amount of approximately $407,000 paid by the Investment Advisor on our behalf.

On July 1, 2004, CBRE REIT Holdings LLC purchased 29,937 class A units for an aggregate amount of $242,500, or $8.10 per unit.

On July 1, 2004, CBRE OP issued one class B limited partnership interest and one class C limited partnership interest in CBRE OP to CBRE REIT Holdings LLC. These interests were issued to CBRE REIT Holdings LLC as part of the consideration for the Investment Advisor entering into the advisory agreement with the Company and CBRE OP and for services provided to the Company and CBRE OP in connection with the Company’s formation and ongoing advisory services, such as selecting the placement agent relating to the Company’s initial private placement, sourcing members to serve on the Company’s executive management team and seeking initial investments for the Company’s portfolio. Prior to the commencement of this offering, CBRE REIT Holdings LLC contributed the class C limited partnership interest it held in CBRE OP to CBRE OP in exchange for 216,424 limited partnership units (with an aggregate value of approximately $1,928,000).

Each of the recipients of our common shares and partnership interests (including limited partnership units) in CBRE OP has represented to us that they are an accredited investor or a qualified institutional buyer. Based upon these representations, we believe that the issuances of our common shares and partnership interests (including limited partnership units) in CBRE OP were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

Item 34.	Indemnification of Trustees and Officers.

Pursuant to the Maryland REIT Law and the NASAA Guidelines, our declaration of trust provides that until our shares are listed on a national securities exchange, our trustees, the Investment Advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	our trustees, the Investment Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our trustees, the Investment Advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated trustees, the Investment Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

Until our shares are listed on a national securities exchange, indemnification of the trustees, officers, employees, agents, the Investment Advisor, affiliates or any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or U.S. federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our declaration of trust provides that until our shares are listed on a national securities exchange, the advancement of our funds to our trustees, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or on behalf of us;

•

our trustees, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification;

•

the legal action is initiated by a third party who is not a shareholder or, if the legal action is initiated by a shareholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and

•

our trustees, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such trustees, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We have agreed to indemnify and hold harmless the Investment Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

Item 35.	Treatment of Proceeds from Shares Being Registered.

None.

Item 36.	Financial Statements and Exhibits.

(A) Financial Statements.

The following financial statements are included or have been incorporated by reference as part of the prospectus supplement included in this registration statement:

(1)	THREE MONTHS ENDED MARCH 31, 2008 AND 2007:

(2)	Condensed Consolidated Balance Sheets as of March 31, 2008 and December 31, 2007

(3)	Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2008 and 2007

(4)	Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2008 and 2007

(5)	Condensed Consolidated Statement of Shareholders’ Equity for the Three Months Ended March 31, 2008

(6)	Notes to the Condensed Consolidated Financial Statements for the Three Months Ended March 31, 2008 and 2007

(7)	THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007:

(8)	Condensed Consolidated Balance Sheets as of June 30, 2008 and December 31, 2007

(9)	Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2008 and 2007

(10)	Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2008 and 2007

(11)	Condensed Consolidated Statement of Shareholders’ Equity for the Six Months Ended June 30, 2008

(12)	Notes to the Condensed Consolidated Financial Statements for the Three and Six Months ended June 30, 2008 and 2007

(13)	THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007:

(14)	Condensed Consolidated Balance Sheets as of September 30, 2008 and December 31, 2007

(15)	Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2008 and 2007

(16)	Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2008 and 2007

(17)	Condensed Consolidated Statement of Shareholders’ Equity for the Nine Months Ended September 30, 2008

(18)	Notes to the Condensed Consolidated Financial Statements for the Three and Nine Months ended September 30, 2008 and 2007

(19)	YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005:

(20)	Report of Independent Registered Public Accounting Firm

(21)	Consolidated Balance Sheets as of December 31, 2007 and 2006

(22)	Consolidated Statements of Operations for the Years Ended December 31, 2007, 2006 and 2005

(23)	Consolidated Statements of Cash Flows for the Years Ended December 31, 2007, 2006 and 2005

(24)	Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2007, 2006 and 2005

(25)	Notes to Consolidated Financial Statements for the Years Ended December 31, 2007, 2006 and 2005

(26)	Schedule of Properties and Accumulated Depreciation

(27)	FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED:

(28)	ENCLAVE ON THE LAKE:

(29)	Independent Auditors’ Report

(30)	Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2008 (unaudited), for the Three Months Ended March 31, 2008 (unaudited) and for the Year Ended December 31, 2007

(31)	Notes to the Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2008 (unaudited), for the Three Months Ended March 31, 2008 (unaudited) and for the Year Ended December 31, 2007

(32)	BOLINGBROOK POINT III:

(33)	Independent Auditors’ Report

(34)	Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006

(35)	Notes to the Historical Statements of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006

(36)	CAROLINA PORTFOLIO:

(37)	Independent Auditors’ Report

(38)	Combined Statements of Revenues and Certain Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006

(39)	Notes to the Combined Statements of Revenues and Certain Expenses for the Six Months Ended June 30, 2007 (unaudited) and for the Year Ended December 31, 2006

(40)	CAROLINA II PORTFOLIO:

(41)	Independent Auditors’ Report

(42)	Combined Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2007 (unaudited) and for the Year Ended December 31, 2006

(43)	Notes to the Combined Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2007 (unaudited) and for the Year Ended December 31, 2006

(44)	LAKESIDE OFFICE CENTER:

(45)	Independent Auditors’ Report

(46)	Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007

(47)	Notes to the Historical Statement of Revenues and Direct Operating Expenses for the Year Ended December 31, 2007

(48)	THAMES VALLEY FIVE:

(49)	Other Financial Information of the Guarantor of the Single-Tenant Lease

(50)	602 CENTRAL BLVD.:

(51)	Other Financial Information of the Guarantor of the Single-Tenant Lease

(52)	AFTON RIDGE SHOPPING CENTER:

(53)	Independent Auditors’ Report

(54)	Historical Statement of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2008 (unaudited) and for the Year Ended December 31, 2007

(55)	Notes to the Historical Statement of Revenues and Direct Operating Expenses for the Six Months Ended June 30, 2008 (unaudited) and for the Year Ended December 31, 2007

(56)	PRO FORMA FINANCIAL INFORMATION: MARCH 31, 2008

(57)	Pro Forma Condensed Consolidated Financial Statements (unaudited)

(58)	Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008 (unaudited)

(59)	Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2008 (unaudited)

(60)	Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007 (unaudited)

(61)	Notes to the Pro Forma Condensed Consolidated Financial Statements (unaudited)

(62)	PRO FORMA FINANCIAL INFORMATION: JUNE 30, 2008

(63)	Pro Forma Condensed Consolidated Financial Statements (unaudited)

(64)	Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2008 (unaudited)

(65)	Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2008 (unaudited)

(66)	Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007 (unaudited)

(67)	Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(68)	PRO FORMA FINANCIAL INFORMATION: SEPTEMBER 30, 2008

(69)	Pro Forma Condensed Consolidated Financial Statements (unaudited)

(70)	Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2008 (unaudited)

(71)	Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2007 (unaudited)

(72)	Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(B) Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Index
1.1	Amended and Restated Managing Dealer Agreement (Previously filed as Exhibit 1.1 to the Company’s Annual Report on Form 10-K filed April 2, 2007 (File No. 333-127405) and incorporated herein by reference).

1.2	Selected Dealer Agreement, by and among, CB Richard Ellis Realty Trust, CNL Securities Corp., CBRE Advisors LLC, CB Richard Ellis Investors, LLC and Ameriprise Financial Services, Inc. dated as of September 26, 2008 (Previously filed as Exhibit 1.1 to the Current Report on Form 8-K (File No. 000-53200) filed September 30, 2008 and incorporated herein by reference).

1.3	Side Letter between CB Richard Ellis Realty Trust, CB Richard Ellis Investors, LLC and CBRE Advisors LLC dated September 26, 2008 (Previously filed as Exhibit 1.2 to the Current Report on Form 8-K (File No. 000-53200) filed September 30, 2008 and incorporated herein by reference).

1.4	Side Letter between CB Richard Ellis Realty Trust and CNL Securities Corp. dated September 26, 2008 (Previously filed as Exhibit 1.3 to the Current Report on Form 8-K (File No. 000-53200) filed September 30, 2008 and incorporated herein by reference).

3.1	Second Amended and Restated Declaration of Trust of CB Richard Ellis Realty Trust (Previously filed as Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of CB Richard Ellis Realty Trust (Previously filed as Exhibit 3.2 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

4.1	Subscription Agreement (included in the prospectus as Appendix B, incorporated herein by reference).

5.1	Opinion of Clifford Chance US LLP, with respect to the legality of the shares being registered (Previously filed as Exhibit 5.1 to Pre-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 16, 2006 and incorporated herein by reference).

8.1	Opinion of Clifford Chance US LLP, with respect to tax matters (Previously filed as Exhibit 8.1 to Pre-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 16, 2006 and incorporated herein by reference).

10.1	2004 Equity Incentive Plan (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 27, 2005 and incorporated herein by reference).

10.2	2004 Performance Bonus Plan (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 27, 2005 and incorporated herein by reference).

10.3	Amended and Restated Advisory Agreement by and among CB Richard Ellis Realty Trust, CBRE Operating Partnership, L.P. and the Investment Advisor (Previously filed as Exhibit 10.3 to Pre-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 16, 2006 and incorporated herein by reference).

10.4	Amended and Restated Agreement of Limited Partnership of CBRE Operating Partnership, L.P. by and among CB Richard Ellis Realty Trust and the limited partners named therein (Previously filed as Exhibit 10.4 to Pre-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 16, 2006 and incorporated herein by reference).

10.5	CB Richard Ellis Realty Trust Dividend Reinvestment Plan (included in the prospectus as Appendix C incorporated herein by reference).

Exhibit Index
10.6	Purchase and Sale Agreement, dated as of August 6, 2004, by and between WS Roscoe, LLC and CBRE Operating Partnership, L.P. (Previously filed as Exhibit 10.6 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.7	Purchase and Sale Agreement, dated as of November 2, 2004, by and between Taunton Industrial Associates LLC and RT Taunton, LLC (Previously filed as Exhibit 10.7 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.8	Purchase and Sale Agreement, dated as of May 10, 2005, by and between Deerfield Commons I LLC and RT Deerfield I, LLC (Previously filed as Exhibit 10.8 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.9	License Agreement, dated as of July 19, 2005, by and among CB Richard Ellis Realty Trust, CB Richard Ellis, Inc. and CB Richard Ellis of California, Inc. (Previously filed as Exhibit 10.9 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 27, 2005 and incorporated herein by reference).

10.10	Purchase and Sale Agreement, dated May 10, 2005, by and between Deerfield Park LLC and RT Deerfield II, LLC (Previously filed as Exhibit 10.10 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.11	Promissory Note, dated as of October 25, 2004, made by CBRE Operating Partnership, L.P. to the order of The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.11 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.12	Deed of Trust and Security Agreement, dated as of October 25, 2004, by and between CBRE Operating Partnership, L.P. and The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.12 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.13	Promissory Note, dated as of February 28, 2005, made by RT Taunton, LLC to the order of The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.13 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.14	Mortgage and Security Agreement, dated as of February 28, 2005, by and between RT Taunton, LLC and The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.14 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.15	Promissory Note, dated as of November 29, 2005, made by CBRE Operating Partnership, L.P. to the order of Allianz Life Insurance Company of North America LLC (Previously filed as Exhibit 10.15 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.16	Deed to Secure Debt and Security Agreement, dated as of November 29, 2005, by RT Deerfield I, LLC to and in favor of Allianz Life Insurance Company of North America LLC (Previously filed as Exhibit 10.16 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

Exhibit Index
10.17	Agreement of Purchase and Sale, dated as of December 15, 2005, by and among Millennium Associates, Ltd., Telecom Commerce Associates, Ltd., Telecom Commerce II, Ltd. and RT Texas Industrial, L.P. (Previously filed as Exhibit 10.17 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-127405) filed June 28, 2006 and incorporated herein by reference).

10.18	Form of Amended and Restated Indemnification Agreement (Previously filed as Exhibit 10.18 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

10.19	Agreement between Henderson Global Investors Real Estate (No. 2) L.P. (acting by its general partner Henderson Global Investors Property (No. 2) Limited), as Seller and CBRERT Coventry, Limited (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed March 29, 2007 and incorporated herein by reference).

10.20	Purchase and Sale Agreement, dated June 22, 2007, by and among CBRE Operating Partnership, L.P. (including certain of its subsidiaries as named in the agreement) and certain affiliates of Johnson Development Associates, Inc. as named in the agreement (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed June 28, 2007 and incorporated herein by reference).

10.21	Purchase and Sale Agreement, dated June 22, 2007, by and among CBRE Operating Partnership, L.P. and RT Kings Mountain IV, LLC and Kings Mountain North, LLC (an affiliate of Johnson Development Associates, Inc.) (Previously filed as Exhibit 10.2 to the Current Report on Form 8-K (File No. 333-127405) filed June 28, 2007 and incorporated herein by reference).

10.22	Purchase and Sale Agreement, dated July 3, 2007, by and among CBRE Operating Partnership, L.P. (including certain of its subsidiaries as named in the agreement) and an affiliate of Johnson Development Associates, Inc. as named in the agreement (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed July 9, 2007 and incorporated herein by reference).

10.23	Loan Agreement between CBRERT Coventry Limited and The Royal Bank of Scotland plc (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed May 3, 2007 and incorporated herein by reference).

10.24	Credit Agreement, dated August 30, 2007, by and among CBRE Operating Partnership, L.P. and CBRERT Carolina TRS, Inc., as borrowers, CB Richard Ellis Realty Trust, Bank of America, N.A. as Administrative Agent, and the other lenders thereto (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed September 5, 2007 and incorporated herein by reference).

10.25	Contribution Agreement, dated May 5, 2008, by and among Duke Realty Limited Partnership, Duke/Hulfish LLC and CBRE Operating Partnership, L.P. (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-53200) filed May 6, 2008 and incorporated herein by reference).

10.26	Amended and Restated Credit Agreement, dated August 8, 2008, by and among CBRE Operating Partnership, L.P., CB Richard Ellis Realty Trust and Bank of America, N.A. (Previously filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q (File No. 000-53200) filed August 14, 2008, and incorporated herein by reference).

10.27	First Amendment to the Amended and Restated Managing Dealer Agreement, by and among CB Richard Ellis Realty Trust and CNL Securities Corp., dated as of October 24, 2008 (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-53200) filed October 28, 2008 and incorporated herein by reference).

Exhibit Index
10.28	Duke/Hulfish, LLC Limited Liability Company Agreement, by and among CBRE Operating Partnership, L.P. and Duke Realty Limited Partnership, dated June 12, 2008 (Previously filed as Exhibit 10.3 to the Quarterly Report on Form 10-Q (File No. 000-53200) filed November 14, 2008 and incorporated herein by reference).

10.29	First Amendment to the Contribution Agreement, by and between Duke Realty Limited Partnership, Duke/Hulfish LLC and CBRE Operating Partnership, L.P. dated September 12, 2008 (Previously filed as Exhibit 10.7 to the Quarterly Report on Form 10-Q (File No. 000-53200) filed November 14, 2008 and incorporated herein by reference).

21.1	List of Subsidiaries of CB Richard Ellis Realty Trust*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP*

23.3	Consent of McGladrey & Pullen, LLP*

23.4	Consent of McGladrey & Pullen, LLP*

23.5	Consent of Clifford Chance US LLP (included in Exhibits 5.1 and 8.1) (Previously filed as Exhibit 23.2 to Pre-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 16, 2006 and incorporated herein by reference).

24.1	Power of Attorney (Previously filed on the signature page of Post-Effective Amendment No. 1 to Form S-11 (File No. 333-127405) filed April 25, 2007).

*	filed herewith

Item 37.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by section (10)(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        If the Registrant is relying on Rule 430B:

(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser;

(6)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The registrant undertakes (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

(c) The registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the Investment Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Investment Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

(e) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Investment Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

Table VI presents summary information on properties acquired during the three years ended December 31, 2007 by the Prior Programs. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through December 31, 2007. Where applicable, information presented in this Table VI has been converted from GBP, or EUR, as applicable, to USD using the average annual exchange rates set forth on page A-1 of Supplement No. 24.

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
CB Richard Ellis Strategic Partners III
Haven Distribution	Industrial	Ontario, CA	Equity	Jan-05	830,485		—	37,993,000	37,993,000	—	3,893,000	41,886,000
River Park Office	Office	Norwalk, CT	Equity	Jan-05	412,231		—	67,622,000	67,622,000	—	8,941,000	76,563,000
Calabash Distribution	Industrial	Fontana, CA	Equity	Mar-05	528,440		18,961,000	5,342,000	24,303,000	—	1,740,000	26,043,000
The Summit at Las Colinas	Office	Irving, TX	Equity	Apr-05	369,659		—	38,200,000	38,200,000	—	7,928,000	46,128,000
The Tower on Lake Carolyn	Office	Irving, TX	Equity	Apr-05	364,336		—	30,300,000	30,300,000	—	14,389,000	44,689,000
Kaiser Gateway II	Industrial	Fontana, CA	Equity	May-05	334,800		6,595,000	6,539,000	13,134,000	—	2,414,000	15,548,000
University Distribution	Industrial	San Bernardino, CA	Equity	Aug-05	250,090		—	2,614,000	2,614,000	—	12,160,000	14,774,000
Allure (SP Sahara)	Multi-Family	Las Vegas, NV	Participating Mortgage	Sep-05	473,000	428	—	13,585,867	13,585,867	—	62,122,133	75,708,000
One Rincon Hill	Multi-Family	San Francisco, CA	Participating Mortgage	Dec-05	407,495	390	—	25,139,000	25,139,000	—	41,948,000	67,087,000
The Paramount	Multi-Family	Atlanta, GA	Participating Mortgage	Feb-06	396,128	300	—	30,700,000	30,700,000	—	—	30,700,000
Francis Street	Industrial	Ontario, CA	Equity	Jun-06	506,436		11,908,079	11,631,066	23,539,145	—	1,959,855	25,499,000
Trump International Hotel & Tower	Multi-Family	Ft. Lauderdale, FL	Participating Mortgage	Dec-06	225,000	298	—	21,113,410	21,113,410	—	19,036,590	40,150,000
Sycamore Canyon	Industrial	Riverside, CA	Equity	Apr-07	804,222		18,607,256	18,034,845	36,642,101	—	1,107,899	37,750,000

							56,071,335	308,814,188	364,885,523	—	177,639,477	542,525,000
CB Richard Ellis Strategic Partners U.S. IV
Millennium Center (Urban Towers)	Office	Irving, TX	Equity	Dec-05	843,650		—	72,939,000	72,939,000	—	20,728,000	93,667,000
1501 M Street	Office	Washington, DC	Equity	Feb-06	170,224		39,313,549	26,416,451	65,730,000	—	8,322,000	74,052,000
Platinum Tower	Office	Atlanta, GA	Equity	Mar-06	312,571		—	49,666,751	49,666,751	—	4,275,249	53,942,000
Heacock Avenue	Industrial	Moreno Valley, CA	Equity	Apr-06	756,340		20,000,000	24,434,975	44,434,975	—	1,722,025	46,157,000
10 West at Westmoor	Office	Westminster, CO	Equity	May-06	1,245,306		—	141,252,123	141,252,123	—	14,454,877	155,707,000
190 South LaSalle	Office	Chicago, IL	Equity	Jun-06	798,782		—	130,275,489	130,275,489	—	26,799,511	157,075,000
The Arch	Office	Dallas, TX	Equity	Jun-06	515,388		—	76,976,316	76,976,316	—	4,095,684	81,072,000
Dulles Drive	Industrial	Mira Loma, CA	Equity	Jun-06	426,212		—	8,359,068	8,359,068	—	1,071,932	9,431,000
Allure Waikiki	Multi-Family	Honolulu, HI	Participating Mortgage	Jun-06	338,539	297	—	12,225,000	12,225,000	—	12,875,000	25,100,000
The Point at Las Colinas	Office	Irving, TX	Equity	Sep-06	402,127		—	41,098,244	41,098,244	—	10,800,756	51,899,000
Agua Mansa	Industrial	San Bernardino, CA	Equity	Oct-06	1,207,699		—	75,250,000	75,250,000	—	4,357,000	79,607,000
Calabash II	Industrial	Fontana, CA	Equity	Nov-06	591,020		—	39,067,320	39,067,320	—	662,680	39,730,000
Tollway Crossing	Office	Dallas, TX	Equity	Dec-06	150,216		—	19,250,000	19,250,000	—	1,482,000	20,732,000
Gateway North	Industrial	San Bernardino, CA	Equity	Dec-06	913,726		40,663,000	18,939,347	59,602,347	—	1,441,653	61,044,000
Dulles View	Office	Herndon, VA	Participating Mortgage	Dec-06	354,802		—	12,690,000	12,690,000	—	16,654,000	29,344,000
The Streets of Buckhead	Retail/Multi-family	Atlanta, GA	Participating Mortgage	Dec-06	487,584		—	10,623,427	10,623,427	—	41,497,573	52,121,000
360 Residences	Multi-Family	San Jose, CA	Participating Mortgage	Feb-07	281,160	213	—	16,271,849	16,271,849	—	13,215,151	29,487,000
500 John Carpenter	Office	Dallas, TX	Equity	May-07	189,822		—	15,800,000	15,800,000	—	122,000	15,922,000
750 Canyon	Office	Dallas, TX	Equity	May-07	248,526		—	28,700,000	28,700,000	—	179,000	28,879,000
6330 West Loop	Office	Houston, TX	Equity	Jun-07	293,796		—	32,298,688	32,298,688	—	4,291,312	36,590,000
The Centurion	Multi-Family	New York, NY	Participating Mortgage	Jun-07	72,000	48	—	34,300,000	34,300,000	—	1,372,000	35,672,000
Canal Plaza	Office	Irving, TX	Equity	Jul-07	237,220		—	23,750,000	23,750,000	—	1,592,000	25,342,000
2300 Wildwood	Office	Atlanta, GA	Equity	Aug-07	635,177		—	112,829,219	112,829,219	—	2,127,781	114,957,000
3200 Wildwood	Office	Atlanta, GA	Equity	Aug-07	700,756		—	130,600,000	130,600,000	—	2,043,000	132,643,000
One Rincon Hill Phase II	Multi-Family	San Francisco, CA	Joint Venture	Dec-07	n/a		—	14,375,000	14,375,000	—	—	14,375,000
One Rincon Hill Phase II	Multi-Family	San Francisco, CA	Participating Mortgage	Aug-07	302,512	292	—	3,340,094	3,340,094	—	970,906	4,311,000

							99,976,549	1,171,728,361	1,271,704,910	—	197,153,090	1,468,858,000

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONT’D)

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
Strategic Partners Asia II
FLEG Portfolio	Retail/Multi Family	Tokyo, Japan	Equity	Nov-07	28,000		28,796,800	6,602,376	35,399,176	—	639,824	36,039,000
Ginza 3—Chome	Retail Development	Tokyo, Japan	Equity	Nov-07	n/a		28,796,800	10,764,787	39,561,587	—	656,413	40,218,000
Tianjin Beiyang Plaza	Mixed Use/ Redevelopment	Tianjin, China	Equity	Nov-07	n/a		—	21,921,193	21,921,193	—	816,807	22,738,000

							57,593,600	39,288,356	96,881,956	—	2,113,044	98,995,000

TOTAL DOMESTIC							213,641,484	1,519,830,905	1,733,472,389	—	376,905,611	2,110,378,000

Commerces Rendement(1)
Mulhouse	Retail	Mulhouse	Equity	Apr-05	64,033		2,905,247	920,078	3,825,325	—	4,837,770	8,663,095
FSH	Retail	Paris	Equity	Jun-05	19,250		8,075,686	2,740,858	10,816,544	—	771,165	11,587,709
Chambly	Retail	Suburb of Paris	Equity	Jul-05	56,759		2,267,460	1,077,942	3,345,402	—	4,581,240	7,926,642
Allones	Retail	Suburb of Paris	Equity	Dec-05	96,851		1,767,400	842,194	2,609,594	—	9,713,510	12,323,104
Princess	Retail	Tours	Equity	Jun-06	69,553		8,640,282	3,518,591	12,158,874	—	764,526	12,923,399
Nemo	Retail	Amiens	Equity	Jan-00	79,430		9,498,050	3,962,639	13,460,689	—	873,559	14,334,248
Box	Retail	Paris & Lyon	Equity	Sep-06	107,105		11,395,155	3,513,295	14,908,451	—	2,709,857	17,618,307
Kingbi	Retail	Paris	Equity	Nov-06	—		4,049,663	1,898,358	5,948,021	—	594,870	6,542,891
Immoc	Retail	Paris	Equity	Dec-06	—		—	8,016,662	8,016,662	—	133,932	8,150,594

					492,981		48,598,943	26,490,617	75,089,562	—	24,980,429	100,069,989
(1)	Information relating to this Prior Program for the year ended December 31, 2007 is not presented as the financial reports for that period are not currently available.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONT’D)

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
Strategic Partners UK II
Thames Tower	Office	Hammersmith	Equity	Jun-05	45,130		—	23,204,781	23,204,781	—	1,259,504	24,464,285
National Provident House	Mixed Use	Tunbridge Wells	Equity	Jun-05	81,208		—	26,950,435	26,950,435	—	2,059,858	29,010,293
Stockley Park	Office	Uxbridge	Equity	Aug-05	70,055		—	41,567,620	41,567,620	—	2,464,688	44,032,308
Landmark House	Office	Hammersmith	Equity	Aug-05	88,991		—	66,692,186	66,692,186	—	17,986	66,710,172
Lyondell House	Office	Maidenhead	Equity	Sep-05	25,621		—	19,888,507	19,888,507	—	5,851,478	25,739,985
Lee & Churchgate House	Office	Manchester	Equity	Sep-05	246,296		—	83,774,742	83,774,742	—	6,938,730	90,713,472
Quayside Tower	Office	Birmingham	Equity	Oct-05	133,156		—	51,772,242	51,772,242	—	2,070,499	53,842,741
Marchington	Office	Marchington	Equity	Dec-05	998,971		—	65,832,147	65,832,147	—	8,042,957	73,875,104
Linford Wood Business Park	Office	Milton Keynes	Equity	Dec-05	119,122		—	26,859,078	26,859,078	—	1,373,706	28,232,784
No 1 Leeds City Office Park	Office	Leeds	Equity	Dec-05	60,636		—	35,629,389	35,629,389	—	3,266,561	38,895,950
Nimbus Park	Industrial	Doncaster	Equity	Mar-06	750,000		—	77,786,439	77,786,439	—	1,115,650	78,902,089
Whitefriars	Office	Bristol	Equity	Mar-06	142,629		—	42,430,041	42,430,041	—	1,952,180	44,382,221
Greens Industrial Park	Industrial	Wakefield	Equity	May-06	352,759		—	27,675,750	27,675,750	—	3,014,976	30,690,726
Kents Hill	Office	Milton Keynes	Equity	May-06	237,496		—	60,886,650	60,886,650	—	5,766,440	66,653,090
Lincoln Castings	Industrial	Lincoln	Equity	Jun-06	389,478		—	22,656,053	22,656,053	—	1,444,059	24,100,112
Middlemore Lane	Industrial	Aldridge	Equity	Jun-06	408,477		—	18,419,953	18,419,953	—	990,887	19,410,840
Kayley	Industrial	Ashton	Equity	Jun-06	392,402		—	32,990,960	32,990,960	—	811,668	33,802,628
Hindley Green	Industrial	Wigan	Equity	Jun-06	379,988		—	27,492,467	27,492,467	—	444,499	27,936,966
Buckshaw Village	Land	Chorley	Equity	Sep-06	—		—	6,647,679	6,647,679	—	16,351,843	22,999,522
Chorley Land	Land	Chorley	Equity	Sep-06	—		—	2,349,919	2,349,919	—	195,693	2,545,612
Emerald House	Office	Croydon	Equity	Oct-06	83,500		—	32,990,960	32,990,960	—	1,644,450	34,635,410
Dukeries Industrial Estate	Industrial	Worksop	Equity	Jan-07	257,000		—	25,064,717	25,064,717	—	1,296,871	26,361,588

					5,262,915		—	819,562,715	819,562,715	—	68,375,183	887,937,898
Dynamique Bureaux(1)
Caravelle- Clichy	Office	Clichy	Equity	Aug-05	67,146		17,160,669	3,255,585	20,416,254	—	1,144,147	21,560,401
Caravelle- Levallois	Office	Levallos	Equity	Aug-05	48,115		13,216,913	2,507,403	15,724,316	—	1,067,820	16,792,136
Piper	Office	Velizy	Equity	Dec-05	113,366		16,501,403	278,775	16,780,178	—	2,408,327	19,188,505
Fouga Wolf	Office	Paris	Equity	Jun-06	30,613		9,221,310	977,980	10,199,290	—	1,639,898	11,839,188
Albatros	Office	Nanterre	Equity	Nov-06	107,888		31,305,371	6,292,193	37,597,564	—	—	37,597,564
Fouga—Cadet Paris 9	Office	Paris	Equity	Nov-06	41,463		8,676,221	1,141,770	9,817,991	—	568,033	10,386,024
Fouga—Niepce Paris 14	Office	Paris	Equity	Nov-06	41,463		6,791,137	961,951	7,753,088	—	506,900	8,259,988
Tucano	Office	Les Ulis	Equity	Nov-06	113,485		—	8,623,252	8,623,252	—	521,387	9,144,639
Cougar	Office	Rueil	Equity	Dec-06	42,916		7,831,489	1,983,060	9,814,549	—	—	9,814,549

					606,455		110,704,514	26,021,969	136,726,482	—	7,856,512	144,582,994

(1)	Information relating to this Prior Program for the year ended December 31, 2007 is not presented as the financial reports for that period are not currently available.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONT’D)

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
Strategic Partners—Europe II
Goethe	Residential	Berlin, Germany	Equity	Sep-05	262,157		24,586,122	2,443,013	27,029,135	—	7,268,573	34,297,708
Spring	Office	Nanterre, France	Equity	Nov-05	152,569		38,540,305	5,669,526	44,209,831	—	7,268,669	51,478,500
West	Office	Frankfurt, Germany	Equity	Dec-05	71,042		7,438,132	5,853,740	13,291,872	—	11,820,730	25,112,602
Artist	Office	Milan, Italy	Equity	Mar-06	166,228		—	22,078,113	22,078,113	—	8,563,994	30,642,107
Borealis	Office	Paris, France	Equity	Jul-06	235,398		—	18,600,940	18,600,940	—	10,870,771	29,471,711
Pentagone	Office	Paris, France	Equity	Jul-06	218,585		45,092,257	14,203,247	59,295,504	—	1,839,202	61,134,706
M140	Mixed Use	Paris, France	Equity	Oct-06	76,284		26,083,470	3,458,438	29,541,908	—	4,380,520	33,922,428
Blue Star	Office	Bruxelles, Belgium	Equity	Nov-06	262,243		17,499,779	39,177,970	56,677,749	—	657,397	57,335,146
Quadrium	Office	Paris, France	Equity	Feb-07	375,298		—	69,273,605	69,273,605	—	9,785,482	79,059,087
Newest	Office	Milan, Italy	Equity	Sep-07	127,209		—	52,150,086	52,150,086	—	1,798,414	53,948,500
Affori Center	Office	Milan, Italy	Equity	Nov-07	122,419		—	15,636,089	15,636,089	—	822,195	16,458,284

					2,069,432		159,240,065	248,544,767	407,784,832	—	65,075,947	472,860,779
Strategic Partners UK III
The Revolution (Unit 2, 3 and 4)	Industrial	Chorley	Equity	Nov-06	538,592		—	13,713,243	13,713,243	—	51,797,149	65,510,392
Lymedale Close	Industrial	Newcastle-under-Lyme	Equity	Nov-06	415,000		—	11,266,413	11,266,413	—	37,208,508	48,474,921
Stockley Park	Office	Heathrow	Equity	Dec-06	124,865		—	107,999,575	107,999,575	—	268,055	108,267,630
SIRFT	Industrial	Sheffield	Equity	Dec-06	—		—	16,429,498	16,429,498	—	1,184,402	17,613,900
The Pavilions	Office	Briston	Equity	Jan-07	217,000		—	58,751,697	58,751,697	—	3,706,735	62,458,432
Centurion House	Office	London	Equity	Jan-07	62,300		—	88,528,581	88,528,581	—	991,201	89,519,782
Orton Shopping Centre	Retail	Peterborough	Equity	Feb-07	130,000		—	20,051,774	20,051,774	—	20,039,295	40,091,069
Westerfield Road	Land	Ipswich	Equity	May-07	—		—	48,077,241	48,077,241	—	3,014,479	51,091,720
Swing & Tyne Bridge House	Office	Newcastle-upon-Tyne	Equity	May-07	72,637		—	40,103,547	40,103,547	—	2,111,650	42,215,197
Cutlers Exchange	Office	London	Equity	Oct-07	69,420		—	79,758,136	79,758,136	—	12,125,001	91,883,137
Cutlers Court	Office	London	Equity	Oct-07	38,642		—	19,912,596	19,912,596	—	—	19,912,596
117—119 Houndsditch	Office	London	Equity	Oct-07	15,385		—	15,687,399	15,687,399	—	—	15,687,399
Prospect West	Office	Croydon	Equity	Nov-07	184,010		—	64,767,229	64,767,229	—	3,644,654	68,411,883
Bechtel House	Office	Hammersmith	Equity	Dec-07	167,310		—	140,262,157	140,262,157	—	6,194,971	146,457,128
Lynchwood House	Office	Peterborough	Equity	Dec-07	176,000		—	32,082,838	32,082,838	—	1,983,475	34,066,313
Fengate	Industrial	Peterborough	Equity	Jun-07	—		—	11,269,534	11,269,534	—	—	11,269,534
Gateway West	Industrial	Newcastle	Equity	Jul-07	—		—	98,980	98,980	—	—	98,980
Gateway West	Industrial	Newcastle	Equity	Jul-07	—		—	90,472	90,472	—	—	90,472
Cabot Circus	Office	Briston	Equity	Aug-07	—		—	2,392,896	2,392,896	—	—	2,392,896

					2,211,161		—	771,243,806	771,243,806	—	144,269,575	915,513,381

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS (CONT’D)

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
Strategic Partners—Europe III
Annabel	Mixed Use	Germany	Equity	Jun-07	742,716		—	97,689,345	97,689,345	—	3,816,677	101,506,022
Sainctelette	Office	Brussels	Equity	Jun-07	96,876		—	12,852,203	12,852,203	—	2,391,268	15,243,471
Delacroix	Mixed Use	The Netherlands	Equity	Jul-07	1,318,590		—	223,821,308	223,821,308	—	2,192,477	226,013,785
T’Serclaes	Office	Brussels	Equity	Jul-07	184,064		—	45,512,991	45,512,991	—	746,467	46,259,458
Volta	Office	Belgium	Equity	Oct-07	228,197		—	48,390,943	48,390,943	—	—	48,390,943
Green	Office	Stuttgart, Germany	Equity	Nov-07	547,296		—	114,947,020	114,947,020	—	5,906,750	120,853,770
OCE—Galilee	Office	France	Equity	Nov-07	128,802		—	18,366,072	18,366,072	—	1,131,107	19,497,179

					3,246,541		—	561,579,882	561,579,882	—	16,184,746	577,764,628

Grand Total International							318,543,521	2,453,443,757	2,771,987,275	—	326,742,392	3,098,729,669

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, in the State of California, on this day of December 23, 2008.

CB RICHARD ELLIS REALTY TRUST

By:	/s/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 9 to the Registration Statement has been signed by the following persons in the capacities indicated.

Name		Title	Date

By:	* Robert H. Zerbst	Chairman of the Board of Trustees	December 23, 2008

By:	/s/ JACK A. CUNEO Jack A. Cuneo	President, Chief Executive Officer and Trustee (Principal Executive Officer)	December 23, 2008

By:	* Charles E. Black	Trustee	December 23, 2008

By:	* Martin A. Reid	Trustee	December 23, 2008

By:	* James M. Orphanides	Trustee	December 23, 2008

By:	/s/ LAURIE E. ROMANAK Laurie E. Romanak	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	December 23, 2008

*By:	/s/ JACK A. CUNEO Jack A. Cuneo Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.
1.1	Amended and Restated Managing Dealer Agreement (Previously filed as Exhibit 1.1 to the Company’s Annual Report on Form 10-K filed April 2, 2007 (File No. 333-127405) and incorporated herein by reference).

1.2	Selected Dealer Agreement, by and among, CB Richard Ellis Realty Trust, CNL Securities Corp., CBRE Advisors LLC, CB Richard Ellis Investors, LLC and Ameriprise Financial Services, Inc. dated as of September 26, 2008 (Previously filed as Exhibit 1.1 to the Current Report on Form 8-K (File No. 000-53200) filed September 30, 2008 and incorporated herein by reference).

1.3	Side Letter between CB Richard Ellis Realty Trust, CB Richard Ellis Investors, LLC and CBRE Advisors LLC dated September 26, 2008 (Previously filed as Exhibit 1.2 to the Current Report on Form 8-K (File No. 000-53200) filed September 30, 2008 and incorporated herein by reference).

1.4	Side Letter between CB Richard Ellis Realty Trust and CNL Securities Corp. dated September 26, 2008 (Previously filed as Exhibit 1.3 to the Current Report on Form 8-K (File No. 000-53200) filed September 30, 2008 and incorporated herein by reference).

3.1	Second Amended and Restated Declaration of Trust of CB Richard Ellis Realty Trust (Previously filed as Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of CB Richard Ellis Realty Trust (Previously filed as Exhibit 3.2 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

4.1	Subscription Agreement (included in the prospectus as Appendix B, incorporated herein by reference).

5.1	Opinion of Clifford Chance US LLP, with respect to the legality of the shares being registered (Previously filed as Exhibit 5.1 to Pre-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 16, 2006 and incorporated herein by reference).

8.1	Opinion of Clifford Chance US LLP, with respect to tax matters (Previously filed as Exhibit 8.1 to Pre-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 16, 2006 and incorporated herein by reference).

10.1	2004 Equity Incentive Plan (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 27, 2005 and incorporated herein by reference).

10.2	2004 Performance Bonus Plan (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 27, 2005 and incorporated herein by reference).

10.3	Amended and Restated Advisory Agreement by and among CB Richard Ellis Realty Trust, CBRE Operating Partnership, L.P. and the Investment Advisor (Previously filed as Exhibit 10.3 to Pre-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 16, 2006 and incorporated herein by reference).

10.4	Amended and Restated Agreement of Limited Partnership of CBRE Operating Partnership, L.P. by and among CB Richard Ellis Realty Trust and the limited partners named therein (Previously filed as Exhibit 10.4 to Pre-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 16, 2006 and incorporated herein by reference).

10.5	CB Richard Ellis Realty Trust Dividend Reinvestment Plan (included in the prospectus as Appendix C incorporated herein by reference).

Exhibit No.

10.6	Purchase and Sale Agreement, dated as of August 6, 2004, by and between WS Roscoe, LLC and CBRE Operating Partnership, L.P. (Previously filed as Exhibit 10.6 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.7	Purchase and Sale Agreement, dated as of November 2, 2004, by and between Taunton Industrial Associates LLC and RT Taunton, LLC (Previously filed as Exhibit 10.7 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.8	Purchase and Sale Agreement, dated as of May 10, 2005, by and between Deerfield Commons I LLC and RT Deerfield I, LLC (Previously filed as Exhibit 10.8 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).
10.9	License Agreement, dated as of July 19, 2005, by and among CB Richard Ellis Realty Trust, CB Richard Ellis, Inc. and CB Richard Ellis of California, Inc. (Previously filed as Exhibit 10.9 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 27, 2005 and incorporated herein by reference).

10.10	Purchase and Sale Agreement, dated May 10, 2005, by and between Deerfield Park LLC and RT Deerfield II, LLC (Previously filed as Exhibit 10.10 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.11	Promissory Note, dated as of October 25, 2004, made by CBRE Operating Partnership, L.P. to the order of The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.11 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.12	Deed of Trust and Security Agreement, dated as of October 25, 2004, by and between CBRE Operating Partnership, L.P. and The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.12 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.13	Promissory Note, dated as of February 28, 2005, made by RT Taunton, LLC to the order of The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.13 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.14	Mortgage and Security Agreement, dated as of February 28, 2005, by and between RT Taunton, LLC and The Northwestern Mutual Life Insurance Company (Previously filed as Exhibit 10.14 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.15	Promissory Note, dated as of November 29, 2005, made by CBRE Operating Partnership, L.P. to the order of Allianz Life Insurance Company of North America LLC (Previously filed as Exhibit 10.15 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.16	Deed to Secure Debt and Security Agreement, dated as of November 29, 2005, by RT Deerfield I, LLC to and in favor of Allianz Life Insurance Company of North America LLC (Previously filed as Exhibit 10.16 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-127405) filed May 11, 2006 and incorporated herein by reference).

10.17	Agreement of Purchase and Sale, dated as of December 15, 2005, by and among Millennium Associates, Ltd., Telecom Commerce Associates, Ltd., Telecom Commerce II, Ltd. and RT Texas Industrial, L.P. (Previously filed as Exhibit 10.17 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-127405) filed June 28, 2006 and incorporated herein by reference).

Exhibit No.

10.18	Form of Amended and Restated Indemnification Agreement (Previously filed as Exhibit 10.18 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

10.19	Agreement between Henderson Global Investors Real Estate (No. 2) L.P. (acting by its general partner Henderson Global Investors Property (No. 2) Limited), as Seller and CBRERT Coventry, Limited (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed March 29, 2007 and incorporated herein by reference).

10.20	Purchase and Sale Agreement, dated June 22, 2007, by and among CBRE Operating Partnership, L.P. (including certain of its subsidiaries as named in the agreement) and certain affiliates of Johnson Development Associates, Inc. as named in the agreement (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed June 28, 2007 and incorporated herein by reference).
10.21	Purchase and Sale Agreement, dated June 22, 2007, by and among CBRE Operating Partnership, L.P. and RT Kings Mountain IV, LLC and Kings Mountain North, LLC (an affiliate of Johnson Development Associates, Inc.) (Previously filed as Exhibit 10.2 to the Current Report on Form 8-K (File No. 333-127405) filed June 28, 2007 and incorporated herein by reference).

10.22	Purchase and Sale Agreement, dated July 3, 2007, by and among CBRE Operating Partnership, L.P. (including certain of its subsidiaries as named in the agreement) and an affiliate of Johnson Development Associates, Inc. as named in the agreement (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed July 9, 2007 and incorporated herein by reference).

10.23	Loan Agreement between CBRERT Coventry Limited and The Royal Bank of Scotland plc (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed May 3, 2007 and incorporated herein by reference).

10.24	Credit Agreement, dated August 30, 2007, by and among CBRE Operating Partnership, L.P. and CBRERT Carolina TRS, Inc., as borrowers, CB Richard Ellis Realty Trust, Bank of America, N.A. as Administrative Agent, and the other lenders thereto (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 333-127405) filed September 5, 2007 and incorporated herein by reference).

10.25	Contribution Agreement, dated May 5, 2008, by and among Duke Realty Limited Partnership, Duke/Hulfish LLC and CBRE Operating Partnership, L.P. (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-53200) filed May 6, 2008 and incorporated herein by reference).

10.26	Amended and Restated Credit Agreement, dated August 8, 2008, by and among CBRE Operating Partnership, L.P., CB Richard Ellis Realty Trust and Bank of America, N.A. (Previously filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q (File No. 000-53200) filed August 14, 2008, and incorporated herein by reference).

10.27	First Amendment to the Amended and Restated Managing Dealer Agreement, by and among CB Richard Ellis Realty Trust and CNL Securities Corp., dated as of October 24, 2008 (Previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 000-53200) filed October 28, 2008 and incorporated herein by reference).

10.28	Duke/Hulfish, LLC Limited Liability Company Agreement, by and among CBRE Operating Partnership, L.P. and Duke Realty Limited Partnership, dated June 12, 2008 (Previously filed as Exhibit 10.3 to the Quarterly Report on Form 10-Q (File No. 000-53200) filed November 14, 2008 and incorporated herein by reference).

10.29	First Amendment to the Contribution Agreement, by and between Duke Realty Limited Partnership, Duke/Hulfish LLC and CBRE Operating Partnership, L.P. dated September 12, 2008 (Previously filed as Exhibit 10.7 to the Quarterly Report on Form 10-Q (File No. 000-53200) filed November 14, 2008 and incorporated herein by reference).

Exhibit No.

21.1	List of Subsidiaries of CB Richard Ellis Realty Trust*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP*

23.3	Consent of McGladrey & Pullen, LLP*

23.4	Consent of McGladrey & Pullen, LLP*

23.5	Consent of Clifford Chance US LLP (included in Exhibits 5.1 and 8.1) (Previously filed as Exhibit 23.2 to Pre-Effective Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-127405) filed October 16, 2006 and incorporated herein by reference).

24.1	Power of Attorney (Previously filed on the signature page of Post-Effective Amendment No. 1 to Form S-11 (File No. 333-127405) filed April 25, 2007).

*	filed herewith